                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   X
Filed by a Party other than the Registrant


Check the appropriate box:          CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
    Preliminary Proxy Statement     (AS PERMITTED BY RULE 14a-6(e)(2))
X   Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                          Thermo Cardiosystems, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X   No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        N/A
    ---------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
        N/A
    ---------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        N/A
    ---------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:
        N/A
    ---------------------------------------------------------------------------

    (5) Total fee paid:
        N/A
    ---------------------------------------------------------------------------

    Fee paid previously with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
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        N/A
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    (3) Filing Party:
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    (4) Date Filed:
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

                        [THERMO CARDIOSYSTEMS INC. LOGO]

                                                     January 2, 2001

Dear Stockholder:

                   MERGER PROPOSAL -- YOUR VOTE IS IMPORTANT


     The board of directors of Thermo Cardiosystems Inc. has approved a merger agreement with Thoratec Laboratories Corporation.



     We will hold a special stockholders meeting on February 13, 2001 at 1:00 p.m. Eastern Standard Time at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts at which we will ask you to approve the merger agreement and the merger to which it relates. If we receive that approval:


     - a wholly-owned subsidiary of Thoratec will merge into Cardiosystems

     - Cardiosystems will become a wholly-owned subsidiary of Thoratec and

     - you will receive .835 of a share of Thoratec common stock for each of your Cardiosystems shares.


     Thoratec's common stock is listed on the Nasdaq National Market under the symbol "THOR." On October 3, 2000, the last trading day before we announced the terms of the merger, the last reported sales price of Thoratec's stock was $17.75. On December 29, 2000 the last reported sales price was $11.00.


     The attached proxy statement/prospectus provides detailed information concerning the special meeting and the proposed merger. PLEASE CAREFULLY CONSIDER ALL THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS REGARDING CARDIOSYSTEMS, THORATEC AND THE MERGER, INCLUDING IN PARTICULAR THE "RISK FACTORS" SECTION STARTING ON PAGE 7.

     The proposed merger will not be completed unless it is approved by the affirmative vote of Cardiosystems stockholders holding a majority of the outstanding shares of Cardiosystems common stock. Thermo Electron Corporation owns a sufficient number of shares of our common stock to assure approval of the merger and merger agreement at the special meeting. Thermo Electron intends, and under most circumstances is contractually required, to vote all its shares in favor of the merger and merger agreement. As a result, the affirmative vote of other stockholders will not be required to approve the merger and merger agreement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE THORATEC COMMON STOCK TO BE ISSUED IN THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY
STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     On behalf of our board of directors, I thank you for your support and urge you to vote FOR approval of the merger and merger agreement.

                                          Sincerely,

                                      [KLEINE SIGNATURE]
                                          R. Michael Kleine
                                          Chief Executive Officer

     This proxy statement/prospectus is dated January 2, 2001. It is first being mailed to Cardiosystems' stockholders on or about January 9, 2001.

                           THERMO CARDIOSYSTEMS INC.
                              470 WILDWOOD STREET
                          WOBURN, MASSACHUSETTS 01888
                                 (781) 932-8668

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 13, 2001

                TO THE STOCKHOLDERS OF THERMO CARDIOSYSTEMS INC.


     A special meeting of the stockholders of Thermo Cardiosystems Inc., a Massachusetts corporation will be held on February 13, 2001, at 1:00 p.m. Eastern Standard Time, at Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts for these purposes:


          1. To consider and vote on a proposed merger of a wholly-owned subsidiary of Thoratec Laboratories Corporation named Lightning Acquisition Corp. into Cardiosystems, as contemplated by an Agreement and Plan of Merger dated as of October 3, 2000 among Thoratec, Lightning Acquisition Corp., Cardiosystems and Thermo Electron Corporation. In the merger, Thoratec will issue .835 of a share of its common stock for each outstanding share of common stock of Cardiosystems, and Cardiosystems will become a wholly-owned subsidiary of Thoratec.

          2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

     The accompanying proxy statement/prospectus describes the merger in more detail. We encourage you to read the entire document carefully. Cardiosystems' board of directors has fixed the close of business on December 29, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.


     If the action proposed is approved by the stockholders at the meeting and effected by Cardiosystems, any Cardiosystems stockholder (1) who files with Cardiosystems before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from Cardiosystems, within 20 days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Cardiosystems and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 88 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.


     All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if the stockholder previously signed and returned a proxy.

                                          FOR THE BOARD OF DIRECTORS,

                                          [KLEINE SIGNATURE]
                                          R. Michael Kleine
                                          Chief Executive Officer

Woburn, Massachusetts
January 2, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO
                     ASSURE REPRESENTATION OF YOUR SHARES.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers for Thoratec Shareholders and
  Cardiosystems Stockholders................................   iv
Summary.....................................................    1
  Thoratec's Business.......................................    1
  Cardiosystems' Business...................................    1
  Summary of the Merger.....................................    2
  Conditions to Completion of the Merger....................    2
  Vote Required for Approval................................    2
  Termination of the Merger Agreement.......................    2
  Directors and Executive Officers of Thoratec After the
     Merger.................................................    3
  Opinions of Thoratec's and Cardiosystems' Financial
     Advisors...............................................    3
  Material United States Federal Income Tax Consequences of
     the Merger.............................................    3
  Accounting Treatment of the Merger........................    3
  Interests of Certain Persons in the Merger................    4
  Dissenters' Rights........................................    4
  Restrictions on the Sale of Certain Thoratec Shares
     Received in the Merger.................................    4
Forward Looking Statements..................................    5
Where You Can Find More Information.........................    5
Risk Factors................................................    7
  General Risks Related to the Merger and the Combined
     Company................................................    7
  Risks Related to Thoratec or Cardiosystems or Both
     Companies Even if the Merger Does Not Occur............   10
Thoratec Selected Consolidated Financial Data...............   16
Cardiosystems Selected Consolidated Financial Data..........   17
Unaudited Pro Forma Combined Condensed Financial Statement
  Overview..................................................   18
Notes to Unaudited Pro Forma Combined Condensed Financial
  Statements................................................   22
  In-Process Research and Development.......................   22
  Adjustments to Unaudited Pro Forma Combined Condensed
     Financial Statements...................................   24
Market Price and Dividend Information.......................   29
The Thoratec Meeting........................................   30
  Purpose of the Thoratec Special Meeting...................   30
  Record Date and Outstanding Shares........................   30
  Vote and Quorum Required..................................   31
  Voting of Proxies, Abstentions and Broker Non-Votes.......   31
  California Dissenters' Rights.............................   31
  Expenses of Proxy Solicitation............................   33
  Proposal One: The Merger..................................   34
  Proposal Two: Approval of Amendment to the Thoratec Option
     Plan...................................................   34
  Board Recommendation......................................   34
  Proposal Three: Approval of Amendment to the Thoratec
     Option Plan............................................   34
  Board Recommendation......................................   34
  Description of the Plan...................................   35
  Federal Income Tax Consequences of the Plan...............   35
  Proposal Four: Approval of Amendment to Thoratec's
     Articles of Incorporation to Change Thoratec's
     Corporate Name.........................................   37
  Board Recommendation......................................   37
  Thoratec Proxies..........................................   37

                                                              PAGE
                                                              ----
The Cardiosystems Meeting...................................   38
  Purpose of the Special Cardiosystems Meeting..............   38
  Record Date and Outstanding Shares........................   38
  Vote and Quorum Required..................................   39
  Voting of Proxies, Abstentions and Broker Non-Votes.......   39
  Massachusetts Dissenters' Rights..........................   39
  Expenses of Proxy Solicitation............................   40
  Cardiosystems Proxies.....................................   41
  Recommendation of the Cardiosystems Board of Directors....   41
The Merger..................................................   42
  Background of the Merger..................................   42
  Thoratec's Reasons for the Merger.........................   45
  Recommendation of Thoratec's Board of Directors...........   46
  Cardiosystems' Reasons for the Merger.....................   46
  Recommendation of the Cardiosystems Board of Directors....   47
  Opinion of Thoratec's Financial Advisor...................   47
  Interests of Thoratec Directors and Officers in the
     Merger.................................................   54
  Opinion of Cardiosystems' Financial Advisor...............   54
  Interests of Thermo Electron and Cardiosystems' Directors,
     Officers and Significant Stockholder in the Merger.....   59
  Completion and Effectiveness of the Merger................   60
  Structure of the Merger and Conversion of Cardiosystems
     Common Stock...........................................   60
  Exchange of Cardiosystems Stock Certificates for Thoratec
     Stock Certificates.....................................   60
  Accounting Treatment of the Merger........................   60
  Regulatory Filings and Approvals Required to Complete the
     Merger.................................................   61
  Certain Securities Laws Considerations....................   61
  Listing on the Nasdaq National Market of Thoratec Common
     Stock to be Issued in the Merger.......................   62
  Delisting and Deregistration of Cardiosystems Common Stock
     After the Merger.......................................   62
Material United States Federal Income Tax Considerations....   62
The Merger Agreement........................................   63
  General...................................................   63
  The Exchange Ratio and Treatment of Cardiosystems Common
     Stock..................................................   64
  Treatment of Cardiosystems Stock Options..................   64
  Cardiosystems' Employee Stock Purchase Plan...............   64
  Employee Benefits Matters.................................   64
  Representations and Warranties............................   64
  Conduct of Business Before Completion of the Merger.......   66
  No Solicitation of Other Transactions by Thermo Electron,
     Cardiosystems and Subsidiaries.........................   67
  No Solicitation of Other Transactions by Thoratec and its
     Subsidiaries...........................................   68
  Conditions to Completion of the Merger....................   69
  Termination of the Merger Agreement.......................   71
  Payment of Termination Fees...............................   72
  Cardiosystems Convertible Debentures......................   73
  Operations After the Merger...............................   73
  Extension, Waiver and Amendment of the Merger Agreement...   73
Agreements Related to the Merger............................   73
  The Shareholder Agreement.................................   74
  The Registration Rights Agreement.........................   74

                                                              PAGE
                                                              ----
Comparison of Shareholder Rights and Corporate Governance
  Matters...................................................   75
  Capitalization............................................   75
  Voting Rights.............................................   75
  Number, Election, Vacancy and Removal of Directors........   76
  Charter Amendments........................................   76
  Bylaw Amendments..........................................   77
  Shareholder and Stockholder Action........................   77
  Notice of Specific Actions by Holders of Shares...........   77
  Special Shareholder and Stockholder Meetings..............   77
  Limitation of Personal Liability of Directors and
     Indemnification........................................   77
  Dividends.................................................   79
  Special Provisions Relating to Certain Acquisitions and
     Business Combinations..................................   79
  Mergers, Acquisitions and Other Transactions..............   80
  Dissenters' Appraisal Rights..............................   80
  Preemptive Rights.........................................   81
Legal Matters...............................................   81
Experts.....................................................   81
Shareholder Proposals.......................................   81

ANNEXES
  A:  Merger Agreement......................................  A-1
  B:  Lehman Brothers Opinion...............................  B-1
  C:  J.P. Morgan Opinion...................................  C-1
  D:  Registration Rights Agreement.........................  D-1
  E:  Shareholder Agreement.................................  E-1
  F:  California Dissenters' Statute........................  F-1
  G:  Massachusetts Dissenters' Statute.....................  G-1

                           QUESTIONS AND ANSWERS FOR
              THORATEC SHAREHOLDERS AND CARDIOSYSTEMS STOCKHOLDERS

Q:  WHO IS MERGING WITH WHOM?

A: A wholly-owned subsidiary of Thoratec will merge into Cardiosystems. That will make Cardiosystems a wholly-owned subsidiary of Thoratec.

Q:  WHY ARE THE COMPANIES PROPOSING TO MERGE?

A: Thoratec and Cardiosystems are proposing to merge because we believe the resulting combination will create a stronger, more competitive company with greater financial strength and capable of achieving greater operational efficiencies, earnings power and growth potential than either company would have on its own.

Q: WHAT WILL THE EFFECT OF THE MERGER BE ON THE THORATEC SHAREHOLDERS AND THE CARDIOSYSTEMS STOCKHOLDERS? (SEE PAGE 64)

A: In the merger, Cardiosystems will become a wholly-owned subsidiary of Thoratec. After the merger, the current owners of Thoratec will own approximately 43% of Thoratec and the former owners of Cardiosystems will own approximately 57% of Thoratec. These percentages are based on the diluted capitalization of both companies.

Q:  HOW MUCH OF THORATEC WILL THERMO ELECTRON OWN AFTER THE MERGER?


A: Upon completion of the merger, Thermo Electron will own approximately 34% of the common stock of Thoratec based on that same diluted capitalization.


Q: WILL THERE BE ANY RESTRICTIONS ON THERMO ELECTRON'S ABILITY TO SELL THORATEC SHARES?

A: Yes. Thermo Electron and Thoratec have signed a shareholder agreement and a registration rights agreement. Under the shareholder agreement, Thermo Electron has agreed not to sell any Thoratec shares until four months after the merger. Thereafter, Thermo Electron may sell up to 25% of such shares until the first anniversary of the closing, an additional 25% (for a total of 50%) between that anniversary and 18 months after the merger, and all such shares beginning 18 months after the merger. Under the registration rights agreement, Thoratec has agreed to register the Thoratec shares for resale consistent with this schedule.

Q:  WHAT WILL THE CARDIOSYSTEMS STOCKHOLDERS RECEIVE IN THE MERGER?

A: When the merger is completed, holders of Cardiosystems stock will receive .835 of a share of Thoratec stock for each of their outstanding shares of Cardiosystems stock. (In this statement we refer to the rate at which the Cardiosystem shares will be exchanged for the Thoratec shares as the exchange ratio.) Thoratec will not issue fractional shares. Rather, fractional shares otherwise issuable to a Cardiosystems stockholder will be combined and the stockholder will receive cash for any resulting fractional share in an amount reflecting the closing price, as reported on the Nasdaq National Market, of Thoratec's stock on the trading day before the merger closes.

Q:  WHAT WILL HAPPEN TO OUTSTANDING CARDIOSYSTEMS STOCK OPTIONS?

A: Upon completion of the merger, Thoratec will assume the then-outstanding options to purchase shares of Cardiosystems stock. The number of shares of Thoratec stock purchasable under each assumed option will be calculated using the exchange ratio. The exercise price for each Thoratec share will be increased accordingly.

Q: DOES THE BOARD OF DIRECTORS OF THORATEC RECOMMEND VOTING IN FAVOR OF THE ISSUANCE OF THORATEC SHARES IN THE MERGER?

A: Yes. After careful consideration, Thoratec's board of directors unanimously recommends that Thoratec's shareholders vote in favor of the merger agreement, the merger and the issuance of Thoratec common stock to the stockholders of Cardiosystems in the merger.

Q: DOES THE BOARD OF DIRECTORS OF CARDIOSYSTEMS RECOMMEND VOTING IN FAVOR OF THE MERGER?

A: Yes. After careful consideration, Cardiosystems' board of directors unanimously recommends that Cardiosystems' stockholders vote in favor of the merger agreement and the merger. In addition, Thermo Electron has agreed to vote its Cardiosystems shares (totaling approximately 60% of the outstanding Cardiosystems shares) in favor of the merger agreement and merger.

Q:  ARE THERE RISKS I SHOULD CONSIDER IN CONNECTION WITH THE MERGER?


A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risk Factors" beginning on page 7.


Q:  WHAT DO I NEED TO DO NOW? (SEE PAGES 37 AND 41)

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares are represented at your meeting. If you do not include instructions on how to vote your signed proxy card, your common stock will be voted "FOR" the proposals set forth in this proxy statement/prospectus.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Normally, brokers cannot vote your shares without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker about how to instruct your broker to vote your shares. If you fail to provide your broker with instructions, that will have the same effect as your voting against the merger agreement and the merger.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE? (SEE PAGES 37 AND 41)

A: If you want to change your vote, send the secretary of Thoratec or the clerk of Cardiosystems, as applicable, a later-dated, signed proxy card before your meeting or attend the meeting in person and revoke your proxy there. You may also revoke your proxy by sending written notice to your company's secretary or clerk before the meeting.

Q: AS A CARDIOSYSTEMS STOCKHOLDER, SHOULD I SEND IN MY CARDIOSYSTEMS STOCK CERTIFICATES NOW? (SEE PAGE 60)

A: No. After the merger is completed, Thoratec will send you written instructions for exchanging your Cardiosystems stock certificates for Thoratec stock certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (SEE PAGE 60)

A: Thoratec and Cardiosystems are working toward completing the merger as quickly as possible. We expect to complete the merger during the first calendar quarter of 2001. However, even if both shareholder groups vote in favor of the merger, there is no assurance that the merger will close promptly after the shareholder meetings or, indeed, that the merger will close at all.

Q:  WILL I BE TAXED ON THE MERGER? (SEE PAGE 62)

A: Generally, Thoratec's shareholders and Cardiosystems' stockholders should not have taxable gain or deductible loss for United States federal income tax purposes as a result of the merger, except to the extent that they receive cash for fractional shares or receive cash because they exercise statutory dissenters' rights. All Thoratec shareholders and Cardiosystems stockholders are urged to consult their own tax advisors to determine their particular tax consequences.

Q:  ARE THE CARDIOSYSTEMS STOCKHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL
    RIGHTS?

A: Yes. Cardiosystems stockholders have the opportunity to assert dissenters' rights relating to the merger. To claim these rights, Cardiosystems stockholders must comply with the special requirements of Massachusetts law. They are summarized in the section of this statement called "The Cardiosystems Meeting -- Massachusetts Dissenters Rights" beginning on page 39.

Q:  ARE THE THORATEC SHAREHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A: Thoratec shareholders also have the opportunity to assert dissenters' rights relating to the merger. To claim these rights, Thoratec shareholders must comply with the special requirements of California law. They are summarized in the section of this statement called "The Thoratec Meeting -- California Dissenters' Rights" beginning on page 31. However, under California law, no Thoratec shareholders will be entitled to exercise such rights unless holders of at least 5% of the outstanding Thoratec shares exercise those rights.

Q:  WHOM SHOULD I CALL WITH QUESTIONS?

A: Thoratec shareholders should call the Thoratec Investor Relations Department at (925) 847-8600 with any questions. Cardiosystems stockholders should call the Cardiosystems Investor Relations Department at (781) 622-1111 with any questions.

                                    SUMMARY

     This proxy statement (and, for Cardiosystems' stockholders, also a prospectus) is referred to in the balance of this document as the statement. It pertains principally to the merger of a wholly-owned subsidiary of Thoratec, which we call the merger subsidiary, into Cardiosystems. That merger will make Cardiosystems a wholly-owned subsidiary of Thoratec. We are sending this statement to the holders of Thoratec common stock and the holders of Cardiosystems common stock. Neither Thoratec nor Cardiosystems has any other type of stock outstanding.

     This summary may not contain all of the information that is important to you. You should carefully read this entire statement, including all agreements and other documents attached to this statement, and all other documents referenced here for a more complete understanding of the merger. In particular, you should read the merger agreement and the other Annexes to this statement. They are:

      ANNEX                                  DOCUMENT
      -----                                  --------
A................  merger agreement
B................  opinion of Lehman Brothers Inc.
C................  opinion of J.P. Morgan Inc.
D................  registration rights agreement between Thoratec and Thermo
                   Electron
E................  shareholder agreement between Thoratec and Thermo Electron
F................  Chapter 13 of the California Corporations Code relating to dissenters' rights in connection with a California
                   corporation like Thoratec and
G................  Chapter 156B, Sections 85 through 98, of the Massachusetts
                   Business Corporation Law relating to dissenters' rights in connection with a Massachusetts corporation like
                   Cardiosystems

THORATEC'S BUSINESS

     Thoratec develops, manufactures and markets proprietary medical devices used for circulatory support and for vascular graft applications. Thoratec currently markets the Thoratec Ventricular Assist Device System, which we refer to as the VAD System, in the United States and internationally for use as a bridge to heart transplants and for use in the recovery of the heart after open-heart surgery. The VAD System is currently the only device approved by the FDA that can provide left, right or biventricular support for both of these indications.

     Thoratec has developed small diameter vascular grafts for use in hemodialysis access and coronary artery bypass surgery. The Thoratec hemodialysis access graft, which Thoratec calls the Vectra, has been approved for marketing in the United States and internationally.

     Thoratec is applying the same technological expertise used in the Vectra for use in coronary artery bypass surgery through development of its Aria graft. This small diameter graft is designed for use by patients who have too few suitable blood vessels of their own. Thoratec began clinical trials in the United States of its Aria coronary graft in the third quarter of 2000.

     Thoratec, the Thoratec logo and Thoralon are registered trademarks, and TLC-II, Vectra and Aria are trademarks, of Thoratec.

CARDIOSYSTEMS' BUSINESS

     Cardiosystems develops, manufactures and markets left ventricular-assist systems, which we call LVAS, and other medical equipment. The LVAS is an implantable heart-assist device designed to perform substantially all or part of the pumping function of the left ventricle of the natural heart for patients suffering from cardiovascular disease.

     Cardiosystems has developed two systems for patients requiring cardiac support, an implantable pneumatic LVAS powered by an external electrically driven air-pump and an electric LVAS that is driven by an implanted electric motor and powered by a lightweight battery pack worn by the patient.

     Through its wholly-owned subsidiary International Technidyne Corporation, Cardiosystems also manufactures near-patient, whole-blood coagulation testing equipment and related disposables, as well as premium-quality, single-use, skin-incision devices.

     The Cardiosystems logo and the Heartmate trademark are registered trademarks of Cardiosystems.

SUMMARY OF THE MERGER

     In the merger, Thoratec's merger subsidiary will merge into Cardiosystems. Cardiosystems will become a wholly-owned subsidiary of Thoratec. Thoratec and Cardiosystems each have a single class of common stock. In the merger, the holders of the Cardiosystems common stock will receive, in exchange for each of their Cardiosystems shares, .835 of a share of Thoratec common stock. The merger agreement is attached to this statement as Annex A. We encourage you to read it carefully. See "The Merger" beginning on page 42.

CONDITIONS TO COMPLETION OF THE MERGER

     The parties' respective obligations to complete the merger are subject to the satisfaction or waiver of closing conditions. If either Thoratec or Cardiosystems waives any conditions, we will each consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from either the Thoratec shareholders or the Cardiosystems stockholders is appropriate. See "The Merger Agreement -- Conditions to Completion of the Merger" beginning on page 69.

VOTE REQUIRED FOR THE MERGER

     The holders of a majority of the shares of Thoratec common stock outstanding on the record date for the special meeting of Thoratec's shareholders must approve the merger agreement and merger, including the issuance of Thoratec stock in the merger. Also, holders of a majority of the Thoratec shares represented and voting at the Thoratec special meeting must approve the first of the two stock option proposals identified in the notice for Thoratec's special meeting in order that the merger be completed. Thoratec's shareholders are entitled to cast one vote per share of Thoratec stock owned as of that record date. See "The Thoratec Meeting -- Vote and Quorum Required" on page 31.


     The holders of a majority of the shares of Cardiosystems stock outstanding on the record date for the special meeting of Cardiosystems' stockholders must approve the merger agreement and the merger. Cardiosystems' stockholders are entitled to cast one vote per share of Cardiosystems stock owned as of that record date. Thermo Electron owned 23,129,293 Cardiosystems shares, or approximately 60% of the outstanding Cardiosystems shares, as of the record date and has agreed to vote those shares in favor of the merger agreement and the merger, subject to an exception described later in this statement. See "The Cardiosystems Meeting -- Vote and Quorum Required" on page 39.


TERMINATION OF THE MERGER AGREEMENT


     Thoratec and Cardiosystems each has the right to terminate the merger agreement under certain circumstances. Those circumstances include, for example, if a required governmental consent is not obtained or if either party materially breaches the merger agreement and does not timely cure that breach. In certain cases, termination of the merger agreement will require payment of a termination fee by the terminating party. In addition, if the average per share closing price of Thoratec common stock during the period beginning January 9, 2001 and ending February 6, 2001 is less than $14.00, Cardiosystems is entitled to terminate the merger agreement on or before February 8, 2001. If the average per share closing price of Thoratec common stock over that same period is less than $11.00, Thoratec is entitled to terminate the merger agreement on or before February 8, 2001. On December 29, 2000, the per share closing price of Thoratec common stock was $11.00. Neither Thoratec nor Cardiosystems has determined whether it would exercise this termination right if it becomes available. However, each is entitled to exercise or waive this and all other rights conferred by the merger agreement if those rights become exercisable. See "The Merger Agreement -- Termination of the Merger Agreement" beginning on page 71.


DIRECTORS AND EXECUTIVE OFFICERS OF THORATEC AFTER THE MERGER

     Thoratec's seven present directors are expected to continue as directors of Thoratec after the merger. In addition, after the merger Theo Melas-Kyriazi (the Chief Financial Officer of Thermo Electron) will join the Thoratec board as a designee of Thermo Electron. Thoratec also intends to add an additional member to its board to fill another vacancy on Thoratec's board.

     D. Keith Grossman will continue as Chief Executive Officer, President and a director of Thoratec after the merger.

OPINIONS OF THORATEC'S AND CARDIOSYSTEMS' FINANCIAL ADVISORS


     In connection with the merger, Thoratec's board of directors considered the opinion it received from its financial advisor, Lehman Brothers Inc., as to the fairness, from a financial point of view, to Thoratec and the holders of Thoratec stock, of the exchange ratio. Cardiosystems' board of directors considered the opinion it received from its financial advisor, J.P. Morgan Securities Inc., as to the fairness, from a financial point of view, to Cardiosystems and the holders of Cardiosystems stock, of the exchange ratio. The full text of the written opinions of the financial advisors is attached to this statement as Annexes B and C. Read them carefully to understand the procedures followed, the assumptions made, matters considered and limitations on the review undertaken in providing the opinions.


     The opinion of Lehman Brothers is directed to the Thoratec board of directors. The opinion of J.P. Morgan is directed to the Cardiosystems board of directors. These opinions do not address the prices at which Thoratec's stock will trade after the proposed merger and do not constitute a recommendation to any Thoratec shareholder or Cardiosystems stockholder as to how to vote on the merger. See "The Merger -- Opinion of Cardiosystems' Financial Advisor" beginning on page 54 and "The Merger -- Opinion of Thoratec's Financial Advisor" beginning on page 47.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     In general, Thoratec, Thoratec's shareholders, Cardiosystems and Cardiosystems' stockholders will not have taxable gain or deductible loss for United States federal income tax purposes in the merger, except to the extent Cardiosystems stockholders will receive cash for fractional shares of Thoratec stock or to the extent Cardiosystems stockholders or Thoratec shareholders receive cash for their shares because they exercise statutory appraisal rights. See "Material United States Federal Income Tax Considerations" beginning on page 62.

ACCOUNTING TREATMENT OF THE MERGER

     The parties intend to treat the merger as a purchase for accounting and financial reporting purposes under generally accepted accounting principles. Because Cardiosystems' stockholders will own approximately 57% of the common stock of Thoratec (on a diluted basis) after the merger, the merger will be accounted for as a reverse acquisition and the financial statements of Cardiosystems will be the financial statements of Thoratec. Under the purchase method, Thoratec's results of operations will be included in Cardiosystems' results of operations from and after the closing of the transaction. For purposes of calculating Cardiosystems' results of operations, Cardiosystems will establish a new accounting basis for Thoratec's identifiable tangible and intangible assets and its liabilities based upon their fair values, and record goodwill for the difference between the purchase price, including the direct costs of the transaction, and the net assets based on those fair values. A final determination of the required purchase accounting adjustments and the fair value of the assets and liabilities of Thoratec has not yet been made. Accordingly, the purchase accounting adjustments made to develop the comparative pro forma per share financial information appearing elsewhere in this statement are preliminary and subject to change. See "The Merger -- Accounting Treatment of the Merger" on page 60.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     When considering the recommendations of Cardiosystems' and Thoratec's boards of directors, you should be aware that certain Cardiosystems directors and officers, Thermo Electron and certain Thoratec directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include, for officers and directors of both Thoratec and Cardiosystems, the acceleration of options, payment of bonuses if the merger is completed or as an inducement to remain with the company after the merger, and the continuing indemnification of directors and officers of Cardiosystems against certain liabilities both before and after the merger. See "The
Merger -- Interests of Thoratec Directors and Officers in the Merger" on page 54 and "The Merger -- Interests of Thermo Electron and Cardiosystems' Directors and Officers and Significant Stockholders in the Merger" on page 59.

DISSENTERS' RIGHTS

     Under Massachusetts law, stockholders of Cardiosystems are entitled to exercise dissenters' rights in connection with the merger, if they follow the proper procedures to perfect their dissenters' rights. See "The Cardiosystems Meeting -- Massachusetts Dissenters' Rights" beginning on page 39.

     Under California law, shareholders of Thoratec are entitled to exercise dissenters' rights in connection with the merger, if they follow the proper procedures to perfect their dissenters' rights, and holders of at least 5% of Thoratec's outstanding shares perfect such rights. See "The Thoratec
Meeting -- California Dissenters' Rights" beginning on page 31.

RESTRICTIONS ON THE SALE OF CERTAIN THORATEC SHARES RECEIVED IN THE MERGER

     Most of the Cardiosystems stockholders receiving Thoratec shares in the merger will be free to sell their Thoratec shares after the merger. However, persons and entities considered to be affiliates, including Thermo Electron, of either Cardiosystems or Thoratec under the Securities Act of 1933 will not be able to sell their shares freely. Their shares may only be sold under a registration statement or an exemption from the registration requirements of the Securities Act.


     Certain Thoratec officers have agreed not to sell or transfer a portion of their shares issuable upon exercise of existing options during the period ending 18 months after the merger. See "The Merger -- Interests of Thoratec Directors and Officers in the Merger" on page 54. Thermo Electron, the majority stockholder of Cardiosystems, will receive approximately 19,313,000 shares of Thoratec common stock in the merger. Thermo Electron has agreed not to sell or transfer any of those shares during the four months after the merger. Thereafter, Thermo Electron may sell or transfer 25% of those shares during the period ending one year after the merger, an additional 25% (for a total of 50%) of those shares during the period ending 18 months after the merger and all of the shares beginning 18 months after the merger. Thermo Electron's ability to transfer the shares will be further limited by the shareholder agreement attached as Annex E. In connection with the merger, Thoratec is also granting Thermo Electron certain registration rights under which Thermo Electron will have its shares of Thoratec stock registered for resale under the Securities Act. These rights are set out in detail in the registration rights agreement attached as Annex D.

                           FORWARD LOOKING STATEMENTS

     This statement, including the documents incorporated by reference, contains certain forward looking statements (as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934) and information relating to Thoratec and Cardiosystems and their current expectations about future events. Actual results could differ materially from those discussed in, or implied by, these forward looking statements. The forward looking statements are based on the beliefs of, as well as assumptions made by and information currently available to, the management of Thoratec and the management of Cardiosystems. Forward looking statements include, but are not necessarily limited to, those relating to:

     - the ability to obtain and maintain regulatory approval of Thoratec's and Cardiosystems' products in the United States and internationally

     - plans to develop and market new products

     - other competing therapies that may in the future be available to heart failure patients or patients in new markets that Thoratec and Cardiosystems enter and

     - the ability to improve Thoratec's and Cardiosystems' financial performance.

     Factors that could cause actual results or conditions to differ from those anticipated by these and other forward looking statements include those more fully described in the "Risk Factors" section and elsewhere in this statement. Thoratec and Cardiosystems are not obligated to update or revise these forward-looking statements to reflect new events or circumstances.

     When used in this statement, the words "likely," "will," "suggests," "may," "would," "could," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Thoratec or Cardiosystems or the management of either company, may identify forward looking statements. In addition, statements that refer to expectations, projections or other characterizations of future events or circumstances are forward looking statements. Such statements reflect the judgment of Thoratec or Cardiosystems management as of the date of this statement with respect to future events, the outcome of which is subject to certain risks, including the risk factors set forth in this statement, which may have a significant impact on the business, operating results or financial conditions of Thoratec, Cardiosystems or the combined company if and after the merger is completed. Thoratec shareholders and Cardiosystems stockholders are cautioned that these forward looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in this statement. Neither Thoratec nor Cardiosystems undertakes any obligation to update any forward looking statements.

     You should rely only on the information contained or incorporated into this statement. Neither Thoratec nor Cardiosystems has authorized anyone to provide you with different information. We are not making an offer to sell any Thoratec shares issuable in the merger in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this statement is accurate as of the date of this statement only. The business, financial condition, results of operations and prospects of Thoratec or Cardiosystems may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION


     Thoratec and Cardiosystems file annual, quarterly and current reports, statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549, and at the SEC's public reference rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information concerning the public reference rooms. SEC filings are also available to the public on the SEC's Website at http://www.sec.gov. Reports, statements and other information concerning Thoratec can be inspected at the NASDAQ National Market, Operations, 1735 K Street N.W., Washington, D.C. 20006. Reports, statements and other information concerning Cardiosystems can be inspected at the offices of the American Stock Exchange, 33 Whitehall Street, New York, New York 10004.

     Thoratec has filed with the SEC a registration statement on Form S-4 under the Securities Act for the common stock offered in connection with the merger. This statement does not contain all the information set forth in that registration statement. We have omitted certain parts of the registration statement in accordance with the SEC's rules. For further information about Thoratec and the common stock, you should refer to the registration statement. Descriptions and assertions contained in this statement as to the contents of any contract or other document are not necessarily complete. In each instance, you should refer to the copy of the contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of a contract or document is qualified in all respects by that reference. You may obtain copies of the registration statement from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or examine the registration statement without charge at the offices of the SEC described above.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this statement. Information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     The Thoratec documents we incorporate by reference are Thoratec's:

     - Annual Report on Form 10-K and all amendments for the fiscal year ended January 1, 2000

     - Quarterly Report on Form 10-Q for the period ended April 1, 2000

     - Quarterly Report on Form 10-Q for the period ended July 1, 2000

     - Quarterly Report on Form 10-Q for the period ended September 30, 2000 and

     - the description of Thoratec's common stock contained in Thoratec's registration statement on Form 8-A filed with the SEC on May 18, 1981.

     The Cardiosystems documents we incorporate by reference are Cardiosystems':

     - Annual Report on Form 10-K and all amendments for the fiscal year ended January 1, 2000

     - Quarterly Report on Form 10-Q for the period ended April 1, 2000

     - Quarterly Report on Form 10-Q for the period ended July 1, 2000

     - Quarterly Report on Form 10-Q for the period ended September 30, 2000

     - Current Report on Form 8-K dated January 31, 2000 and filed February 1, 2000 and

     - the description of Cardiosystems' common stock contained in Cardiosystems' registration statement on Form 8-A filed with the SEC on May 17, 1990.

     You may request a copy of Thoratec's filings at no cost by writing or telephoning:

                       THORATEC LABORATORIES CORPORATION
                               INVESTOR RELATIONS
                             6035 Stoneridge Drive
                          Pleasanton, California 94588
                                 (925) 847-8600
                e-mail address: investor-relations@thoratec.com

     You may request a copy of Cardiosystems' filings at no cost by writing or telephoning:

                           THERMO CARDIOSYSTEMS INC.
                        c/o Thermo Electron Corporation
                                81 Wyman Street
                          Waltham, Massachusetts 02454
                                 (781) 622-1111
                  e-mail address: investorrelations@thermo.com

     To ensure timely delivery of the documents, any requests should be made by January 31, 2001.

                                  RISK FACTORS

     The merger involves a high degree of risk. By participating in the merger, the Cardiosystems stockholders will be choosing to invest in Thoratec common stock, and the Thoratec shareholders will face dilution of their ownership interest in Thoratec. An investment in Thoratec stock involves a high degree of risk. In addition to the other information contained in this statement, you should carefully consider all the following risk factors relating to the proposed merger, the combined company, Thoratec and Cardiosystems.

                      GENERAL RISKS RELATED TO THE MERGER
                            AND THE COMBINED COMPANY

THE NUMBER OF THORATEC SHARES TO BE RECEIVED BY THE CARDIOSYSTEMS STOCKHOLDERS IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED FOR CHANGES IN THE PRICE OF THORATEC OR CARDIOSYSTEMS SHARES.


     Thoratec's stock price is volatile. The value of Thoratec stock issued in the merger will depend on its market price at the time the merger closes and afterwards. No adjustment will be made as a result of changes in the market price of Thoratec's stock. When the merger closes, each share of Cardiosystems stock will be exchanged for .835 of a share of Thoratec stock. This exchange ratio will not be adjusted for changes in the market price of Thoratec stock or Cardiosystems stock. Any reduction in Thoratec's stock price will result in Cardiosystems' stockholders receiving less value in the merger at the closing. Any increase in Thoratec's stock price will result in Cardiosystems' stockholders receiving more value in the merger at the closing. Cardiosystems' and Thoratec's stockholders will not know the exact value of Thoratec's stock to be issued to Cardiosystems' stockholders in the merger at the time of the special meetings of stockholders. Cardiosystems has the right to terminate the merger agreement if the average closing price of Thoratec stock during the 20-trading-day period beginning January 9, 2001 and ending February 6, 2001 is less than $14. Thoratec has the right to terminate the merger agreement if that average price is less than $11. However, the parties may choose to complete the merger even if that average price is below these amounts.


THORATEC WILL FACE SIGNIFICANT CHALLENGES IN INTEGRATING CARDIOSYSTEMS AND, AS A RESULT, MAY NOT REALIZE THE EXPECTED BENEFITS OF THE MERGER.

     Thoratec and Cardiosystems have different technologies, products and business operations that have operated independently. The combination of these businesses after the merger will be complex and difficult. Thoratec is uncertain that the integration will be completed in a timely manner. If Thoratec fails to integrate the businesses successfully, the operating results of the combined company could be adversely affected and the combined company may not achieve the benefits or operating efficiencies that we hope to obtain from the merger. The uncertainty of whether Thoratec and Cardiosystems employees will remain with the combined company during the integration process may also affect the business operations of each company. Thoratec may not be able to retain enough key employees for the combined company to operate its business effectively during the period before or after the merger. We do not yet know that the products, systems and personnel of the two companies will be fully compatible.

THE COSTS OF COMPLETING THE MERGER ARE SUBSTANTIAL, AND WILL AFFECT THORATEC'S RESULTS OF OPERATIONS.

     Completion of the merger will result in substantial costs. These, primarily, are costs associated with combining the businesses of the two companies and the fees of financial advisors, attorneys, consultants and accountants. Unanticipated events could increase the costs of combining the two companies. In any event, the costs associated with the merger will negatively affect Thoratec's results of operations for at least a year after the merger is completed.

IF THORATEC DOES NOT SUCCESSFULLY INTEGRATE CARDIOSYSTEMS OR THE MERGER'S BENEFITS DO NOT MEET THE EXPECTATIONS OF INVESTORS OR FINANCIAL OR INDUSTRY ANALYSTS, THE MARKET PRICE OF THORATEC STOCK MAY DECLINE.

     The market price of Thoratec stock may decline as a result of the merger for any of the following reasons, among others:

     - the integration of Thoratec and Cardiosystems is not completed in a timely and efficient manner

     - Thoratec does not achieve the benefits of the merger as rapidly as, or to the extent, anticipated by financial or industry analysts

     - significant numbers of shareholders of Thoratec after the merger dispose of their shares.

DURING THE PENDENCY OF THE MERGER, CARDIOSYSTEMS AND THORATEC MAY NOT BE ABLE TO ENTER INTO A MERGER OR BUSINESS COMBINATION WITH ANOTHER PARTY AT A FAVORABLE PRICE BECAUSE OF RESTRICTIONS IN THE MERGER AGREEMENT.

     In general, until the merger is completed or the merger agreement is terminated, Cardiosystems is prohibited from soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender offer, sale of shares of stock or other similar transactions with any other party. Thoratec is similarly prohibited with respect to similar transactions. As a result of these prohibitions, Cardiosystems and Thoratec may not be able to enter into an alternative transaction at a favorable price.

CARDIOSYSTEMS' AND THORATEC'S OFFICERS AND DIRECTORS AND THERMO ELECTRON HAVE CONFLICTS OF INTEREST THAT MAY HAVE INFLUENCED THEM TO SUPPORT OR APPROVE THE MERGER.

     Thermo Electron and the directors and officers of Cardiosystems and Thoratec participate in arrangements and are entitled to continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, those of other Cardiosystems stockholders and Thoratec shareholders. These include:

- As of November 30, 2000, the executive officers and directors of Cardiosystems owned, or held options to purchase, a total of approximately 609,331 shares of Cardiosystems stock. While all of these options may be exercised in full, shares acquired upon exercise may be repurchased by Cardiosystems at the exercise price in decreasing amounts as these options vest over time. At November 30, 2000, approximately 205,700 of these shares were subject to this right of repurchase by Cardiosystems. If and when the merger is completed, the unvested portion of these options will vest and Cardiosystems' right to repurchase the shares will lapse.


- As of December 29, 2000, the officers of Thoratec owned options to purchase a total of 1,790,749 shares of Thoratec stock, of which 868,750 shares are unvested. All the unvested options will vest if and when the merger closes.


- Two officers who are also directors of Cardiosystems are entitled to payments based on the value of the Thoratec stock received by the Cardiosystems stockholders.


-One officer of Cardiosystems will enter into a consulting agreement with Thoratec.


- The officers of Thoratec are entitled to certain benefits, including severance packages, if their employment is terminated after a change of control of Thoratec, such as in the merger.

- Certain officers of Cardiosystems are entitled to certain benefits, including severance packages, if their employment is terminated after a change of control of Cardiosystems, such as in the merger.

- Thermo Electron and Thoratec have entered into a shareholder agreement providing Thermo Electron the right to appoint one director to Thoratec's board of directors.

- Thermo Electron and Thoratec have entered into a registration rights agreement that requires Thoratec to register, with the SEC under the Securities Act, the shares of Thoratec stock received by Thermo Electron in the merger for resale by Thermo Electron.

- Thoratec has agreed to maintain in effect the rights to indemnification for each present and former Cardiosystems officer and director against liabilities arising out of that person's services as an officer or director.


- Thoratec will pay for officers and directors liability insurance to cover such liabilities for the next six years.


     As a result, Thermo Electron and the directors and officers of Cardiosystems and Thoratec may have been and be more likely to vote to approve (and recommend that shareholders vote to approve) the merger agreement and the merger than if they did not have these interests. Cardiosystems stockholders and Thoratec shareholders should consider whether these interests may have influenced Thermo Electron and these directors and officers to support or recommend the merger. You may read more about these interests beginning on pages 54 and 59.

UNCERTAINTIES ASSOCIATED WITH THE MERGER MAY CAUSE THORATEC AND CARDIOSYSTEMS TO LOSE KEY PERSONNEL.

     Current and prospective Thoratec employees and Cardiosystems employees may experience uncertainty about their future roles with Thoratec and Cardiosystems after the merger. This uncertainty may adversely affect Thoratec's and Cardiosystems' ability to attract and retain key management, sales, marketing and technical personnel. In addition, Thoratec's ability successfully to integrate the two companies may be adversely affected if a significant number of key personnel depart before or after the merger.

THE MERGER WILL HAVE A NEGATIVE IMPACT ON PROFITABILITY.


     As a result of the merger, Thoratec expects to incur a non-cash "in process research and development" expense of approximately $75 million in the period that the merger closes and will also incur transaction related expenses. In addition, as a result of the merger, Thoratec will recognize goodwill (currently estimated to be approximately $102 million) that Thoratec expects to amortize over 20 years and additional non-cash intangible assets (currently estimated to be approximately $203 million) that Thoratec expects to amortize over periods ranging from 8 to 20 years. This amortization will result in a non-cash expense that will reduce any reported operating profit during the amortization period.


THORATEC'S STOCK PRICE HAS BEEN VOLATILE, IS LIKELY TO CONTINUE TO BE VOLATILE AND COULD DECLINE SUBSTANTIALLY.

     The price of Thoratec's stock has been, and is likely to continue to be, highly volatile, including after the merger. That price could fluctuate significantly for the following reasons:

     - future announcements concerning the combined company and its competitors

     - quarterly variations in operating results

     - introduction of new products or changes in product pricing policies by the combined company or its competitors

     - acquisition or loss of significant customers, distributors and suppliers

     - changes in earnings estimates by analysts

     - changes in third party reimbursement practices

     - regulatory developments or

     - fluctuations in the economy or general market conditions.

     In addition, stock markets in general, and the market for shares of medical device and life science stocks in particular, have experienced extreme price and volume fluctuations in recent years that have frequently been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price for Thoratec's stock, including after the merger. The market price of Thoratec's stock could decline below its current price and may fluctuate significantly in the future. These fluctuations may or may not be related to the combined company's performance or prospects.

     In the past, shareholders have often instituted securities class action litigation after periods of volatility in the market price of a company's securities. If a shareholder files a securities class action suit, Thoratec, Cardiosystems or the combined company could incur substantial legal fees and its management's attention and resources could be diverted from operating the business of the combined company in order to respond to the litigation.

FUTURE SALES OF THORATEC'S STOCK COULD ADVERSELY AFFECT ITS STOCK PRICE.

     Future sales of substantial amounts of Thoratec's stock in the public market, or the perception that such sales could occur, could adversely affect the market price of Thoratec's stock. For example, Thermo Electron will own approximately 19 million shares. Twenty-five percent of those shares will be eligible for sale starting four months after the merger.

THORATEC DOES NOT ANTICIPATE PAYING DIVIDENDS.

     Neither Thoratec nor Cardiosystems has ever paid any dividends. Thoratec intends that, after the merger, it will retain its earnings, if any, for the future operation and expansion of the combined company's business.

          RISKS RELATED TO THORATEC OR CARDIOSYSTEMS OR BOTH COMPANIES
                       EVEN IF THE MERGER DOES NOT OCCUR

THORATEC HAS A HISTORY OF NET LOSSES AND MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

     Thoratec was founded in 1976. It incurred a loss from operations in all but one of the years of its existence. At the end of fiscal year 1999, Thoratec's accumulated deficit was approximately $55.2 million. Thoratec achieved profitability in the first two quarters of 2000 and, before expenses attributable to the merger, broke even for the third quarter. However, Thoratec may not be able to sustain or increase profitability on a quarterly or annual basis. In addition, Thoratec anticipates that its expenses will increase as a result of increased preclinical and clinical testing, research and development and selling, general and administrative expenses. Additionally, Thoratec will incur significant costs in connection with the merger even if the merger does not close.

PHYSICIANS MAY NOT ACCEPT OR CONTINUE TO ACCEPT THORATEC'S OR CARDIOSYSTEMS' PRODUCTS AND PRODUCTS UNDER DEVELOPMENT.

     A limited number of cardiovascular and vascular surgeons and interventional cardiologists influence medical device selection and purchase decisions for a large portion of the target cardiac patient population. In addition, physicians' acceptance of Cardiosystems' whole-blood coagulation monitoring systems and Coumadin monitors is important to the success of those products. Accordingly, the success of Thoratec's and Cardiosystems' current and future products will require acceptance or continued acceptance by cardiovascular and vascular surgeons and interventional cardiologists and other physicians. That acceptance will depend on clinical results and the conclusion by these physicians that Thoratec's and Cardiosystems' products are safe, cost-effective and acceptable alternative methods of treatment. Thoratec's and Cardiosystems' products may not provide benefits considered adequate by providers of cardiovascular and vascular treatments or a sufficient number of such providers may not use their products. Even if the safety and efficacy of Thoratec's and Cardiosystems' products are established, physicians may elect not to use them for a number of reasons. These reasons could include the high cost of equipment and training associated with their use or unfavorable reimbursement from health care payors.

     Thoratec and Cardiosystems have each developed working relationships with cardiac surgeons and cardiologists at a number of leading medical centers in connection with developing their respective products. In addition, surgical teams at these medical institutions have performed clinical trials to support applications to be filed with the FDA by Thoratec and Cardiosystems. A continuing working relationship with these and other physicians and medical centers will be important to the commercial acceptance of the present and any future products. Thoratec and Cardiosystems may fail to maintain existing relationships and arrangements and fail to establish new relationships in support of their products and technologies. Also, economic, psychological, ethical and other concerns may limit the general acceptance of ventricular assist and graft devices.

THORATEC AND CARDIOSYSTEMS RELY ON SPECIALIZED SUPPLIERS.

     Thoratec and Cardiosystems each depend on a number of custom-designed components and materials supplied by other companies including, in some cases, single source suppliers. If either company needs alternative sources for key components or materials for any reason, those component or material parts may not be available. For example, Arrow International, Inc. is currently the single source of supply for valves used in Thoratec's VAD System. Sales of the VAD System accounted for substantially all of Thoratec's revenue in 1998, 1999 and the first nine months of 2000. Cessation or interruption of VAD System sales would have a material adverse effect on Thoratec's business, financial condition and results of operations.

     Alternative suppliers may not agree to supply Thoratec or Cardiosystems. In addition, new suppliers must be approved by the FDA. The cost to Thoratec and Cardiosystems to evaluate and test alternative materials and components and the time necessary to obtain FDA approval for these materials and components are inherently difficult to determine because both time and cost are dependent on at least two factors, the similarity of the alternative material or component to the original material or component, and the amount of third-party testing that may have already been completed on alternative materials or components. If alternative suppliers are not available, Thoratec or Cardiosystems may not have the expertise or resources necessary to produce such materials or component parts internally. For example, in 1999 Thoratec decided to change manufacturers for a valve in its portable driver, which Thoratec calls its TLC-II. Thoratec experienced delays in shipping the TLC-II while Thoratec qualified a new component manufacturer for these valves. As a result of this delay, Thoratec put a voluntary hold on further enrollment in U.S. clinical trials for the TLC-II portable driver and on shipments of this device to new centers in Europe. Any interruption in the supply of raw materials or component parts could have a material adverse effect on Thoratec's or Cardiosystems' ability to manufacture products until a satisfactory new source of supply is located.

THORATEC AND CARDIOSYSTEMS MAY ENCOUNTER PROBLEMS MANUFACTURING THEIR PRODUCTS.

     Thoratec and Cardiosystems may encounter difficulties manufacturing their products for a number of reasons. For example:

     - Thoratec and Cardiosystems do not have experience in manufacturing their products in the commercial quantities that might be required if they receive FDA approval of several or all of the products currently under development

     - the manufacture of Thoratec's and Cardiosystems' products is complex and costly, involving a number of separate processes and components and

     - certain manufacturing processes are labor intensive, with the result that Thoratec's or Cardiosystems' achieving significant cost reductions will depend in part upon their reducing the time required to complete these processes.

     In addition, manufacturers often encounter difficulties in scaling up the manufacture of new products. These difficulties include, for example:

     - problems involving product yields, quality control and assurance

     - component and service availability

     - adequacy of control policies and procedures and

     - lack of qualified personnel.

     Thoratec and Cardiosystems will consider whether they should internally manufacture components that are currently provided by third parties. They may not be able to obtain or manufacture such products in a timely fashion at acceptable quality and prices. In addition, Thoratec and Cardiosystems may not be able to comply with the FDA's current good manufacturing practices, which is called cGMP. Thoratec and Cardiosystems and their suppliers may not be able to manufacture an adequate supply of products.

THORATEC AND CARDIOSYSTEMS FACE INTENSE COMPETITION.

     Competition from medical device companies and medical device subsidiaries of health care and pharmaceutical companies is intense and expected to increase. Many competitors have substantially greater financial, technical, distribution and marketing resources than Thoratec and Cardiosystems have. In addition, many of these competitors have significantly greater experience than Thoratec and Cardiosystems have in obtaining regulatory approvals for medical devices. Accordingly, competitors may succeed in obtaining regulatory approval more rapidly than Thoratec or Cardiosystems does. Furthermore, many of these competitors have superior manufacturing capabilities and may be able to manufacture products more efficiently and at lower costs than Thoratec and Cardiosystems. Competitors may therefore offer competitive products at lower prices than the prices at which Thoratec or Cardiosystems offers products. Any product they develop that gains regulatory approval will have to compete for market acceptance and market share. An important factor in that competition may be the timing of market introduction of competitive products. Accordingly, Thoratec and Cardiosystems expect that competitive factors will include the relative speeds with which they can:

     - develop products

     - complete clinical testing

     - receive regulatory approval and

     - manufacture and sell commercial quantities of products.


COMPETITORS MAY DEVELOP MORE EFFECTIVE PRODUCTS AND RENDER THORATEC'S OR CARDIOSYSTEMS' PRODUCTS OBSOLETE.


     Competitors may succeed in developing and marketing technologies and products that are more effective than Thoratec's or Cardiosystems' technologies and products. Any such technologies or products may render Thoratec's or Cardiosystems' technologies and products obsolete or uncompetitive. In addition, new surgical procedures and medications could be developed that replace or reduce the importance of current procedures that use Thoratec's or Cardiosystems' products. Accordingly, Thoratec's and Cardiosystems' success will depend in part on their ability to respond quickly to medical and technological changes by developing and introducing new products or modifying existing products.

IF THORATEC OR CARDIOSYSTEMS FAILS TO OBTAIN APPROVAL FROM THE FDA AND FOREIGN REGULATORY AUTHORITIES, THEY CANNOT MARKET AND SELL PRODUCTS UNDER DEVELOPMENT IN THE UNITED STATES AND OTHER COUNTRIES.

     Before Thoratec and Cardiosystems can market new products in the United States, they must obtain clearance from the FDA. This process can be lengthy and uncertain. In the United States, one must obtain clearance from the FDA of a so-called 510(k) premarket notification or approval of a more extensive submission known as a premarket approval, also known as a PMA, application. If the FDA concludes that any of Thoratec's or Cardiosystems' products do not meet the requirements to obtain clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, Thoratec or Cardiosystems would be required to file a PMA application. The process for a PMA application can be lengthy, expensive and typically requires extensive preclinical and clinical trial data.

     Thoratec and Cardiosystems may not obtain clearance of a 510(k) notification or approval of a PMA application for any of their products on a timely basis, if at all. If they fail to obtain timely clearance or approval for products, they will not be able to market and sell those products. That will limit their ability to generate revenue. Thoratec and Cardiosystems may also be required to obtain clearance of a 510(k) notification or PMA application from the FDA before they can market certain previously marketed products that they modify after the products have been cleared.

     The FDA also requires Thoratec and Cardiosystems to adhere to cGMP regulations, which include production design controls, testing, quality control, storage and documentation procedures. The FDA may at any time inspect Thoratec's or Cardiosystems' facilities to determine whether they adequately comply. Compliance with cGMP regulations for medical devices is difficult and costly. In addition, facilities may not be found to comply as a result of future changes in, or new interpretations of, regulations by the FDA or other regulatory agencies. If Thoratec or Cardiosystems does not achieve compliance, the FDA may withdraw marketing clearance, require product recalls or take other enforcement action. Any change or modification in a device is required to be made in compliance with cGMP regulations, which may cause interruptions or delays in the marketing and sale of products.

     Sales of Thoratec's and Cardiosystems' products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements.

     The federal, state and foreign laws and regulations regarding the manufacture and sale of Thoratec's and Cardiosystems' products are subject to future changes, as are administrative interpretations and policies of regulatory agencies. If they fail to comply with applicable federal, state or foreign laws or regulations, Thoratec or Cardiosystems could be subject to enforcement actions. Enforcement actions could include product seizures, recalls, withdrawal of clearances or approvals, and civil and criminal penalties.

THORATEC'S OR CARDIOSYSTEMS' INABILITY TO PROTECT PROPRIETARY TECHNOLOGIES COULD HARM THEIR COMPETITIVE POSITIONS.

     Thoratec's and Cardiosystems' success depends, in part, on their ability to maintain the proprietary nature of their technology, products and manufacturing processes. Thoratec and Cardiosystems rely on trade secrets, know-how and patents to maintain their competitive positions. Thoratec has been issued or has licensed a number of U.S. and foreign patents covering its core biomaterials technology and its graft technologies. In addition, Thoratec and Cardiosystems have each filed other U.S. and non-U.S. patent applications. Aside from the biomaterials patents mentioned above, which are used in Thoratec's VAD System blood pump and cannulae, and one TLC-II patent, Thoratec's VAD System is not protected by any patents. Cardiosystems relies principally on trade secret protection and, to a lesser extent, patents to protect its rights with respect to LVAS and its reagents. It does, however, rely principally on patents to protect its coagulation equipment and skin-incision products.

     Any existing or future patent applications may not result in issued patents. In addition, current or future trade secrets, know-how or issued or licensed patents may not sufficiently protect Thoratec or Cardiosystems from competitors with similar technologies or processes. Others may independently develop proprietary technologies and processes that are the same as or substantially equivalent to those of Thoratec or Cardiosystems. Any patents issued may be infringed or designed around by others.

     Thoratec's or Cardiosystems' products may be found to infringe prior or future patents owned by others. Accordingly, they may need to acquire licenses under patents belonging to others for technology potentially useful or necessary, and such licenses may not be available to Thoratec or Cardiosystems. They could incur substantial costs in defending suits based on such patents or in bringing suits to protect their patents or patents licensed by them against infringement.

     Cardiosystems has received correspondence from another company alleging that Cardiosystems' LVAS infringes certain patent rights of that company. Cardiosystems believes it has meritorious defenses to that claim but cannot assure that it would be successful were the matter litigated.

THORATEC AND CARDIOSYSTEMS DEPEND ON DISTRIBUTORS. IF THEY LOSE A DISTRIBUTOR OR A DISTRIBUTOR FAILS TO PERFORM, THEIR OPERATIONS WOULD BE HARMED.

     With the exception of Canada and Europe, Thoratec sells its VAD System in foreign markets through distributors. In addition, Thoratec sells its vascular access graft products through Goodman Co. Ltd., its distributor in Japan, and through Guidant Corporation in the rest of the world. Thoratec will rely on Guidant for sales of the Vectra in the United States. Cardiosystems sells it Heartmate System in foreign markets through distributors, and Cardiosystems' ITC subsidiary relies on distributors in all markets. Allied Healthcare is ITC's United States distributor. Allied Healthcare's sales represented approximately 20% of Cardiosystems' consolidated revenues during the first nine months of 2000. To the extent Thoratec and Cardiosystems rely on distributors, their success will depend on the efforts of others, over which they may have little control. If Thoratec or Cardiosystems loses a distributor or a distributor fails to perform, Thoratec's or Cardiosystems' revenues will be adversely affected.

SINCE THORATEC AND CARDIOSYSTEMS EACH DEPENDS ON THIRD PARTY REIMBURSEMENT TO CUSTOMERS, IF THIRD PARTY PAYORS FAIL TO PROVIDE APPROPRIATE LEVELS OF REIMBURSEMENT FOR PRODUCTS, THE OPERATIONS OF THORATEC OR CARDIOSYSTEMS WOULD BE HARMED.

     The cost of implanting a cardiac support system is substantial. In addition, Cardiosystems' coagulation testing equipment can cost several thousand dollars per instrument. Without the financial support of government or third-party insurers, the markets for Thoratec's and Cardiosystems' equipment and devices are limited.

     Significant uncertainty exists as to the reimbursement status of newly-approved health care products such as Thoratec's VAD System and its vascular grafts and Cardiosystems' Heartmate System. Government and other third party payors are increasingly attempting to contain health care costs. Payors are attempting to contain costs by, for example, limiting coverage and the level of reimbursement of new therapeutic products. Payors are also attempting to contain costs by refusing in some cases to provide any coverage of uses of approved products for disease indications other than those for which the FDA has granted marketing approval.

     To date, some private insurers, Medicare and Medicaid have determined to reimburse the costs of Thoratec's VAD System and Cardiosystems' Heartmate System. These systems may not continue to be approved for reimbursement. In addition, changes in the health care system may affect the reimbursability of future products. If Thoratec or Cardiosystems fail to obtain such reimbursement or if the reimbursement levels are reduced, their revenues would be reduced.

PRODUCT LIABILITY CLAIMS COULD DAMAGE THORATEC'S OR CARDIOSYSTEMS' REPUTATION AND HURT THEIR FINANCIAL RESULTS.

     Thoratec's and Cardiosystems' businesses expose them to an inherent risk of potential product liability claims related to medical devices for human use. Thoratec and Cardiosystems carry only a limited amount of product liability insurance. Thoratec and Cardiosystems also have general commercial and property insurance. Thoratec's and Cardiosystems' insurance policies generally must be renewed on an annual basis. They may not be able to maintain or increase such insurance on acceptable terms or at reasonable costs, and such insurance may not provide adequate coverage against potential liabilities. A successful claim brought against Thoratec or Cardiosystems in excess of, or outside, their insurance coverages could have a material adverse effect on their financial condition and results of operations. Claims against Thoratec or Cardiosystems, regardless of their merit or potential outcome, may also reduce their ability to obtain physician endorsement of products or expand their businesses.

THORATEC'S AND CARDIOSYSTEMS' NON-U.S. SALES PRESENT SPECIAL RISKS.

     During 1999, sales originating outside the U.S. and U.S. export sales accounted for approximately 23% of Thoratec's total revenues and 17% of Cardiosystems' total revenues. Cardiosystems and Thoratec anticipate that sales outside the U.S. and U.S. export sales will continue to account for a significant percentage of their revenues. Both companies hope to continue to expand their presence in international markets. Non-U.S. sales are subject to a number of special risks. For example, agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system, foreign customers may have longer payment cycles, foreign countries may impose additional withholding taxes or otherwise tax Thoratec's or Cardiosystems' foreign income, impose tariffs or adopt other restrictions on foreign trade, U.S. export licenses may be difficult to obtain, intellectual property may be more difficult to enforce in foreign countries, and fluctuations in exchange rates may affect product demand and adversely affect the profitability, in U.S. dollars, of products sold in foreign markets where payments are made in local currencies.

ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE OR DISPOSAL OF HAZARDOUS CHEMICALS AND BIOMATERIALS COULD BE TIME CONSUMING AND COSTLY.

     Production of Thoratec's proprietary biomaterial, Thoralon, requires the use of hazardous materials, including chemicals and biomaterials. Thoratec cannot necessarily eliminate the risk of accidental contamination or discharge or any resultant injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials.

     Thoratec or Cardiosystems could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. In addition, claimants may sue for injury or contamination that results from the use of such materials or their use by third parties. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development or production efforts.

                 THORATEC SELECTED CONSOLIDATED FINANCIAL DATA

     These selected financial data of Thoratec have been derived from the audited historical consolidated financial statements and related notes of Thoratec for each of the years in the five-year period ended January 1, 2000 and the unaudited consolidated financial statements for the nine months ended September 30, 2000 and October 2, 1999. These historical data are only a summary. You should read them in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Thoratec that have been incorporated by reference into this statement.

                                          NINE MONTHS ENDED                     FISCAL YEARS ENDED(A)
                                      --------------------------   -----------------------------------------------
                                      SEPTEMBER 30,   OCTOBER 2,
                                          2000           1999       1999      1998      1997      1996      1995
                                      -------------   ----------   -------   -------   -------   -------   -------
                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Product Sales.......................     $21,061       $15,343     $22,508   $16,320   $ 9,441   $ 7,503   $ 3,489
Net Loss............................        (867)       (1,291)     (1,789)   (2,321)   (4,402)   (3,263)   (1,894)
Basic and Diluted Loss per Share....       (0.04)        (0.06)      (0.09)    (0.11)    (0.24)    (0.20)    (0.13)

BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash, Cash Equivalents and
  Short-Term Available-For-Sale
  Investments.......................     $18,298                   $ 1,697   $ 2,713   $ 9,469   $ 5,438   $ 1,646
Working Capital.....................      26,605                    10,533    11,251    15,885    17,266     2,808
Total Assets........................      42,838                    25,060    25,208    28,477    21,847     4,380
Long-Term Obligations...............          --                        --        --        --        --     1,675
Shareholders' Equity................      36,152                    20,276    21,877    24,027    19,330     1,663
OTHER DATA:
Book Value per Share(b).............     $  1.61                   $  0.99   $  1.07   $  1.19   $  1.08   $  0.11
Cash Dividends Declared per Share...          --                        --        --        --        --        --

---------------
(a) Thoratec's 1999, 1998, 1997, 1996 and 1995 figures are for fiscal years ended January 1, 2000, January 2, 1999, January 3, 1998, December 28, 1996 and December 30, 1995, respectively.

(b) The historical book value per share is computed by dividing shareholders' equity as of the end of each fiscal period presented by the number of common shares outstanding as of the end of the same period.

               CARDIOSYSTEMS SELECTED CONSOLIDATED FINANCIAL DATA

     These selected financial data of Cardiosystems are derived from the audited historical consolidated financial statements and related notes of Cardiosystems for each of the years in the five-year period ended January 1, 2000 and the unaudited consolidated financial statements for the nine months ended September 30, 2000 and October 2, 1999. These historical data are only a summary. You should read them in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Cardiosystems that have been incorporated by reference into this statement.


                             NINE MONTHS ENDED                      FISCAL YEARS ENDED(C)
                            -------------------   ----------------------------------------------------------
                            SEPT. 30,   OCT. 2,
                             2000(a)    1999(b)   1999(b)(d)     1998      1997(e)       1996(f)      1995
                            ---------   -------   ----------   --------   ----------   ----------   --------
                                                (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Revenues..................  $ 62,235    $59,414    $ 79,090    $ 66,848    $ 62,834     $ 63,962    $ 52,880
Income Before
  Extraordinary Item......     5,712      6,628       8,372       7,820       9,019       10,030      11,135
Net Income................     5,903      6,628       9,584       7,820       9,019       10,030      11,135
Earnings per Share:
  Basic...................      0.15       0.17        0.25        0.20        0.23         0.25        0.29
  Diluted.................      0.15       0.17        0.25        0.20        0.23         0.25        0.27
BALANCE SHEET DATA (AT END
  OF PERIOD):
Cash, Cash Equivalents and
  Short-Term Available-
  For-Sale Investments....  $129,181               $ 96,938    $ 85,336    $116,747     $ 47,612    $ 50,521
Working Capital...........   147,620                115,471      98,904     136,702       65,328      64,610
Total Assets..............   174,179                169,928     172,363     173,208      124,978     124,285
Long-Term Obligations.....    54,838                 58,011      70,000      70,000           --      11,642
Stockholders'
  Investment..............   103,668                 96,940      88,714      92,963      111,089     103,416
OTHER DATA:
Book Value per Share(g)...  $   2.69               $   2.52    $   2.31    $   2.38     $   2.78    $   2.62
Cash Dividends Declared
  per Share...............        --                     --          --          --           --          --


---------------
(a) Reflects the repurchase of $3,173,000 principal amount of 4 3/4% subordinated convertible debentures resulting in an extraordinary gain of $191,000, net of taxes of $117,000.

(b) Reflects tax benefits of $1,220,000 and $1,508,000 in the first nine months of 1999 and in fiscal year 1999, respectively, recorded as a result of a favorable resolution of Cardiosystems' claim for prior-year research and development tax credits.

(c) Cardiosystems' 1999, 1998, 1997, 1996 and 1995 figures are for fiscal years ended January 1, 2000, January 2, 1999, January 3, 1998, December 28, 1996, and December 30, 1995, respectively.

(d) Reflects the repurchase of $11,989,000 principal amount of 4 3/4% subordinated convertible debentures resulting in an extraordinary gain of $1,212,000, net of taxes of $743,000.

(e) Reflects the May 1997 issuance of $70,000,000 principal amount of 4 3/4% subordinated convertible debentures due 2004 and conversion of $3,755,000 principal amount of noninterest-bearing subordinated convertible debentures.

(f) Reflects conversion of $7,887,000 principal amount of noninterest-bearing subordinated convertible debentures.

(g) The historical book value per share is computed by dividing shareholders' equity as of the end of each fiscal period presented by the number of common shares outstanding as of the end of the same period.

                          UNAUDITED PRO FORMA COMBINED
                     CONDENSED FINANCIAL STATEMENT OVERVIEW

     The merger agreement requires Thoratec to issue 0.835 of a share of Thoratec common stock for each share of Cardiosystems common stock outstanding when the merger closes. The following tables set forth certain historical financial information of Thoratec and Cardiosystems on an unaudited pro forma basis after giving effect to the merger as a "reverse acquisition" (i.e., as if Cardiosystems had acquired Thoratec). The accompanying unaudited pro forma combined condensed balance sheet assumes the merger took place on September 30, 2000. The unaudited pro forma combined condensed balance sheet combines the unaudited consolidated balance sheet of Thoratec as of September 30, 2000 and the unaudited consolidated balance sheet of Cardiosystems as of September 30, 2000. The accompanying unaudited pro forma combined condensed statements of operations present (i) the consolidated results of operations of Thoratec for the fiscal year ended January 1, 2000 combined with the consolidated results of operations of Cardiosystems for the fiscal year ended January 1, 2000 and (ii) the unaudited consolidated results of operations for Thoratec for the nine months ended September 30, 2000, combined with the unaudited consolidated results of operations for Cardiosystems for the nine months ended September 30, 2000. The unaudited pro forma combined condensed statements of operations give effect to the merger as if it had occurred on January 3, 1999.

     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Thoratec after the merger or of the financial position or results of operations of Thoratec that would have actually occurred had the merger been effected as of the dates described above.

     The allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities after the merger. Accordingly, the adjustments included here will change based upon the final allocation of the total purchase price, as adjusted to reflect stock values. That allocation may differ significantly from the preliminary allocation included in this statement.

     The unaudited pro forma combined condensed financial information should be read in conjunction with the audited consolidated financial statements and related notes of Thoratec and Cardiosystems incorporated by reference into this statement.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 1, 2000


                                                                             PRO FORMA     COMBINED
                                               CARDIOSYSTEMS    THORATEC    ADJUSTMENTS    PRO FORMA
                                               -------------    --------    -----------    ---------
                                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues.....................................     $79,090       $22,508                    $101,598
Cost of Revenues.............................      33,739         9,739      $    140(1)     43,618
                                                  -------       -------      --------      --------
Gross Profit.................................      45,351        12,769          (140)       57,980
                                                  -------       -------      --------      --------
Operating Expenses:
  Selling, general, and administrative
     expenses................................      22,018         9,457            67(2)     31,542
  Research and development expenses..........      15,631         5,793            52(3)     21,476
  Amortization of goodwill and other
     intangible assets.......................          --            --        17,516(4)     17,516
                                                  -------       -------      --------      --------
          Total operating expenses...........      37,649        15,250        17,635        70,534
Other Operating Income.......................          --           285                         285
                                                  -------       -------      --------      --------
Operating Income (Loss)......................       7,702        (2,196)      (17,775)      (12,269)
                                                  -------       -------      --------      --------
Interest Income..............................       7,086           223                       7,309
Other Non-Operating Income...................          --           184                         184
Interest Expense.............................      (3,551)           --                      (3,551)
                                                  -------       -------      --------      --------
Income (Loss) Before Provision for Income
  Taxes and Extraordinary Item...............      11,237        (1,789)      (17,775)       (8,327)
Provision (Benefit) for Income Taxes.........       2,865            --        (5,065)(5)    (2,200)
                                                  -------       -------      --------      --------
Income (Loss) Before Extraordinary Item......     $ 8,372       $(1,789)     $(12,710)     $ (6,127)
                                                  =======       =======      ========      ========
Basic and Diluted Earnings (Loss) per Share
  Before Extraordinary Item..................     $  0.22       $ (0.09)                   $  (0.12)
Weighted Average Shares:
  Basic......................................      38,443        20,446        (6,343)(6)    52,546(6)
  Diluted....................................      38,482        20,446        (6,382)(6)    52,546(6)


                      See footnotes beginning at page 22.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                                           PRO FORMA       COMBINED
                                             CARDIOSYSTEMS    THORATEC    ADJUSTMENTS      PRO FORMA
                                             -------------    --------    -----------      ---------
                                                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues...................................     $62,235       $21,061                       $83,296
Cost of Revenues...........................      26,123         7,714      $    105(7)       33,942
                                                -------       -------      --------         -------
Gross Profit...............................      36,112        13,347          (105)         49,354
                                                -------       -------      --------         -------
Operating Expenses:
  Selling, general, and administrative
     expenses..............................      17,601         7,958            50(8)       25,609
  Research and development expenses........      11,552         5,286            39(9)       16,877
  Restructuring and unusual costs..........       1,094         1,847                         2,941
  Amortization of goodwill and other
     intangible assets.....................          --            --        13,137(10)      13,137
                                                -------       -------      --------         -------
Total Operating Expenses...................      30,247        15,091        13,226          58,564
Other Operating Income.....................          --           545                           545
                                                -------       -------      --------         -------
Operating Income (Loss)....................       5,865        (1,199)      (13,331)         (8,665)
                                                -------       -------      --------         -------
Interest Income............................       5,627           582                         6,209
Other Non-Operating Expense................          (6)         (173)                         (179)
Interest Expense...........................      (2,201)           --                        (2,201)
                                                -------       -------      --------         -------
Income (Loss) Before Provision for Income
  Taxes and Extraordinary Item.............       9,285          (790)      (13,331)         (4,836)
Provision (Benefit) for Income Taxes.......       3,573            77        (3,250)(11)        400
                                                -------       -------      --------         -------
Income (Loss) Before Extraordinary Item....     $ 5,712       $  (867)     $(10,081)        $(5,236)
                                                =======       =======      ========         =======
Basic and Diluted Earnings (Loss) per Share
  Before Extraordinary Item................     $  0.15       $ (0.04)                      $ (0.10)
Weighted Average Shares:
  Basic....................................      38,549        21,634        (6,361)(6)      53,822(6)
  Diluted..................................      38,573        21,634        (6,385)(6)      53,822(6)


                      See footnotes beginning at page 22.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000

                                                                          PRO FORMA       COMBINED
                                        CARDIOSYSTEMS      THORATEC      ADJUSTMENTS      PRO FORMA
                                        -------------      --------      -----------      ---------
                                                     (IN THOUSANDS PER SHARE AMOUNTS)
ASSETS
Current Assets:
  Cash and cash equivalents...........    $ 10,724         $  5,854                       $ 16,578
  Short-term available-for-sale
     investments at market value......     118,457           12,444       $ (45,939)(12)    84,962
  Accounts receivable, net............      13,586            4,931                         18,517
  Inventories.........................      16,463            8,920                         25,383
  Deferred tax asset..................       4,030               --             970(14)      5,000
  Other current assets................          33              501                            534
                                          --------         --------       ---------       --------
Total Current Assets..................     163,293           32,650         (44,969)       150,974
                                          --------         --------       ---------       --------
Property, Plant, and Equipment, at
  Cost, Net...........................       7,064            9,124           2,590(13)     18,778
Deferred Tax Asset....................       2,611               --           8,980(14)     11,591
Intangible and Other Assets...........       1,211            1,064         248,368(15)    250,643
Goodwill..............................          --               --         102,220(16)    102,220
                                          --------         --------       ---------       --------
                                          $174,179         $ 42,838       $ 317,189       $534,206
                                          ========         ========       =========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable....................    $  3,876         $  3,336       $  12,576(17)   $ 19,788
  Accrued payroll and employee
     benefits.........................       3,791            1,932                          5,723
  Accrued warranty expenses...........       1,035               62                          1,097
  Accrued income taxes................       1,168               12                          1,180
  Accrued retention costs.............       1,030               --                          1,030
  Accrued interest....................         990               --                            990
  Deferred distributor revenue........          --              285                            285
  Other accrued expenses..............       2,844              418                          3,262
  Due to parent company and affiliated
     companies........................         939               --            (939)(18)        --
                                          --------         --------       ---------       --------
Total Current Liabilities.............      15,673            6,045          11,637         33,355
                                          --------         --------       ---------       --------
Deferred Tax Liability................          --               --          81,347(19)     81,347
Long-Term Deferred Distributor
  Revenue.............................          --              641                            641
Subordinated Convertible Debentures...      54,838               --                         54,838
Shareholders' Equity
  Common stock........................       4,063           89,750         291,320(20)    385,133
  Capital in excess of par
     value/Paid-in capital............      96,511            2,541         (99,052)(21)        --
  Retained earnings...................      55,403          (56,058)        (19,335)(22)   (19,990)
  Treasury stock at cost..............     (51,869)              --          51,869(23)         --
  Deferred compensation...............        (293)              --            (678)(23)      (971)
  Accumulated other comprehensive
     items............................        (147)             (81)             81(23)       (147)
                                          --------         --------       ---------       --------
Total Shareholders' Equity............     103,668           36,152         224,205        364,025
                                          --------         --------       ---------       --------
Total Liabilities and Shareholders'
  Equity..............................    $174,179         $ 42,838       $ 317,189       $534,206
                                          ========         ========       =========       ========
Other Data:
  Shares outstanding..................      38,562           22,419          (6,363)(24)    54,618
  Book value per share................    $   2.69(25)     $   1.61(25)                   $   6.66(25)

                      See footnotes beginning at page 22.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The merger will be treated as a reverse acquisition purchase in which Cardiosystems is treated as the acquirer of Thoratec for financial accounting purposes. Under that method, the fair market value of the outstanding Thoratec common stock, determined using volume-weighted average stock trading prices beginning two days before and ending two days after the announcement of the merger, is used to establish the purchase price for accounting purposes. The pro forma figures appearing here use $13.74 per share which results in an estimated purchase price of $341 million.

     The unaudited pro forma combined condensed balance sheet and statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the merger been completed as of the beginning of the earliest periods presented. They should not be construed as being a representation of financial position or future operating results of the combined companies. Management does not expect significant changes to the preliminary valuation of the transaction. However, the final purchase price allocation could be significantly different from the amounts reflected in the unaudited pro forma combined condensed information. In addition, the unaudited pro forma combined condensed financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or merger related costs, or any potential cost savings or other synergies that management expects to realize as a result of the merger.

     The fair values of Thoratec's net assets have been estimated for the purpose of allocating the purchase price of the deemed acquisition of Thoratec and determining the pro forma effect of the acquisition on the combined financial statements. The estimated purchase price of $341 million has been assigned to the tangible and intangible assets acquired and liabilities assumed as follows (in thousands):


Net current and other assets at September 30, 2000..........  $ 42,838
FAIR VALUE ADJUSTMENTS:
  Property lease (property, plant, and equipment) -- 10 year
     life...................................................     2,590
  Patents -- 8 year life....................................    22,985
  Trademarks and tradenames -- 20 year life.................    13,852
  Acquired in-process research and development -- expensed
     at closing.............................................    75,393
  Assembled work force -- 8 year life.......................     2,321
  Developed technology -- 20 year life......................   164,210
  Goodwill -- 20 year life..................................   102,220
  Deferred tax asset........................................     9,950
  Deferred compensation -- 1 to 3 year life.................       678
                                                              --------
                                                               437,037
Less: Liabilities assumed at September 30, 2000.............   (14,690)
      Deferred tax liability................................   (81,347)
                                                              --------
                                                              $341,000
                                                              ========


IN-PROCESS RESEARCH AND DEVELOPMENT

     In connection with the merger, it is estimated that approximately $75 million of the purchase price will be allocated to in-process research and development or IPR&D. Thoratec has engaged an independent third-party appraisal company to assist in the valuation of the intangible assets acquired. This valuation is expected to be completed after the merger closes.

     The fair value assigned to purchased IPR&D was estimated by discounting, to present value, the cash flows expected to result from each Thoratec research and development project once it has reached technological feasibility. A discount rate consistent with the risks of each such project was used to estimate the present value of cash flows. In estimating future cash flows, consideration was given to other tangible and intangible assets required for the successful development of the technology resulting from each purchased

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

IPR&D project and adjusted future cash flows for a charge reflecting the contribution of these assets to each project. The estimated future cash flows resulting from IPR&D were further adjusted for the contribution of core technology to the value of each purchased IPR&D project. Based upon these cash flows the value assigned to purchased research and development was the amount attributable to the efforts of Thoratec up to the time of acquisition. This amount was estimated through application of the "stage of completion" calculation by multiplying the estimated present value of future cash flows excluding costs of completion by the percentage of completion of each purchased research and development project at the time of acquisition.

     The nature of the efforts to develop the purchased IPR&D into commercially viable products principally relates to the completion or acceleration of existing development programs, including the required completion of several phases of clinical trials and the expenditure of those general and administrative costs necessary to manage the projects and trials. Assuming the approval of such products by the FDA, costs related to the full-scale manufacturing, distribution and marketing of the products are included in the cash flow projection upon which the IPR&D value is based. The resulting net cash flows from such projects were based on Thoratec's estimates of revenues, cost of sales, research and development costs, sales and marketing, general and administrative, and the anticipated income tax effect and these estimates were those considered by the Thoratec board of directors in its evaluation of this transaction.

     The discounting of net cash flows back to their present value is based on a discount derived from the weighted average cost of capital for Thoratec. The weighted average cost of capital calculation produces the average required rate of return of an investment in an operating enterprise, based on various required rates of return from investments in various areas of that enterprise. The discount rates used in discounting the net cash flows from purchased in-process research and development projects ranged from 42% to 48%. These discount rates are higher than the implied overall rate of return on the Thoratec acquisition which was computed to be 38%, due to the inherent uncertainties surrounding the successful development of the IPR&D.

     The forecast data employed in the analyses were based upon product level forecast information obtained by Thoratec from numerous internal and external sources. Thoratec management has reviewed and challenged the forecast data and related assumptions and used the information in analyzing IPR&D. The forecast data and assumptions are inherently uncertain and unpredictable. However, based upon the information available at this time, Thoratec believes the forecast data and assumptions to be reasonable. These assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the forecasted results. Any such variance may result in a material adverse effect on the future financial condition and results of operations of Thoratec after the merger.

     In the allocation of purchase price to the IPR&D, the concept of alternative future use was specifically considered for each of the programs under development. The acquired IPR&D consists of Thoratec's work to complete each of the identified programs. The programs are each very specific to the disease condition and market for which they are intended. There are no alternative uses for the in-process programs if the programs fail in clinical trials or are otherwise deemed unfeasible. The development effort for the acquired IPR&D does not possess an alternative future use for Thoratec after the merger as defined by generally accepted accounting principles.

     Set out below is a brief description of IPR&D projects including an estimate of when Thoratec believes it may realize revenues from the sale of these products in the respective application.

     PVAD (Discharge and Therapeutic Recovery)

     PVAD is a paracorporeal ventricular assist device intended to be used to support patients before and after hospital discharge, as a bridge-to-transplant or as a bridge-to-recovery for patients undergoing open-heart surgery or suffering from acute cardiac failure or various infections. Thoratec has undertaken a series of clinical studies and trials designed to demonstrate the system's role as a support or alternative to transplant. Clinical trials are scheduled for completion in 2000 and 2001 for these various indications.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     Future costs for these programs are estimated at approximately $3.5 million. A discount rate of 42% was applied to the estimated cash flows associated with these programs.

     TLC-II Driver

     The TLC-II driver is a lightweight portable pneumatic drive unit for use with Thoratec's VAD pump, promoting greater patient mobility and self-care. Thoratec is in the final stages of obtaining FDA approval. Assuming favorable results in these studies, it is expected that approval to market this product in the U.S. will be obtained late in 2000 or early 2001.

     The future cost of this program is estimated to be approximately $1 million. A discount rate of 42% was applied to these estimated cash flows.

     IVAD

     The implantable VAD, or IVAD, is a ventricular assist device intended to provide the option for implantation within the body. Thoratec is currently undertaking animal testing and preclinical studies and estimates that approval in the U.S. will be received in 2002.

     The future cost of this program is estimated to be approximately $5.5 million. A discount rate of 42% was applied to these estimated cash flows.

     Aria

     The Aria graft is a small diameter prosthetic graft for use in coronary artery bypass surgery. The graft is currently in clinical trials. Product launch is anticipated in the U.S. in 2003.

     The future cost of this program is estimated to be approximately $5.8 million. A discount rate of 48% was applied to these estimated cash flows.

     The Thoratec research and development programs currently in process were valued as follows:

PVAD (Discharge and Therapeutic recovery)...................  $14,867
TLC-II......................................................    1,801
IVAD........................................................      963
Aria Graft..................................................   57,762
                                                              -------
                                                              $75,393
                                                              =======

   ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The adjustments to the unaudited pro forma combined condensed balance sheet as of September 30, 2000 and the pro forma combined condensed statements of operations for the year ended January 1, 2000 and for the nine months ended September 30, 2000 in connection with the proposed merger are presented below:

  (1)   Adjustment to cost of revenues:
        Allocation of depreciation expense related to the fair value adjustment of the property lease (depreciation period 10
        years)......................................................  $   140
  (2)   Adjustment to selling, general, and administrative expenses:
        Allocation of depreciation expense related to the fair value adjustment of the property lease (amortization period 10
        years)......................................................  $    67

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

  (3)   Adjustment to research and development expenses:
        Allocation of depreciation expense related to the fair value adjustment of the property lease (amortization period 10
        years)......................................................  $    52
  (4)   Adjustments to amortization of goodwill and other intangible assets:
        Amortization of other intangible assets (amortization period
        20 years)...................................................  $ 8,903
        Amortization of other intangible assets (amortization period
        8 years)....................................................    3,163
        Amortization of goodwill (amortization period 20 years).....    5,111
        Amortization of deferred compensation.......................      339
                                                                      -------
                                                                      $17,516
                                                                      =======
  (5)   Adjustment to provision (benefit) for income taxes:
        Record deferred tax benefit related to amortization of
        intangible assets...........................................  $(5,065)

        The pro forma per share net income (loss) before extraordinary item is computed by dividing the pro forma net income (loss) before extraordinary item by the pro forma weighted average number of shares
  (6) outstanding, assuming Thoratec and Cardiosystems had merged at the beginning of the earliest period presented. The pro forma weighted average number of shares outstanding, and required pro forma adjustment to the weighted shares outstanding, are calculated as follows for the year ended January 1, 2000 and the nine months ended
        September 30, 2000:

                                                             BASIC     DILUTED
                                                             ------    -------
For the year ended January 1, 2000:
  Cardiosystems weighted average shares....................  38,443    38,482
  Multiplied by exchange ratio of 0.835....................   0.835     0.835
                                                             ------    ------
  Equivalent Thoratec shares...............................  32,100    32,132
  Add Thoratec weighted average shares.....................  20,446    20,446
                                                             ------    ------
                                                             52,546    52,578
  Anti-dilutive correction.................................      --       (32)
                                                             ------    ------
  Pro forma combined weighted average shares outstanding...  52,546    52,546
  Less combined weighted average shares before exchange
     ratio effects.........................................  58,889    58,928
                                                             ------    ------
  Required pro forma adjustment............................  (6,343)   (6,382)
                                                             ======    ======
                                                             BASIC     DILUTED
                                                             ------    -------
For the nine months ended September 30, 2000:
  Cardiosystems weighted average shares....................  38,549    38,573
  Multiplied by exchange ratio of 0.835....................   0.835     0.835
                                                             ------    ------
  Equivalent Thoratec shares...............................  32,188    32,208
  Add Thoratec weighted average shares.....................  21,634    21,634
                                                             ------    ------
                                                             53,822    53,842
  Anti-dilutive correction.................................      --       (20)
                                                             ------    ------
  Pro forma combined weighted average shares outstanding...  53,822    53,822

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                             BASIC     DILUTED
                                                             ------    -------
  Less combined weighted average shares before exchange
     ratio effects.........................................  60,183    60,207
                                                             ------    ------
  Required pro forma adjustment............................  (6,361)   (6,385)
                                                             ======    ======


  (7)   Adjustment to cost of revenues:
        Allocation of depreciation expense related to the fair value  $     105
        adjustment of the property lease (amortization period 10
        years)......................................................
  (8)   Adjustment to selling, general and administrative expenses:
        Allocation of depreciation expense related to the fair value  $      50
        adjustment of the property lease (amortization period 10
        years)......................................................
  (9)   Adjustment to research and development expenses:
        Allocation of depreciation expense related to the fair value  $      39
        adjustment of the property lease (amortization period 10
        years)......................................................
  (10)  Adjustments to amortization of goodwill and other intangible assets:
        Amortization of other intangible assets (amortization period  $   6,678
        20 years)...................................................
        Amortization of other intangible assets (amortization period      2,372
        8 years)....................................................
        Amortization of goodwill (amortization period 20 years).....      3,833
        Amortization of deferred compensation.......................        254
                                                                      ---------
                                                                      $  13,137
                                                                      =========
  (11)  Adjustments to provision (benefit) for income taxes:
        Record tax provision for Thoratec due to change in valuation  $     400
        allowance on deferred tax asset.............................
        Record deferred tax benefit related to amortization of           (3,650)
        intangible assets...........................................
                                                                      ---------
                                                                         (3,250)
                                                                      =========
  (12)  Adjustments to short-term available-for-sale investments
        (assumes that short-term investments will be sold and
        purchased to provide required cash):
        Segregation of cash in connection with the guaranty of the    $ (45,000)
        subordinated convertible debentures.........................
        Payment of cash in settlement of intercompany payable.......       (939)
                                                                      ---------
                                                                      $ (45,939)
                                                                      =========

  (13)  Adjustment to leasehold improvements (property, plant and equipment):
        Adjust property lease to estimated fair value...............  $   2,590

  (14)  Adjustment to deferred tax asset:
        Adjust valuation allowance on Thoratec current deferred tax   $     970
        asset.......................................................

        Adjust valuation allowance on Thoratec non-current deferred       8,980
        tax asset...................................................

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

  (15)  Adjustment to intangible and other assets:
        Segregation of cash in connection with the guaranty of the    $  45,000
        subordinated convertible debentures.........................
        Record other intangible assets -- 20 year life..............    178,062
        Record other intangible assets -- 8 year life...............     25,306
                                                                      ---------
                                                                      $ 248,368
                                                                      =========
  (16)  Adjustment to goodwill:
        Record goodwill arising from merger.........................  $ 102,220

  (17)  Adjustment to accounts payable:
        To record estimated additional merger related liabilities     $  12,576
        for accounting, investment banking, legal, advisory and
        other liabilities related to merger.........................

  (18)  Adjustment to due to parent company and affiliated
        companies:
        Payment of cash in settlement of intercompany payable.......  $    (939)

  (19)  Adjustment to deferred tax liability:
        Record deferred tax liability on intangible assets..........  $  81,347

  (20)  Adjustments to common stock:
        Purchase price -- net of transaction costs..................  $ 336,428
        Retirement of Cardiosystems treasury stock..................    (51,869)
        Elimination of Thoratec common stock........................    (89,750)
        Reclassification of Cardiosystems capital in excess of par       96,511
        to common stock.............................................
                                                                      ---------
                                                                      $ 291,320
                                                                      =========
  (21)  Adjustments to capital in excess of par/paid-in capital:
        Reclassification of Cardiosystems capital in excess of par    $ (96,511)
        to common stock.............................................
        Elimination of Thoratec paid-in capital.....................     (2,541)
                                                                      ---------
                                                                      $ (99,052)
                                                                      =========
  (22)  Adjustments to retained earnings:
        Adjustment to record IPR&D at estimated fair value at date    $ (75,393)
        of merger...................................................
        Elimination of Thoratec retained earnings...................     56,058
                                                                      ---------
                                                                      $ (19,335)
                                                                      =========
  (23)  Adjustments to other shareholders' equity items:
        Retirement of Cardiosystems treasury stock..................  $  51,869
        Record deferred compensation................................       (678)
        Elimination of Thoratec's accumulated other comprehensive            81
        items.......................................................

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

  (24)  The adjustment to common shares outstanding at September 30, 2000, is calculated as follows:
        As of September 30, 2000:                                        38,562
        Cardiosystems shares outstanding............................
        Multiplied by exchange ratio of 0.835.......................      0.835
                                                                      ---------
        Equivalent Thoratec shares..................................     32,199
        Add Thoratec shares outstanding.............................     22,419
                                                                      ---------
        Pro forma combined shares outstanding.......................     54,618
        Less combined shares outstanding before exchange ratio           60,981
        effect......................................................
                                                                      ---------
        Required pro forma adjustment to shares outstanding.........     (6,363)
                                                                      =========

  (25) The book value per share is computed by dividing total shareholders' equity by the number of shares outstanding.

                     MARKET PRICE AND DIVIDEND INFORMATION

     Thoratec's common stock is traded on the Nasdaq National Market under the symbol "THOR". Cardiosystems' common stock is traded on the American Stock Exchange under the symbol "TCA". The following table sets forth, for the periods indicated, the quarterly high and low close prices per share of Thoratec common stock (as reported on the Nasdaq National Market) and Cardiosystems common stock (as reported on the American Stock Exchange).


                                                               THORATEC         CARDIOSYSTEMS
                                                            ---------------    ---------------
                                                             HIGH      LOW      HIGH      LOW
                                                            ------    -----    ------    -----
FISCAL YEAR ENDED JANUARY 1, 2000:
  First Quarter...........................................  $ 8.63    $6.25    $11.06    $7.94
  Second Quarter..........................................   11.00     6.50     12.25     6.75
  Third Quarter...........................................   11.63     6.38     11.06     6.69
  Fourth Quarter..........................................    9.75     5.50      8.00     5.38
FISCAL YEAR ENDING DECEMBER 30, 2000:
  First Quarter...........................................  $19.88    $8.50    $15.94    $6.13
  Second Quarter..........................................   18.63     8.50     14.25     8.63
  Third Quarter...........................................   24.75    15.13     10.25     8.25
  Fourth Quarter..........................................   20.56     7.75      9.75     5.75


RECENT SHARE PRICE


     The table below presents the per share closing prices of Thoratec common stock on the Nasdaq National Market and Cardiosystems common stock on the American Stock Exchange and the pro forma equivalent market value of Thoratec common stock to be issued for Cardiosystems common stock in the merger as of the dates specified. October 3, 2000 was the last trading date before announcement of the merger agreement. December 29, 2000 was the last trading day before this statement was released for printing.



                                                                                            COMMON
                                                             THORATEC    CARDIOSYSTEMS      STOCK
                                                              COMMON        COMMON        EQUIVALENT
THORATEC                                                      STOCK          STOCK          VALUE
--------                                                     --------    -------------    ----------
October 3, 2000............................................   $17.75        $ 8.38          $14.82
December 29, 2000..........................................    11.00          8.75            9.19


     Stockholders are advised to obtain current market quotations for Thoratec stock and Cardiosystems stock. No assurance can be given as to the market prices of Thoratec stock or Cardiosystems stock at any time before the merger or the market price of Thoratec stock at any time after merger. Because the exchange ratio is fixed, the exchange ratio will not be adjusted to compensate Cardiosystems' stockholders for decreases in the market price of Thoratec stock that have and could occur before or after the merger closes. Nor will the exchange ratio be adjusted to compensate Thoratec's shareholders for increases in the market price of Thoratec stock that have or could occur.

DIVIDENDS

     Neither Thoratec nor Cardiosystems has ever declared or paid any cash dividends on its stock. Under the merger agreement, Thoratec and Cardiosystems have agreed not to pay cash dividends pending completion of the merger, without the written consent of the other. If the merger is not completed, the Cardiosystems board anticipates that it would continue its policy of retaining any and all earnings to finance the expansion of its business. Thoratec expects to retain any and all earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends before or after the merger.

                              THE THORATEC MEETING

     The date, time and place of the special meeting of Thoratec shareholders are:

                              February 13, 2001
                              10:00 a.m. Pacific Standard Time
                              Thoratec Laboratories Corporation
                              6035 Stoneridge Drive
                              Pleasanton, California 94588

PURPOSE OF THE THORATEC SPECIAL MEETING

     Thoratec is furnishing this statement to its shareholders in connection with the solicitation of proxies by Thoratec's board of directors relating to the proposed merger of Merger Sub into Cardiosystems and the other proposals to be presented to Thoratec's shareholders described in this statement. The Thoratec board of directors will use the proxies at the special meeting of Thoratec's shareholders to be held on February 13, 2001 and at any adjournment or postponement of that meeting.

     The special meeting is being held so that Thoratec's shareholders may consider and vote on the following proposals:

          1. To consider and vote on the proposed merger of a newly-formed subsidiary of Thoratec into Cardiosystems as contemplated by the merger agreement. In the merger, Thoratec will issue 0.835 of a share of its common stock for each outstanding share of Cardiosystems common stock, and Cardiosystems will become a wholly-owned subsidiary of Thoratec.

          2. To consider and vote on an amendment to the Thoratec option plan to increase the authorized number of shares of Thoratec common stock reserved for issuance under options granted under the Thoratec option plan by 3,600,000 shares, not including the 2,800,000 shares covered by proposal 3 below. This increase will facilitate Thoratec's assumption of options to purchase shares of Cardiosystems common stock that are outstanding when the merger closes and the grant of additional options, over time after the merger closes, to Thoratec's expanded employee base.

          3. To consider and vote on an amendment to the Thoratec option plan to increase the number of shares of Thoratec common stock reserved for issuance under options granted under the Thoratec option plan by 2,800,000 shares (a total of 6,400,000 shares if proposals 2 and 3 are both approved). Proposal 3 is unrelated to the merger. Because only 409,465 shares remain available for the grant of options to employees by Thoratec, this increase will allow Thoratec to continue to attract and retain qualified Thoratec personnel whether or not the merger is completed.

          4. To consider and vote on an amendment to Thoratec's Articles of Incorporation to change the company's name from "Thoratec Laboratories Corporation" to "Thoratec Corporation."


          In effect, proposals 1 and 2 are contingent upon each other. The effect is that, if the merger is not approved, the increase in the Thoratec option plan contemplated by proposal 2 will not be implemented. Likewise, if the increase in the Thoratec option plan contemplated by proposal 2 is not approved, the merger will not close. Proposals 1 and 2 are contingent on each other because the terms of the merger require Thoratec to grant options authorized by proposal 2 and because proposal 2 is not necessary if the merger is not approved.


RECORD DATE AND OUTSTANDING SHARES


     Thoratec's board of directors has fixed the close of business on December 29, 2000 as the record date for the special Thoratec meeting. Only holders of record of Thoratec's common stock at the close of business on the record date are entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, there were 22,421,775 shares of Thoratec common stock outstanding and entitled to vote. Those shares were held by approximately 650 record shareholders. Thoratec has been informed that there are in excess of 4,000 beneficial owners of that stock.

VOTE AND QUORUM REQUIRED

     Holders of Thoratec stock are entitled to one vote for each share held as of the record date. Approval of proposals 1 and 4 (the proposals regarding the merger agreement and merger, and the change in Thoratec's name) to be voted on by Thoratec's shareholders requires the affirmative vote of a majority of the shares of Thoratec common stock outstanding as of the record date for the meeting. Approval of proposals 2 and 3 (the proposals to amend Thoratec's option plan) to be voted on by Thoratec's shareholders requires the affirmative vote of a majority of the shares of Thoratec common stock present or represented at the meeting. Attendance at the meeting in person or by proxy of a majority of Thoratec's outstanding shares is required for a quorum.

     On the record date, directors, executive officers and more-than-10% shareholders of Thoratec as a group beneficially owned approximately 7,683,500 shares of Thoratec stock, excluding any shares issuable upon the exercise of options. Those shares constituted approximately 34.3% of the shares of Thoratec stock outstanding on that date.

VOTING OF PROXIES, ABSTENTIONS AND BROKER NON-VOTES

     All properly executed proxies received before the vote at the special Thoratec meeting and not properly revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted FOR proposals 1, 2, 3 and 4, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

     If a broker, bank, custodian, nominee or other record holder of Thoratec's stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (this is called a broker non-vote), those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes and also abstentions will count as votes against proposals 1 and 4. With respect to proposals 2 and 3, abstentions will count as votes cast and, accordingly, will have the same effect as votes against the proposal, while broker non-votes will not count as votes cast and therefore will have no effect on the proposal even if a quorum is present.

CALIFORNIA DISSENTERS' RIGHTS

     Under Chapter 13 of the California law, Thoratec's shareholders may be entitled to exercise dissenters' rights in connection with the merger. The following summary of Chapter 13 is not intended to be a complete statement of its provisions. Thoratec shareholders are urged to read the full text of Chapter
13. A copy is attached as Annex F.

     Because Thoratec's stock is listed on the Nasdaq National Market, no Thoratec shareholder, except holders of shares that are subject to transfer restrictions, will have the right to exercise dissenters' rights under Chapter 13 in connection with the merger unless holders of at least 5% of the outstanding shares of Thoratec stock properly exercise dissenters' rights in the manner described below. One of the conditions to Thoratec's and Cardiosystems' obligations to close the merger is that the 5% threshold not be met. Accordingly, either Thoratec or Cardiosystems can refuse to complete the merger if holders of 5% or more of the outstanding Thoratec stock properly exercise dissenters' rights in connection with the merger. In addition, even though a shareholder who wishes to exercise dissenters' rights is required to take certain actions before the Thoratec special meeting, if the merger agreement is later terminated and the merger is abandoned, no Thoratec shareholder will have the right to any payment from Thoratec by reason of having taken that action. The following discussion is subject to those qualifications.

     For a Thoratec shareholder to exercise dissenters' rights as to any shares of Thoratec stock in connection with the merger, the shareholder must vote against the merger and merger agreement and make a written demand to have Thoratec purchase the shares at their fair market price. The demand must:

          1. be made by the record holder of the shares; thus, a beneficial owner of Thoratec stock registered in the record ownership of another person (such as a broker or nominee) should instruct the record holder to follow the procedures for perfecting dissenters' rights if the beneficial owner wants to dissent with respect to any or all of those shares

          2. be mailed or otherwise directed to, and received by, Thoratec Laboratories Corporation, 6035 Stoneridge Drive, Pleasanton, California 94588, Attention: Corporate Secretary not later than the date of the special meeting

          3. specify the shareholder's name and mailing address and the number of Thoratec shares held of record

          4. state that the shareholder is demanding purchase of the shares and payment of their fair market value and

          5. state the price which the shareholder claims to be the relevant (see below) fair market value of the shares (this statement will constitute an offer by the shareholder to sell the shares to Thoratec at that price).

     In addition, within 30 days after notice of the approval of the merger is mailed to shareholders, the shareholder must also submit to Thoratec, for endorsement as dissenting shares, the stock certificates representing the Thoratec shares as to which the shareholder is exercising dissenters' rights.

     Thoratec shares held by shareholders who have perfected their dissenters' rights in accordance with Chapter 13 and have not withdrawn their demands or otherwise lost their rights are referred to in this summary as "dissenting shares."

     Within ten days after approval of the merger by Thoratec's shareholders, Thoratec must mail a notice of the approval to all record holders of Thoratec shares who voted against the merger proposal at the special meeting and made timely demands for purchase. This notice must state the price determined by Thoratec to represent the relevant fair market value of the dissenting shares. Chapter 13 states that the fair market value, for this purpose, is determined "as of the day before the first announcement" of the terms of the proposed merger. The statute does not explain whether, in the case of a publicly traded company like Thoratec, "day" means trading day or calendar day. The terms of the merger were first announced when the merger agreement was signed, which was shortly after the close of the trading day for Thoratec's stock on the Nasdaq National Market on October 3, 2000. Thoratec believes (and in any litigation would assert) that, given the clear rationale for the statutory rule, the better interpretation of the statute should be that the fair market value of its stock for purposes of Chapter 13 should be determined as of October 3, 2000.

     Thoratec's notice must also include a brief description of the procedures to be followed by those holders in order to pursue their dissenters' rights and a copy of Sections 1300-1304 of Chapter 13. A statement of price by Thoratec will constitute an offer by Thoratec to purchase the dissenting shares at the stated amount if the merger closes.

     Irrespective of the percentage of Thoratec shares with respect to which demands for appraisal have been properly filed, Thoratec must mail the notice referred to in the preceding paragraph to any shareholder who has filed a demand with respect to Thoratec shares that are subject to transfer restrictions imposed by Thoratec. Thoratec is not aware of any transfer restrictions on its shares, except for those restrictions which apply to some of the shares held by shareholders who are deemed to be affiliates of Thoratec as that term is defined in Rule 144 adopted by the SEC under the Securities Act. Any shareholders who believe there is another type of restriction on their shares should consult with their own advisor as to the nature of the restriction and its relationship to the availability of dissenters' rights in connection with the merger.

     If Thoratec and a dissenting shareholder agree that the shares are dissenting shares and agree on the purchase price of the shares, the dissenting shareholder is entitled to receive the agreed-upon price with interest at the legal rate on judgments from the date of that agreement. Payment for the dissenting shares must be made within 30 days after the later of the date of that agreement or the date on which all statutory and contractual conditions to the merger are satisfied. Payments are also conditioned on the surrender to Thoratec of the certificates representing the dissenting shares.

     If Thoratec denies that shares are dissenting shares or the shareholder fails to agree with Thoratec as to the fair market value of the shares, then, within the time period provided by Section 1304(a) of Chapter 13, any shareholder who has made a valid written demand and has not voted in favor of approval of the merger may file a complaint in the superior court in the proper California county requesting a determination as to whether the shares are dissenting shares or as to the fair market value of the holder's shares, or both, or may intervene in any pending action brought by any other Thoratec shareholder.

     On the trial of the action, the court determines the issues. If the status of the shares as dissenting shares is in issue, the court first resolves that issue. If the fair market value of the dissenting shares is in issue, the court determines, or appoints one or more impartial appraisers to determine, the fair market value of the shares.

     If the court appoints an appraiser or appraisers, they proceed to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of the appraisers, make and file a report in the office of the clerk of the court. Thereafter, on the motion of any party, the report is submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     If the single appraiser or a majority of the appraisers fails to make and file a report within 10 days after the date of their appointment or within such further time as the court allows, or if the court does not confirm the report, the court determines the fair market value of the dissenting shares. Subject to
Section 1306 of Chapter 13, judgment is rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares that any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest at the legal rate from the date on which the judgment is entered.

     The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, is assessed or apportioned as the court considers equitable. However, if the price determined by the court is more than 125 percent of the price offered by the corporation, the corporation pays the costs (including, in the discretion of the court, attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date the shareholder made the demand and submitted shares for endorsement).

     Except as expressly limited by Chapter 13, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined.

     A holder of dissenting shares may not withdraw a demand for payment unless Thoratec consents to the withdrawal. Dissenting shares lose their status as dissenting shares, and dissenting shareholders cease to be entitled to require Thoratec to purchase their shares, if:

     - the merger is abandoned

     - the shares are transferred before their submission to Thoratec for the required endorsement

     - the dissenting shareholder and Thoratec do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither Thoratec nor the shareholder files a complaint or intervenes in a pending action within six months after Thoratec mails a notice that its shareholders have approved the merger or

     - with Thoratec's consent, the holder delivers to Thoratec a written withdrawal of such holder's demand for purchase of the shares.

     For federal income tax purposes, Thoratec shareholders who receive cash for their shares of Thoratec stock after exercising dissenters' rights will recognize taxable gain or loss. See "Material United States Federal Income Tax Consequences of the Merger."

EXPENSES OF PROXY SOLICITATION

     Thoratec will pay the expenses of soliciting proxies to vote shares of its stock at the special Thoratec meeting. Thoratec has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie Partners, Inc. will receive a $7,500 fee and be reimbursed for certain expenses. Cardiosystems and Thoratec are each paying half the expenses incurred in filing and printing this statement. After the original mailing of the proxies and other soliciting materials, Thoratec will request brokers, custodians, nominees and other record holders of Thoratec stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Thoratec stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, Thoratec will reimburse such holders for their reasonable expenses.

     In addition to solicitation by mail, directors, officers and key employees of Thoratec may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

PROPOSAL ONE: THE MERGER

     Proposal 1 is approval of the terms of the merger, the merger agreement and the issuance of Thoratec stock in the merger. Proposal 1 will not be implemented if proposal 2 is not also approved.

     Board Recommendation

     The board of directors of Thoratec has unanimously determined that the terms of merger and the merger agreement (including the issuance of Thoratec stock in the merger) are in the best interests of Thoratec and the Thoratec shareholders.

     The affirmative vote of the holders of a majority of the shares of Thoratec outstanding at the record date for the meeting is necessary for approval of proposal 1. Thoratec's board of directors recommends a vote "FOR" approval of proposals 1 and 2.

PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE THORATEC OPTION PLAN

     If the merger is approved and completed, Thoratec will assume the options of Cardiosystems that are outstanding just before the merger closes. In addition, Thoratec expects to grant additional options to Cardiosystems and Thoratec personnel, over time, after the merger. In order to accomplish this, Thoratec needs to increase the number of shares available for issuance under the Thoratec option plan. Accordingly, at the special meeting of Thoratec's shareholders, Thoratec's shareholders will be asked to approve an amendment to the plan to increase the number of shares available for issuance under the plan by 3,600,000. This proposal does not include the 2,800,000 shares covered by proposal 3 below. If this proposal 2 is approved by Thoratec's shareholders, Thoratec will implement it only if the merger is approved and closes.

     Board Recommendation


     The affirmative vote of holders of a majority of the shares present or represented, and voting, at the special Thoratec meeting is required for approval of proposal 2. Thoratec's board of directors recommends a vote "FOR" approval of proposals 1 and 2.


PROPOSAL THREE: APPROVAL OF AMENDMENT TO THE THORATEC OPTION PLAN

     At the special meeting, Thoratec's shareholders will also be asked to approve an amendment to the plan to increase by 2,800,000 the number of shares reserved for issuance under the plan. This proposal is unrelated to the merger. Because only 409,465 shares remain available for the grant of options to employees by Thoratec, this increase will allow Thoratec to continue to attract and retain qualified personnel even if the merger is not completed. If proposals 2 and 3 are both approved and the merger is completed, the 6,400,000 shares added to the plan will be used to assume the Cardiosystems options and to grant additional options over time to Thoratec's expanded employee base.

     Board Recommendation


     The affirmative vote of holders of a majority of the shares present or represented, and voting, at the special Thoratec meeting is required for approval of proposal 3. Thoratec's board of directors recommends a vote "FOR" approval of this proposal.

     Description of the Plan


     The purposes of the plan are to encourage selected employees, directors and consultants to improve operations and increase profits of Thoratec; to encourage selected employees, directors and consultants to accept or continue employment or association with Thoratec or its affiliates and to increase the interest of selected employees, directors and consultants in Thoratec's welfare through participation in the growth in value of the common stock of Thoratec. Thoratec can grant incentive stock options, called ISOs, and nonqualified stock options, called NQOs, under the plan. Only full-time employees of Thoratec, currently approximately 185 people, are eligible to receive ISOs or NQOs. Consultants and directors are eligible to receive only NQOs. The proposed amendments to the plan (proposals 2 and 3) would increase the number of shares reserved for issuance under the plan by a total of 6,400,000.



     Options granted expire ten years after the date of grant or earlier in the event of termination of the optionee's employment, consulting or director relationship with Thoratec. The per share exercise price of ISO's may not be less than 100% of the fair market value of Thoratec's common stock on the date of grant. The plan originally authorized 2,800,000 shares for issuance under the plan. As of December 27, 2000, a total of 126,813 shares had been purchased under options granted under the plan, an additional 2,308,096 shares were covered by outstanding options under the plan (including unvested and partially vested options) and 365,091 shares remained available for the grant of additional options under the plan. Another 44,374 shares remained available for the grant of additional options to employees under other Thoratec option plans.


     The consideration payable upon exercise of, or for tax payable in connection with, an option grant may be paid in cash, by promissory note of the participant, or by delivery of other property, including securities of Thoratec, if authorized by the administrator of the plan. Thoratec does not receive any consideration upon the grant of any options. Options generally may be exercised immediately, or may vest over two, four or five years, depending upon the particular grant, and must generally be exercised within three months after a participant's employment by, or consulting or director relationship with, Thoratec terminates. If termination is due to the participant's death, retirement or disability, the options may be exercised for six months thereafter. Shares issued upon exercise of options may be subject to a right of repurchase by Thoratec which generally lapses at the rate of 20% per year.

     Thoratec's board of directors may amend, alter or discontinue the plan or any option at any time, except that the consent of a participant is required if the participant's rights under an outstanding option would be impaired. In addition, to the extent required for the plan to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934 or, with respect to provisions solely as they relate to ISOs, to the extent required for the plan to comply with Section 422 of the amended Internal Revenue Code of 1986 (or Code). Thoratec's shareholders must approve any amendment, alteration or discontinuance of the Plan that would (i) increase the total number of shares reserved under the plan; (ii) change the minimum price terms for option exercise; (iii) change the class of employees, consultants or directors eligible to participate in the plan; (iv) extend the maximum option exercise period or (v) materially increase the benefits accruing to participants under the plan.

     Federal Income Tax Consequences of the Plan

     The following summary of federal income tax consequences is based upon existing statutes, regulations and interpretations. The applicable rules are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. This statement describes federal income tax consequences of general applicability but does not purport to describe particular consequences to each individual Plan participant or foreign, state or local income tax consequences, which may differ from United States federal income tax consequences.

     Incentive Stock Options

     Award and Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of Thoratec (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO.

However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price, called the option spread, is includable in the optionee's alternative minimum taxable income, for purposes of the alternative minimum tax. The option spread is generally measured on the date of exercise and is includable in the alternative minimum taxable income in the year of exercise.

     Special rules regarding when alternative minimum taxable income is recognized may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

     Sale of Option Shares. If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to Thoratec is taxable as long-term capital gain. Under these circumstances, Thoratec would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee disposes of stock acquired under an ISO before the end of either holding period (a disqualifying disposition), the amount by which the market value of the stock at the time the ISO is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income and Thoratec is entitled to a corresponding tax deduction. That income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a disqualifying disposition in excess of the amount required to be recognized as ordinary income is capital gain.

     Optionees are required to notify Thoratec immediately before making a disqualifying disposition. If the stock is sold to Thoratec rather than to a third party, the sale may not produce a capital gain or loss but may constitute a redemption taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a disqualifying disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long-or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on the resale of shares imposed under Section 16(b) of the Exchange
Act).

     Exercise with Stock. If an optionee pays for ISO shares with shares of Thoratec acquired under an ISO or a qualified employee stock purchase plan (in either case, a "statutory option stock"), the tender of shares is a disqualifying disposition of the statutory option stock if the above-described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods respecting the statutory stock option are satisfied, or the shares were not acquired under a statutory stock option of Thoratec, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned non-statutory option stock is used to exercise an ISO.

     Nonqualified Stock Options

     Award and Exercise.  An optionee is not taxable upon the award of an NQO.

     Federal income tax consequences upon exercise depend on whether the shares acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee timely files with the Internal Revenue Service an election under Section 83(b) of the Code with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the option spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and a Section 83(b) election is not filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse. In addition, the optionee's holding period will begin on the date of lapse.

     Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by Thoratec, and Thoratec receives a corresponding income tax deduction.

     Sale of Option Shares. Upon sale, other than to Thoratec, of shares acquired under an NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If the stock is sold to Thoratec, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to Thoratec will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" under the Code.

     Exercise with Stock. If an optionee tenders stock to pay all or part of the exercise price of an NQO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

     If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a disqualifying disposition of the surrendered stock.

PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THORATEC'S ARTICLES OF INCORPORATION TO CHANGE THORATEC'S CORPORATE NAME

     At the special meeting of Thoratec's shareholders, Thoratec's shareholders will be asked to approve an amendment to Thoratec's articles of incorporation to change Thoratec's corporate name from "Thoratec Laboratories Corporation" to "Thoratec Corporation." Thoratec's board of directors believes that this new name will better reflect Thoratec's transition from a corporation focused on research and development, as it was in its early years, to a developer, manufacturer and seller of medical devices.

     Board Recommendation

     The affirmative vote of the holders of a majority of the shares of Thoratec outstanding as of the record date for the special Thoratec meeting is required for approval of the amendment to the articles of incorporation. Thoratec's board of directors recommends a vote "FOR" approval of this proposal.

THORATEC PROXIES

     The proxy accompanying this statement (as mailed to Thoratec's shareholders) is solicited on behalf of the Thoratec board of directors for use at the special meeting of Thoratec's shareholders. Thoratec's shareholders should complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to the corporate offices of Thoratec to the attention of Thoratec's corporate secretary. All properly signed proxies that Thoratec receives before the vote at the meeting that are not properly revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR each of the proposals described in this statement to be considered at the Thoratec special meeting. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

     - delivering a written notice to the Corporate Secretary of Thoratec by any means including facsimile, bearing a date or time later than the date or time of the proxy, stating that the proxy is revoked

     - signing and delivering, before the vote at the meeting, a proxy relating to the same shares and bearing a date or time later than the proxy being revoked or

     - attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

     Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares in order to act with respect to those shares at the meeting.

     Thoratec's board of directors does not know of any matter not referred to in this statement that will be presented for action at the special Thoratec meeting. However, if any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE
 AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE
  PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR
                     PROXY AT ANY TIME BEFORE IT IS VOTED.

                           THE CARDIOSYSTEMS MEETING

     The date, time and place of the special meeting of the stockholders of Cardiosystems are:

                               February 13, 2001

                               1:00 p.m. Eastern Standard Time

                               Thermo Electron Corporation
                               81 Wyman Street
                               Waltham, Massachusetts

PURPOSE OF THE SPECIAL CARDIOSYSTEMS MEETING

     Cardiosystems is furnishing this statement to its stockholders in connection with the solicitation of proxies by the board of directors of Cardiosystems relating to the proposed merger. The Cardiosystems board of directors will use the proxies at the special meeting of Cardiosystems' stockholders to be held on February 13, 2001 and at any adjournment or postponement of that meeting.

     The special Cardiosystems meeting is being held so that Cardiosystems stockholders may consider and vote upon the following proposals:

          1. To approve the merger of Thoratec's merger subsidiary into Cardiosystems, as contemplated by the merger agreement attached to this statement as Annex A, under which each outstanding share of Cardiosystems stock will be converted into the right to receive 0.835 of a share of Thoratec common stock and Cardiosystems will become a wholly-owned subsidiary of Thoratec.

          2. To transact any other business that properly comes before the special meeting or any adjournments or postponements of that meeting.

RECORD DATE AND OUTSTANDING SHARES


     The board of directors of Cardiosystems has fixed the close of business on December 29, 2000 as the record date for the special Cardiosystems meeting. Only holders of record of Cardiosystems common stock at the close of business on the record date are entitled to notice of and to vote at that meeting and at any adjournments or postponements of the meeting. As of the close of business on that record date, there were 38,580,231 shares of Cardiosystems common stock outstanding and entitled to vote held of record by approximately 383 stockholders. Cardiosystems has been informed that there are approximately 5,363 beneficial owners of that stock.

VOTE AND QUORUM REQUIRED

     Holders of Cardiosystems stock are entitled to one vote for each such share held as of the record date. Approval of the proposal to be voted on by Cardiosystems' stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of Cardiosystems stock as of the record date. Attendance at the meeting in person or by proxy of a majority of the outstanding shares of such Cardiosystems stock is required for a quorum.

     On the record date, the Thermo Electron beneficially owned 23,129,293 shares of Cardiosystems stock, representing approximately 60% of the Cardiosystems stock outstanding. Thermo Electron has agreed to vote all its Cardiosystems common stock in favor of approval of the merger and merger agreement. Thermo Electron will only be released from this obligation if the Cardiosystems board of directors withholds or withdraws its recommendation of the merger under the circumstances permitted by the merger agreement.

     On the record date, directors, executive officers and affiliates of Cardiosystems as a group beneficially owned approximately 23,269,304 shares of Cardiosystems stock, excluding any shares issuable upon the exercise of options or in connection with Cardiosystems' deferred compensation plan for directors, which constituted 60.3% of the shares of Cardiosystems outstanding on that date.

VOTING OF PROXIES, ABSTENTIONS AND BROKER NON-VOTES


     All properly executed proxies received before the vote at the special Cardiosystems meeting and not properly revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted "FOR" the proposal to approve the merger agreement and the merger, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.


     Shares subject to broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will count as a vote against any proposal considered at the special Cardiosystems meeting.

MASSACHUSETTS DISSENTERS' RIGHTS

     Sections 85 through 98 of Chapter 156B of the Massachusetts General Laws, which we call the Massachusetts appraisal statute, entitle any holder of Cardiosystems stock, who files a written objection to the proposal to approve the merger and merger agreement before the vote at the Cardiosystems stockholder meeting and does not vote in favor of that proposal, to demand in writing that Cardiosystems pay that holder, in cash, the fair value of such shares exclusive of any element of value arising from the expectation or accomplishment of the merger. A copy of the Massachusetts appraisal statute is attached as Annex G. Cardiosystems stockholders who follow the procedures set out in the Massachusetts appraisal statute for any of their Cardiosystems shares will be entitled to have a court appraise those shares and receive that fair value, together with interest, if the merger closes.

     The following is a summary of certain features of the Massachusetts appraisal statute. It is qualified by reference to the full text of the statute.

     A stockholder who intends to exercise appraisal rights must deliver to Cardiosystems, before the vote of Cardiosystems' stockholders on the merger and merger agreement, a written objection to the merger and merger agreement, stating that the stockholder intends to demand payment for shares held by the stockholder if the merger closes. The written objection should be addressed to Thermo Cardiosystems Inc., c/o Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454, Attention: Clerk. A vote against the merger proposal, not coupled with a timely written objection, will not serve to perfect appraisal rights. The written objection must be in addition to and separate from any proxy or vote against the proposal.

     Cardiosystems stockholders should execute any demand for appraisal in the stockholder's name as it appears on the stockholders' stock certificates. If the stockholder owns shares in a fiduciary capacity, such as a trustee, guardian or custodian, the stockholder should execute the demand in that capacity. If more than one person owns the shares (for example, a joint tenancy or tenancy in common), all the joint owners should execute the demand.


     A record holder, such as a broker who holds shares of Cardiosystems common stock as a nominee for beneficial owners, must exercise appraisal rights on behalf of those beneficial owners. Any person having a beneficial interest in any Cardiosystems shares held of record in the name of another person (for example, a broker or nominee) must act promptly to cause the record holder to take the steps summarized here, in a timely manner, in order to perfect the beneficial owner's appraisal rights. The written demand should set forth the number of shares covered by the demand. Unless a demand specifies a lesser number of shares, Cardiosystems will treat the demand as applying to all the shares held in the name of the record holder.


     Stockholders who wish to exercise appraisal rights may not vote in favor of the proposal to approve the merger and merger agreement. A stockholder who votes in favor of that proposal will not be entitled to exercise appraisal rights. The submission of a signed blank proxy card will serve to waive appraisal rights. However, failure to return a proxy card or vote (or abstaining from voting) will not waive appraisal rights.

     Within ten days after the merger closes, Cardiosystems will notify each record holder of shares of Cardiosystems stock who has purported to comply with the Massachusetts appraisal statute and whose shares were not voted in favor of the merger and the merger agreement that the merger closed. That notice will not be deemed to confer any rights. In other words, if the Cardiosystems stockholder has not properly perfected appraisal rights, the notice will not change that. Cardiosystems or its agent will send the notice by registered or certified mail, addressed to the stockholder at the stockholder's last known address as it appears on the records of Cardiosystems' transfer agent immediately before the merger. Within 20 days after that notice is mailed, the Cardiosystems stockholder must demand an appraisal in writing. Failure to make such a demand, within that period, will serve to waive appraisal rights.

     Once a Cardiosystems stockholder submits a demand for appraisal, the stockholder may withdraw the demand only with Cardiosystems' approval. If the demand is effectively withdrawn, then, absent an agreement between the stockholder and Cardiosystems to the contrary, the stockholder would receive the Thoratec stock and any cash in lieu of a fractional share payable to stockholders who did not exercise appraisal rights.

     A Cardiosystems stockholder who perfects appraisal rights and reaches agreement with Cardiosystems on the fair value of the stockholder's shares will receive that value, with interest, by check. If the stockholder and Cardiosystems do not reach agreement on fair value within 30 days after the end of the 20-day period during which stockholders must make their demands for appraisal, either Cardiosystems or the stockholder may bring an action, within four months after the end of those 30 days, to have the fair value determined through judicial proceedings in the Massachusetts Superior Court for Middlesex County. Neither Cardiosystems nor Thoratec will have any obligation, and currently do not have any intention, to elect to cause the fair value of the shares of dissenting stockholders to be determined through judicial proceedings.

     Although Massachusetts courts have broad discretion in determining the fair value of stock of dissenting stockholders, they generally have used a weighted average of the market, earnings and asset values for the stock. The Massachusetts Supreme Judicial Court recently held that this method is an appropriate, but not required, method for determining the fair value of stock of dissenting stockholders. The trial judge may determine the appropriate valuation method to apply. The Massachusetts appraisal statute requires that Cardiosystems pay a fair rate of interest on any award determined by the court. Interest runs from the date the Cardiosystems board approved the merger.

     For federal income tax purposes, Cardiosystems stockholders who receive cash for their shares of Cardiosystems stock after exercising appraisal rights will recognize taxable gain or loss. See "Material United States Federal Income Tax Consequences of the Merger."

EXPENSES OF PROXY SOLICITATION

     Cardiosystems will pay the expenses of soliciting proxies to vote shares of its common stock. Thoratec and Cardiosystems are each paying half the expenses incurred in filing and printing this statement. After the original mailing of the proxies and other soliciting materials, Cardiosystems will request brokers, custodians, nominees and other record holders of Cardiosystems stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Cardiosystems stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, Cardiosystems will reimburse such holders for their reasonable expenses.

     Cardiosystems does not anticipate it will solicit proxies in person or by telephone, telegram or other means of communication other than this statement.

CARDIOSYSTEMS PROXIES

     The proxy accompanying this statement (as mailed to Cardiosystems' stockholders) is solicited on behalf of the Cardiosystems board of directors for use at the special Cardiosystems meeting. Cardiosystems stockholders should complete, date and sign that proxy and promptly return it in the enclosed envelope or otherwise mail it to the corporate offices of Cardiosystems to the attention of Cardiosystems' corporate clerk. All properly signed proxies Cardiosystems receives before the vote at the Cardiosystems meeting that are not properly revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR the proposal regarding the merger. Cardiosystems stockholders may revoke their proxy at any time before it is exercised at the meeting by taking any of the following actions:

     - delivering a written notice to the corporate clerk of Cardiosystems by any means, including facsimile, bearing a date or time later than the date or time of the proxy, stating that the proxy is revoked

     - signing and delivering, before the vote at the meeting, a proxy relating to the same shares and bearing a date or time later than the proxy being revoked or

     - attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

     Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares in order to act with respect to those shares at the meeting.

     The board of directors of Cardiosystems does not know of any matter not described in this statement that will be presented for action at the special Cardiosystems meeting. However, if any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

RECOMMENDATION OF THE CARDIOSYSTEMS BOARD OF DIRECTORS

     The board of directors of Cardiosystems has unanimously determined that the terms of the merger and the merger agreement are in the best interests of Cardiosystems and the Cardiosystems stockholders. Accordingly, the Cardiosystems board of directors recommends that Cardiosystems' stockholders vote FOR the proposal to approve the merger and the merger agreement.

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE
 AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE
  PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR
                     PROXY AT ANY TIME BEFORE IT IS VOTED.

                                   THE MERGER

     This section of this statement describes the proposed merger. While Thoratec and Cardiosystems believe this description covers the material terms of the merger and related matters, it may not contain all the information that is important to you. You should carefully read this entire statement, the merger agreement and the other documents referred to for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

     On January 17, 2000, Thermo Electron (Cardiosystems' majority stockholder) formally engaged J.P. Morgan and The Beacon Group to provide strategic and financial advice with regard to a restructuring plan being considered by Thermo Electron's management. On January 31, 2000, Thermo Electron publicly announced a broad-based restructuring plan, including its intention to pursue the divestiture of Cardiosystems.

     Beginning in March 2000, representatives of J.P. Morgan contacted parties, including Thoratec, whom J.P. Morgan and Cardiosystems believed might have a strategic interest in pursuing a transaction with Cardiosystems. J.P. Morgan also contacted several parties that J.P. Morgan and Cardiosystems believed might have a financial interest in pursuing a transaction with Cardiosystems.

     On March 16, 2000, Thoratec signed a confidentiality agreement regarding information concerning Cardiosystems and subsequently received materials about Cardiosystems' products, business and prospects.

     On April 28, 2000, to initiate the due diligence process Thoratec submitted a preliminary, non-binding indication of interest regarding a proposed acquisition of Cardiosystems by Thoratec. Thoratec indicated it would be willing to pay between $11.00 and $12.50 in Thoratec common stock for each share of Cardiosystems common stock, subject to satisfactory completion of due diligence by Thoratec. Other parties previously contacted by J.P. Morgan also submitted non-binding indications of interest. After J.P. Morgan and Cardiosystems reviewed these indications of interest, certain parties, including Thoratec, were permitted to conduct further due diligence regarding Cardiosystems.

     On May 18 and 19, 2000, due diligence meetings were held in Waltham, Massachusetts. At those meetings, Cardiosystems' management team made presentations to, and answered questions from, Thoratec's management team about Cardiosystems' clinical milestones, sales and marketing strategy, research and development, and historical and financial performance. A facilities tour was also conducted.

     Between May 19 and June 14, 2000, Thoratec and Cardiosystems participated in a series of follow-up due diligence calls.

     On June 15, 2000, representatives of Thoratec, including Keith Grossman, Tom Burnett and Cheryl Hess, met with the management of Cardiosystems, including Mike Kleine, Vic Poirier and Joe Tobin, in Waltham, Massachusetts to discuss the Cardiosystems business and present their intended strategy and perceived benefits of combining Cardiosystems and Thoratec. In addition, Thoratec received additional financial and business due diligence information. After this meeting, Thoratec management conducted a detailed review of financial projections provided by Cardiosystems and derived their own set of projections that reflected a downward revision to the projections presented by Cardiosystems. Through the signing of the merger agreement, Thoratec's representatives continued their due diligence investigation of Cardiosystems.

     On June 22, 2000, Cardiosystems' board of directors held a regularly scheduled meeting. At that meeting, J.P. Morgan updated the board on the solicitation of indications of interest in Cardiosystems, including the one by Thoratec. J.P. Morgan reported on the ongoing due diligence investigation by Thoratec and the possibility that Thoratec would submit a revised proposal for the acquisition of Cardiosystems in a stock-for-stock transaction.

     On June 26, 2000, J.P. Morgan informed Lehman Brothers that Thermo Electron and Cardiosystems were speaking with other prospective purchasers of Cardiosystems but that there was still significant interest in the Thoratec proposal. Lehman Brothers confirmed to J.P. Morgan Thoratec's interest in continuing discussions.

     On June 30, 2000, Thoratec submitted a revised proposal to acquire Cardiosystems in a stock-for-stock transaction in which Cardiosystems' stockholders would receive 0.66 of a share of Thoratec common stock for each share of Cardiosystems common stock, resulting in a 52% ownership stake for the Cardiosystems stockholders in the combined company. This proposal was subject to the signing of an exclusivity agreement by Cardiosystems and Thermo Electron, completion of confirmatory due diligence by Thoratec and approval by the Thoratec board of directors, among other conditions.

     Commencing in July 2000 through the signing of the merger agreement, representatives of Thermo Electron, Cardiosystems and Thoratec, with their respective financial and legal advisors, held numerous discussions during which they negotiated various terms of the Thoratec proposal, including the exchange ratio proposed by Thoratec and limitations on the disposition of the shares of Thoratec stock to be received by Thermo Electron in the merger.

     On July 26, 2000, Cardiosystems and Thermo Electron signed a confidentiality agreement with respect to information concerning Thoratec.

     On August 1, 2000 J.P. Morgan, Lehman Brothers, Thoratec's and Cardiosystems' accounting and legal advisors and members of their senior management met in Boston to explore alternative structures for a potential transaction.

     Also on August 1, 2000, Cardiosystems' board of directors held a meeting at which the management of Cardiosystems and representatives of J.P. Morgan reviewed the status of proposals received by Cardiosystems and the ongoing negotiations with Thoratec. The Cardiosystems board also discussed the potential advantages and disadvantages of a proposed stock-for-stock transaction with Thoratec in comparison to other strategic alternatives. The Cardiosystems board of directors gave authority to Cardiosystems' management to negotiate on an exclusive basis with Thoratec and formally engaged J.P. Morgan to serve as its financial advisor with respect to the proposed transaction with Thoratec.

     On August 4, 2000, representatives of Thoratec and Cardiosystems discussed a general framework for a merger in which the Cardiosystems stockholders would receive 57% of the common stock of a combined entity on a fully diluted basis.

     On August 9, 2000, Cardiosystems and Thermo Electron signed and delivered to Thoratec an agreement under which they agreed to negotiate exclusively with Thoratec through September 6, 2000.

     On August 15 and 16, 2000, Cardiosystems' senior management and representatives of J.P. Morgan met with Thoratec's management and their representatives in San Francisco to review Thoratec's business. The parties also discussed the potential strategic benefits from a combination of the two companies. In addition, Cardiosystems was provided additional financial and business due diligence information about Thoratec. A tour of Thoratec's Pleasanton, California facility was also conducted. Through the signing of the merger agreement, Cardiosystems' representatives continued their due diligence investigation of Thoratec.

     On August 16, 2000, Thoratec's legal counsel delivered to Cardiosystems an initial draft of the merger agreement. Through the signing of the merger agreement, the attorneys and financial advisors for Cardiosystems, Thermo Electron and Thoratec held numerous discussions regarding the terms and conditions of the proposed merger agreement and related documents, including the shareholder and registration rights agreements.

     On August 18, 2000, management of Thoratec and Cardiosystems' International Technidyne subsidiary, Lehman Brothers, J.P. Morgan and Deloitte & Touche met at International Technidyne to perform due diligence and receive a presentation by the management of International Technidyne. A tour of the facility was also conducted.

     On September 5, 2000, Thermo Electron signed an extension of the exclusivity arrangement with Thoratec through September 11, and on September 14 Thermo Electron entered into a further extension of the exclusivity arrangement through September 29.

     On September 15, 2000, the Cardiosystems board of directors held a regularly scheduled meeting during which the board reviewed the status of the negotiations with Thoratec and again considered the benefits to Cardiosystems and its stockholders of the Thoratec proposal, the results of the due diligence investigation of Thoratec to date and the terms of the proposed merger agreement and related agreements. The board also reviewed the potential advantages and disadvantages of other strategic alternatives, including Cardiosystems' remaining as a stand-alone entity. Management was instructed to continue negotiations with Thoratec.

     On September 27, 2000, Cardiosystems' board of directors again met to consider the terms and conditions of the proposed merger with its outside financial and legal advisors. Keith Grossman, Thoratec's Chief Executive Officer and President, was present at a portion of this meeting and reviewed Thoratec's business and finances and discussed the strategic rationale and perceived benefits of the proposed merger to both Cardiosystems and Thoratec. Representatives of J.P. Morgan reviewed the historical and prospective financial results for both Cardiosystems and Thoratec, its analyses of the terms of the proposed merger from a financial perspective, and strategic alternatives to the proposed merger. These representatives then responded to questions from the directors. Cardiosystems' legal counsel then reviewed the proposed terms of the merger agreement and the related agreements. J.P. Morgan rendered its oral opinion, later confirmed in writing, that the exchange ratio for the exchange of Cardiosystems shares into Thoratec shares in the merger was fair, from a financial point of view, to the stockholders of Cardiosystems. Cardiosystems' board of directors then further discussed the terms of the proposed merger, including the strategic benefits of the combination, the terms and conditions of the proposed merger agreement and the analyses and opinion of J.P. Morgan.

     On September 28, 2000, Thoratec's board of directors met to review the proposed transaction. At that meeting, representatives of Thoratec management and its financial advisors and counsel were present. Thoratec's management reported on the status of negotiations and open issues. The Thoratec board directed management to continue negotiations.

     On September 29, 2000, a conference call was conducted among representatives of Cardiosystems, Thermo Electron, Thoratec, J.P. Morgan, Lehman Brothers, Hale and Dorr and Heller Ehrman to resolve various issues presented by the proposed merger agreement and to finalize the exchange ratio which resulted in a 57%/43% ownership split to the Cardiosystems and Thoratec stockholder groups, respectively.

     On October 2, 2000, the Thoratec board met again to review the transaction. Lehman Brothers delivered its oral opinion to the board, later confirmed in writing, to the effect that the proposed exchange ratio was fair to Thoratec from a financial point of view. The Thoratec board approved the merger and merger agreement at that meeting, subject to the satisfactory resolution of certain issues that at that time were still unresolved. The Thoratec board then authorized management to proceed with the final negotiation and signing of the merger agreement and the related agreements.


     On October 2, 2000, Cardiosystems' board of directors met to review the terms of the proposed merger agreement with its legal advisors. Representatives of J.P. Morgan confirmed their previously-rendered fairness opinion. Cardiosystems' legal counsel reviewed all significant changes in the proposed terms of the merger agreement and related agreements from those discussed on September 27, 2000. After additional discussions, Cardiosystems' board of directors determined that the proposed merger and merger agreement were fair to and in the best interests of Cardiosystems and its stockholders and resolved to recommend that Cardiosystems' stockholders vote to adopt the merger agreement and approve the merger. Cardiosystems' board of directors then authorized management to proceed with the final negotiation and signing of the merger agreement and the related agreements.


     On the afternoon of October 3, 2000, the parties signed the definitive merger agreement and issued press releases announcing the transaction.

     On December 12, 2000, J.P. Morgan and the directors of Cardiosystems and Thermo Electron received an inquiry from a third party that had previously been contacted by J.P. Morgan as potentially having a strategic interest in pursuing a transaction with Cardiosystems. In this inquiry, which specifically stated that it was not an acquisition proposal, the third party sought permission from Cardiosystems to make an acquisition proposal in which each share of Cardiosystems common stock would be exchanged in a merger for common stock of the third party and cash having a total value of $10.50, with the value of the third party's stock to be determined by trading prices over a time period preceding the closing of that merger. Under its merger agreement with Thoratec, Cardiosystems has agreed not to solicit any acquisition proposals and not to negotiate or enter discussions with any third party concerning any potential acquisition of Cardiosystems unless Cardiosystems first receives an unsolicited acquisition proposal that Cardiosystems' board of directors determines, after receiving advice from its financial advisor and after consulting with its outside legal counsel, meets certain additional criteria specified in that merger agreement and is superior to the Thoratec merger.


THORATEC'S REASONS FOR THE MERGER

     At a meeting held on October 2, 2000, the board of directors of Thoratec unanimously concluded that the merger was in the best interests of Thoratec and its shareholders and determined to recommend that the Thoratec shareholders approve the issuance of the shares of Thoratec stock in the merger. In its evaluation of the merger, the Thoratec board consulted Thoratec's management, as well as its outside financial advisors, consultants and legal counsel and, over the course of several meetings, identified a number of potential benefits of the merger, the most important of which included:

     - the view of the Thoratec board that the merger should result in a combined medical device company with:

        - substantially greater resources than Thoratec as a stand-alone company

        - a more diversified product base than that of Thoratec as a stand-alone company

        - an enhanced research and development and manufacturing capability, and a broader international presence and

        - a larger sales force able to reach more hospitals and doctors with a more diversified product offering

     - the view of the Thoratec board of directors that the merger would enable the companies to combine their respective research and development programs and thereby enable the companies to achieve greater product diversification

     - the assessment of the Thoratec board of Thoratec's strategic alternatives to the merger

     - information regarding historical market prices and other information with respect to the Thoratec stock and Cardiosystems stock, and the financial performance and condition, assets, liabilities and business operations of the two companies

     - the prospects of each of Thoratec and Cardiosystems and their projected future values and prospects as separate entities and on a combined basis

     - the oral presentation delivered by Lehman Brothers to the Thoratec board of directors and the subsequent written opinion of Lehman Brothers addressed to the Thoratec board of directors to the effect that, as of the date of the opinion and based on and subject to the matters set forth in that opinion, the exchange ratio was fair, from a financial point of view, to Thoratec's shareholders

     - a comparison of selected recent acquisition and merger transactions in the industry, as well as the trading performance of comparable companies in the industry

     - the expected tax and accounting treatment of the merger and

     - reports from management, financial advisors, consultants and legal advisors as to the results of their investigation of Cardiosystems.

     The Thoratec board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

     - the risk that the benefits sought to be achieved in the merger would not be achieved and

     - the other risks described above under "Risk Factors."

     This discussion of information and factors considered by the Thoratec board of directors is not intended to be exhaustive but is believed to include the material factors considered by the Thoratec board. In view of the wide variety of factors considered by the Thoratec board, the Thoratec board did not find it practical to quantify or otherwise assign relative weights to the specific factors considered. However, after taking into account all the factors, Thoratec's board of directors unanimously agreed that the merger agreement and the merger were fair to, and in the best interests of, Thoratec and its shareholders and that Thoratec should enter into the merger agreement.

RECOMMENDATION OF THORATEC'S BOARD OF DIRECTORS

     After careful consideration, the Thoratec board of directors has determined the merger agreement and the merger to be fair to and in the best interests of Thoratec's shareholders. Thoratec's board of directors unanimously recommends approval of the issuance of shares of Thoratec stock in the merger as described in this statement.

     In considering the recommendation of the Thoratec board of directors with respect to the merger, you should be aware that certain directors and officers of Thoratec have certain interests in the merger that are different from, or are in addition to, the interests of Thoratec's shareholders generally. Please see the section of this statement entitled "Interests of Thoratec Directors and Officers in the Merger."

CARDIOSYSTEMS' REASONS FOR THE MERGER

     The Cardiosystems board of directors, at a meeting held on October 2, 2000, unanimously voted to enter into the merger agreement and to recommend that Cardiosystems' stockholders vote to approve the merger and the merger agreement. In the course of reaching its decision, the Cardiosystems board of directors consulted Cardiosystems' management, as well as its outside financial advisors and legal counsel, and considered the following material factors:

     - the belief that the combined company resulting from the merger would have a much broader product offering and a larger sales force, especially in Europe where Cardiosystems does not have a strong distribution channel in place, and would realize increased revenues as a result

     - the belief that the combined company could realize cost savings by leveraging existing assets in the areas of manufacturing, marketing, clinical trials and regulatory compliance over a larger revenue base

     - the belief that combining research and development efforts would result in more diversified product and technology risks and result in achieving important development milestones more frequently

     - the benefits to be gained from becoming part of a larger operating entity, including increased market capitalization and public float, better access to capital markets and a broader and more skilled management team

     - the historical trading prices and markets for both the Cardiosystems and Thoratec stock

     - the historical and projected financial results for each of Cardiosystems and Thoratec, and the risks of not achieving these projected financial results, including as a result of not achieving product development milestones

     - the process undertaken by J.P. Morgan and management to elicit proposals from third parties relating to a prospective combination with Cardiosystems and the belief that this proposal represented the best value for Cardiosystems and its stockholders and

     - the presentation of J.P. Morgan, including its analyses of comparable public companies and other recent merger transactions in the industry, and its opinion regarding the fairness of the exchange ratio in the merger, from a financial point of view to Cardiosystems' stockholders.

     The Cardiosystems board of directors also considered other strategic alternatives, including:

     - merging with other entities that had expressed interest through the process conducted by J.P. Morgan

     - remaining a stand-alone entity with or without a disposition of shares by Thermo Electron to third parties and

     - combining with other businesses operated by Thermo Electron or its subsidiaries.

     The board of directors concluded that the benefits of such alternatives were lesser, and the potential drawbacks of such alternatives greater, than the benefits and potential drawbacks of the combination with Thoratec.

     The Cardiosystems board of directors also considered the following potentially negative factors in its deliberations concerning the merger:

     - the risk that the benefits sought to be achieved in the merger would not be achieved

     - the risk that the large block of Thoratec stock held by Thermo Electron after the merger and any significant sales of such shares could adversely affect the market price of the Thoratec stock and

     - the other risks described above under "Risk Factors."

     In view of the number and wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Cardiosystems board of directors did not find it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the Cardiosystems board of directors did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to its ultimate determination or assign any particular weight to any factor, but conducted an overall analysis of the factors described above, including through discussions with and questioning of Cardiosystems' management and management's analysis of the proposed merger based on information received from Cardiosystems' legal, financial and accounting advisors. In considering the factors described above, individual members of the board of directors may have given different weight to different factors. Cardiosystems' board of directors considered all these factors together and, on the whole, considered them to be favorable to, and to support, its determination.

RECOMMENDATION OF THE CARDIOSYSTEMS BOARD OF DIRECTORS

     The board of directors of Cardiosystems believes that the terms of the merger agreement and merger are fair to and in the best interests of Cardiosystems and its stockholders and unanimously recommends to its stockholders that they vote "FOR" the proposal to approve the merger agreement and the merger.

     In considering the recommendation of the Cardiosystems board of directors with respect to the merger, you should be aware that certain directors and officers of Cardiosystems' have certain interests in the merger that are different from, or are in addition to, the interests of Cardiosystems' stockholders generally. Please see the section of this statement entitled "Interests of Cardiosystems Directors, Officers and Significant Stockholder in the Merger."

OPINION OF THORATEC'S FINANCIAL ADVISOR

     In April 2000, Thoratec formally retained Lehman Brothers to act as its financial advisor to review strategic alternatives, including a potential acquisition of Cardiosystems. On October 3, 2000, Lehman Brothers rendered its written opinion that, as of the date of that opinion, and based upon and subject to the various considerations set forth in its opinion, the exchange ratio of
0.835 of a share of Thoratec common stock for every share of Cardiosystems common stock (the "Exchange Ratio") to be paid to Cardiosystems' stockholders in the merger was fair to Thoratec from a financial point of view.

     The full text of the written opinion of Lehman Brothers dated October 3, 2000 is attached as Annex B and is incorporated into this statement by reference. Stockholders may read the Lehman Brothers opinion for a description of assumptions made, factors considered and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The Lehman Brothers opinion was provided for the information and assistance of the Thoratec board of directors in connection with the merger and addresses only the fairness to Thoratec of the exchange ratio from a financial point of view as of the date of the opinion. The Lehman Brothers opinion does not address any other aspect of the merger and does not constitute a recommendation to any holder of Thoratec or Cardiosystems stock as to how to vote with respect to the merger. Lehman Brothers was not requested to, and the opinion does not address, the underlying business decision to proceed with or effect the merger. The summary of the Lehman Brothers opinion set forth in this statement is qualified in its entirety by reference to the full text of the opinion.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     - the merger agreement and the specific terms of the merger

     - publicly available information concerning Thoratec and Cardiosystems that Lehman Brothers believed to be relevant to its analysis, including Annual Reports on Form 10-K for the fiscal year ended January 1, 2000 and Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000 and July 1, 2000

     - financial and operating information with respect to the business, operations and prospects of Thoratec furnished to Lehman Brothers by Thoratec including, without limitation, the results then expected by the management of Thoratec for the quarter ended September 30, 2000

     - financial and operating information with respect to the business, operations and prospects of Cardiosystems furnished to Lehman Brothers by Cardiosystems including, without limitation, the results then expected by the management of Cardiosystems for the quarter ended September 30, 2000

     - the trading histories of the common stock of Thoratec and Cardiosystems from October 4, 1999 to October 2, 2000 and a comparison of these trading histories with each other and with those of other companies that Lehman Brothers deemed relevant

     - a comparison of the historical financial results and present financial condition of Thoratec with those of other companies that Lehman Brothers deemed relevant

     - a comparison of the historical financial results and present financial condition of Cardiosystems with those of other companies that Lehman Brothers deemed relevant

     - a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant

     - the potential pro forma effect of the merger on the future financial performance of Thoratec, including the cost savings, operating synergies and other strategic benefits that the management of Thoratec has estimated will result from a combination of the businesses of Thoratec and Cardiosystems which we refer to below as the expected synergies.

     - the relative contributions of Thoratec and Cardiosystems to the future financial performance of the combined company on a pro forma basis and

     - publicly available reports prepared by independent research analysts regarding the future financial performance of Thoratec and Cardiosystems.

     In addition, Lehman Brothers held discussions with the managements of Thoratec and Cardiosystems concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of Thoratec and Cardiosystems management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Cardiosystems prepared by management of Thoratec which we call the Cardiosystems projections, upon the advice of Thoratec Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Thoratec as to the future financial performance of Cardiosystems and that, on a stand alone basis, Cardiosystems would perform substantially in accordance with those projections. With respect to the financial projections of Thoratec which we call the Thoratec projections, upon advice of Thoratec, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Thoratec as to the future financial performance of Thoratec and that, on a stand alone basis, Thoratec would perform substantially in accordance with such projections. In addition, Lehman Brothers assumed that the expected synergies would be realized substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of the properties and facilities of Thoratec and Cardiosystems and did not make or obtain any evaluations or appraisals of the assets or liabilities of Thoratec and Cardiosystems. Upon advice of Thoratec and its legal and accounting advisors, Lehman Brothers assumed that the merger would qualify as a reorganization within the meaning of Section 368(a) of the Code and therefore be a tax-free transaction to the shareholders of Thoratec and Cardiosystems. The Lehman Brothers opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brothers opinion.

     In addition, Lehman Brothers did not express any opinion as to the prices at which the shares of Thoratec stock will trade after the merger. Its opinion should not be viewed as providing any assurances that the market value of Thoratec stock to be received by the stockholders of Cardiosystems will be in excess of the market value of the shares of Cardiosystems common stock owned by those stockholders at any time before the merger.

     In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to Cardiosystems or Thoratec, but rather made its determination as to fairness, from a financial point of view, of the exchange ratio to be offered to Cardiosystems' stockholders in the merger on the basis of the financial and comparative analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant method of financial and comparative analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the process underlying its opinion. In its analysis, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Thoratec or Cardiosystems. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth in its analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following is a brief summary of the analyses performed by Lehman Brothers and reviewed with the Thoratec board of directors in connection with rendering the Lehman Brothers opinion. Some of the summaries of the financial and comparative analyses include information presented in tabular format. In order fully to understand the methodologies used by Lehman Brothers and the results of its financial and comparative analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial and comparative analyses. Accordingly, the information presented in the tables and described below must be considered as a whole. Throughout the analyses, Lehman Brothers used a range of Thoratec stock prices from $14.00 to $20.56 (the price of Thoratec's stock on October 2, 2000, before the announcement of the merger) to derive a range of implied exchange ratios. The range was used in order to analyze the merger based on historical trading levels.

     Contribution Analysis

     The contribution analysis measures the relative contributions of Cardiosystems and Thoratec to the combined company for various measures such as revenue, earnings before interest, taxation, depreciation and amortization, or EBITDA, earnings before interest and taxation, or EBIT, and net income. Lehman Brothers used the Cardiosystems projections and the Thoratec projections to calculate the relative contributions of each company to the pro forma combined company with respect to estimated calendar year 2000 and 2001 revenues, EBITDA, EBIT and net income. In 2000, it was estimated that Cardiosystems would contribute no less than 72% of revenue, EBITDA, EBIT or net income and in 2001 would contribute no less than 66% of revenue, EBITDA, EBIT or net income. Lehman Brothers compared such contributions to the pro forma diluted ownership of the combined company by Cardiosystems stockholders of approximately 57%.

     Historical Exchange Ratio Analysis

     Lehman Brothers compared the exchange ratio of .835 pursuant to the merger agreement to the ratio of the closing market prices of Thoratec common stock and Cardiosystems common stock to selected average historical ratios of the closing market prices of Cardiosystems common stock to Thoratec common stock over various periods ending October 2, 2000. Lehman Brothers then calculated Thoratec's pro forma ownership represented by these exchange ratios. The results of this analysis are set forth below:

                                                         AVERAGE MARKET    IMPLIED THORATEC
PERIOD ENDING OCTOBER 2, 2000                             PRICE RATIO         OWNERSHIP
-----------------------------                            --------------    ----------------
prior 30 days..........................................      0.480x              56.9%
prior 60 days..........................................       0.507              55.6
prior 200 days.........................................       0.750              45.8
prior year.............................................       0.805              44.1
since January 1, 2000..................................       0.755              45.6
since April 28, 2000...................................       0.623              50.5

     Comparable Transaction Analysis

     The comparable transaction analysis provides a market benchmark based on the consideration paid in selected comparable transactions. For this analysis, Lehman Brothers reviewed publicly available information to determine the purchase prices and multiples paid in certain transactions that were publicly announced since June 28, 1998 involving target companies that were similar to Cardiosystems in terms of business mix, product portfolio and/or markets served. These included nine transactions from June 28, 1998 to the date of the Lehman Brothers opinion.

     For this analysis, Lehman Brothers reviewed publicly available information to determine the purchase prices and multiples in the comparable transactions. Lehman Brothers calculated the enterprise value of the relevant transaction (calculated as the consideration offered for the common equity and short- and long-term debt, subtracting its cash and cash equivalents), and applied it to certain historical financial criteria (including revenue, EBITDA and EBIT) of the acquired business for the last 12-month, or LTM period. Lehman Brothers also calculated the equity value of the relevant transactions (the consideration offered for the common equity), and applied it to certain historical financial criteria (including LTM and forward year net income). The following table summarizes the results from the comparable transaction analysis:

                                                                        IMPLIED EXCHANGE
METRIC                                              MEAN COMPARABLES      RATIO RANGE
------                                              ----------------    ----------------
EQUITY VALUE MULTIPLES
LTM Net Income....................................       56.20x         0.649x to 0.961x
Forward Year Net Income...........................        43.50          0.521x to 0.771
ENTERPRISE VALUE MULTIPLES
LTM Revenue.......................................        8.19x         0.929x to 1.379x
Forward Year Revenue..............................         5.19          0.684x to 1.013
LTM EBITDA........................................        33.00          0.563x to 0.834

     Using the mean forward net income multiple and forward revenue multiple from the relevant comparable transaction and historical financial data, an implied exchange ratio range of 0.521x to 0.771x and 0.684x to 1.013x respectively was determined. The exchange ratio fell above the range for forward net income multiples, but within the range of forward revenue multiples, to the implied exchange ratio using the comparable transactions analysis.

     In selecting the companies and transactions to be included in the comparable transaction analysis, Lehman Brothers included all transactions that Lehman Brothers, in its judgment, believed to be comparable to the merger. However, because the reasons for and the circumstances surrounding each of the relevant comparable transactions were specific to those transactions, and because of the inherent differences among the businesses, operations and prospects of Cardiosystems and the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable transactions analysis and, accordingly, also made qualitative judgments concerning differences between the terms and characteristics of the merger and the relevant comparable transactions that would affect the transaction values of Cardiosystems and such acquired companies. In particular, Lehman Brothers considered the size and desirability of the markets served by the companies included, the strategic fit involved in the transactions and the form of consideration of the transactions. These qualitative judgments did not lead to specific conclusions regarding the implied exchange ratio of the merger, but rather were part of Lehman Brothers' evaluation of their relevancy of the comparable transaction analysis under the particular circumstances of the merger.

     Transaction Premiums Analysis

     The transaction premiums analysis measures the amount paid by the acquiror over the target share price before public announcement of the transaction. For this analysis, Lehman Brothers considered premiums paid in selected comparable transactions in the medical device sector from June 28, 1998 through the date of its opinion.

     Lehman Brothers calculated the premium per share paid by the acquiror compared to the share price of the target company for five days before the announcement and 30 days before the announcement. The following table presents the mean premium paid to the target company's share price at these two periods and the range of implied exchange ratios at these two periods for the relevant transactions.

                                                      MEAN PREMIUM      IMPLIED EXCHANGE
PERIOD                                               OF COMPARABLES       RATIO RANGE
------                                               ---------------    ----------------
five days before announcement......................       39.3%          0.618x to 0.908x
30 days before announcement........................       66.0            0.757 to 1.112

     In selecting the companies and transactions to be included in the comparable transaction premiums analysis, Lehman Brothers included all transactions which Lehman Brothers, in its judgment, believed to be comparable to the merger. However, because the reasons for and the circumstances surrounding each of the relevant comparable transactions were specific to those transactions, and because of the inherent differences among the businesses, operations and prospects of Cardiosystems and the selected acquired companies analyzed, Lehman Brothers believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the transaction premium analysis and, accordingly, also made qualitative judgments concerning differences between the terms and characteristics of the merger and the relevant comparable transaction that would affect the transaction values of Cardiosystems and such acquired companies. In particular, Lehman Brothers considered the size and desirability of the markets served by the companies included, the strategic fit involved in the transactions and the form of consideration of the transactions. These qualitative judgments did not lead to specific conclusions regarding the implied exchange ratio of the merger, but rather were part of Lehman Brothers' evaluation of their relevancy of the transaction premium analysis under the particular circumstances of the merger.

     Comparable Companies Analysis

     The comparable companies trading analysis provides a market valuation benchmark based on the common stock trading multiples of selected comparable companies. Using publicly available information, Lehman Brothers compared selected financial data of Cardiosystems with similar data of comparable companies engaged in businesses considered by Lehman Brothers to be comparable to that of Cardiosystems including:

- Abiomed                              - Boston Scientific                    - Zoll Medical
- Thoratec                             - St. Jude Medical                     - Cryolife
- World Heart                          - Edwards LifeSciences                 - Possis Medical
- Medtronic                            - Novoste
- Guidant                              - Arrow International

     For each of the relevant comparable companies, Lehman Brothers calculated and analyzed the common equity market value multiples of certain historical and projected financial criteria (such as net income) and enterprise value multiples of certain historical financial criteria (such as revenues, EBITDA and EBIT) as of October 2, 2000. Projected revenues for the selected comparable companies was based on independent research analysts' projections. Net income for the selected comparable companies was based on research analysts' estimates published by First Call, a service reporting equity analyst estimates. The following table presents the implied exchange ratio range for the revenue, EBITDA, EBIT and net income multiples for the relevant comparable companies.

                                                             MEAN        IMPLIED EXCHANGE
METRIC                                                    COMPARABLES      RATIO RANGE
------                                                    -----------    ----------------
EQUITY VALUE MULTIPLES
2001 Net Income.........................................     52.40x      0.418x to 0.613x
2002 Net Income.........................................     34.30       0.608x to 0.894

ENTERPRISE VALUE MULTIPLES
LTM Revenue.............................................      6.87x      0.793x to 1.174x
2000 Revenue............................................      5.87       0.761x to 1.127
LTM EBITDA..............................................     20.00       0.376x to 0.556

     Using the price/earnings multiples for 2001 and 2002 for the relevant comparable companies, financial data and the Cardiosystems projections, an implied exchange ratio ranging between 0.418x and 0.613 for 2001 and 0.608x to 0.894x for 2002 was determined for Cardiosystems.

     In selecting the companies to be included in the comparable companies analysis, Lehman Brothers included all companies which Lehman Brothers, in its judgment, believed to be comparable to Cardiosystems. However, because of the inherent differences between the business, operations and prospects of Cardiosystems and the business, operating and prospects of the companies included as the relevant comparable companies, Lehman Brothers believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis, and accordingly also made qualitative judgments concerning differences between the financial and operation characteristics and prospects of Cardiosystems and the companies included in the comparable company analysis. In particular, Lehman Brothers considered the size and desirability of the markets served by the companies included. These qualitative judgments did not lead to specific conclusions regarding the implied exchange ratio, but rather were part of Lehman Brothers' evaluation of the relevancy of the comparable companies analysis under the particular circumstances of the merger.

     Discounted Cash Flow Analysis

     The discounted cash flow analysis provides a net present valuation of the projected after-tax unlevered free cash flows (defined as operating cash flow available after working capital, capital spending, tax and other operating requirements). In preparing the discounted cash flow analysis, Lehman Brothers used forecasts of cash flows included in the Cardiosystems projections for the years 2000 through 2004, excluding expected synergies, and forecasts of cash flows included in the Cardiosystems projections for the years 2000 through 2004, including the expected synergies.

     To determine the present value of the cash flows, Lehman Brothers discounted those cash flows at discount rates ranging from 10% to 14% per year for Cardiosystems. The discount rates chosen reflect Lehman Brothers' judgment regarding the appropriate expected returns by investors in Cardiosystems' business. The terminal values were computed based on projected free cash flow in the year 2004 for Cardiosystems and a range of perpetual growth rates of 5% to 7% based on a review of the trading characteristics of companies included as comparable companies. The following table presents the implied range of exchange ratios calculated for Cardiosystems under both scenarios using a discount rate of 12%.

  EXCLUDING EXPECTED   INCLUDING EXPECTED
  SYNERGIES                SYNERGIES
  ------------------   ------------------
  0.644x to 0.851x      0.923x to 1.232x


     Based on the Cardiosystems projections and excluding the expected synergies, the consideration paid by Thoratec is within the implied exchange ratio calculated using the discounted cash flow analysis. Based on projections of Cardiosystems revised by the management of Thoratec and including synergies, the exchange ratio offered by Thoratec is less than the implied exchange ratio calculated using the discounted cash flow analysis. However, because of the subjectivity inherent in assigning discount rates to projected cash flows, Lehman Brothers believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the discounted cash flow analysis.


     Pro Forma Merger Analysis

     Lehman Brothers reviewed and analyzed certain pro forma financial effects of the merger on holders of Thoratec common stock based on the following:

     - the exchange ratio

     - the Cardiosystems projections and the Thoratec projections (including the expected synergies)

     - purchase accounting treatment and

     - an assumption for analytical purposes that the merger will be completed on December 31, 2000.

     Lehman Brothers analyzed the potential pro forma effects of the merger on Thoratec's projected earnings per share as derived through generally accepted accounting principles, called GAAP EPS, and projected cash earnings per share, called Cash EPS, which is calculated by adding amortization of goodwill per share to GAAP EPS. Lehman Brothers performed this analysis because Wall Street analysts and investors use projected GAAP EPS and Cash EPS as valuation benchmarks, along with other valuation benchmarks, and due to the uncertainty surrounding the ultimate amount of goodwill caused by the transaction, thus causing uncertainty in determining a precise GAAP EPS estimate. This analysis indicated that, with estimated synergies, the merger would be dilutive in 2001 to Thoratec's GAAP EPS while being immediately accretive to Thoratec's Cash EPS. The actual results achieved by the combined company may vary from projected results. The variations could be material.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, and competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Thoratec board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Thoratec and the medical device industry generally and because is investment banking professionals have substantial experience in transactions comparable to the merger.

     As compensation for its services in connection with the merger, Thoratec has agreed to pay Lehman Brothers a transaction fee of 1% of the transaction value (as measured on the last trading day before the closing of the merger). In addition, Thoratec has agreed to reimburse Lehman Brothers for its reasonable out-of-pocket expenses incurred in connection with the merger and indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Thoratec and the rendering of the Lehman Brothers opinion. Lehman Brothers also has performed various investment banking services for Thoratec in the past (including acting as underwriter for an equity offering of common stock of Thoratec in April 2000) and has received customary fees for such services.

     In the ordinary course of its business, Lehman Brothers may actively trade in the equity securities of Thoratec and the equity and debt securities of Cardiosystems and Thermo Electron for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF THORATEC DIRECTORS AND OFFICERS IN THE MERGER

     When considering the recommendation of Thoratec's board of directors that Thoratec's shareholders should approve the merger, Thoratec's shareholders should be aware that Thoratec's executive officers have interests in the merger that are different, or are in addition to the interests of Thoratec's other shareholders. The Thoratec board was aware of these potential conflicts and considered them. These include:


     As of December 29, 2000, Thoratec's six executive officers held a total of 868,750 unvested options to purchase stock of Thoratec with a weighted average exercise price of $8.08 per share. Upon completion of the merger, all these options will vest. In connection with the merger, Thoratec's executive officers signed waivers under which they agreed not to transfer the shares of Thoratec stock issuable to them upon exercise of the accelerated options for periods of up to 18 months after the merger closes. They also signed retention bonus agreements under which, in exchange for those waivers, they will receive retention bonuses, payable 12 months after and only if the merger closes, which are equal to one to one-and-one-half times such officer's salary.


     Under the terms of employment agreements and the Thoratec executive officer severance benefits plan, Thoratec's executive officers are entitled to substantial severance payments if their employment is terminated after the merger for any reason other than cause.

     As a result, these executive officers could be more likely to vote in favor of recommending the merger agreement and the merger than if they did not hold these interests.

OPINION OF CARDIOSYSTEMS' FINANCIAL ADVISOR

     Pursuant to an engagement letter dated August 1, 2000, Cardiosystems retained J.P. Morgan to act as its financial advisor in connection with the merger.

     At the meeting of the Cardiosystems board of directors on October 2, 2000, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing, to the board of directors that, as of that date and on the basis of and subject to the various considerations set forth in the opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of Cardiosystems common stock. Cardiosystems' board of directors did not limit J.P. Morgan in any way in the investigations it made or the procedures it followed in rendering its opinion.

     We have attached as Annex C to this statement the full text of J.P. Morgan's written opinion. This opinion sets forth the assumptions made, matters considered and limits on the review undertaken by J.P. Morgan. We urge you to read the opinion carefully and in its entirety. The summary of the opinion of J.P. Morgan set forth below and elsewhere in this statement is qualified in its entirety by reference to the full text of the opinion.

     J.P. Morgan's written opinion is addressed to the board of directors of Cardiosystems, is directed only to the exchange ratio to be paid in the merger to the holders of Cardiosystems common stock and does not constitute a recommendation to any stockholder of Cardiosystems as to how such stockholder should vote on the merger or any other matter.

     In arriving at its opinion, J.P. Morgan reviewed, among other things:

     - the merger agreement

     - certain publicly available information concerning the business of Cardiosystems and of certain other companies engaged in businesses comparable to that of Cardiosystems, and the reported market prices for certain other companies' securities deemed comparable

     - publicly available terms of certain transactions involving businesses comparable to that of Cardiosystems and the consideration received for such businesses

     - current and historical market prices of the common stock of Cardiosystems and Thoratec

     - the audited financial statements of Cardiosystems and Thoratec, respectively, for the fiscal year ended January 1, 2000, and the unaudited financial statements of Cardiosystems and Thoratec, respectively, for the period ended July 1, 2000

     - certain agreements with respect to outstanding indebtedness or obligations of Cardiosystems, Thermo Electron and Thoratec

     - certain internal financial analyses and forecasts prepared by Cardiosystems and Thoratec and their respective managements and

     - the terms of other business combinations that J.P. Morgan deemed relevant.

     J.P. Morgan also held discussions with certain members of the management of Cardiosystems and Thoratec with respect to certain aspects of the merger, and the past and current business operations of Cardiosystems and Thoratec, the financial condition and future prospects and operations of Cardiosystems and Thoratec, the effects of the merger on the financial condition and future prospects of Cardiosystems and Thoratec, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry. In addition, J.P. Morgan reviewed other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

     J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Cardiosystems and Thoratec or otherwise reviewed by J.P. Morgan. J.P. Morgan has not assumed any responsibility or liability for that information. J.P. Morgan did not conduct any valuation or appraisal of any assets or liabilities, and no valuations or appraisals were provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Cardiosystems and Thoratec to which such analyses or forecasts related. J.P. Morgan assumed that the merger would have the tax and accounting consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of Cardiosystems and Thoratec, that the other transactions contemplated by the merger agreement would be consummated as described in the merger agreement and that the Exchange Ratio would not be adjusted. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

     The projections furnished to J.P. Morgan for Cardiosystems and Thoratec were prepared by Cardiosystems' and Thoratec's respective managements. Neither Cardiosystems nor Thoratec publicly discloses internal management projections of the type provided to J.P. Morgan in connection with its analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, such as factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in those projections.

     As is customary in the rendering of fairness opinions, J.P. Morgan based its opinion on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the opinion. Subsequent developments may affect J.P. Morgan's opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan expressed no opinion as to the price at which Thoratec shares will trade in the future.

     The terms of the merger were determined through negotiations between Cardiosystems and Thoratec and were approved by the Cardiosystems board of directors. Although J.P. Morgan provided advice to Cardiosystems during the course of these negotiations, the decision to enter into the merger was solely that of the Cardiosystems board of directors. As described above, the opinion of J.P. Morgan and its presentation to the Cardiosystems board of directors constituted only one of a number of factors taken into consideration by the Cardiosystems board of directors in deciding to approve the merger.

     In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses used by J.P. Morgan in connection with its opinion. We have presented some of the summaries of financial analyses in tabular format. In order to understand the financial analyses used by J.P. Morgan more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of J.P. Morgan's financial analyses.

     Selected Public Trading Multiples

     Using publicly available information, J.P. Morgan compared selected financial data of Cardiosystems' Left Ventricular Assist Systems, or LVAS, business and Cardiosystems' consolidated financial information with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be analogous. The selected companies were:

BROAD GROUP                                          NARROW GROUP
-----------                                          ------------
Arrow International Inc.                        Boston Scientific Corp.
Abiomed Inc.                                    Guidant Corp.
Boston Scientific Corp.                         Medtronic Inc.
CR Bard Inc.
Eclipse Surgical Technologies Inc.
Edwards Lifesciences Corp.
Guidant Corp.
Medtronic Inc.
St. Jude Medical Inc.
Sulzer Medica Ltd.
Thoratec

     J.P. Morgan selected these companies because they engage in businesses reasonably comparable to those of Cardiosystems. J.P. Morgan used publicly available financial projections by equity analysts covering each of these companies to determine the ratio of market capitalization to projected net income and used publicly available filings by each company to determine enterprise value, equal to market capitalization plus net debt, to the last twelve months' sales. The following table presents a comparison of the mean, median, high and low multiples of the comparable companies based on the foregoing ratios.

                                                     MEAN     MEDIAN    HIGH      LOW
                                                     -----    ------    -----    -----
Enterprise value to last twelve months' sales
  (Broad Group)....................................   8.0x     4.2x     28.0x     2.2x
Market capitalization to 2001 net income (Narrow
  Group)...........................................  30.1x    34.6x     41.4x    14.2x

     The enterprise value multiples were applied to the last twelve months' sales of Cardiosystems' LVAS business, yielding an implied value for the LVAS business. The value of the LVAS business was then combined with the estimated pre-tax value of Cardiosystems' International Technidyne subsidiary of $65-$75 million, which was estimated by J.P. Morgan due to a lack of public comparable companies for this business. Additionally, the market capitalization to 2001 net income multiples were applied to the consolidated projected financials of Cardiosystems. This analysis yielded a range of implied equity valuations of approximately $9.00 to $13.00 per share for Cardiosystems' common stock.

     No company used in that analysis is identical to Cardiosystems. In evaluating companies identified by J.P. Morgan as comparable to Cardiosystems, J.P. Morgan made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Cardiosystems, such as the impact of competition on the businesses of Cardiosystems and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Cardiosystems or the industry or in the financial markets in general.

     Comparable Transaction Analysis

     Using publicly available information, J.P. Morgan examined selected transactions with respect to Cardiosystems' LVAS business. Specifically, J.P. Morgan reviewed the following transactions:

ACQUIRER                                                  TARGET
--------                                                  ------
Medtronic...............................................  Xomed
Guidant.................................................  Cardiothoracic Systems
Abbott Labs.............................................  Perclose
Medtronic...............................................  Arterial Vascular Engineering
Medtronic...............................................  Sofamor-Danek
Medtronic...............................................  PhysioControl
Boston Scientific.......................................  Schneider (from Pfizer)
Baxter..................................................  Research Medical
St. Jude................................................  Ventritex

     J.P. Morgan applied a range of multiples derived from such analysis to the last twelve months' revenues of the LVAS business. Due to a lack of public comparable transactions for Cardiosystems' International Technidyne subsidiary, J.P. Morgan estimated a pre-tax value of International Technidyne to be between $65.0 and $75.0 million. Based on this analysis, J.P. Morgan arrived at an estimated range of equity values of approximately $11.75 to $13.00 per share for Cardiosystems' common stock.

     Discounted Cash Flow Analysis

     J.P. Morgan conducted a discounted cash flow analysis for the purpose of estimating the fully diluted equity value per share for Cardiosystems' common stock. J.P. Morgan estimated the free cash flows that Cardiosystems is expected to generate during fiscal years 2000 through 2005 based upon financial projections prepared by the management of Cardiosystems through fiscal year 2004. J.P. Morgan derived projections for 2005 by keeping operating margins flat and projecting total sales growth at one-half the rate of the prior two years reflecting the much higher sales base and the impact on the prior years' results of the launch of new products. J.P. Morgan also calculated a range of terminal asset values of Cardiosystems at the end of the five-year period ending December 31, 2005 by applying a perpetual growth rate ranging from 3.0% to 4.0% of the free cash flow of Cardiosystems during the final year of the five-year period. The free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 11.0% to 12.0%. The discount rate range was calculated by estimating the cost of debt financing and the cost of equity financing for Cardiosystems, taking into account such variables as company size, industry risk, and debt and equity market conditions. The present value of the free cash flows and the range of terminal asset values were then adjusted for Cardiosystems' July 1, 2000 quarter-end estimated excess cash and total debt. Based on these projections and the indicated discount rate range, the discounted cash flow analysis indicated a range of equity values of approximately $13.00 to $15.50 per share for Cardiosystems' common stock.

     The summary set forth above does not purport to be a complete description of the analyses or data made or considered by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that one must consider its opinion, the summary set forth above and its analyses as a whole. Selecting portions of the summary, without consideration of all of the analyses, could create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, J.P. Morgan considered the results of all of the analyses as a whole. No single factor or analysis was determinative of J.P. Morgan's fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, these forecasts and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Therefore, neither J.P. Morgan nor any other person or entity assumes responsibility if future results are materially different from those forecasted. Moreover, J.P. Morgan's analyses are not appraisals and do not reflect the prices at which businesses actually could be bought or sold.

     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Cardiosystems board of directors selected J.P. Morgan to act as its financial advisor due to J.P. Morgan's qualifications, expertise, reputation, on-going financial advisory work with Thermo Electron, as well as J.P. Morgan's experience and familiarity with Cardiosystems and its business.

     J.P. Morgan has acted as financial advisor to Cardiosystems with respect to the merger, for which Cardiosystems has agreed to pay J.P. Morgan a transaction fee likely to be between 0.97% - 1.47% of the transaction value, depending on the transaction value, which will be calculated using the average trading price of Thoratec common stock for the 20 trading days ending two days before the merger. In addition, Cardiosystems has agreed to indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws.

     J.P. Morgan and its affiliates maintain banking and other business relationships with Cardiosystems, Thermo Electron and Thoratec and their affiliates, respectively, for which J.P. Morgan receives customary fees. Over the past several months, J.P. Morgan has been acting as financial advisor to Thermo Electron for the purpose of advising Thermo Electron in connection with its strategic alternatives, including the proposed reorganization of Thermo Electron and its subsidiaries, for which J.P. Morgan has received and will continue to receive separate, customary fees from Thermo Electron. These other fees include a minimum retainer fee and additional compensation if some or all of the elements of Thermo Electron's reorganization are completed. In addition, in the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Cardiosystems, Thermo Electron or Thoratec for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

INTERESTS OF THERMO ELECTRON AND CARDIOSYSTEMS' DIRECTORS, OFFICERS AND SIGNIFICANT STOCKHOLDER IN THE MERGER

     When considering the recommendation of Cardiosystems' board of directors that Cardiosystems' stockholders approve the merger, you should be aware that Thermo Electron and some Cardiosystems directors and officers have interests in the merger that are different from, or are in addition to, your interests. The Cardiosystems board of directors was aware of these potential conflicts and considered them. More specifically:

     - All outstanding options granted to purchase Cardiosystems stock, including those held by officers and directors of Cardiosystems, are fully exercisable but subject to a right of Cardiosystems to repurchase the underlying shares at the original exercise price. That right lapses over time. When the merger closes, Cardiosystems' right to repurchase with respect to all the shares underlying the options will lapse, and the options will become fully vested options to purchase shares of Thoratec common stock, subject to adjustment to reflect the exchange ratio.

     - Two of Cardiosystems' executive officers, Messrs. Kleine and Poirier, will be entitled to receive transaction bonuses upon completion of the merger under agreements approved by the Cardiosystems board of directors and entered into in February 2000 and amended in December 2000. Mr. Kleine will be entitled to a transaction bonus equal to $300,000 plus 0.2% of the amount, if any, by which the transaction value exceeds $400 million. Mr. Poirier will be entitled to a transaction bonus equal to $300,000 plus 0.3% of the amount, if any, by which the transaction value exceeds $400 million. Thermo Electron has also agreed to grant Mr. Poirier 20,000 shares of Thoratec stock that Thermo Electron will receive in the merger if the merger is completed. Those shares will vest over a period of three years after the merger is completed.


     - Thoratec and Mr. Poirier will enter into an agreement under which Mr. Poirier will serve as a part time consultant to Thoratec, after the merger closes, for a period expected to be between 12 and 24 months. Mr. Poirier's consulting fee for these services will be comparable to his current Cardiosystems salary and will include a bonus element. He will also receive Thoratec stock options that will vest over the period that Mr. Poirier serves as a consultant to Thoratec.


     - Several current officers of Cardiosystems will be entitled to severance payments, ranging from 25% to 100% of their respective annual salaries, if their employment is terminated without cause after the merger under the severance agreements entered into between Cardiosystems and those officers. Messrs. Kleine and Poirier each will be entitled to a severance payment equal to two times his annual salary if he is not employed by Thoratec in a comparable position after the merger.

     - Several officers (other than Messrs. Kleine and Poirier) and employees of Cardiosystems will be eligible to receive retention bonuses, ranging from 25% to 100% of their respective annual salaries. These bonuses are intended to provide an incentive to remain with Cardiosystems through completion of the merger.

     - Thoratec has agreed to cause the provisions with respect to indemnification and exculpation of directors and officers in Cardiosystems' charter and by-laws before the merger to remain in Cardiosystems' charter and by-laws after the merger, and not to amend or repeal those provisions for six years after the merger. Thoratec has also agreed to guarantee Cardiosystems' obligations under any indemnification agreements between Cardiosystems and current or former directors or officers of Cardiosystems. In addition, Thermo Electron has agreed to maintain, for six years after the merger, directors and officers liability insurance covering current and former directors and officers of Cardiosystems on terms comparable to those of the directors and officers liability insurance currently maintained by Thermo Electron. Thoratec has agreed to reimburse Thermo Electron for the cost of maintaining that insurance up to $75,000 per year.

     - When the merger closes, Theo Melas-Kyriazi will be appointed to Thoratec's board of directors. Mr. Melas-Kyriazi is presently the Chief Financial Officer of Cardiosystems and also serves as Vice President and Chief Financial Officer of Thermo Electron.

     - Thoratec has agreed to file "shelf" registration statements to register for resale the shares of Thoratec stock received by Thermo Electron in the merger. The timing of the effectiveness of these registrations will correspond to the timing of the transfer restrictions that apply to the Thoratec shares received by Thermo Electron in the merger.

     As a result of these various arrangements, Thermo Electron and these directors and executive officers could have been more likely to vote in favor of recommending the merger agreement and the merger.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed if and after all the conditions to the merger are satisfied or waived, including approval of the merger agreement and the merger by the Cardiosystems stockholders and the Thoratec shareholders and the approval of the issuance of Thoratec stock in the merger by the Thoratec shareholders. The merger will become effective upon the filing of Articles of Merger with the Secretary of the Commonwealth of Massachusetts. Thoratec will issue a press release if and promptly after the merger closes.

STRUCTURE OF THE MERGER AND CONVERSION OF CARDIOSYSTEMS COMMON STOCK

     Under the merger agreement, Lighting Acquisition Corp., a Massachusetts corporation that is wholly-owned by Thoratec, will merge into Cardiosystems. As a result of the merger, Cardiosystems will become a wholly-owned subsidiary of Thoratec.

     Upon completion of the merger, each outstanding share of Cardiosystems common stock other than shares whose holders exercise dissenters' rights will be converted into the right to receive .835 of a share of Thoratec common stock. No fractional shares of Thoratec common stock will be issued in the merger. In lieu of any fractional share, Cardiosystems' stockholders will receive cash equal to the product of such fractional share, after combining all fractional shares to which a Cardiosystems stockholder would otherwise be entitled, and the closing price of Thoratec stock as reported on Nasdaq National Market for the trading day immediately before the date the merger closes.

EXCHANGE OF CARDIOSYSTEMS STOCK CERTIFICATES FOR THORATEC STOCK CERTIFICATES


     When the merger is completed, Computershare Trust Company, Inc., Thoratec's exchange agent, will mail to Cardiosystems' (by then former) stockholders a letter of transmittal and related instructions to surrender their Cardiosystems stock certificates in exchange for Thoratec stock certificates. When former Cardiosystems stockholders deliver their Cardiosystems stock certificates to the exchange agent with an executed letter of transmittal and any other required documents, the Cardiosystems stock certificates will be canceled and the former Cardiosystems stockholders will receive Thoratec stock certificates representing the number of full shares of Thoratec stock to which they are entitled under the merger agreement. They will receive a check, without interest, for any aggregated fractional share of Thoratec stock they otherwise would have received in the merger.


     Cardiosystems stockholders should not submit their Cardiosystems stock certificates for exchange until after the merger closes and they receive the transmittal instructions and form of letter of transmittal.

     Thoratec will only issue Cardiosystems stockholders a Thoratec stock certificate and check in lieu of a fractional share in the name in which the surrendered Cardiosystems stock certificate is registered. If Cardiosystems stockholders wish to have their certificates and check issued in another name, they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that they paid any applicable stock transfer taxes.

ACCOUNTING TREATMENT OF THE MERGER

     The parties intend to treat the merger as a purchase for accounting and financial reporting purposes under generally accepted accounting principles. Because Cardiosystems' stockholders will own approximately 57% of the common stock of Thoratec (on a diluted basis) after the merger, the merger will be accounted for as a reverse acquisition and the financial statements of Cardiosystems will be the financial statements of Thoratec.

Under the purchase method, Thoratec's results of operations will be included in Cardiosystems' results of operations from and after the closing of the transaction. For purposes of calculating Cardiosystems' results of operations, Cardiosystems will establish a new accounting basis for Thoratec's identifiable tangible and intangible assets and its liabilities based upon their fair values, and record goodwill for the difference between the purchase price, including the direct costs of the transaction, and the net assets based on those fair values. A final determination of the required purchase accounting adjustments and the fair value of the assets and liabilities of Thoratec has not yet been made. Accordingly, the purchase accounting adjustments made in developing the comparative pro forma per share financial information appearing elsewhere in this statement are preliminary and subject to change.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

     The merger was subject to review by the Department of Justice and the Federal Trade Commission to determine whether those agencies believed the merger complies with federal antitrust laws. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger could not be completed until the waiting period requirements of that Act had been satisfied and neither of the agencies had acted, effectively, to block the merger.

     On November 3, 2000, the parties filed the required notification reports with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act. After receiving clearance from the Department of Justice, the Federal Trade commission undertook the responsibility for reviewing the Hart-Scott-Rodino filings. The parties subsequently withdrew their notification reports and promptly resubmitted them on November 30, 2000, causing the 30-day waiting period under the act to begin again. The Federal Trade Commission then completed its review and granted early termination of the restarted waiting period on December 21, 2000.

     In addition, the completion of the merger is subject to the continuing effectiveness of the registration statement of which this statement is a part, and compliance with applicable corporate laws of Massachusetts and California.

CERTAIN SECURITIES LAWS CONSIDERATIONS

     The Thoratec common stock to be issued in the merger will be registered under the Securities Act. Those shares will be freely transferable under the Securities Act, except for Thoratec common stock issued to any person or entity that is considered an "affiliate" of Thoratec or Cardiosystems under the Securities Act. Persons and entities that may be considered affiliates include individuals or entities that control, are controlled by or are under common control with Cardiosystems. Thermo Electron is an affiliate of Cardiosystems. Cardiosystems' affiliates may not sell their Thoratec common stock acquired in the merger, except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares

     - an exemption under Rule 145 under the Securities Act or

     - any other applicable exemption under the Securities Act.

     Thoratec and Thermo Electron have signed a shareholder agreement and a registration rights agreement, copies of which are attached as Annex E and D, respectively, under which Thermo Electron has agreed not to transfer any Thoratec stock received in the merger during the period ending four months after the merger closes and thereafter to transfer no more than 25% of such shares before the first anniversary of the merger and no more than an additional 25% of such shares (for a cumulative total of 50%) before 18 months after the merger and all of the shares after 18 months. Thermo Electron has certain rights to cause Thoratec to register the Thoratec stock received by it in the merger under the registration rights agreement. (See Sections 3 and 4 of the registration rights agreement and Section 6 of the shareholder agreement.)

LISTING ON THE NASDAQ NATIONAL MARKET OF THORATEC COMMON STOCK TO BE ISSUED IN THE MERGER

     Thoratec has undertaken to cause the shares of Thoratec common stock to be issued in the merger to be approved for listing on the Nasdaq National Market.

DELISTING AND DEREGISTRATION OF CARDIOSYSTEMS COMMON STOCK AFTER THE MERGER

     If the merger is completed, Cardiosystems' common stock will be delisted from the American Stock Exchange and will be deregistered under the Exchange Act.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The discussion below summarizes certain material United States federal income tax considerations generally applicable to United States holders of Cardiosystems common stock who, in the merger, exchange their Cardiosystems common stock solely for Thoratec common stock and cash in lieu of an aggregated fractional share of Thoratec common stock. Completion of the merger is conditioned upon Thoratec's and Cardiosystems' receipt of opinions of their respective counsel to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The discussion below assumes that the merger will be treated in accordance with the opinions of Thoratec's and Cardiosystems' respective counsel described in the preceding sentence. These opinions are included as Exhibits 8.1 and 8.2 to the registration statement of which this statement is a part.


     The following discussion and the opinions of counsel are subject to the limitations, qualifications and assumptions set forth in the opinions and are based on certain facts and representations, including representations contained in certificates executed by officers of Thoratec and Cardiosystems. The discussion and the opinions assume the absence of changes in relevant facts or in law between the date of this statement and the closing date and the accuracy and continued accuracy of those representations during that period. The discussion and opinions are not binding on the Internal Revenue Service or any court. No ruling from the Internal Revenue Service has been or will be sought. The discussion below is based upon current provisions of the Code, currently applicable U.S. Treasury regulations adopted under the Code, and judicial and administrative decisions and rulings. Future legislative, judicial or administrative changes or interpretations could alter or modify (including on a retroactive basis) the discussion below.


     This discussion does not purport to deal with all aspects of United States federal income taxation that may affect particular stockholders in light of their individual circumstances, and is not intended for stockholders subject to special treatment under federal income tax law. Stockholders subject to special treatment include, but are not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who are subject to the alternative minimum tax provisions of the Code, stockholders who hold their stock as part of a hedge or straddle, appreciated financial position, straddle or conversion transaction, stockholders who do not (or will not at the time of the merger) hold their stock as a capital asset and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation. This discussion does not consider the effect of state, local or foreign tax laws and does not consider any tax consequence of transactions effectuated by stockholders subsequent to, or concurrently with, the merger.

     In the opinion of Hale and Dorr LLP, counsel to Cardiosystems, and Heller Ehrman White & McAuliffe LLP, counsel to Thoratec, the merger will be a "reorganization" within the meaning of Section 368(a) of the Code. "Reorganization" status means that:

     - A holder of Cardiosystems common stock will not have taxable gain or deductible loss upon the receipt of shares of Thoratec common stock solely in exchange for Cardiosystems common stock in the merger.

     - Cash payments received by holders of Cardiosystems common stock in lieu of a fractional share of Thoratec common stock will result in taxable capital gain (or capital loss) measured by the difference between the cash payment received and the portion of the tax basis in the shares of Cardiosystems

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

       common stock surrendered that is allocable to such fractional share, assuming the Cardiosystems common stock is held as a capital asset at the time of the merger. Capital gain (or capital loss) will be long-term capital gain (or loss) if the shares of Cardiosystems common stock allocable to such fractional share have been held for more than one year when the merger closes.

     - Cardiosystems or Thoratec stockholders who receive cash for their Cardiosystems common stock or Thoratec common stock as a result of exercising statutory appraisal rights will be treated as having received a distribution in redemption of their stock, subject to Section 302 of the Code. Assuming the requirements of Section 302 are satisfied, such stockholders will have a taxable capital gain (or capital loss) measured by the difference between the cash payment received and their tax basis in the shares as to which the appraisal rights are exercised, assuming that those shares are held as capital assets when the appraisal rights are elected. In general, such stockholders should also be entitled to reduce that capital gain (or increase that capital loss) by the amount of any expenses they incur in pursuing or prosecuting their appraisal rights. Dissenting stockholders should consult their own advisors regarding the application of Section 302.

     - The total tax basis of the Thoratec common stock received by Cardiosystems stockholders in the merger will be the same as the total tax basis of the Cardiosystems common stock surrendered in exchange, reduced by any tax basis allocable to a fractional share of Thoratec common stock for which cash is received.

     - A Cardiosystems stockholder's holding period with respect to Thoratec common stock received in the merger will include the stockholder's holding period for the Cardiosystems common stock surrendered in exchange.

     - None of Thoratec, Cardiosystems or the merger subsidiary will have taxable gain (or deductible loss) solely as a result of the merger.

     Long-term capital gains of individuals are subject to federal income tax at a maximum stated rate of 20%. Short-term capital gains of individuals are taxable at the rates applicable to ordinary income. The maximum stated federal income tax rate on ordinary income of individuals is 39.6%. Phase-outs of deductions and exemptions at certain income levels may have the effect of imposing federal income tax at rates higher than the stated maximums. Capital loss of an individual applies first to offset the individual's capital gain and then applies to offset up to $3,000 of ordinary income per taxable year. Capital gains of corporations are subject to federal income tax at the rates applicable to ordinary income. Capital losses of corporations offset capital gains and do not reduce ordinary taxable income.

  THIS DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE MERGER AND DOES NOT PURPORT TO
  BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL RELEVANT TAX EFFECTS. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX-RETURN REPORTING REQUIREMENTS
         AND THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                              THE MERGER AGREEMENT

     This section of the statement summarizes the merger agreement. While Thoratec and Cardiosystems believe this description covers the material terms of the merger agreement, this summary may not contain all the information that is important to you. The merger agreement is attached to this statement as Annex A. Thoratec and Cardiosystems urge you to read it carefully.

GENERAL

     After approval of the merger agreement and merger by Cardiosystems' stockholders and Thoratec's shareholders and the satisfaction or waiver of the other conditions to the merger, Thoratec's recently formed

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

merger subsidiary will merge into Cardiosystems. Cardiosystems will survive the merger as a wholly-owned subsidiary of Thoratec. The merger will become effective when the parties file Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts.

THE EXCHANGE RATIO AND TREATMENT OF CARDIOSYSTEMS COMMON STOCK

     When the merger closes, each issued and outstanding share of Cardiosystems common stock will be converted into the right to receive .835 of a share of Thoratec common stock. However, any shares owned by Cardiosystems and any shares owned by Thoratec or Thoratec's merger subsidiary will be cancelled without conversion. Thoratec will adjust the exchange ratio to reflect any reclassification, stock split, stock dividend, reorganization or other similar change respecting Thoratec common stock or Cardiosystems common stock occurring before the merger closes. However, no such changes are contemplated.


     Based on the exchange ratio of .835 and the number of shares of Cardiosystems stock outstanding as of December 29, 2000, a total of approximately 32,214,300 shares of Thoratec stock are expected to be issued in the merger.


TREATMENT OF CARDIOSYSTEMS STOCK OPTIONS

     When the merger closes, Thoratec will assume each then outstanding stock option of Cardiosystems, and convert them into options to purchase Thoratec common stock subject to the same terms and conditions as were applicable before the merger, including accelerated vesting, on the terms provided in Cardiosystems' 1999 Amended and Restated Directors Stock Option Plan and 1999 Amended and Restated Non-Qualified Stock Option Plan. The number of shares of Thoratec common stock issuable upon the exercise of the assumed options will be adjusted based on the .835 merger exchange ratio. Any fractional share of Thoratec stock resulting from such adjustment will be rounded down to the nearest whole share. The exercise price per share of Thoratec stock issuable under each assumed option will equal the total exercise price of the Cardiosystems stock purchasable under the assumed option divided by the number of whole Thoratec shares the optionholder is entitled to purchase based on the exchange ratio. The exercise price will be rounded up to the nearest whole cent.

     Thoratec is submitting, for approval at its special shareholder meeting, a proposal (proposal 2) to amend the Thoratec option plan to increase the number of shares reserved for issuance under that plan by 3,600,000 to accommodate the Cardiosystems options to be assumed by Thoratec in the merger and to enable Thoratec to grant additional options to Cardiosystems (as well as Thoratec) personnel over time after the merger. If that proposal is approved, Thoratec will reserve for issuance a sufficient number of shares of its common stock for delivery upon exercise of the assumed options. Thoratec will also file a registration statement on Form S-8 covering those shares.

CARDIOSYSTEMS' EMPLOYEE STOCK PURCHASE PLAN

     Cardiosystems suspended its Employee Stock Purchase Plan on October 31, 2000 after completion of purchases under that plan on that date. If the merger is completed, that plan will be terminated. If the merger is abandoned, Cardiosystems may or may not choose to reactivate that plan.

EMPLOYEE BENEFITS MATTERS

     Individuals who continue to be employed by Cardiosystems after the merger is completed who become participants in, or are subject to, Thoratec's employee benefit plans will, to the fullest extent permitted by applicable law, receive credit for length of service with Cardiosystems before the merger for eligibility and vesting purposes.

REPRESENTATIONS AND WARRANTIES

     Thoratec, Thoratec's merger subsidiary and Cardiosystems each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger. The representations and warranties in the merger agreement

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

are complicated and not easily summarized. You are urged to read the articles of the merger agreement entitled "Representations and Warranties of Cardiosystems" relating to Cardiosystems and "Representations and Warranties of Thoratec and Merger Sub" relating to Thoratec and its merger subsidiary.

     Thoratec and Cardiosystems each made representations and warranties to the other including representations as to:

     - corporate organization and qualification to do business

     - articles of organization and bylaws

     - authorization of the merger agreement

     - the effect of the merger and obligations under applicable laws

     - regulatory approvals required to complete the merger

     - approval by its board of directors

     - the fairness opinion received from its financial advisor

     - capitalization

     - filings and reports with the SEC

     - financial statements

     - liabilities

     - changes in business since the second quarter of 2000

     - ownership of the stock of subsidiaries

     - litigation

     - insurance coverage

     - material contracts

     - labor relations

     - compliance with applicable laws

     - intellectual property

     - taxes

     - employee benefit plans

     - environmental laws

     - payments required to be made to investment bankers, brokers and agents because of the merger

     - information in this statement and the related registration statement filed by Thoratec

     - title to properties

     - FDA matters and

     - inventories.

     Cardiosystems also made representations about the absence of discussions relating to competing acquisition proposals.

     The representations and warranties of the parties expire when the merger closes.

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

CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

     Thoratec and Cardiosystems agreed that, until the earlier of completion of the merger or termination of the merger agreement, or unless consented to in writing, each party will use its commercially reasonable efforts consistent with past practices and policies to:

     - conduct its business operations according to its ordinary and usual course of business

     - preserve intact its present business organization

     - keep available the services of its present officers and employees

     - maintain satisfactory relationships with suppliers, distributors, and customers and

     - take no action that would adversely affect its ability to complete the merger.

     Thoratec and Cardiosystems each also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless consented to in writing, each party will conduct its business in compliance with certain specific restrictions relating to:

     - intellectual property rights

     - stock splits, combinations or reclassification

     - liquidation, dissolution, acquisition of assets, disposal of assets, changes in capitalization, partnership, associations, joint venture, joint development, technology transfer, or other business alliances

     - maintenance of insurance policies

     - maintenance of books and records

     - entering into hedging, option, derivative or other such transactions

     - suspension of research and development activities

     - issuance of stock or debt instruments

     - incurrence of indebtedness

     - purchase of its own shares or debt

     - payment or settlement of liabilities

     - granting options, calls, subscriptions or other similar instruments

     - revaluation of assets

     - suffering losses or damages exceeding certain limits

     - increasing director or officer compensation

     - granting severance payments or entering into employment contracts

     - amending employee benefit plans

     - repricing options

     - modification of its articles of organization or bylaws

     - becoming party to a merger, consolidation, share exchange or similar transaction

     - disposing of material claims and litigation

     - entering into new material contracts

     - changing accounting policies and procedures

     - incurring obligations to make certain expenditures, payments or otherwise satisfying liabilities

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

     - making tax elections and

     - making capital expenditures in excess of specified thresholds.

     The agreements related to the conduct of Cardiosystems' and Thoratec's businesses in the merger agreement are complicated and not easily summarized. You are urged to read Article V of the merger agreement, the article in which those agreements appear.

NO SOLICITATION OF OTHER TRANSACTIONS BY THERMO ELECTRON, CARDIOSYSTEMS AND SUBSIDIARIES

     Thermo Electron, Cardiosystems and subsidiaries agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted before that date with respect to any Cardiosystems acquisition proposal (explained below), other than the merger, by a third party. Until the merger is completed or the merger agreement is terminated, Thermo Electron, Cardiosystems and its subsidiaries agreed not, directly or indirectly, to:

     - solicit, initiate, encourage or induce the making, submission or announcement of any Cardiosystems acquisition proposal

     - participate in any discussions or negotiations regarding any Cardiosystems acquisition proposal or furnish to any person any information with respect to any Cardiosystems acquisition proposal

     - engage in discussions with any person with respect to any Cardiosystems acquisition proposal

     - subject to certain limited exceptions discussed below, approve, endorse or recommend any Cardiosystems acquisition proposal or

     - enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition transaction.

     Thermo Electron's and Cardiosystems' boards of directors may, without breaching the merger agreement, respond to an unsolicited, bona fide written Cardiosystems acquisition proposal by discussing the proposal with, and furnishing information to the party making the proposal, if all of the following conditions are met:

     - Thermo Electron's and Cardiosystems' boards conclude, upon written advice from their financial advisor, that the proposal constitutes a superior offer (explained below)

     - Thermo Electron's and Cardiosystems' boards determine in good faith, after considering the advice of its outside legal counsel, that its fiduciary obligations require it to do so

     - Thermo Electron's and Cardiosystems' give prior written notice to Thoratec of planned discussions with, or the furnishing of information to the party making the proposal, and Cardiosystems receives a customary confidentiality agreement from that party and

     - upon determining to provide information to the party making the Cardiosystems acquisition proposal, Cardiosystems informs Thoratec within 24 hours of deciding to provide information to any third party and provides Thoratec with the identity of the recipient of the information or the potential acquiror and the terms of the Cardiosystems superior offer.

     For purposes of the foregoing, any action by any officer, director, affiliate or employee of Cardiosystems or any investment banker, attorney or other advisor or representative of Cardiosystems is deemed to be a breach of these obligations.

     A Cardiosystems acquisition proposal is an offer or proposal, other than by Thoratec, relating to:

     - the purchase from Cardiosystems or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the related rules and regulations) of more than a 15% interest in the total outstanding voting securities of Cardiosystems or any of its subsidiaries

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

     - any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of Cardiosystems or any of its subsidiaries

     - any merger, consolidation, business combination or similar transaction involving Cardiosystems in which the stockholders of Cardiosystems immediately preceding that transaction hold less than 85% of the equity interests in the surviving or resulting entity

     - any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 15% of the assets of Cardiosystems or

     - any liquidation, dissolution or recapitalization of Cardiosystems.

     A Cardiosystems superior offer is a Cardiosystems acquisition proposal that is an unsolicited, bona fide, written offer from a third party to consummate:
(i) a merger or consolidation with Cardiosystems that would result in Cardiosystems' stockholders holding less than half of the equity interest in the combined or surviving company or (ii) the acquisition by any person or group, directly or indirectly, of ownership of 100% of the outstanding shares of capital stock of Cardiosystems on terms that Cardiosystems' board of directors determines in its reasonable good faith judgment (based on the written advice of its financial advisors) to be more favorable to Cardiosystems' stockholders than the terms of the merger if no financing is required to complete that transaction.

     Regardless of whether there has been a superior offer, Cardiosystems is obligated under the merger agreement to hold and convene the Cardiosystems special meeting of stockholders for purposes of voting on the merger agreement and the merger.

NO SOLICITATION OF OTHER TRANSACTIONS BY THORATEC AND ITS SUBSIDIARIES

     Thoratec and its subsidiaries agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted before that date with respect to any Thoratec acquisition proposal (explained below). Thoratec and its subsidiaries were not engaged in any such discussions or negotiations at that time. Until the merger is completed or the merger agreement is terminated, Thoratec and its subsidiaries agreed not, directly or indirectly, to:

     - solicit, initiate, encourage or induce the making, submission or announcement of any Thoratec acquisition proposal

     - participate in any discussions or negotiations regarding any Thoratec acquisition proposal or furnish to any person any information with respect to any Thoratec acquisition proposal

     - engage in discussions with any person with respect to any Thoratec acquisition proposal

     - subject to certain limited exceptions discussed below, approve, endorse or recommend any Thoratec acquisition proposal or

     - enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Thoratec acquisition transaction.

     Thoratec's board may, without breaching the merger agreement, respond to an unsolicited, bona fide written Thoratec acquisition proposal by discussing the proposal with, and furnishing information to the party making the proposal, if all of the following conditions are met:

     - Thoratec's board concludes, upon written advice from its financial advisor, that the proposal constitutes a Thoratec superior offer (explained below)

     - Thoratec's board determines in good faith, after considering the advice of its outside legal counsel, that its fiduciary obligations require it to do so

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

     - Thoratec gives prior written notice to Cardiosystems of planned discussions with, or the furnishing of information to the party making the proposal, and Thoratec receives a customary confidentiality agreement from that party and

     - upon determining to provide information to the party making the Thoratec acquisition proposal, Thoratec informs Cardiosystems within 24 hours of deciding to provide information to any third party and provides Cardiosystems with the identity of the recipient of the information or the potential acquiror and the terms of the Thoratec superior offer.

     For purposes of the foregoing, any action by any officer, director, affiliate or employee of Thoratec or any investment banker, attorney or other advisor or representative of Thoratec is deemed to be a breach of these obligations.

     A Thoratec acquisition proposal is an offer or proposal relating to:

     - the purchase from Thoratec or acquisition by any person or "group" of more than a 15% interest in the total outstanding voting securities of Thoratec or any of its subsidiaries

     - any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of Thoratec or any of its subsidiaries

     - any merger, consolidation, business combination or similar transaction involving Thoratec in which the shareholders of Thoratec immediately preceding that transaction hold less than 85% of the equity interests in the surviving or resulting entity

     - any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 15% of the assets of Thoratec or

     - any liquidation, dissolution or recapitalization of Thoratec.

     A "Thoratec superior offer" is a Thoratec acquisition proposal that is an unsolicited, bona fide, written offer from a third party to consummate: (i) a merger or consolidation with Thoratec that would result in Thoratec's shareholders holding less than half of the equity interest in the combined or surviving company or (ii) the acquisition by any person or group, directly or indirectly, of ownership of 100% of the outstanding shares of capital stock of Thoratec on terms that Thoratec's board of directors determines in its reasonable good faith judgment (based on the written advice of its financial advisors) to be more favorable to Thoratec's shareholders than the terms of the merger if no financing is required to complete that transaction.

     Regardless of whether there has been a Thoratec superior offer, Thoratec is obligated under the merger agreement to hold and convene the Thoratec special meeting of shareholders for purposes of voting on the merger agreement and the merger.

CONDITIONS TO COMPLETION OF THE MERGER


     The obligations of Thoratec and Cardiosystems to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver, to the extent legally permissible, of each of the following conditions:


     - Thoratec's registration statement on Form S-4 must be effective, no stop order suspending its effectiveness shall have been issued by the SEC and still be in effect, and no proceedings for such purpose shall be pending before the SEC

     - the merger agreement and merger must be approved by the required vote of holders of Cardiosystems stock

     - the issuance of Thoratec's shares to Cardiosystems' stockholders in the merger must be approved by the required vote of Thoratec's shareholders

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

     - the shares of Thoratec stock issuable in the merger must be approved for listing on the Nasdaq National Market

     - the applicable waiting periods under the Hart-Scott-Rodino act must have expired or been terminated and all necessary government consents and approvals must be received

     - Thoratec and Cardiosystems must each receive, from their respective tax counsel, an opinion to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code

     - no law, regulation or order shall have been enacted or issued that has the effect of making the merger illegal or otherwise prohibiting completion of the merger

     - holders of Cardiosystems stock shall not have exercised dissenters' rights with respect to 5% or more of the outstanding Cardiosystems stock and

     - holders of Thoratec stock shall not have exercised dissenters' rights with respect to 5% or more of the outstanding Thoratec stock.


     Cardiosystems' obligation to complete the merger and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver of each of the following additional conditions:


     - the representations and warranties of Thoratec and its merger subsidiary must be true and correct in all material respects as of the closing of the merger

     - Thoratec and its merger subsidiary shall have furnished a certificate or certificates to evidence their compliance with the conditions contained in the merger agreement

     - nothing shall have occurred to cause a material adverse effect on Thoratec

     - Thoratec shall have performed or complied in all material respects with all its agreements and obligations required by the merger agreement to be performed or complied with by Thoratec on or before the closing of the merger and

     - the security arrangements respecting Cardiosystems' convertible debentures and the related guarantee of Thermo Electron regarding those debentures described under "Cardiosystems Convertible Debentures" beginning at page 73 of this statement shall have been completed.


     Thoratec's obligation to complete the merger and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:


     - Cardiosystems' representations and warranties must be true and correct in all material respects as of the closing of the merger

     - Cardiosystems shall have furnished a certificate or certificates to evidence its compliance with the conditions contained in the merger agreement

     - nothing shall have occurred to cause a material adverse effect on Cardiosystems

     - Cardiosystems shall have performed or complied in all material respects with all its agreements and obligations required by the merger agreement to be performed or complied with by Cardiosystems on or before the closing of the merger

     - Thermo Electron shall have entered into a Termination of Corporate Services Agreement with Cardiosystems, in form and substance previously agreed to, assuring Cardiosystems short-term access to transition services from Thermo Electron personnel and access to Cardiosystems-related records in Thermo Electron's custody

     - Thermo Electron and Cardiosystems shall have paid all intercompany payables (at December 28, 2000 the net intercompany payable was a receivable of Cardiosystems from Thermo Electron; of approximately $1.2 million)

     - The sum of Cardiosystems' "cash and cash equivalents" and "short-term investments available for sale" must be at least $125,700,000 after giving effect to the netting of intercompany payables referred to previously and before giving effect to the payment of certain fees and the implementation of security arrangements regarding Cardiosystems' subordinated convertible debentures (discussed in the section of this statement called Cardiosystems Convertible Debentures)


     - Thermo Electron and Cardiosystems shall have entered into an amended sublease for property occupied by Cardiosystems in Woburn, Massachusetts in form and substance previously agreed to and

     - Cardiosystems shall have made or obtained all consents, notifications, disclosures, filings and approvals required by the merger agreement.

TERMINATION OF THE MERGER AGREEMENT


     The merger agreement may be terminated before the merger:


     - by mutual consent of the boards of directors of Thoratec and Cardiosystems

     - by Thoratec or Cardiosystems, if the merger is not completed before March 1, 2000 (except that this right to terminate the merger agreement is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before March 1, 2000) and such action or failure to act constitutes a material breach of the merger agreement

     - by Thoratec or Cardiosystems, if there is any final and nonappealable action of a court or governmental authority having jurisdiction over Thoratec or Cardiosystems permanently restraining, enjoining or prohibiting the completion of the merger

     - by Thoratec or Cardiosystems, if the merger agreement fails to receive the requisite vote by the stockholders of Cardiosystems at the Cardiosystems stockholder meeting or by the shareholders of Thoratec at the Thoratec shareholder meeting, except that this right is not available to any party where the failure to obtain shareholder approval was caused by that party's action or failure to act and that action or failure to act constitutes a breach of the merger agreement

     - by Cardiosystems, upon a breach of any representation, warranty or agreement on the part of Thoratec in the merger agreement, or if any of Thoratec's representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met, except that, if the breach or inaccuracy is curable by Thoratec and Thoratec exercises best efforts to cure, Cardiosystems may not terminate the merger agreement during the 10 days after delivery of written notice from Cardiosystems to Thoratec of the breach

     - by Thoratec, upon a breach of any representation, warranty or agreement on the part of Cardiosystems set forth in the merger agreement, or if any of Cardiosystems' representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met, except that, if the breach or inaccuracy is curable by Cardiosystems and Cardiosystems exercises best efforts to cure, Thoratec may not terminate the merger agreement during the 10 days after delivery of written notice from Thoratec to Cardiosystems of the breach

     - by Cardiosystems, if the average closing price per share of Thoratec's stock, as reported on the Nasdaq National Market for the 20 trading-day period beginning January 9, 2001 and ending February 6, 2001, is less than $14.00, but only if Cardiosystems gives written notice of termination to Thoratec within 48 hours after that 20-trading day period ends

     - by Thoratec, if the average closing price per share of Thoratec's stock for that same period is less than $11.00, but only if Thoratec gives written notice of termination to Cardiosystems and Thermo Electron within 48 hours after that period ends

     - by Thoratec (at any time before the approval of the merger agreement and the merger by the required vote of the stockholders of Cardiosystems), if any of the following "Cardiosystems termination events" shall have occurred:
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

        - the board of directors of Cardiosystems or any committee of that board shall for any reason have withdrawn or amended or modified in a manner adverse to Thoratec its recommendation in favor of the adoption of the merger agreement or the merger

        - the board of directors of Cardiosystems fails to reaffirm its recommendation in favor of the approval of the merger agreement and the merger within 10 days after Thoratec requests in writing that such recommendation be reaffirmed

        - the board of directors of Cardiosystems or any committee of that board shall have approved or recommended any Cardiosystems acquisition proposal or

        - a tender or exchange offer relating to securities of Cardiosystems shall have been commenced by a person unaffiliated with Thoratec, and Cardiosystems shall not have sent to its security holders under Rule 14e-2 adopted by the SEC under the Securities Act, within 10 business days after the tender or exchange offer is first published, sent or given, a statement disclosing that Cardiosystems recommends rejection of such tender or exchange offer or

     - by Cardiosystems (at any time before approval of the issuance of Thoratec common stock in the merger by the required vote of the stockholders of Thoratec), if any of the following "Thoratec termination events" shall have occurred:

        - the board of directors of Thoratec or any committee of that board shall for any reason have withdrawn or amended or modified in a manner adverse to Cardiosystems its recommendation in favor of the issuance of Thoratec stock in the merger

        - the board of directors of Thoratec fails to reaffirm its recommendation in favor of the approval of the merger agreement and the merger within 10 days after Cardiosystems requests in writing that such recommendation be reaffirmed

        - the board of directors of Thoratec or any committee of that board shall have approved or recommended any Thoratec acquisition proposal or

        - a tender or exchange offer relating to securities of Thoratec shall have been commenced by a person unaffiliated with Cardiosystems, and Thoratec shall not have sent to its security holders under Rule 14e-2 adopted by the SEC under the Securities Act, within 10 business days after the tender or exchange offer is first published, sent or given, a statement disclosing that Thoratec recommends rejection of the tender or exchange offer.

PAYMENT OF TERMINATION FEES

     Cardiosystems and Thermo Electron have agreed, jointly and severally, to pay Thoratec a termination fee of $12 million if:

     - Thoratec terminates the merger agreement after a Cardiosystems termination event (see above)

     - the merger agreement is terminated because the merger has failed to receive the requisite vote for approval by the stockholders of Cardiosystems at the Cardiosystems stockholders meeting

     - Thermo Electron fails to vote its Cardiosystems stock in favor of the merger and is not excused from doing so under the merger agreement or

     - Cardiosystems breaches any of the obligations regarding Cardiosystems acquisition proposals or Cardiosystems superior offers in the merger agreement.

     Thoratec has agreed to pay Cardiosystems a termination fee of:

     - $3 million if the merger agreement is terminated because the issuance of shares of Thoratec in the merger has failed to receive the requisite vote for approval by the shareholders of Thoratec at the Thoratec shareholders meeting or

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     - $12 million if Cardiosystems terminates the merger agreement after a
       Thoratec termination event (see above) or Thoratec breaches any of its obligations regarding Thoratec acquisition proposals or Thoratec superior offers in the merger agreement.

CARDIOSYSTEMS CONVERTIBLE DEBENTURES

     Cardiosystems has $54.8 million of 4-3/4% subordinated convertible debentures outstanding. Those debentures are due May 15, 2004 and are guaranteed by Thermo Electron. That guarantee will remain outstanding after the merger.

     The debentures are currently convertible into shares of Cardiosystems common stock at a price of $31.415 per share of Cardiosystems common stock. If and when the merger closes, the debentures will remain obligations of Cardiosystems but will become convertible into shares of Thoratec common stock. The conversion price will then be $37.623, i.e., $31.415 divided by the 0.835 merger exchange ratio.

     The merger agreement calls for the parties to put in place special security arrangements, before the merger closes, to support repayment of the debentures. These arrangements will reduce the prospect that Thermo Electron will be required to pay any amounts under its guarantee of the debentures. The arrangements are that, at the option of Thermo Electron: (i) Thoratec, Cardiosystems and Thermo Electron will enter into a collateral and security agreement under which Cardiosystems will grant Thermo Electron a first priority security interest in $45 million to secure payment of the Cardiosystems debentures, (ii) Thoratec, Cardiosystems, Thermo Electron and a trustee will enter into a collateral and security agreement under which Cardiosystems will grant the trustee a first priority security interest in $45 million for that same purpose or (iii) Thoratec will obtain a standby letter of credit in favor of Thermo Electron or a trustee in the amount of $45 million for that same purpose. These $45 million figures and any related accounts that support these arrangements will be reduced by: (i) half of any amount paid to Cardiosystems stockholders due to their exercise of statutory appraisal rights, (ii) subject to certain limitations, the principal amount of any Cardiosystems debentures that are repurchased and retired and (iii) an amount equal to 40.75% of any investment income earned on these funds in order to defray taxes on that income.

OPERATIONS AFTER THE MERGER

     After the merger, Thoratec expects that Cardiosystems will continue its operations as a wholly-owned subsidiary of Thoratec. The stockholders of Cardiosystems will become shareholders of Thoratec, and their rights as shareholders will be governed by Thoratec's articles of incorporation and bylaws, as currently in effect, and the corporate laws of California. See "Comparison of Shareholder Rights and Corporate Governance Matters" beginning at page 75 of this statement.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     Thoratec and Cardiosystems may amend the merger agreement before completion of the merger by mutual written consent. Either Thoratec or Cardiosystems may extend the other's time for the performance of any obligation under the merger agreement, waive any inaccuracies in the other's representations and warranties, and waive compliance by the other with any of the agreements or conditions contained in the merger agreement. However, no party can waive a closing condition that cannot be waived by law.

                        AGREEMENTS RELATED TO THE MERGER

     This section of the statement describes certain agreements related to the merger, including the shareholder agreement and the registration rights agreement. While Thoratec and Cardiosystems believe that these descriptions cover the material terms of those agreements, these summaries may not contain all the information that is important to you. The registration rights agreement and the shareholder agreement are attached as Annex D and as Annex E to this statement. You are urged to read them carefully.

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THE SHAREHOLDER AGREEMENT

     Thoratec and Thermo Electron have entered into a shareholder agreement, a copy of which is attached as Annex E, under which Thoratec agreed that, after the merger, as long as Thermo Electron beneficially owns Thoratec voting securities representing at least 10% of the voting power of all Thoratec voting securities outstanding, Thoratec will take all necessary action to cause a nominee of Thermo Electron to be elected to Thoratec's board of directors. Thermo Electron has designated its Chief Financial Officer, Theo Melas-Kyriazi, to serve as its initial representative on Thoratec's board of directors. Mr. Melas-Kyriazi will be elected to Thoratec's board effective when the merger closes. (The current, seven members of Thoratec's board of directors are expected to remain on Thoratec's board after the merger. Thoratec also expects, in the future, to fill another existing vacancy on the board besides the one to be filled by Mr. Melas-Kyriazi.)

     Thermo Electron agreed that, so long as Thermo Electron beneficially owns Thoratec voting securities representing at least 5% of the voting power of all Thoratec voting securities outstanding, Thermo Electron will not:

     - acquire any voting securities of Thoratec without prior consent of the board of directors of Thoratec

     - sell or otherwise transfer any Thoratec shares received in the merger before four months after the merger

     - sell or otherwise transfer more than 25% of the Thoratec shares received in the merger before the first anniversary of the merger

     - sell or otherwise transfer more than 50% of the Thoratec shares received in the merger before 18 months after the merger or

     - sell or transfer any Thoratec shares in privately negotiated transactions if, after giving effect to that sale or transfer, the transferee would own Thoratec securities representing more than 10% of the voting power of all Thoratec outstanding voting securities.

     Thermo Electron also agreed that, with respect to the Thoratec shares it receives in the merger, it will:

     - cause its Thoratec shares to appear or otherwise be counted as present for purposes of establishing a quorum at any Thoratec shareholders meeting and

     - provide Thoratec's management with a proxy or consent to vote the Thoratec shares owned by Thermo Electron, but not more than a number of shares representing 5% of the voting power of securities of Thoratec outstanding at the closing of the merger.

THE REGISTRATION RIGHTS AGREEMENT

     Thoratec and Thermo Electron have also entered into a registration rights agreement, a copy of which is attached to this statement as Annex D. Under that agreement, Thoratec agreed to:

     - file with the SEC and use reasonable best efforts to cause to become effective an "evergreen" or "shelf" registration statement registering for resale by Thermo Electron of the Thoratec shares received by Thermo Electron in the merger

     - file a registration statement, or a post-effective amendment to the shelf registration statement, for an underwritten offering of the Thoratec shares received by Thermo Electron in the merger at various times and

     - provide Thermo Electron the right to include the Thoratec shares it receives in the merger in any registration statement filed by Thoratec with the SEC, other than registration statements relating to employee plans and acquisitions.

     Thermo Electron has granted certain officers, directors and employees of Thermo Electron options to purchase shares of Cardiosystems common stock currently owned by Thermo Electron on a total of 68,000

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

Cardiosystems shares. Those officers, directors and employees are entitled to have Thoratec register the Thoratec shares into which those Cardiosystems shares will be converted in the merger.

     The timing of the effectiveness of the "shelf" registrations corresponds to the timing of the transfer restrictions that apply to the Thoratec shares to be received by Thermo Electron in the merger. The registration rights granted under the registration rights agreement are subject to other customary terms and conditions.

                        COMPARISON OF SHAREHOLDER RIGHTS
                        AND CORPORATE GOVERNANCE MATTERS

     The rights of Thoratec shareholders are currently governed by California law, Thoratec's articles of incorporation and Thoratec's bylaws. The rights of Cardiosystems stockholders are currently governed by Massachusetts law, Cardiosystems' articles of organization and Cardiosystems' bylaws. Upon completion of the merger, the rights of Cardiosystems stockholders who become shareholders of Thoratec in the merger will be governed by California law, Thoratec's articles of incorporation and Thoratec's bylaws. While the rights and privileges of shareholders of a California corporation are, in many instances, comparable to those of a shareholder of a Massachusetts corporation, there are certain differences.

     The following description summarizes significant differences that may affect the rights of shareholders of Thoratec and stockholders of Cardiosystems. However, it is not a complete statement of all those differences or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Thoratec's shareholders and Cardiosystems' stockholders should carefully read the relevant provisions of California law, Thoratec's articles of incorporation, Thoratec's bylaws, the Massachusetts law, Cardiosystems' articles of organization and Cardiosystems' bylaws.

CAPITALIZATION


     Thoratec. The total authorized shares of capital stock of Thoratec consist of: (i) 100,000,000 shares of common stock, no par value, of which 22,421,775 were issued and outstanding at the close of business on December 29, 2000 and
(ii) 2,500,000 shares of preferred stock, no par value, of which no shares were issued and outstanding at the close of business December 29, 2000.


     The Thoratec board of directors is authorized to issue preferred stock from time to time in any series, and to fix and alter the designations, preferences and relative, participating, optional or other special rights of wholly-unissued series of preferred shares.


     Cardiosystems. The total authorized shares of capital stock of Cardiosystems consist of 100,000,000 shares of common stock, $0.10 par value per share. At the close of business on December 29, 2000, 38,580,231 shares of Cardiosystems common stock were outstanding. Cardiosystems then also had 2,063,653 treasury shares. As of that same date, $54.8 million principal amount of Cardiosystems' 4 3/4% subordinated convertible debentures due 2004 were outstanding.


VOTING RIGHTS

     Thoratec. California law allows for more or less than one vote per share and permits cumulative voting, unless it is eliminated in the articles of incorporation. Each holder of Thoratec common stock is entitled to one vote for each share held of record and may cumulate votes for the election of directors.

     Cardiosystems. Massachusetts law provides that stockholders entitled to vote have one vote for each share of stock owned by them. It also allows a corporation with two or more classes of stock to specify different voting powers for the different classes of stock.

     Each holder of Cardiosystems common stock is entitled to one vote for each share held of record. Massachusetts law does not impose cumulative voting, and neither Cardiosystems' articles of organization nor its bylaws provide for it.
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

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

     Thoratec. California law provides that the board of directors of a California corporation will consist of one or more directors, as fixed by the corporation's articles of incorporation or bylaws. Thoratec's bylaws provide that the authorized number of directors will be within a range of five to nine inclusive, with the exact number within that range specified by the board. Under Thoratec's articles of incorporation and bylaws, vacancies on the board (other than vacancies caused by the removal of a director by the shareholders) and newly created directorships resulting from any increase in the authorized number of directors may be filled by the directors then in office.

     California law provides that a director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies so created can only be filled by the shareholders, unless the articles of incorporation or a bylaw approved by the shareholders authorizes the board to fill such vacancies.

     Cardiosystems. Massachusetts law requires classification of a public corporation's board of directors into three classes, each having a three-year term, unless the directors vote to be exempt from such requirement or the stockholders elect to be exempt from such requirement by a vote of two-thirds of each class of stock outstanding. Massachusetts law further requires that the number of directors be specified in the corporation's bylaws.

     Massachusetts law provides that holders of a majority of the shares of Cardiosystems capital stock entitled to vote in an election of directors may remove a director with or without cause. In addition, a majority of the board of directors may remove a director for cause. However, a director may only be removed for cause after receiving notice and an opportunity to be heard by the group proposing to remove the director.

     Cardiosystems has elected to be exempt from the classified board requirement described above. As a result, all of Cardiosystems' directors are elected on an annual basis. Cardiosystems' bylaws provide that the Cardiosystems board must consist of not fewer than three and not more than nine directors. Currently, the Cardiosystems board of directors is composed of seven members. Cardiosystems' bylaws also provide that, in the event of a vacancy on the board, including a vacancy resulting from the enlargement of the board, the remaining directors may elect a director to fill the vacancy by majority vote.

CHARTER AMENDMENTS

     Thoratec. Under California law, amendments to a corporation's articles of incorporation require the approval of the board of directors and shareholders holding a majority of the outstanding stock, unless a different proportion is specified in the articles of incorporation or by other provisions of California law. Thoratec's articles of incorporation do not contain any such provision. Under California law, certain minor amendments to a corporation's articles of incorporation do not require shareholder approval.

     Cardiosystems. Under Massachusetts law, a majority vote of each class of stock outstanding and entitled to vote is required to authorize an amendment to the articles of organization effecting one or more of the following:

     - an increase or reduction of the capital stock of any authorized class

     - a change in the par value of authorized shares with par value

     - a change of authorized shares from shares with par value to shares without par value, or from shares without par value to shares with par value

     - certain changes in the number of authorized shares or

     - a corporate name change.

     Subject to certain conditions, a two-thirds vote of each class of stock outstanding and entitled to vote is required to authorize any other amendment of the articles of organization. However, Massachusetts law does permit a corporation's articles of organization to specify a threshold vote of less than two-thirds, but of at least

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

a majority. Cardiosystems' articles of organization expressly permits a majority vote to approve any amendment to its articles of organization.

BYLAW AMENDMENTS

     Thoratec. Under California law, bylaws of a corporation may be amended or repealed by shareholders or by the board of directors. With the exception noted previously regarding the authorized number of Thoratec directors, Thoratec's bylaws provide that the bylaws may be amended or repealed by a majority of the board of directors then in office or by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in an election of directors.

     Cardiosystems. Under Massachusetts law, the power to adopt, amend or repeal bylaws lies with the stockholders entitled to vote. Directors, however, may also adopt, amend or repeal the bylaws, except for any provision which by law, the articles or organization or bylaws require action by the stockholders. If the directors adopt, amend or repeal any bylaw, Cardiosystems must notify the stockholders of that action on or before the time notice of the next stockholder meeting is given. Any bylaw adopted by the board of directors may be amended or repealed by the stockholders.

SHAREHOLDER AND STOCKHOLDER ACTION

     Thoratec. California law authorizes shareholder action without a meeting unless otherwise provided in a corporation's articles of incorporation. Thoratec's articles of incorporation do not prohibit shareholder action by written consent.

     Cardiosystems. Under Massachusetts law and Cardiosystems' bylaws, any action required or permitted to be taken by its stockholders may be taken without a meeting if a consent in writing is signed by the holders of all of the outstanding stock entitled to vote on the matter.

NOTICE OF SPECIFIC ACTIONS BY HOLDERS OF SHARES

     Thoratec. Thoratec's bylaws provide that, for business to be properly brought before a meeting of shareholders, Thoratec must deliver notice not fewer than 10 nor more than 60 days in advance of the date of that meeting.

     Cardiosystems. Cardiosystems' bylaws provide that a written notice of each meeting of stockholders must be given to each stockholder entitled to vote at the meeting at least 10 days before the meeting.

SPECIAL SHAREHOLDER AND STOCKHOLDER MEETINGS

     Thoratec. Under California law, a special meeting of shareholders may be called by the board, the chair of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting or such additional persons as may be provided in the articles of incorporation or bylaws. Neither Thoratec's articles of incorporation nor its bylaws specify any such additional persons.

     Cardiosystems. Under Massachusetts law, a special meeting of the stockholders of a corporation may be called by the president or the directors. Additionally, special meetings of stockholders of a corporation that has a class of voting stock registered under the Securities Act of 1934 must be called by the clerk of the corporation upon written request by stockholders holding at least 40% of the stock entitled to vote.

     Cardiosystems' bylaws permit Cardiosystems' chair of the board, president or board of directors to call a special meeting. Additionally, Cardiosystems' clerk must call a special meeting upon the written request of one or more stockholders who hold at least 10% of Cardiosystems' stock entitled to vote at the special meeting.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION

     Thoratec. California law specifies that a California corporation's articles of incorporation may include a provision limiting the personal liability of a director to the corporation or its shareholders for monetary

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damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit the liability of a director for:

     - any breach of the director's duty of loyalty to the corporation or its shareholders

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - violation of California law regarding unlawful payment of dividends or unlawful stock purchases or redemptions

     - any transaction from which the director derived an improper personal benefit or

     - any act or omission before the adoption of a provision eliminating or limiting the liability of a director for breach of fiduciary duty in the articles of incorporation.

     Thoratec's articles of incorporation and bylaws limit or eliminate the liability of directors to the fullest extent permitted by California law.

     California law permits a corporation to indemnify any director, officer, employee or agent of the corporation for expenses, monetary damages, fines and settlement amounts to the extent the person acted in good faith and in a manner he or she believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. California law does not permit indemnification if the person is held liable to the corporation, except to the extent that an appropriate court concludes, upon application by the person, that despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper.

     Thoratec's articles of incorporation and bylaws provide that the corporation shall indemnify its directors and executive officers and may indemnify other officers and employees and its agents to the fullest extent permitted by law.

     Cardiosystems. In Massachusetts, a corporation's articles of organization may limit the personal liability of its directors for breaches off their fiduciary duties. Under Massachusetts law, this limitation is generally unavailable for acts or omissions by a director that constitute any of the following:

     - any breach of the director's duty of loyalty to the corporation or its stockholders

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law

     - violation of Massachusetts law regarding unlawful payment of dividends or unlawful stock purchases or redemptions or

     - any transaction from which the director derived an improper personal benefit.

Cardiosystems' articles of organization eliminate the liability of directors to the fullest extent permitted by Massachusetts law.

     Massachusetts law also permits indemnification of directors, officers, employees and certain others for expenses incurred by reason of their position with the corporation, if they acted in good faith with a reasonable belief that their conduct was in the best interest of the corporation.

     Under Cardiosystems' bylaws, Cardiosystems will indemnify its directors, officers, employees and agents against all liabilities and expenses incurred by reason of their position with the corporation unless a court or administrative body determines that the director, officer, employee or agent did not act in good faith in the reasonable belief that his or her actions were in the best interest of Cardiosystems or, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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DIVIDENDS

     Thoratec. As a California corporation, Thoratec may declare and distribute dividends: (a) if the amount of its retained earnings immediately before the declaration is equal to or exceeds the amount of the proposed distribution and
(b)(i) the sum of the assets of the company (exclusive of goodwill, capitalized research and development expenses and deferred charges) is at least equal to
1.25 times the liabilities of the company (not including deferred taxes, deferred income and other deferred credits) and (ii) the current assets of the corporation are at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for those fiscal years, at least equal to
1.25 times its current liabilities. However, in determining the amount of the assets of the company, profits derived from an exchange of assets are not included unless the assets received are currently realizable in cash. Also, "current assets" may include net amounts that the board determines in good faith may reasonably be expected to be received from customers during the 12-month period used in calculating current liabilities under existing contractual relationships obligating those customers to make fixed or periodic payments during the term of the contract, after giving effect to future costs not then included in current liabilities but reasonably expected to be incurred by the corporation in performing those contracts. This provision is not applicable to a corporation that does not classify its assets into current and fixed under generally accepted accounting principles.

     Cardiosystems. Under Massachusetts law, a corporation may pay dividends or repurchase stock so long as

     - the corporation is not insolvent

     - the dividend or repurchase does not render the corporation insolvent and

     - the dividend or repurchase does not violate the corporation's articles of organization.

     Cardiosystems' board of directors is entitled to declare, from time to time, dividends in cash, stock, or otherwise, on the outstanding shares of common stock of out of funds legally available for that purpose.

SPECIAL PROVISIONS RELATING TO CERTAIN ACQUISITIONS AND BUSINESS COMBINATIONS

     Thoratec. In general, California law provides that, in the case of a cash and certain other mergers of a California corporation with another corporation, where the latter corporation or certain affiliates of the latter corporation own shares having more than 50% but less than 90% of the voting power of that first corporation, the merger must be approved by all of the first corporation's shareholders or the California Commissioner of Corporations must determine that the terms and conditions of the merger are fair following a hearing.

     In addition, California law requires that an opinion be delivered to the board or shareholders of a corporation, like Thoratec, if any party deemed to "control" that corporation or that has certain other special relationships with that corporation makes a tender offer for that corporation or the shareholders of that corporation are asked to approve a reorganization or sale-of-assets transaction involving that party. The opinion must address the fairness of the tender offer, reorganization or asset sale and be rendered by a firm, unaffiliated with the corporation, that engages in the business of advising others about the value of businesses or securities. California law also requires that shareholders of the corporation be advised about certain subsequent tender offers and reorganization and asset sale transactions and be afforded an opportunity to withdraw shares they tendered in the original tender offer or withdraw their votes or consents previously given in favor of the reorganization or asset sale.

     Cardiosystems. A Massachusetts statute provides that an acquirer of 20%, 33 1/3% or a majority of a Massachusetts corporation's voting stock cannot vote the shares exceeding that threshold unless a majority of the outstanding shares, other than those shares owned by the acquirer, the corporation's officers and employee-directors, vote to permit that. Under its bylaws, Cardiosystems has elected not to be governed by this statute.

     Another Massachusetts statute prohibits a Massachusetts corporation from engaging in a "business combination" with a person owning 5% or more of the corporation's voting stock without the approval of its

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board to acquire that stock, thereby becoming an "interested stockholder," for three years from the time the person became an interested stockholder, unless:

     - the board approves the stock acquisition or the combination transaction before the person became an interested stockholder

     - the person became an interested stockholder and 90% owner of the voting stock of the corporation in the transaction, excluding voting stock owned by directors who are also officers and certain employee stock plans or

     - the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder.

The applicability of this statute is subject to certain exceptions, and does not apply to corporations with less than 200 stockholders or corporations that elect not to be governed by the statute. Cardiosystems has not made an election not to be covered by this statute. However, potential transactions with Thermo Electron and its affiliates are not subject to the provisions of the statute.

MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

     Thoratec. Under California law, a merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by the board of directors and a majority of the outstanding stock of the corporation entitled to vote on the matter, except that no vote of shareholders of a constituent corporation surviving a merger is required unless the corporation provides otherwise in its articles of incorporation if:

     - the merger agreement does not amend the articles of incorporation of the surviving corporation

     - each share of stock of the surviving corporation outstanding before the merger is an identical outstanding share after the merger and

     - either no shares of common stock of the surviving corporation are issued or delivered in the merger or, if common stock is issued or delivered, it will not increase the number of shares of common stock outstanding immediately before the merger by more than 20%.

Thoratec's articles of incorporation do not provide otherwise.

     Cardiosystems. Under Massachusetts law, approval of mergers and consolidations and sales, mortgages, leases or exchanges of all or substantially all of a corporation's property requires the affirmative vote of two-thirds of the shares of each class of stock outstanding and entitled to vote on the transaction. A corporation's articles of organization may provide for a vote of a lesser proportion, but not less than a majority of each such class. As permitted by Massachusetts law, Cardiosystems' articles of organization provide that the required vote for the approval of a consolidation or merger of Cardiosystems with any other corporation will be a majority of each class of stock of Cardiosystems outstanding and entitled to vote on the transaction. In addition, Massachusetts law provides that, unless otherwise required by the articles of organization, a merger may be approved solely by vote of a surviving corporation's directors if:

     - there is no amendment to the surviving corporation's articles of organization

     - the shares of any class of stock of the corporation issued in the merger do not exceed 15% of the shares of the same class outstanding immediately before the merger and

     - any stock issued in the merger has been authorized in accordance with Massachusetts law.

DISSENTERS' APPRAISAL RIGHTS


     Thoratec. The earlier section of this statement headed "The Thoratec Meeting -- California Dissenters' Rights" summarizes the rights of Thoratec shareholders to exercise dissenters' rights in connection with the merger. Those rights are available in other types of transactions as well.


     Under California law, if the approval of the outstanding shares of a corporation is required for a merger or other reorganization, each shareholder entitled to vote on the reorganization who did not vote in favor of the reorganization may require the corporation to purchase for cash, at their fair market value, the shares owned

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by such shareholder. No appraisal rights are available for shares listed on any national securities exchange certified by the California Commissioner of Corporations or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve Systems, unless there exists with respect to such shares any restriction on transfer imposed by the corporation or by any law or regulation or unless demands for payment are filed with respect to 5% or more of the outstanding shares of that class.

     Cardiosystems. The earlier section of this statement headed "The Cardiosystems Meeting -- Massachusetts Dissenters' Rights" summarizes the rights of Cardiosystems stockholders to exercise dissenters' rights in connection with the merger. Those rights are available in other types of transactions as well.

     Under Massachusetts law, a properly dissenting stockholder is entitled to receive the appraised value of his or her shares when the corporation votes to:

     - sell, lease or exchange all or substantially all of its property and assets

     - adopt an amendment to its articles of organization that adversely affects the rights of the stockholder or

     - merge or consolidate with another corporation.

No appraisal rights are available, however, to stockholders of a corporation surviving the merger, if the merger does not require the approval of those stockholders.

PREEMPTIVE RIGHTS

     Thoratec. Under California law, shareholders do not have a statutory right to acquire proportional amounts of a corporation's unissued shares after a decision by the board of directors to issue additional shares. Thoratec's articles of incorporation do not confer such rights.

     Cardiosystems. Under Massachusetts law, stockholders do not have any pre-emptive rights unless they are provided in the corporation's articles of incorporation or in bylaw provisions adopted by stockholders. Neither Cardiosystems' articles of organization nor bylaws provide for preemptive rights.

                                 LEGAL MATTERS

     Heller Ehrman White & McAuliffe LLP, Menlo Park, California will pass on the validity of the shares of Thoratec common stock to be issued in the merger.

                                    EXPERTS

     The financial statements of Thoratec incorporated in this statement by reference from Thoratec's Annual Report on Form 10-K for the year ended January 1, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this statement by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements and the financial statement schedules of Cardiosystems incorporated by reference into this statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports respecting those statements and schedules, and are incorporated by reference in reliance upon the authority of that firm as experts in giving those reports.

                             SHAREHOLDER PROPOSALS

     The date has already passed for shareholders of Thoratec to submit proposals for inclusion in Thoratec's proxy statement for the next annual meeting of its shareholders. Likewise, the date has already passed for stockholders of Cardiosystems to submit proposals for inclusion in Cardiosystem's proxy statement for the next annual meeting of its stockholders.

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

     THIS STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE THORATEC COMMON STOCK OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS STATEMENT OR IN THORATEC'S OR CARDIOSYSTEMS' AFFAIRS SINCE THE DATE OF THIS STATEMENT. THE INFORMATION CONTAINED IN THIS STATEMENT RESPECTING CARDIOSYSTEMS AND ITS SUBSIDIARIES WAS PROVIDED BY CARDIOSYSTEMS. THE INFORMATION CONTAINED IN THIS STATEMENT RESPECTING THORATEC AND ITS SUBSIDIARIES WAS PROVIDED BY THORATEC.

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                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 3, 2000 by and among Thoratec Laboratories Corporation, a California corporation ("Thoratec"), Lightning Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Thoratec ("Merger Sub"), Thermo Cardiosystems Inc., a Massachusetts corporation ("TCA"), and Thermo Electron Corporation, a Delaware corporation and majority stockholder of TCA ("TEC"), with respect to the following facts:

          A. The respective boards of directors of Thoratec, Merger Sub, TCA and TEC have approved and declared advisable the merger of Merger Sub with and into TCA (the "Merger"), upon the terms and subject to the conditions set forth herein, and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, their respective stockholders.

          B. Pursuant to the Merger, among other things, the outstanding shares of TCA Common Stock, $0.10 par value ("TCA Common Stock"), will be converted into the right to receive shares of Thoratec Common Stock, no par value ("Thoratec Common Stock"), at the rate set forth herein.

          C. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the parties' willingness to enter into this Agreement, TEC and Thoratec are entering into a Shareholder Agreement (the "Shareholder Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement").

          D. For United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Massachusetts Business Corporation Law (the "Massachusetts Law"), (i) Merger Sub shall be merged with and into TCA, (ii) the separate corporate existence of Merger Sub shall cease, and (iii) TCA shall be the surviving corporation. TCA, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

     1.2 Closing; Effective Time. The closing of the Merger and the other transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Articles VI and VII, unless another time or date is agreed to by the parties hereto. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe LLP, 333 Bush Street, San Francisco, California, or at such other location as the parties hereto shall mutually agree. At the Closing, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts that, as appropriate, reflect the provisions of this Agreement and are otherwise in accordance with the relevant provisions of the Massachusetts Law (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "Effective Time").

     1.3 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the Massachusetts Law. Without limiting the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of TCA and Merger Sub shall vest

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

in the Surviving Corporation, and all debts, liabilities and duties of TCA and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.

     (a) Subject to Section 5.8, from and after the Effective Time, the Articles of Organization of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation, provided that the name of the Surviving Corporation shall be changed to a name that does not include the word "Thermo" or any confusingly similar name.

     (b) Subject to Section 5.8, from and after the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

     1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, all of the directors and officers of TCA and Subsidiaries of TCA shall resign. The directors and officers of Merger Sub immediately prior to the Effective Time shall serve as the initial directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                              CONVERSION OF SHARES

     2.1 Conversion of Stock. Pursuant to the Merger, and without any action on the part of the holders of any outstanding shares of capital stock or securities of TCA or Merger Sub:

          (a) As of the Effective Time, each share of TCA Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of TCA Common Stock to be canceled pursuant to Section 2.1(c) and other than TCA Dissenting Shares (as defined in Section 2.3(f)) shall be automatically converted into .835 (the "Exchange Ratio") of a fully paid and nonassessable share of Thoratec Common Stock.

          (b) As of the Effective Time, each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of TCA Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) a certificate (or direct registration) representing the number of whole shares of Thoratec Common Stock into which such shares have been converted (the "Thoratec Certificates"), and (ii) cash in lieu of any aggregate fractional share of Thoratec Common Stock in accordance with Section 2.1(f), without interest.

          (c) As of the Effective Time, each share of TCA Common Stock held of record immediately prior to the Effective Time by TCA, Merger Sub, Thoratec or any Subsidiary (as defined in Section 2.1(g)) of TCA or of Thoratec shall be canceled and extinguished without any conversion thereof.

          (d) As of the Effective Time, each share of Common Stock, $0.001 par value, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be canceled, extinguished and automatically converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.10 par value, of the Surviving Corporation. Each certificate evidencing ownership of a number of shares of Merger Sub Common Stock shall be deemed to evidence ownership of the same number of shares of Common Stock, $0.10 par value, of the Surviving Corporation.

          (e) The Exchange Ratio shall be adjusted, or Thoratec shall make appropriate provision, to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Thoratec Common Stock or TCA Common Stock), extraordinary dividend or distribution, reorganization, recapitalization or other like change with respect to Thoratec Common Stock or (subject to Section 5.1) TCA Common Stock occurring or having a record date or an effective date on or after the date hereof and prior to the Effective Time.

          (f) No fraction of a share of Thoratec Common Stock will be issued by virtue of the Merger. Instead, each holder of shares of TCA Common Stock who would otherwise be entitled to a fraction of a

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

     share of Thoratec Common Stock (after aggregating all fractional shares of Thoratec Common Stock to be received by such holder) shall receive from Thoratec an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Thoratec Closing Value. For the purposes of this Agreement, "Thoratec Closing Value" shall mean the closing price per share of Thoratec Common Stock as reported on the Nasdaq National Market System ("Nasdaq") on the trading day immediately preceding the Effective Time.

          (g) For the purposes of this Agreement, the "Exchange Multiple" of any quantity means the product obtained by multiplying such quantity by the Exchange Ratio, and the "Exchange Quotient" of any quantity means the quotient obtained from dividing such quantity by the Exchange Ratio. For purposes of this Agreement, the term "Subsidiary", when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any Subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company. For purposes of this Agreement, "Person" means any individual, group, organization, corporation, partnership, joint venture, limited liability company, trust or entity of any kind.

     2.2  TCA Options; TCA Purchase Plan.

     (a) As of the Effective Time, Thoratec shall, to the full extent permitted by applicable law, assume all of the stock options of TCA, whether or not vested or immediately exercisable, outstanding immediately prior to the Effective Time under the TCA Stock Plans (as defined below) (the "TCA Options"). For purposes of this Agreement, "TCA Stock Plans" means TCA's 1999 Amended and Restated Directors Stock Option Plan, 1999 Amended and Restated Equity Incentive Plan and 1999 Amended and Restated Non-Qualified Stock Option Plan. Each TCA Option, whether or not exercisable at the Effective Time, shall, to the full extent permitted by applicable law, be assumed by Thoratec in such a manner that it shall vest and otherwise be exercisable upon the same terms and conditions as under the TCA Stock Plan pursuant to which it was granted and the applicable option agreement issued thereunder; provided that (i) each such option thereafter shall be exercisable for a number of shares of Thoratec Common Stock (rounded down to the nearest whole share) equal to the Exchange Multiple of the number of shares of TCA Common Stock subject to such option, and (ii) the option price per share of Thoratec Common Stock thereafter shall equal the Exchange Quotient (rounded up to the nearest whole cent) of the option price per share of TCA Common Stock subject to such option in effect immediately prior to the Effective Time (the "Thoratec Exchange Options"). Prior to the Effective Time, TCA shall make all adjustments provided for in the TCA Stock Plans with respect to the TCA Options to facilitate the implementation of this Section 2.2(a).

     (b) Effective November 1, 2000, TCA shall suspend participation in its November 1, 1992 Amended and Restated Employee Stock Purchase Plan (the "TCA Purchase Plan"). Accordingly, immediately before the Effective Time there will be no outstanding purchase rights under the TCA Purchase Plan. Further, the TCA Purchase Plan shall be terminated effective at the Effective Time, with the result that no additional purchase rights shall be granted after the Effective Time.

     (c) TCA shall terminate its Deferred Compensation Plan for Directors (the "Directors' Plan") so that as of the Effective Time no additional rights shall be granted under the Directors' Plan. As of the Effective Time, each then-outstanding right to purchase TCA Common Stock granted under the Directors' Plan shall be assumed by Thoratec in such a manner that each such purchase right shall thereafter be exercisable for whole shares of Thoratec Common Stock (rounded down to the nearest whole share) equal to the Exchange Multiple of the number of shares of TCA Common Stock for which such purchase right would otherwise have been exercisable determined as of the relevant grant date under the Directors' Plan, with the exercise price for each share of Thoratec Common Stock under those assumed purchase rights being equal to the Exchange Quotient (rounded up to the nearest whole cent) of the price per share of TCA Common Stock under those rights just before the Effective Time. Thoratec shall include all such shares of Thoratec Common Stock issuable under the Directors' Plan in the Registration Statement (as described in Section 3.24).

     2.3  Exchange of Stock Certificates.

     (a) At or prior to the Effective Time, Thoratec shall enter into an agreement with a bank or trust company selected by Thoratec and reasonably acceptable to TCA to act as the exchange agent for the Merger (the "Exchange Agent").

     (b) At or prior to the Effective Time, Thoratec shall supply or cause to be supplied to or for the account of the Exchange Agent in trust for the benefit of the holders of TCA Common Stock, for exchange pursuant to this Section 2.3: (i) certificates (or direct registration) evidencing the shares of Thoratec Common Stock issuable pursuant to Section 2.1 to be exchanged for outstanding shares of TCA Common Stock, and (ii) cash in an aggregate amount sufficient to make the payments in lieu of fractional shares provided for in Section 2.1(f).

     (c) Within three business days after the transfer agent for the TCA Common Stock delivers, to the Exchange Agent, the required information about the record holders of TCA Common Stock as of the record time for determining the stockholders of TCA who will receive the merger consideration, Thoratec shall mail or shall cause to be mailed to each Holder a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the TCA Certificates shall pass, only upon proper delivery of the TCA Certificates to the Exchange Agent) and instructions for surrender of the TCA Certificates. Upon surrender to the Exchange Agent of a TCA Certificate, together with such letter of transmittal duly executed, the Holder shall be entitled to receive in exchange therefor: (i) certificates evidencing that number of shares of Thoratec Common Stock issuable to such Holder in accordance with this Article II; (ii) any dividends or other distributions that such Holder has the right to receive pursuant to Section 2.3(d) and (iii) cash in respect of fractional shares as provided in Section 2.1(f), and such TCA Certificate so surrendered shall forthwith be canceled. No certificate representing shares of Thoratec Common Stock will be issued to a Person who is not the registered owner of a surrendered TCA Certificate unless (i) the TCA Certificate so surrendered has been properly endorsed or otherwise is in proper form for transfer, and (ii) such Person shall either (A) pay any transfer or other tax required by reason of such issuance or (B) establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with this Section 2.3, from and after the Effective Time, each TCA Certificate shall be deemed to represent, for all purposes other than payment of dividends, the right to receive a certificate representing the number of full shares of Thoratec Common Stock as determined in accordance with this Article II and cash in lieu of fractional shares as provided in Section 2.1(f). For purposes of this Agreement, "TCA Certificate" means a certificate that immediately prior to the Effective Time represented shares of TCA Common Stock, and "Holder" means a person who holds one or more TCA Certificates as of the Effective Time.

     (d) No dividend or other distribution declared with respect to Thoratec Common Stock with a record date after the Effective Time will be paid to Holders of unsurrendered TCA Certificates until such Holders surrender their TCA Certificates. Upon the surrender of such TCA Certificates, there shall be paid to such Holders, promptly after such surrender, the amount of dividends or other distributions, excluding interest, declared with a record date after the Effective Time and not paid because of the failure to surrender TCA Certificates for exchange.

     (e) Notwithstanding anything to the contrary in this Agreement, neither the Exchange Agent, Thoratec, the Surviving Corporation nor any party hereto shall be liable to any holder of shares of TCA Common Stock for shares of Thoratec Common Stock or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Notwithstanding any provision of this Agreement to the contrary, the shares of TCA Common Stock (i) held by a Holder who, acting in accordance with Sections 85 et seq. of Chapter 156B of the Massachusetts Law, before the TCA Special Meeting (as defined in Section 5.4(a)) has delivered to TCA a written notice of such Holder's intention to demand payment in cash for such Holder's shares of TCA Common Stock if the

Merger is completed and (ii) that are not voted in favor of the Merger, shall not be converted into a right to receive shares of Thoratec Common Stock but rather shall entitle their Holder to receive the appraised value of such shares under those sections of the Massachusetts Law. (Shares of TCA Common Stock meeting the requirements of clauses (i) and (ii) of the previous sentence are referred to in this Agreement as "TCA Dissenting Shares".) If, however, after the Effective Time such Holder validly and effectively withdraws that Holder's right to demand payment for that Holder's TCA Dissenting Shares, those shares shall be treated as if they had been converted as of the Effective Time into the right to receive that number of shares of Thoratec Common Stock set forth in
Section 2.1(a), without interest and irrespective of the then-value of such shares. Subject in all respects to Sections 2.1 and 2.3, Thoratec shall then cause the Exchange Agent to deliver a certificate representing those shares to that Holder.

     (g) TCA shall give Thoratec: (A) prompt notice of any written demands for payment of any TCA Common Stock, withdrawals of such demands, and any other documents and written communications that relate to such demands, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Massachusetts Law. TCA shall not, except with the prior written consent of Thoratec, make any payment with respect to any demands for appraisal of TCA Common Stock or offer to settle or settle any such demands.

     2.4 Lost, Stolen or Destroyed Certificates. In the event that any TCA Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in respect of such lost, stolen or destroyed TCA Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Thoratec Common Stock as may be required pursuant to
Section 2.1 and cash in lieu of fractional shares, if any, as may be required pursuant to Section 2.1(f) and any dividends or distributions payable pursuant to Section 2.3(d); provided that Thoratec may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed TCA Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Thoratec or the Exchange Agent with respect to the TCA Certificates alleged to have been lost, stolen or destroyed.

     2.5 Tax Consequences. For United States federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code. The execution and delivery of this Agreement by each party shall be considered the adoption of a plan of reorganization by such party for purposes of Section 368 of the Code.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF TCA

     TCA makes to Thoratec and Merger Sub the representations and warranties contained in this Article III, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by TCA to Thoratec prior to the execution of this Agreement (the "TCA Disclosure Statement"). The TCA Disclosure Statement is arranged in schedules corresponding to the numbered and lettered Sections of this Article III, and the disclosure in any Schedule of the TCA Disclosure Statement shall qualify only the corresponding Section of this Article III.

     3.1  Organization, Etc.

     (a) Each of TCA and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of TCA and its Subsidiaries is duly qualified as a foreign Person to do business, and is in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a TCA Material Adverse Effect. For the purposes of this Agreement, "TCA Material Adverse Effect" means any change, event, circumstance or effect that is, or (including with the passage of time) is likely to be or become, materially adverse to the general affairs, business, operations, prospects, assets, condition (financial or otherwise) or results of operations of TCA and its Subsidiaries taken as a whole, provided that: (i) any adverse change, event, circumstance or effect arising from or relating to general business or economic conditions which does not affect TCA and its Subsidiaries in a materially disproportionate manner compared to other entities in TCA's and its Subsidiaries' industries shall not be deemed to constitute, and shall not be taken into account in determining, whether there has been, a "TCA Material Adverse Effect" and (ii) any adverse change, circumstance, event or effect arising from or relating to the announcement or pendency of the Merger shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "TCA Material Adverse Effect".

     (b) Neither TCA nor any of its Subsidiaries is in violation of any provision of its Articles of Organization, bylaws or any other charter document.
Schedule 3.1(b) of the TCA Disclosure Statement sets forth (i) the full name of each Subsidiary of TCA, its capitalization and the ownership interest of TCA and each other Person (if any) therein, (ii) the jurisdiction in which each such Subsidiary is organized, (iii) each jurisdiction in which TCA and each of its Subsidiaries is qualified to do business as a foreign Person, (iv) a brief summary of the business and material operations of each Subsidiary of TCA, and
(v) the names of the current directors and officers of TCA and of each Subsidiary of TCA. TCA has made available to Thoratec accurate and complete copies of the Articles of Organization, bylaws and any other charter documents, as currently in effect, of TCA and each of its Subsidiaries.

     3.2 Authority. TCA has full corporate power and authority to execute and deliver this Agreement and the other agreements required to be signed by it under this Agreement to complete the Merger (together, the "TCA Agreements") and, assuming the approval of the Merger by a majority of the outstanding shares of TCA Common Stock at the TCA Special Meeting or any adjournment or postponement thereof in accordance with Massachusetts Law, consummate the Merger and the other transactions contemplated hereby. TEC has full corporate power and authority to execute and deliver this Agreement, the Shareholder Agreement, the Registration Rights Agreement and the other agreements required to be signed by it under this Agreement to complete the Merger (collectively, the "TEC Agreements") and consummate the transaction contemplated thereby. The execution and delivery of the TCA Agreements and the TEC Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby, have been duly and validly authorized by the boards of directors of TCA (with respect to the Merger and the TCA Agreements) and TEC (with respect to the Merger and the TEC Agreements), and no other corporate proceedings on the part of TCA or TEC are necessary to authorize the TCA Agreements or the TEC Agreements or to consummate the Merger and the other transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval of the Merger by a majority of the outstanding shares of TCA Common Stock at the TCA Special Meeting or any adjournment or postponement thereof in accordance with the Massachusetts Law). The TCA Agreements have been duly and validly executed and delivered by TCA and, assuming due authorization, execution and delivery by Thoratec and Merger Sub, constitute valid and binding agreements of TCA, enforceable against TCA in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. The TEC Agreements have been duly and validly executed and delivered by TEC and, assuming due authorization, execution and delivery by Thoratec and Merger Sub, constitute the valid and binding agreements of TEC, enforceable against TEC in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.3 No Violations, Etc. No filing with or notification to, and no permit, authorization, consent or approval of, any domestic or foreign court, administrative agency, commission, or other governmental or regulatory body, authority or instrumentality ("Government Entity") is necessary on the part of TCA or TEC for the consummation by TCA of the Merger or any of the other transactions contemplated by the TCA Agreements or the TEC Agreements, or for the exercise by Thoratec, TCA and their Subsidiaries of full rights to own and operate their businesses as presently being conducted, except (i) for the filing of the Articles of Merger as required by the Massachusetts Law, (ii) the applicable requirements of the Securities Exchange Act of 1934, as amended (together with the Rules and Regulations promulgated thereunder, the "Exchange Act"), state securities or "blue sky" laws and state takeover laws, and (iii) filings required under the Hart-

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Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). None of the
execution and delivery of the TCA Agreements and the TEC Agreements, the consummation of the Merger or any of the other transactions contemplated hereby and thereby, or compliance by TCA and TEC with all of the provisions hereof and thereof, or the exercise by Thoratec, TCA and their Subsidiaries of full rights to own and operate their businesses after the Merger as presently being conducted (subject to obtaining the approval of the Merger by the holders of a majority of the outstanding shares of TCA Common Stock at the TCA Special Meeting or any adjournment or postponement thereof in accordance with the Massachusetts Law) will: (i) conflict with or result in any breach of any provision of the Articles of Organization, bylaws or any other charter document of TCA or any of its Subsidiaries, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TCA or any of its Subsidiaries, or by which any of its properties or assets may be bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which TEC, TCA or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound.
Schedule 3.3 of the TCA Disclosure Statement lists all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated by the TCA Agreements or the TEC Agreements under any of TEC's, TCA's or any of their Subsidiaries' notes, bonds, mortgages, indentures, deeds of trust, licenses or leases, contracts, agreements or other instruments or obligations.

     3.4 Board Recommendation. The board of directors of TCA has, at a meeting duly held on October 2, 2000: (i) approved and adopted the Merger and the TCA Agreements, (ii) determined that the Merger and the TCA Agreements are fair to and in the best interests of the stockholders of TCA and (iii) resolved to recommend approval of the Merger and the TCA Agreements to the stockholders of TCA. The board of directors of TEC has, at a meeting duly held on September 27, 2000: (i) approved and adopted the Merger and the TEC Agreements, (ii) determined that the Merger and the TEC Agreements are fair to and in the best interests of the stockholders of TEC, and (iii) resolved that TEC shall vote or cause to be voted all of its shares of TCA Common Stock and any such shares held by any Subsidiaries of TEC in favor of the Merger and the TEC Agreements at the TCA Special Meeting, including any adjournments or postponements of that meeting.

     3.5 Fairness Opinion. TCA has received the opinion of J.P. Morgan Securities Inc. dated on or before the date of this Agreement to the effect that the Exchange Ratio is fair to TCA's stockholders from a financial point of view, and has provided a copy of that opinion to Thoratec.

     3.6  Capitalization.

     (a) The authorized capital stock of TCA consists of 100,000,000 shares of TCA Common Stock. As of the date of this Agreement, there were 38,562,477 shares of TCA Common Stock outstanding and 2,063,653 treasury shares. As of the date of this Agreement, there were 4 3/4% subordinated convertible debentures due 2004 (the "TCA Debentures") outstanding in the aggregate principal amount of $53,300,000. Neither the Merger nor any of the other transactions contemplated by this Agreement will accelerate the date that any principal or interest is due under any TCA Debentures, will constitute a default under any TCA Debentures, will give rise to any rights of redemption respecting any TCA Debentures or will confer any other rights respecting any TCA Debentures, except that the rights to convert TCA Debentures into shares of TCA Common Stock shall become rights to convert TCA Debentures into shares of Thoratec Common Stock, as adjusted to reflect the Exchange Ratio.

     (b) Except for the TCA Debentures, there are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating TCA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of TCA, or obligating TCA to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment. To the knowledge of TCA and TEC, except for the

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Shareholder Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of TCA.

     (c) True and complete copies of each TCA Stock Plan, the Directors' Plan and the TCA Purchase Plan, and of the forms of all agreements and instruments relating to or issued under each thereof, have been made available to Thoratec. Such agreements, instruments, and forms have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement any such agreements, instruments or forms.

     (d) Schedule 3.6(d) of the TCA Disclosure Statement sets forth the following information with respect to each TCA Option: the aggregate number of shares issuable thereunder, the type of option, the grant date, the expiration date, the exercise price and the vesting schedule. Each TCA Option was granted in accordance with the terms of the TCA Stock Plan applicable thereto. The terms of each of the TCA Stock Plans do not prohibit the assumption of the TCA Options as provided in Section 2.2(a). Schedule 3.6(d) of the TCA Disclosure Statement sets forth the following information with respect to the Directors' Plan: the name of each director of TCA eligible to receive cash or TCA Common Stock under the Directors' Plan, the amount of cash and TCA Common Stock issuable as of the date of this Agreement to each such director and an estimate of such amounts as of the Closing Date. Under the terms of the Directors' Plan, each director of TCA will cease to accrue any rights under the Directors' Plan upon resignation of such director at the Effective Time.

     3.7 SEC Filings. TCA has filed with the Securities and Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed after January 1, 1997 are referred to herein as the "TCA SEC Reports"). All of the TCA SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Exchange Act. Accurate and complete copies of the TCA SEC Reports have been made available to Thoratec. As of their respective dates, the TCA SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of TCA, no director or officer of TCA has failed to comply with any filing requirements under Section 13 or Section 16(a) of the Exchange Act.

     3.8 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the TCA SEC Reports (the "TCA Financial Statements"), (x) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (y) fairly presented the consolidated financial position of TCA and its Subsidiaries in all material respects as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of TCA, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of TCA contained in TCA's Form 10-Q for the quarter ended June 30, 2000 (the "Reference Date") is hereinafter referred to as the "TCA Balance Sheet".

     3.9 Absence of Undisclosed Liabilities. Neither TCA nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) other than (i) liabilities included in the TCA Balance Sheet and the related notes to the financial statements, (ii) normal or recurring liabilities incurred in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not and would not be reasonably likely to have a TCA Material Adverse Effect, and (iii) liabilities under this Agreement.

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     3.10  Absence of Changes or Events. Except as contemplated by this
Agreement, since the Reference Date no TCA Material Adverse Effect has occurred and, in addition, TCA and its Subsidiaries have not, directly or indirectly:

          (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock or any indebtedness of TCA or any of its Subsidiaries (including, without limitation, any TCA Debentures), or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock, debt or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to TCA or a wholly-owned Subsidiary of TCA);

          (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver any shares of any class of capital stock of TCA or its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of TCA or its Subsidiaries, other than pursuant to and in accordance with the TCA Stock Plans, Directors' Plan and TCA Purchase Plan other than as disclosed on Schedule 3.6 to the TCA Disclosure Statement;

          (c) (i) created or incurred any indebtedness for borrowed money exceeding $250,000 in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation (including, without limitation, TEC or any Subsidiary of TEC that is not TCA or a Subsidiary of TCA) exceeding $100,000 in the aggregate, (iii) entered into any oral or written agreement, commitment or transaction or incurred any liability involving, in any one case, in excess of $100,000;

          (d) instituted any change in accounting methods, principles or practices other than as required by GAAP or the rules and regulations promulgated by the SEC and disclosed in the notes to the TCA Financial Statements;

          (e) revalued any assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable in excess of amounts previously reserved as reflected in the TCA Balance Sheet;

          (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate exceed $100,000;

          (g) (i) increased in any manner the compensation of any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, non-officer employees, (ii) granted any severance or termination pay to any Person; (iii) entered into any oral or written employment, consulting, indemnification or severance agreement with any Person; (iv) other than as required by law, adopted, become obligated under, or amended any employee benefit plan, program or arrangement; or (v) repriced any TCA Options;

          (h) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber, or otherwise dispose of, any material properties, (including intangibles, real, personal or mixed), it being understood that this clause (h) does not extend to sales of inventory in the ordinary course of business;

          (i) amended its Articles of Organization, bylaws, or any other charter document, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (j) made any capital expenditure in any calendar month which, when added to all other capital expenditures made by or on behalf of TCA and its Subsidiaries in such calendar month resulted in such capital expenditures exceeding $150,000 in the aggregate;

          (k) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including

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     accounts payable) in the ordinary course of business and consistent with past practice, or collected, or accelerated the collection of, any amounts owed (including accounts receivable) other than their collection in the ordinary course of business;

          (l) waived, released, assigned, settled or compromised any material claim or litigation, or commenced a lawsuit other than for the routine collection of bills; or

          (m) agreed or proposed to do any of the things described in the preceding clauses (a) through (l) other than as expressly contemplated or provided for in this Agreement.

     3.11 Capital Stock of Subsidiaries. TCA is the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of its Subsidiaries. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by TCA free and clear of any claim, lien or encumbrance of any kind with respect thereto. There are no proxies or voting agreements with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating TCA or any Subsidiaries to issue, transfer or sell any shares of capital stock of any Subsidiary or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any such shares. TCA does not directly or indirectly own any equity interest in any Person except the Subsidiaries.

     3.12  Litigation.

     (a) There is no private or governmental claim, action, suit, investigation or proceeding of any nature ("Action") pending or, to the knowledge of TCA or TEC, threatened in writing against TCA or any of its Subsidiaries, or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, Government Entity, or arbitration tribunal, except for those Actions which, individually or in the aggregate, would not have a TCA Material Adverse Effect. There is no Action pending or, to the knowledge of TCA, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay any of the transactions contemplated by the TCA Agreements or the TEC Agreements.

     (b) There is no outstanding judgment, order, writ, injunction or decree of any court, Government Entity, or arbitration tribunal in a proceeding to which TCA, any Subsidiary of TCA, or any of their assets is or was a party or by which TCA, any Subsidiary of TCA, or any of their assets is bound.

     3.13 Insurance. Schedule 3.13 of the TCA Disclosure Statement lists all insurance policies (including, without limitation, workers' compensation insurance policies) covering any business, properties, assets or operations of TCA or any of its Subsidiaries, whether or not they are policies issued directly to TCA or any Subsidiary of TCA (for example, because they have been issued to or procured by TEC), and all claims in excess of $50,000 made against or under any such policies with respect to TCA or any Subsidiary of TCA (but not other insured entities) since January 1, 1997. Neither TCA nor TEC has received notice of the cancellation or threat of cancellation of any of such policy.

     3.14  Contracts and Commitments.

     (a) Schedule 3.14(a) of the TCA Disclosure Statement contains a complete and accurate list of all agreements, understanding and arrangements, whether written, oral or established through common practice, between TCA or any TCA Subsidiary and any Person that directly or indirectly beneficially owns, or is controlled by or under common control with any Person that beneficially owns, more than five percent of the outstanding TCA Common Stock (the "TCA Related Party Agreements"). True and correct copies of all TCA Related Party Agreements have been provided to Thoratec. To the knowledge of TCA, the terms of the TCA Related Party Agreements are no less favorable to TCA and its Subsidiaries than could be obtained from a third party in an arms-length transaction.

     (b) Except as filed (including by incorporation by reference to earlier-filed documents) as an exhibit to the TCA SEC Reports filed after January 1, 2000 or as identified on Schedule 3.14 to the TCA Disclosure Statement (collectively the "TCA Contracts", it being understood that the failure to identify an agreement, etc. on that schedule that is required to be identified on that schedule shall nevertheless be considered a
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"TCA Contract"), neither TCA nor any of its Subsidiaries is a party to or bound by any oral or written contract, obligation or commitment of any type in any of the following categories:

          (i) agreements with any employees or consultants of TCA or any TCA Subsidiary respecting their employment, consulting, salary, wages, bonuses, incentive compensation, severance or retention pay, or other compensation, except for those employees or consultants whose annual rate of compensation, including potential bonuses and incentive compensation, is less than $100,000;

          (ii) agreements or plans under which benefits will be increased or accelerated by the occurrence of any of the transactions contemplated by the TCA Agreements or the TEC Agreements or under which the value of the benefits will be calculated on the basis of any of the transactions contemplated by such agreements;

          (iii) agreements, contracts or commitments currently in force relating to the disposition or acquisition of assets other than in the ordinary course of business, or relating to an ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (iv) agreements, contracts or commitments for the purchase of goods, supplies or equipment: (A) which are with sole or single source suppliers or (B) for a cost, for any one such agreement, contract and commitment, in excess of $250,000 and which, in the case of this clause (B), provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment;

          (v) guarantees or other agreements, contracts or commitments under which TCA or any of its Subsidiaries is absolutely or contingently liable for (A) the performance of any other Person (other than TCA or any of its Subsidiaries), or (B) the whole or any part of the indebtedness or payment obligations of any other Person (other than TCA or its Subsidiaries);

          (vi) powers of attorney authorizing the incurrence of a material obligation on the part of TCA or any of its Subsidiaries;

          (vii) agreements, contracts or commitments which limit or restrict (A) where TCA or any of its Subsidiaries may conduct business, (B) the type or lines of business (current or future) in which they may engage, or (C) any acquisition of assets or stock (tangible or intangible) by TCA or any of its Subsidiaries;

          (viii) agreements, contracts or commitments containing any agreement with respect to a change of control of TCA or any of its Subsidiaries;

          (ix) agreements, contracts or commitments for the borrowing or lending of money, or the availability of credit (except credit extended by TCA or any of its Subsidiaries to customers in the ordinary course of business and consistent with past practice);

          (x) any hedging, option, derivative or other similar transaction and any foreign exchange position or contract for the exchange of currency; or

          (xi) any joint marketing or joint development agreement, or any license or distribution agreement relating to any TCA product or planned product.

     (c) Neither TCA nor any of its Subsidiaries, nor to TCA's knowledge any other party to any TCA Contract, has materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under (nor does there exist any condition under which, with the passage of time or the giving of notice or both, could reasonably be expected to cause a material breach, violation or default under), any TCA Contract.

     (d) Each TCA Contract is a valid, binding and enforceable obligation of TCA, and to TCA's knowledge of the other party or parties thereto, in accordance with its terms, and in full force and effect, except for any TCA Related Party Agreements that will be terminated as of the Effective Time and except where the failure to be valid, binding, enforceable and in full force and effect would not have a TCA Material Adverse Effect

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and to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity.

     (e) An accurate and complete copy of each TCA Contract has been made available to Thoratec.

     (f) The obligations to pay transaction bonuses or other compensation occasioned by the Merger to the persons listed on Schedule 3.14(f) to the TCA Disclosure Statement are obligations of TEC and not obligations of TCA or any Subsidiary of TCA.

     3.15  Labor Matters; Employment and Labor Contracts.

     (a) None of TCA or any of its Subsidiaries is a party to any union contract or other collective bargaining agreement, nor to the knowledge of TCA, TEC or any of their Subsidiaries are there any activities or proceedings of any labor union to organize any of its employees. Each of TCA and its Subsidiaries is in compliance with all applicable (i) laws, regulations and agreements respecting employment and employment practices, (ii) terms and conditions of employment, and (iii) occupational health and safety requirements, except for those failures to comply which, individually or in the aggregate, would not have a TCA Material Adverse Effect.

     (b) There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against TCA or any of its Subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of TCA or any of its Subsidiaries. Neither TCA nor any of its Subsidiaries has any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have, individually or in the aggregate, a TCA Material Adverse Effect. There are no controversies pending or, to the knowledge of TEC, TCA or any of its Subsidiaries, threatened, between TCA or any of its Subsidiaries and any of their respective employees, which controversies would have, individually or in the aggregate, a TCA Material Adverse Effect.

     3.16 Compliance with Laws. Neither TCA nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, rule or regulation (including, without limitation relating to the export or import of goods or technology) of any Government Entity, except where any such violations or failures to comply would not, individually or in the aggregate, have a TCA Material Adverse Effect. TCA and its Subsidiaries have all permits, licenses and franchises from Government Entities required to conduct their businesses as now being conducted and as proposed to be conducted, except for those, the absence of which would not, individually or in the aggregate, have a TCA Material Adverse Effect.

     3.17  Intellectual Property Rights.

     (a) TCA and its Subsidiaries own or have the right to use all intellectual property used to conduct their respective businesses (such intellectual property and the rights thereto are collectively referred to as the "TCA IP Rights"). No royalties or other payments are payable to any Person with respect to commercialization of any products presently sold by TCA or its Subsidiaries.

     (b) The execution, delivery and performance of the TCA Agreements and the consummation of the transactions contemplated hereby will not: (i) constitute a material breach of any instrument or agreement governing any TCA IP Rights, (ii) cause the modification of any terms of any licenses or agreements relating to any TCA IP Rights including, but not limited to, the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any TCA IP Rights, (iv) give rise to a right of forfeiture or termination of any TCA IP Rights or (v) materially impair the right of TCA, Thoratec or any of their Subsidiaries to use, sell or license any TCA IP Rights or portion thereof.

     (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by TCA or any of its Subsidiaries: (i) violates in any material respect any license or agreement between TCA or any of its Subsidiaries and any third party or (ii) to the knowledge of TCA, infringes in any material respect any patents or other intellectual property rights of any other party. There is no pending or, to the knowledge of TCA, threatened claim or litigation contesting the
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validity, ownership or right to use, sell, license or dispose of any TCA IP
Rights, or asserting that any TCA IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any TCA products, conflicts or will conflict with the rights of any other party.

     (d) TCA has provided to Thoratec a worldwide list of all patents, trade names, trademarks and service marks, and applications for any of the foregoing owned or possessed by TCA or any of its Subsidiaries.

     (e) TCA has provided to Thoratec a true and complete copy of its standard form of employee confidentiality agreement and taken commercially reasonable steps to ensure that all key employees and scientific employees (whether or not key) of TCA and its Subsidiaries have executed such an agreement. All scientific consultants with access to proprietary information of TCA or any Subsidiary of TCA have executed appropriate non-disclosure agreements with respect to such proprietary information.

     (f) Neither TCA nor any of its Subsidiaries is aware that any of its key or scientific employees or scientific consultants is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of TCA and its Subsidiaries or that would conflict with the business of TCA or any of its Subsidiaries as presently conducted or proposed to be conducted. Neither TCA nor any of its Subsidiaries has entered into any agreement to indemnify any other person, including but not limited to any employee or consultant of TCA or any of its Subsidiaries, against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business. All current and former key or scientific employees and scientific consultants of any of TCA or any of its Subsidiaries who in TCA's reasonable business judgment were appropriate have signed valid and enforceable written assignments to TCA or one or more of its Subsidiaries of any and all rights or claims in any intellectual property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other intellectual property that is used in the business of TCA or any of its Subsidiaries, and TCA and its Subsidiaries possess signed copies of all such written assignments by such employees and consultants.

     (g) There are no existing licenses between International Technidyne Corporation ("ITC"), on the one hand, and TEC or any Subsidiary of TEC, on the other hand, respecting any intellectual property owned or used by ITC.

     3.18  Taxes.

     (a) For purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity. For purposes of this Agreement, "Tax Return" or "Tax Returns" refers to all federal, state and local and foreign returns, estimates, information statements and reports relating to Taxes, in each case filed or required to be filed with a Government Entity.

     (b) TCA and each of its Subsidiaries have filed all Tax Returns required to have been filed by them, and have paid (or TCA has paid on behalf of its Subsidiaries), all Taxes required to have been shown on such Tax Returns. The most recent financial statements contained in the TCA SEC Reports reflect an adequate accrual (which accruals were established in accordance with GAAP) for the payment of all Taxes payable by TCA and its Subsidiaries, as of the date of such financial statements. Except as reasonably would not have a TCA Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed against TCA or any of its Subsidiaries. Neither TCA nor any of its Subsidiaries has filed for any extension of time to file any Tax Return which has not since been filed. Neither TCA nor any of its Subsidiaries has been included in a

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consolidated or combined Tax Return that has included TEC for any period not now closed under all applicable statutes of limitations.

     (c) Neither TCA nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement including, but not limited to, the TCA Agreements, covering any employee or former employee of TCA or any of its Subsidiaries that: (i) could give rise to the payment of any amounts that would constitute excess parachute payments within the meaning of Sections 280G of the Code with respect to the change in ownership or control that may occur upon the consummation of the Merger, or (ii) could give rise to the payment of any amount that would constitute a parachute payment within the meaning of Sections 280G of the Code with respect to any change in ownership or control of TCA occurring after the Closing Date. During the taxable year ending on the Closing Date, TCA and its Subsidiaries have not become obligated to make any payment the deduction of which would be disallowed pursuant to Section 162(m) of the Code.

     (d) None of TCA and its Subsidiaries has filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by TCA or any of its Subsidiaries.

     (e) None of TCA and its Subsidiaries: (i) has received any notice that it is being audited by any taxing authority, (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, (iii) has permitted any Tax lien to be placed on any asset of TCA or any of its Subsidiaries, except with respect to Taxes not yet due and payable or (iv) has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction.

     (f) None of TCA and its Subsidiaries is aware of any reason why the Merger will fail to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     (g) TCA has not been a United States real property holding corporation within the meaning of Section 897 of the Code at any time after June 30, 1995.

     (h) Neither TCA nor any of its Subsidiaries has any liability for the Taxes of any Person other than itself, TCA or another present Subsidiary of TCA. Neither TCA nor any of its Subsidiaries is a party to any tax sharing or tax indemnity agreement.

     3.19  Employee Benefit Plans; ERISA.

     (a) There are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("TCA Pension Plans"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("TCA Welfare Plans"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering employees (or former employees) employed in the United States that either is maintained or contributed to by TCA or any TCA ERISA Affiliate (as hereinafter defined) or to which TCA or any TCA ERISA Affiliate is obligated to make payments or otherwise may have any liability (collectively, the "TCA Employee Benefit Plans") with respect to employees or former employees of TCA or any of its Subsidiaries, or any TCA ERISA Affiliate. For purposes of this Agreement, "TCA ERISA Affiliate" means any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including, without limitation, TCA or a Subsidiary.

     (b) TCA and each of its Subsidiaries, and each of the TCA Pension Plans and TCA Welfare Plans, are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws.

     (c) All contributions to, and payments from, the TCA Pension Plans which are required to have been made in accordance with the TCA Pension Plans have been timely made.

     (d) All TCA Pension Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified, and no event has occurred and no condition exists with respect to the form or operation of any TCA Pension Plan which would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (e) There are no (i) investigations pending by any Government Entity involving any TCA Pension Plan or TCA Welfare Plan, or (ii) pending or, to the knowledge of TCA, threatened claims (other than routine claims for benefits), suits or proceedings against any TCA Pension Plan or TCA Welfare Plan, against the assets of any of the trusts under any TCA Pension Plan or TCA Welfare Plan or against any fiduciary of any TCA Pension Plan or TCA Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any TCA Pension Plan or TCA Welfare Plan or against the assets of any trust under any such plan, except for those which would not, individually or in the aggregate, give rise to any liability which would have a TCA Material Adverse Effect. To the best of TCA's knowledge, there are no facts which would give rise to any liability under this Section 3.19(e), except for those which would not, individually or in the aggregate, either impair TCA's ability to consummate the Merger or any of the other transactions contemplated hereby or have a TCA Material Adverse Effect.

     (f) None of TCA, any of its Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to any TCA Pension Plan or TCA Welfare Plan, has engaged in a "prohibited transaction" (as that term is defined in Section 4975 of the Code or Section 406 of ERISA) other than such transactions that would not, individually or in the aggregate, either impair TCA's ability to consummate the Merger or any of the other transactions contemplated hereby or have a TCA Material Adverse Effect.

     (g) None of TCA, any of its Subsidiaries, or any TCA ERISA Affiliate maintains or contributes to, nor has it ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

     (h) None of TCA, any Subsidiary of TCA or any TCA ERISA Affiliate has incurred any material liability under Title IV of ERISA that has not been satisfied in full.

     (i) None of TCA, any of its Subsidiaries or any TCA ERISA Affiliate has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

     (j) With respect to each of the TCA Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to
Thoratec: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the TCA Employee Benefit Plans, (iii) the three most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

     (k) None of the TCA Welfare Plans provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. TCA and each of its Subsidiaries which maintain a "group health plan" within the meaning of
Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, either impair TCA's ability to consummate the Merger or any other transaction contemplated hereby or have a TCA Material Adverse Effect.

     (l) No liability under any TCA Pension Plan or TCA Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which TCA or any of its Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

     (m) The consummation of the transactions contemplated by the TCA Agreements will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of TCA or any of its Subsidiaries.

     (n) Schedule 3.19(n) of the TCA Disclosure Statement lists each TCA Foreign Plan (as hereinafter defined). TCA and each of its Subsidiaries and each of the TCA Foreign Plans are in compliance with applicable laws, and all required contributions have been made to the TCA Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, either impair TCA's ability to consummate the Merger or any other transaction contemplated hereby or have a TCA Material Adverse Effect. Each of the TCA Foreign Plans that is a funded defined benefit pension plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. For purposes hereof, "TCA Foreign Plan" means any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, TCA or any Subsidiary with respect to any employees (or former employees) employed outside the United States to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction.

     (o) Each of the TCA Employee Benefit Plans and the TCA Foreign Plans can be terminated by TCA within 30 days following the Effective Time in accordance with the terms of such Plan and applicable law, without any additional contribution to such TCA Employee Benefit Plan or TCA Foreign Plan or the payment of any additional compensation or amount or the additional vesting or acceleration of any vesting provided under the TCA Employee Benefit Plan or TCA Foreign Plan.

     3.20  Environmental Matters.

     (a) For purposes of this Agreement:

          (i) "TCA Contractor" means any Person with which TCA or any Subsidiary formerly or presently has any agreement or arrangement (whether oral or written) under which such Person has or had physical possession of, and was or is obligated to develop, test, process, manufacture or produce any product or substance on behalf of TCA or any Subsidiary.

          (ii) "Environment" means any land including, without limitation, surface land and sub-surface strata, seabed or river bed, ecosystem and any water (including, without limitation, coastal and inland waters, surface waters and ground waters and water in drains and sewers) and air (including, without limitation, air within buildings), other natural or manmade structures above or below ground, and natural resources.

          (iii) "Environmental Law" means any law or regulation, and any judicial or administrative interpretation thereof, in each case relating to the Environment or harm to or the protection of human health, animals, plants or ecosystems, including, without limitation, laws relating to public and workers health and safety, emissions, discharges or releases of chemicals or any other pollutants or contaminants or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid or liquid form or in the form of a gas or vapor and including noise and genetically modified organisms) into the Environment or otherwise relating to the manufacture processing use, treatment, storage, distribution, disposal transport or handling of substances or wastes. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act 42 USC, 6901 et seq., the Hazardous Materials Transportation Act 49 USC, 6901 et seq., the Clean Water Act 33, 1251 et seq., the Toxic Substances Control Act 15 USC, 2601 et seq., the Clean Air Act 42 USC, 7401 et seq., the Safe Drinking Water Act 42 USC, 300f et seq., the Atomic Energy Act 42 USC, 2201 et seq., the Federal Food Drug and Cosmetic Act 21 USC, 136 et seq., and the Federal Food Drug and Cosmetic Act 21 USC, 301 et seq., and equivalent statutes and other laws in states and other jurisdictions of the United States and countries other than the United States.

          (iv) "Environmental Permit" means any permit, license, consent, approval, certificate, qualification, specification, registration and other authorization, and the filing of all notifications, reports and assessments, required by any federal, state, local or foreign government or regulatory entity pursuant to any Environmental Law.

          (v) "Hazardous Material" means any pollutant, contaminant, or hazardous, toxic, medical, biohazardous, infectious or dangerous waste, substance, gas, constituent or material, defined or regulated as such in, or for purposes of, any Environmental Law, including, without limitation, any asbestos, petroleum, oil (including crude oil or any fraction thereof), radioactive substance, polychlorinated biphenyls, toxin, chemical, virus, infectious disease or disease causing agent, and any other substances that can give rise to liability under any Environmental Law.

     (b) Except for such cases that, individually or in the aggregate, have not and would not have a TCA Material Adverse Effect:

          (i) Each of TCA and its Subsidiaries possesses all Environmental Permits required under applicable Environmental Laws to conduct its current business and to use and occupy the TCA Real Property (as defined below) for its current business. All Environmental Permits are in full force and effect and TCA and each of its Subsidiaries are, and to TCA's knowledge have at all times been, in compliance with such Environmental Permits.

          (ii) There are no facts or circumstances indicating that any Environmental Permit possessed by TCA or any of its Subsidiaries would or might be revoked, suspended, canceled or not renewed, and all appropriate necessary action in connection with the renewal or extension of all Environmental Permits possessed by TCA or any its Subsidiaries relating to the current business and the TCA Real Property has been taken.

          (iii) The execution and delivery of the TCA Agreements and the consummation by TCA of the Merger and the other transactions contemplated hereby and the exercise by Thoratec and the Surviving Corporation of rights to own and operate the business of TCA and its Subsidiaries and use and occupy the TCA Real Property and carry on its business as presently conducted will not affect the validity or require the transfer of any Environmental Permits held by TCA or any of its Subsidiaries and will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under any Environmental Law.

          (iv) TCA and each of its Subsidiaries and, to the knowledge of TCA, all previous owners, lessees, operators and occupants of the real property now or previously owned, leased or occupied by TCA or any of its Subsidiaries (the "TCA Real Property"), are in compliance with, and within the period of all applicable statutes of limitation, have complied with all applicable Environmental Laws and have not received written notice of any liability under any Environmental Law, and neither TCA or any of its Subsidiaries nor any portion of the TCA Real Property is in violation of any Environmental Law.

          (v) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice or demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to make good, repair, reinstate or clean up any of the TCA Real Property or any real property previously owned, leased, occupied or used by TCA or any of its Subsidiaries.

          (vi) There has not been any disposal, spill, discharge, or release of any Hazardous Material generated, used, owned, stored, or controlled by TCA, any of its Subsidiaries, or respective predecessors in interest, on, at, or under any TCA Real Property, or by any TCA Contractor, and there are no Hazardous Materials located in, at, on, or under, or in the vicinity of, any such facility or property, or at any other location, in any such case that could reasonably be expected to require investigation, removal, remedial, or corrective action by TCA or any of its Subsidiaries.

          (vii) (A) Other than cleaning and office supplies normally used in the operation of an office, Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released on any TCA Real Property or, any property adjoining any TCA Real Property; (B) TCA and its Subsidiaries have disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Law and Environmental Permits; and (C) neither TCA nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state or country list or which is the subject of any environmental claim.

          (viii) There has not been any underground or above ground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area containing Hazardous Materials located on any TCA Real Property, and no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under any TCA Real Property.

          (ix) TCA and its Subsidiaries have taken all actions necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by TCA or any of its Subsidiaries (or any of their respective agents) thereunder.

     (c) After a reasonable investigation made by TCA and TEC, TCA has made available to Thoratec all records and files, including, but not limited to, all assessments, reports, studies, audits, analyses, tests and data in possession of TEC, TCA and its Subsidiaries concerning the existence of Hazardous Materials at any TCA Real Property or concerning compliance by TCA and its Subsidiaries with, or liability under, any Environmental Law.

     3.21 Officer's Certificate as to Tax Matters. TCA knows of no reason why it will be unable to deliver to Heller Ehrman White & McAuliffe LLP and Hale and Dorr LLP, at the Closing, an officer's certificate in the form and substance of Exhibit B to this Agreement. TCA shall use its best efforts to obtain and deliver that certificate to both of those law firms. (There is no Exhibit A to this Agreement.)

     3.22  Affiliates. TCA has delivered to Thoratec in accordance with Section
5.9 a list identifying all persons who, to TCA's knowledge, may be deemed to be "affiliates" of TCA for purposes of Rule 145 under the Securities Act.

     3.23 Finders or Brokers. Except for J.P. Morgan Securities Inc. and The Beacon Group Capital Services, LLC, whose fees have been disclosed to Thoratec, none of TEC, TCA or any of their Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with any of the transactions contemplated hereby who might be entitled to a fee or commission relating to the Merger or any other transaction contemplated by this Agreement.

     3.24 Registration Statement; Joint Proxy Statement/Prospectus. The information to be supplied by TCA in writing for inclusion or incorporation by reference in the Registration Statement on Form S-4 registering the Thoratec Common Stock to be issued in the Merger (the "Registration Statement") as it relates to TCA, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by TCA in writing for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of TCA in connection with the TCA Special Meeting and to the shareholders of Thoratec in connection with the Thoratec Special Meeting (such joint proxy statement/prospectus, as amended and supplemented, is referred to as the "Joint Proxy Statement/Prospectus"), at the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the TCA Special Meeting and the Thoratec Special Meeting, and at the Effective Time shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event with respect to TCA or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of TCA, Thoratec or both, as appropriate.

     3.25 Title to and Condition of Property. TCA and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the TCA Balance Sheet or acquired after the Reference Date, and have valid leasehold interests in all leased properties and assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, or
(iii) liens securing debt reflected on the TCA Balance Sheet. Schedule 3.25 of the TCA Disclosure Statement identifies each parcel of real property owned or leased by TCA or any of its Subsidiaries. TCA's and its Subsidiaries' real and tangible personal property has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used.

     3.26 No Existing Discussions. As of the date hereof, none of TEC, TCA or any their representatives is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any TCA Acquisition Proposal (as defined in Section 5.2(c)).

     3.27  Food and Drug Administration Matters.

          (a) For purposes of this Agreement:

          (i) "FDA" means the United States Food and Drug Administration and corresponding regulatory agencies in other counties and states of the United States.

          (ii) "FDA clearance and approval" means any pre-market notification or pre-market approval application, consent, certificate, registration, permit, license or other authorization, and the filing of any notification, application, report or information, required by the FDA or any other Government Entity pursuant to any FDA Law.

          (iii) "FDA TCA Contractor" means any Person with which TCA or any Subsidiary of TCA formerly or presently had or has any agreement or arrangement (whether oral or written) under which that Person has or had physical possession of, or was or is obligated to develop, test, process, investigate, manufacture or produce, any FDA Regulated Product on behalf of TCA or any Subsidiary of TCA.

          (iv) "FDA Law" means any statute, regulation, judicial or administrative interpretation, guideline, point-to-consider, recommendation or standard international guidance relating to any FDA Regulated Product. "FDA Law" includes, without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. sec. 301 et seq., the FDA Modernization Act of 1997, Stand Alone Provisions, Pub. L. No. 105-115, 111 Stat. 2295 (1997),
     and equivalent statutes, regulations and guidances adopted by countries, international bodies and other jurisdictions, in addition to the United States, where TCA or any TCA Subsidiary (or, as the term "FDA Law" is used in Section 4.25, where Thoratec or any Thoratec Subsidiary) has facilities, does business, or directly or through others sells or offers for sale any FDA Regulated Product.

          (v) "FDA Regulated Product" means any product or component including, without limitation, any medical device, that is studied, used, held or offered for sale for human research or investigation or clinical use.

     (b) TCA and each of its Subsidiaries possesses all FDA clearances and approvals required under all applicable FDA Laws to conduct its current businesses, to manufacture, hold and sell FDA Regulated Products, and to use and occupy the TCA Real Property (defined in Section 3.20(b)(iv)). All FDA clearances and approvals are in full force and effect.

     (c) There are no facts or circumstances known to TCA that could lead to any FDA clearances or approvals possessed by TCA or any of its Subsidiaries being revoked, suspended, canceled or not renewed. TCA and its Subsidiaries have submitted all necessary reports and filings to the FDA.

     (d) The execution and delivery of the TCA Agreements, the consummation of the Merger and the other transactions contemplated by the TCA Agreements, and the exercise by TCA and its Subsidiaries of the rights to own and operate the businesses of TCA and its Subsidiaries and to use and occupy the TCA Real Property with respect to the TCA Real Property, as presently conducted and operated, will not affect the validity or require the transfer of any FDA clearances or approvals held by TCA or any of its Subsidiaries.

     (e) TCA and its Subsidiaries and, to the knowledge of TCA, all previous owners, lessees, operators and occupants of all TCA Real Property with respect to the TCA Real Property, are in material compliance with, and have materially complied with, all applicable FDA Laws and have not received (or, in the case of such previous owners, lessees, operators and occupants, to the knowledge of TCA have not received) any notice of any non-compliance with any FDA Laws within the past three years.

     (f) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice, demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to comply with any FDA Laws that requires any change in any manufacturing procedures by TCA or any Subsidiary of TCA or the repair, reinstatement or clean-up of any TCA Real Property. There is no act, omission, event or circumstance of which TCA or any of its Subsidiaries has knowledge that may give rise to any such action, suit, demand, claim, complaint, hearing, notice of violation, investigations, notice, demand letter, proceeding or request, or any such liability: (i) against, involving or of TCA or any of its Subsidiaries or (ii) against, involving or of any other Person (including, without limitation, any FDA TCA Contractor) that could be imputed or attributed to TCA or any Subsidiary of TCA.

     (g) There has not been any material violation of any FDA Laws by TCA or its Subsidiaries in their prior product developmental efforts, clinical studies, submissions or reports to the FDA or any other Government Entity (or any failure to make any such submission or report) that could reasonably be expected to require investigation, corrective action or enforcement action.

     (h) TCA, its Subsidiaries and their respective agents (in their capacities as such agents) have registered with the FDA all facilities required to be registered and have listed all FDA Regulated Products required to be listed with the FDA.

     3.28 Inventories. The inventories of TCA and its Subsidiaries consist of raw materials and supplies, manufactured and purchased parts, work in progress and finished products, all of which are merchantable and fit for the purposes for which they were manufactured. Subject only to the reserves reflected on the TCA Balance Sheet determined in a manner consistent with TCA's past practices, none of those inventories is slow moving, obsolete, damaged or defective.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                            THORATEC AND MERGER SUB

     Thoratec and Merger Sub jointly and severally make to TCA the representations and warranties contained in this Article IV, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by Thoratec to TCA prior to the execution of this Agreement (the "Thoratec Disclosure Statement"). The Thoratec Disclosure Statement is arranged in schedules corresponding to the numbered and lettered Sections of this Article IV, and the disclosure in any schedule of the Thoratec Disclosure Statement shall qualify only the corresponding Section of this
Article IV.

     4.1  Organization, Etc.

     (a) Each of Thoratec, its subsidiaries listed on Schedule 4.1(a) of the Thoratec Disclosure Statement (the "Thoratec Subsidiaries") and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Thoratec and each Thoratec Subsidiary are duly qualified to do business, and are each in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Thoratec Material Adverse Effect. For purposes of this Agreement, "Thoratec Material Adverse Effect" means any change, circumstance, event or effect that is, or (including with the passage of time) is likely to be or become, materially adverse to the general affairs, business, operations, prospects, assets, condition (financial or otherwise) or results of operations of Thoratec and the Thoratec Subsidiaries taken as a whole, provided that: (i) any adverse change, event, circumstance or effect arising from or relating to general business or economic conditions which does not affect Thoratec and the Thoratec Subsidiaries in a materially disproportionate manner compared to other entities in Thoratec's and the Thoratec Subsidiaries' industries shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Thoratec Material Adverse Effect" and (ii) any adverse change, circumstance, event or effect arising from or relating to the announcement or pendency of the Merger shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Thoratec Material Adverse Effect".

     (b) None of Thoratec, any Thoratec Subsidiary or Merger Sub is in violation of any provision of its articles of incorporation, bylaws or any other charter document. Schedule 4.1(b) of the Thoratec Disclosure Statement sets forth: (i) the full name of each Thoratec Subsidiary, its capitalization and the ownership interest of Thoratec and each other Person (if any) therein, (ii) the jurisdiction in which each such Thoratec Subsidiary is organized, (iii) each jurisdiction in which Thoratec and each of the Thoratec Subsidiaries is qualified to do business as a foreign Person and (iv) a brief summary of the business and material operations of each Thoratec Subsidiary. Thoratec has made available to TCA and TEC accurate and complete copies of the articles of incorporation, bylaws and any other charter documents, as currently in effect, of Thoratec and each of the Thoratec Subsidiaries.

     4.2 Authority Relative to This Agreement. Each of Thoratec and Merger Sub has full corporate power and authority to execute and deliver the TCA Agreements and the TEC Agreements and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of the TCA Agreements and the TEC Agreements, and the consummation of the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of each of Thoratec and Merger Sub and no other corporate proceedings on the part of either Thoratec or Merger Sub are necessary to authorize the TCA Agreements and the TEC Agreements or to consummate the Merger and the other transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval of the issuance of the Thoratec Common Stock in the Merger at the Thoratec Special Meeting or any adjournment or postponement thereof in accordance with California law). Each of the TCA Agreements and the TEC Agreement has been duly and validly executed and delivered by Thoratec (and in the case of this Agreement, Merger Sub) and, assuming due authorization, execution and delivery by TCA, constitutes a valid and binding agreement of each of Thoratec and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     4.3 No Violations, Etc. No filing with or notification to, and no permit, authorization, consent or approval of, any Government Entity is necessary on the part of Thoratec or Merger Sub for the consummation by Thoratec or Merger Sub of the Merger or the other transactions contemplated by the TCA Agreements or by the TEC Agreements, or the exercise by Thoratec, TCA and their Subsidiaries of full rights to own and operate their businesses as presently being conducted, except (i) for the filing of the Articles of Merger as required by the Massachusetts Law, (ii) the filing with the SEC and the effectiveness of the Registration Statement, (iii) the applicable requirements of the Exchange Act (including with respect to the Joint Proxy Statement/Prospectus), state securities or "blue sky" laws, state takeover laws and the listing requirements of Nasdaq and (iv) filings required under the HSR Act. None of the execution and delivery of the TCA Agreements and the TEC Agreements, the consummation of the Merger or any of the other transactions contemplated hereby and thereby, compliance by Thoratec and Merger Sub with all of the provisions hereof and thereof, or the exercise by Thoratec, TCA or any of their Subsidiaries of full rights to own and operate their businesses after the Merger as presently being conducted (subject to obtaining the approval of the issuance of the shares of Thoratec Common Stock in the Merger by the Holders of a majority of the outstanding shares of such stock at the Thoratec Special Meeting or any adjournment or postponement thereof in accordance with the California Law) will
(i) conflict with or result in any breach of any provision of the articles of incorporation, bylaws or any other charter document of Thoratec or any Thoratec Subsidiary, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Thoratec or any Thoratec Subsidiary, or by which any of its properties or assets may be bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Thoratec or any Thoratec Subsidiary is a party or by which any of them or any of their properties or assets may be bound. Schedule 4.3 of the

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Thoratec Disclosure Statement lists all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated by the TCA Agreements or the TEC Agreements under any of Thoratec's or any Thoratec Subsidiary's notes, bonds, mortgages, indentures, deeds of trust, licenses or leases, contracts, agreements or other instruments or obligations.

     4.4 Board Recommendation. The board of directors of Thoratec has, at a meeting duly held on October 2, 2000: (i) approved and adopted the Merger, the TCA Agreements and the TEC Agreements, (ii) determined that the Merger, the TCA Agreements and the TEC Agreements are fair to and in the best interests of the shareholders of Thoratec and (iii) resolved to recommend the approval and adoption of the Merger, the TCA Agreements and the TEC Agreements at the Thoratec Special Meeting, including any adjournments or postponements of that meeting.

     4.5  Capitalization.

     (a) The authorized capital stock of Thoratec consists of 100,000,000 shares of Common Stock, no par value, of which there were 22,419,753 shares issued and outstanding as of the date of this Agreement, and 2,500,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.001 par value, 100 of which, as of the date hereof, are issued and outstanding and are held by Thoratec. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose. All outstanding shares of Thoratec Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the articles of incorporation or bylaws of Thoratec or any agreement to which Thoratec is a party or by which it is bound.

     (b) There are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating Thoratec to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Thoratec, or obligating Thoratec to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment. Schedule 4.5 to the Thoratec Disclosure Statement sets forth the weighted average exercise price of all outstanding options to purchase Thoratec Common Stock. To the knowledge of Thoratec, except for the Shareholder Agreement there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of Thoratec.

     (c) Schedule 4.5(c) of the Thoratec Disclosure Statement sets forth the following information with respect to each outstanding option to purchase Thoratec Common Stock: the aggregate number of shares issuable thereunder, the type of option, the grant date, the expiration date, the exercise price and the vesting schedule. Each option to purchase Thoratec Common Stock was granted in accordance with the terms of the Thoratec stock option plan applicable thereto.
Schedule 4.5(c) of the Thoratec Disclosure Statement sets forth the following information with respect to Thoratec's Amended 1996 Nonemployee Directors Stock Option Plan: the name of each director of Thoratec eligible to receive options under such plan, the number of options issuable as of the date of this Agreement to each such director and an estimate of such amounts as of the Closing Date.

     4.6 Registration Statement; Joint Proxy Statement/Prospectus. The information to be supplied by Thoratec for inclusion or incorporation by reference in the Registration Statement as it relates to Thoratec, the Thoratec Subsidiaries or Merger Sub, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Thoratec for inclusion in the Joint Proxy Statement/Prospectus, at the date the Joint Proxy Statement/ Prospectus is first mailed to stockholders, at the time of the TCA Special Meeting and the Thoratec Special Meeting, and at the Effective Time shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event with respect to Thoratec or any Thoratec Subsidiary (including Merger Sub) shall occur which is required to be described in the Joint Proxy Statement/Prospectus, such event shall be so described, and an
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amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of TCA, Thoratec or both, as appropriate.

     4.7 SEC Filings. Thoratec has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed after January 1, 1997 are referred to herein as the "Thoratec SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. Accurate and complete copies of the Thoratec SEC Reports have been made available to TCA and TEC. As of their respective dates, the Thoratec SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Thoratec, no director or officer of Thoratec has failed to comply with any filing requirements under Section 13 or
Section 16(a) of the Exchange Act.

     4.8 Compliance with Laws. Neither Thoratec nor any Thoratec Subsidiary has violated or failed to comply with any statute, law, ordinance, rule or regulation (including, without limitation, relating to the export or import of goods or technology) of any Government Entity, except where any such violations or failures to comply would not, individually or in the aggregate, have a Thoratec Material Adverse Effect. Thoratec and each Thoratec Subsidiary have all permits, licenses and franchises from Government Entities required to conduct their businesses as now being conducted and as proposed to be conducted, except for those the absence of which would not, individually or in the aggregate, have a Thoratec Material Adverse Effect.

     4.9 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Thoratec SEC Reports (the "Thoratec Financial Statements"): (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (ii) fairly presented the consolidated financial position of Thoratec and the Thoratec Subsidiaries in all material respects as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Thoratec, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Thoratec contained in Thoratec's Form 10-Q for the quarter ended July 1, 2000 is hereinafter referred to as the "Thoratec Balance Sheet".

     4.10 Absence of Undisclosed Liabilities. Neither Thoratec nor any Thoratec Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) other than (i) liabilities included in the Thoratec Balance Sheet and the related notes to the financial statements, (ii) normal or recurring liabilities incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, are not or would not be reasonably likely to have, a Thoratec Material Adverse Effect, and (iii) liabilities under this Agreement.

     4.11 Absence of Changes or Events. Except as contemplated by this Agreement, since July 1, 2000 no Thoratec Material Adverse Effect has occurred and, in addition, Thoratec and the Thoratec Subsidiaries have not, directly or indirectly:

          (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock or any indebtedness of Thoratec or any Thoratec Subsidiary, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock, debt or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to Thoratec or a wholly owned Thoratec Subsidiary);

          (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver any shares of any class of capital stock of Thoratec or any Thoratec Subsidiary or any securities convertible into or

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     exchangeable or exercisable for shares of any class of capital stock of
     Thoratec or any Thoratec Subsidiary, other than pursuant to and in accordance with the Thoratec stock option plans and warrants disclosed on
     Schedule 4.5 to the Thoratec Disclosure Statement;

          (c) (i) created or incurred any indebtedness for borrowed money exceeding $250,000 in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation exceeding $100,000 in the aggregate,
     (iii) entered into any oral or written agreement, commitment or transaction or incurred any liability involving, in any one case, in excess of $100,000;

          (d) instituted any change in accounting methods, principles or practices other than as required by GAAP or the rules and regulations promulgated by the SEC and disclosed in the notes to the Thoratec Financial Statements;

          (e) revalued any assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable in excess of amounts previously reserved as reflected in the Thoratec Balance Sheet;

          (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate exceed $100,000;

          (g) (i) increased in any manner the compensation of any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, non-officer employees, (ii) granted any severance or termination pay to any Person; (iii) entered into any oral or written employment, consulting, indemnification or severance agreement with any Person; (iv) other than as required by law, adopted, become obligated under, or amended any employee benefit plan, program or arrangement or (v) repriced any options granted under the Thoratec stock option plans;

          (h) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber, or otherwise dispose of, any material properties, (including intangibles, real, personal or mixed), it being understood that this clause (h) does not extend to sales of inventory in the ordinary course of business;

          (i) amended its articles of incorporation, bylaws or any other charter document, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (j) made any capital expenditure in any calendar month which, when added to all other capital expenditures made by or on behalf of Thoratec and the Thoratec Subsidiaries in such calendar month resulted in such capital expenditures exceeding $150,000 in the aggregate;

          (k) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collected, or accelerated the collection of, any amounts owed (including accounts receivable) other than their collection in the ordinary course of business;

          (l) waived, released, assigned. settled or compromised any material claim or litigation, or commenced a lawsuit other than for the routine collection of bills or

          (m) agreed or proposed to do any of the things described in the preceding clauses (a) through (l) other than as expressly contemplated or provided for in this Agreement.

     4.12 Capital Stock of Subsidiaries. Thoratec is the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each Thoratec Subsidiary. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by Thoratec free and clear of any claim, lien or encumbrance of any kind with respect thereto. There are no proxies or voting agreements with respect to such shares, and there are not any existing options,
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warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Thoratec or any Thoratec Subsidiary to issue, transfer or sell any shares of capital stock of any Thoratec Subsidiary or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any such shares. Thoratec does not directly or indirectly own any equity interest in any Person except the Thoratec Subsidiaries.

     4.13  Litigation.

     (a) There is no Action pending or, to the knowledge of Thoratec, threatened in writing against Thoratec or any Thoratec Subsidiary, or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, Governmental Entity or arbitration tribunal, except for those Actions which, individually or in the aggregate, would not have a Thoratec Material Adverse Effect. There is no Action pending or, to the knowledge of Thoratec, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     (b) There is no outstanding judgment, order, writ, injunction or decree of any court, Governmental Entity or arbitration tribunal in a proceeding to which Thoratec, any Thoratec Subsidiary or any of their assets is a party, or by which Thoratec, any Thoratec Subsidiary or any of their assets is bound.

     4.14 Insurance. Schedule 4.14 of the Thoratec Disclosure Statement lists all insurance policies (including, without limitation, workers' compensation insurance policies) covering any business, properties or assets of Thoratec or any Thoratec Subsidiary, and all claims in excess of $50,000 made against any such policies since January 1, 1997. All such policies are in effect, and true and complete copies of all such policies have been made available to TCA and TEC. Thoratec has not received any notice of the cancellation or threat of cancellation of any of such policy.

     4.15  Contracts and Commitments.

     (a) Schedule 4.15(a) of the Thoratec Disclosure Statement contains a complete and accurate list of all agreements, understanding and arrangements, whether written, oral or established through common practice, between Thoratec or any Thoratec Subsidiary and any Person that directly or indirectly beneficially owns, or is controlled by or under common control with any Person that beneficially owns, more than five percent of the outstanding Thoratec Common Stock (the "Thoratec Related Party Agreements"). True and correct copies of all Thoratec Related Party Agreements have been provided to TCA and TEC. To the knowledge of Thoratec, the terms of the Thoratec Related Party Agreements are no less favorable to Thoratec and the Thoratec Subsidiaries than could be obtained from a third party in an arms-length transaction.

     (b) Except as filed (including by incorporation by reference to earlier-filed documents) as an exhibit to the Thoratec SEC Reports filed after January 1, 2000 or as identified on Schedule 4.15(b) to the Thoratec Disclosure Statement (collectively the "Thoratec Contracts", it being understood that the failure to identify an agreement, etc. on that schedule that is required to be identified on that schedule shall nevertheless be considered a "Thoratec Contract"), neither Thoratec nor any Thoratec Subsidiary is a party to or bound by any oral or written contract, obligation or commitment of any type in any of the following categories:

          (i) agreements with any employees or consultants of Thoratec or any Thoratec Subsidiary respecting their employment, consulting, salary, wages, bonuses, incentive compensation, severance or retention pay, or other compensation, except for those employees or consultants whose annual rate of compensation, including potential bonuses and incentive compensation, is less than $100,000;

          (ii) agreements or plans under which benefits will be increased or accelerated by the occurrence of any of the transactions contemplated by the TCA Agreements or the TEC Agreements or under which the value of the benefits will be calculated on the basis of any of the transactions contemplated by such agreements;

          (iii) agreements, contracts or commitments currently in force relating to the disposition or acquisition of assets other than in the ordinary course of business, or relating to an ownership interest in any corporation, partnership, joint venture or other business enterprise;

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          (iv) agreements, contracts or commitments for the purchase of goods, supplies or equipment: (A) which are with sole or single source suppliers or (B) for a cost, for any one such agreement, contract and commitment, in excess of $250,000 and which, in the case of this clause (B), provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment;

          (v) guarantees or other agreements, contracts or commitments under which Thoratec or any Thoratec Subsidiary is absolutely or contingently liable for (A) the performance of any other Person (other than Thoratec or any Thoratec Subsidiary), or (B) the whole or any part of the indebtedness or payment obligations of any other Person (other than Thoratec or any Thoratec Subsidiary);

          (vi) powers of attorney authorizing the incurrence of a material obligation on the part of Thoratec or any Thoratec Subsidiary;

          (vii) agreements, contracts or commitments which limit or restrict (A) where Thoratec or any Thoratec Subsidiary may conduct business, (B) the type or lines of business (current or future) in which they may engage or
     (C) any acquisition of assets or stock (tangible or intangible) by Thoratec or any Thoratec Subsidiary;

          (viii) agreements, contracts or commitments containing any agreement with respect to a change of control of Thoratec or any Thoratec Subsidiary;

          (ix) agreements, contracts or commitments for the borrowing or lending of money, or the availability of credit (except credit extended by Thoratec or any Thoratec Subsidiary to customers in the ordinary course of business and consistent with past practice);

          (x) any hedging, option, derivative or other similar transaction and any foreign exchange position or contract for the exchange of currency or

          (xi) any joint marketing or joint development agreement, or any license or distribution agreement relating to any Thoratec product or planned product.

     (c) Neither Thoratec or any Thoratec Subsidiary, nor to Thoratec's knowledge any other party to a Thoratec Contract, has materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under (nor does there exist any condition under which, with the passage of time or the giving of notice or both, could reasonably be expected to cause a material breach, violation or default under), any Thoratec Contract.

     (d) Each Thoratec Contract is a valid, binding and enforceable obligation of Thoratec, and to Thoratec's knowledge of the other party or parties thereto, in accordance with its terms, and is in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect would not have a Thoratec Material Adverse Effect and to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity.

     (e) An accurate and complete copy of each Thoratec Contract has been made available to TCA and TEC.

     4.16  Labor Matters; Employment and Labor Contracts.

     (a) None of Thoratec or any Thoratec Subsidiary is a party to any union contract or other collective bargaining agreement, nor to the knowledge of Thoratec or any Thoratec Subsidiary are there any activities or proceedings of any labor union to organize any of its employees. Each of Thoratec and the Thoratec Subsidiaries is in compliance with all applicable (i) laws, regulations and agreements respecting employment and employment practices, (ii) terms and conditions of employment, and (iii) occupational health and safety requirements, except for those failures to comply which, individually or in the aggregate, would not have a Thoratec Material Adverse Effect.

     (b) There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against Thoratec or any Thoratec Subsidiary. No petition for certification has been filed and is pending before

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the National Labor Relations Board with respect to any employees of Thoratec or any Thoratec Subsidiary. Neither Thoratec nor any Thoratec Subsidiary has any obligations under COBRA, with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have, individually or in the aggregate, a Thoratec Material Adverse Effect. There are no controversies pending or, to the knowledge of Thoratec or any Thoratec Subsidiary, threatened, between Thoratec or any Thoratec Subsidiary and any of their respective employees, which controversies would have, individually or in the aggregate, a Thoratec Material Adverse Effect.

     4.17 Fairness Opinion. Thoratec has received the opinion of Lehman Brothers Inc. dated on or before the date of this Agreement to the effect that, as of the date hereof, the Exchange Ratio is fair to Thoratec from a financial point of view, and has provided a copy of that opinion to TCA and TEC.

     4.18  Intellectual Property Rights.

     (a) Thoratec and the Thoratec Subsidiaries own or have the right to use all intellectual property used to conduct their respective businesses (such intellectual property and the rights thereto are collectively referred to as the "Thoratec IP Rights"). No royalties or other payments are payable to any Person with respect to commercialization of any products presently sold by Thoratec or the Thoratec Subsidiaries.

     (b) The execution, delivery and performance of the TCA Agreements and the consummation of the transactions contemplated hereby will not: (i) constitute a material breach of any instrument or agreement governing any Thoratec IP Rights,
(ii) cause the modification of any terms of any licenses or agreements relating to any Thoratec IP Rights including, but not limited to, the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any Thoratec IP Rights, (iv) give rise to a right of forfeiture or termination of any Thoratec IP Rights or (v) materially impair the right of Thoratec or any of the Thoratec Subsidiaries to use, sell or license any Thoratec IP Rights or portion thereof.

     (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Thoratec or any of the Thoratec Subsidiaries: (i) violates in any material respect any license or agreement between Thoratec or any of the Thoratec Subsidiaries and any third party or (ii) to the knowledge of Thoratec, infringes in any material respect any patents or other intellectual property rights of any other party. There is no pending or, to the knowledge of Thoratec, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Thoratec IP Rights, or asserting that any Thoratec IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any Thoratec products, conflicts or will conflict with the rights of any other party.

     (d) Thoratec has provided to TCA a worldwide list of all patents, trade names, trademarks and service marks, and applications for any of the foregoing owned or possessed by Thoratec or any of the Thoratec Subsidiaries.

     (e) Thoratec has provided to TCA a true and complete copy of its standard form of employee confidentiality agreement and taken commercially reasonable steps to ensure that all key employees and scientific employees (whether or not key) of Thoratec and the Thoratec Subsidiaries have executed such an agreement. All scientific consultants with access to proprietary information of Thoratec or any Thoratec Subsidiary have executed appropriate non-disclosure agreements with respect to such proprietary information.

     (f) Neither Thoratec nor any Thoratec Subsidiary is aware that any of its key or scientific employees or scientific consultants is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of Thoratec and the Thoratec Subsidiaries or that would conflict with the business of Thoratec or any of the Thoratec Subsidiaries as presently conducted or proposed to be conducted. Neither Thoratec nor any of the Thoratec Subsidiaries has entered into any agreement to indemnify any other person, including but not limited to any employee or consultant of Thoratec or any of the Thoratec Subsidiaries, against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification provisions contained in purchase orders
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or customer agreements arising in the ordinary course of business. All current and former key or scientific employees and key consultants of any of Thoratec or any of the Thoratec Subsidiaries who in Thoratec's reasonable business judgment were appropriate have signed valid and enforceable written assignments to Thoratec or one or more of the Thoratec Subsidiaries of any and all rights or claims in any intellectual property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other intellectual property that is used in the business of Thoratec or any of the Thoratec Subsidiaries, and Thoratec and the Thoratec Subsidiaries possess signed copies of all such written assignments by such employees and consultants.

     4.19  Taxes.

     (a) Thoratec and each of the Thoratec Subsidiaries have filed all Tax Returns required to have been filed by them, and have paid (or Thoratec has paid on behalf of the Thoratec Subsidiaries), all Taxes required to have been shown on such Tax Returns. The most recent financial statements contained in the Thoratec SEC Reports reflect an adequate accrual (which accruals were established in accordance with GAAP) for the payment of all Taxes payable by Thoratec and the Thoratec Subsidiaries, as of the date of such financial statements. Except as reasonably would not have a Thoratec Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed against Thoratec or any of the Thoratec Subsidiaries. Neither Thoratec nor any of the Thoratec Subsidiaries has filed for any extension of time to file any Tax Return which has not since been filed, in each case filed or required to be filed with a Government Entity.

     (b) Neither Thoratec nor any of the Thoratec Subsidiaries is a party to any contract, agreement, plan or arrangement including, but not limited to, the TCA Agreements, covering any employee or former employee of Thoratec or any of the Thoratec Subsidiaries that: (i) could give rise to the payment of any amounts that would constitute excess parachute payments within the meaning of Sections 280G of the Code with respect to the change in ownership or control that may occur upon the consummation of the Merger or (ii) could give rise to the payment of any amount that would constitute a parachute payment within the meaning of
Section 280G of the Code with respect to any change in ownership or control of Thoratec occurring after the Closing Date. During the taxable year ending on the Closing Date, Thoratec and the Thoratec Subsidiaries have not become obligated to make any payment the deduction of which would be disallowed pursuant to
Section 162(m) of the Code.

     (c) None of Thoratec and the Thoratec Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Thoratec or any of the Thoratec Subsidiaries.

     (d) None of Thoratec and the Thoratec Subsidiaries: (i) has received any notice that it is being audited by any taxing authority, (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, (iii) has permitted any Tax lien to be placed on any asset of Thoratec or any of the Thoratec Subsidiaries, except with respect to Taxes not yet due and payable or (iv) has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction.

     (e) None of Thoratec and the Thoratec Subsidiaries is aware of any reason why the Merger will fail to qualify as a reorganization under the provisions of
Section 368(a) of the Code.

     (f) Thoratec has not been a United States real property holding corporation within the meaning of Section 897 of the Code at any time after June 30, 1995.

     (g) Neither Thoratec nor any of the Thoratec Subsidiaries has any liability for the Taxes of any Person other than itself, Thoratec or another present Thoratec Subsidiary. Neither Thoratec nor any of the Thoratec Subsidiaries is a party to any tax sharing or tax indemnity agreement.

     4.20  Employee Benefit Plans; ERISA.

     (a) There are no "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Thoratec Pension Plans"), "welfare benefit plans" as defined in
Section 3(1) of ERISA ("Thoratec Welfare Plans"),
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or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering employees (or former employees) employed in the United States that either is maintained or contributed to by Thoratec, any of the Thoratec Subsidiaries or any Thoratec ERISA Affiliate (as hereinafter defined) or to which Thoratec, any of the Thoratec Subsidiaries or any Thoratec ERISA Affiliate is obligated to make payments or otherwise may have any liability (collectively, the "Thoratec Employee Benefit Plans") with respect to employees or former employees of Thoratec, any of the Thoratec Subsidiaries, or any Thoratec ERISA Affiliate. For purposes of this Agreement, "Thoratec ERISA Affiliate" means any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or
(o) of the Code, including, without limitation, Thoratec or a Thoratec
Subsidiary.

     (b) Thoratec and each of the Thoratec Subsidiaries, and each of the Thoratec Pension Plans and Thoratec Welfare Plans, are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws.

     (c) All contributions to, and payments from, the Thoratec Pension Plans which are required to have been made in accordance with the Thoratec Pension Plans have been timely made.

     (d) All Thoratec Pension Plans intended to qualify under Section 401 of the Code have been determined by the IRS to be so qualified, and no event has occurred and no condition exists with respect to the form or operation of any Thoratec Pension Plan which would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (e) There are no (i) investigations pending by any Government Entity involving any Thoratec Pension Plan or Thoratec Welfare Plan, or (ii) pending or, to the knowledge of Thoratec, threatened claims (other than routine claims for benefits), suits or proceedings against any Thoratec Pension Plan or Thoratec Welfare Plan, against the assets of any of the trusts under any Thoratec Pension Plan or Thoratec Welfare Plan or against any fiduciary of any Thoratec Pension Plan or Thoratec Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Thoratec Pension Plan or Thoratec Welfare Plan or against the assets of any trust under any such plan, except for those which would not, individually or in the aggregate, give rise to any liability which would have a Thoratec Material Adverse Effect. To the best of Thoratec's knowledge, there are no facts which would give rise to any liability under this Section 4.20(e), except for those which would not, individually or in the aggregate, either impair Thoratec's ability to consummate the Merger or any of the other transactions contemplated hereby or have a Thoratec Material Adverse Effect.

     (f) None of Thoratec, any of the Thoratec Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to any Thoratec Pension Plan or Thoratec Welfare Plan, has engaged in a "prohibited transaction" (as that term is defined in Section 4975 of the Code or Section 406 of ERISA) other than such transactions that would not, individually or in the aggregate, either impair Thoratec's ability to consummate the Merger or any of the other transactions contemplated hereby or have a Thoratec Material Adverse Effect.

     (g) None of Thoratec, any of the Thoratec Subsidiaries, or any Thoratec ERISA Affiliate maintains or contributes to, nor has it ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

     (h) None of Thoratec, any Thoratec Subsidiary or any Thoratec ERISA Affiliate has incurred any material liability under Title IV of ERISA that has not been satisfied in full.

     (i) None of Thoratec, any of the Thoratec Subsidiaries or any Thoratec ERISA Affiliate has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

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     (j) With respect to each of the Thoratec Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to TCA: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Thoratec Employee Benefit Plans, (iii) the three most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

     (k) None of the Thoratec Welfare Plans provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. Thoratec and each of the Thoratec Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, either impair Thoratec's ability to consummate the Merger or any other transaction contemplated hereby or have a Thoratec Material Adverse Effect.

     (l) No liability under any Thoratec Pension Plan or Thoratec Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Thoratec or any of its Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

     (m) The consummation of the transactions contemplated by the Thoratec Agreements will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Thoratec or any of its Subsidiaries.

     (n) Schedule 4.20(n) of the Thoratec Disclosure Statement lists each Thoratec Foreign Plan (as hereinafter defined). Thoratec and each of the Thoratec Subsidiaries and each of the Thoratec Foreign Plans are in compliance with applicable laws, and all required contributions have been made to the Thoratec Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, either impair Thoratec's ability to consummate the Merger or any other transaction contemplated hereby or have a Thoratec Material Adverse Effect. Each of the Thoratec Foreign Plans that is a funded defined benefit pension plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. For purposes hereof, "Thoratec Foreign Plan" means any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Thoratec or any Thoratec Subsidiary with respect to any employees (or former employees) employed outside the United States to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction.

     4.21  Environmental Matters.

     (a) For purposes of this Agreement, "Thoratec Contractor" means any Person with which Thoratec or any Thoratec Subsidiary formerly or presently has any agreement or arrangement (whether oral or written) under which such Person has or had physical possession of, and was or is obligated to develop, test, process, manufacture or produce any product or substance on behalf of Thoratec or any Thoratec Subsidiary.

     (b) Except for such cases that, individually or in the aggregate, have not and would not have a Thoratec Material Adverse Effect:

          (i) Each of Thoratec and the Thoratec Subsidiaries possesses all Environmental Permits required under applicable Environmental Laws to conduct its current business and to use and occupy the Thoratec Real Property (as defined below) for its current business. All Environmental Permits are in full force and effect and Thoratec and each Thoratec Subsidiary are, and to Thoratec's knowledge have at all times been, in compliance with such Environmental Permits.

          (ii) There are no facts or circumstances indicating that any Environmental Permit possessed by Thoratec or any of the Thoratec Subsidiaries would or might be revoked, suspended, canceled or not renewed, and all appropriate necessary action in connection with the renewal or extension of all

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     Environmental Permits possessed by Thoratec or any Thoratec Subsidiary relating to the current business and the Thoratec Real Property has been taken.

          (iii) The execution and delivery of the TCA Agreements and the consummation by Thoratec of the Merger and the other transactions contemplated hereby and the exercise by Thoratec and the Surviving Corporation of rights to own and operate the business of Thoratec and the Thoratec Subsidiaries and use and occupy the Thoratec Real Property and carry on its business as presently conducted will not affect the validity or require the transfer of any Environmental Permits held by Thoratec or any of the Thoratec Subsidiaries and will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under any Environmental Law.

          (iv) Thoratec and each of the Thoratec Subsidiaries and, to the knowledge of Thoratec, all previous owners, lessees, operators and occupants of the real property now or previously owned, leased or occupied by Thoratec or any of the Thoratec Subsidiaries (the "Thoratec Real Property"), are in compliance with, and within the period of all applicable statutes of limitation, have complied with all applicable Environmental Laws and have not received written notice of any liability under any Environmental Law, and neither Thoratec or any of the Thoratec Subsidiaries nor any portion of the Thoratec Real Property is in violation of any Environmental Law.

          (v) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice or demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to make good, repair, reinstate or clean up any of the Thoratec Real Property or any real property previously owned, leased, occupied or used by Thoratec or any of the Thoratec Subsidiaries.

          (vi) There has not been any disposal, spill, discharge, or release of any Hazardous Material generated, used, owned, stored, or controlled by Thoratec, any of the Thoratec Subsidiaries, or respective predecessors in interest, on, at, or under any Thoratec Real Property, or by any Thoratec Contractor, and there are no Hazardous Materials located in, at, on, or under, or in the vicinity of, any such facility or property, or at any other location, in any such case that could reasonably be expected to require investigation, removal, remedial, or corrective action by Thoratec or any of the Thoratec Subsidiaries.

          (vii) (A) Other than cleaning and office supplies normally used in the operation of an office, Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released on any Thoratec Real Property or, any property adjoining any Thoratec Real Property; (B) Thoratec and the Thoratec Subsidiaries have disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Law and Environmental Permits; and (C) neither Thoratec nor any of the Thoratec Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state or country list or which is the subject of any environmental claim.

          (viii) There has not been any underground or above ground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area containing Hazardous Materials located on any Thoratec Real Property, and no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under any Thoratec Real Property.

          (ix) Thoratec and the Thoratec Subsidiaries have taken all actions necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by Thoratec or any of the Thoratec Subsidiaries (or any of their respective agents) thereunder.

     (c) After a reasonable investigation made by Thoratec, Thoratec has made available to TCA all records and files, including, but not limited to, all assessments, reports, studies, audits, analyses, tests and data in possession of Thoratec and the Thoratec Subsidiaries concerning the existence of Hazardous Materials at any Thoratec Real Property or concerning compliance by Thoratec and the Thoratec Subsidiaries with, or liability under, any Environmental Law.

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     4.22  Finders or Brokers. Except for Lehman Brothers Inc., whose fees have been disclosed to TCA, neither Thoratec nor any Thoratec Subsidiary has employed any investment banker, broker, finder or intermediary in connection with any of the transactions contemplated hereby who might be entitled to a fee or commission relating to the Merger or any other transaction contemplated by this Agreement.

     4.23 Title to and Condition of Property. Thoratec and the Thoratec Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Thoratec Balance Sheet or acquired after the Reference Date, and have valid leasehold interests in all leased properties and assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, or (iii) liens securing debt reflected on the Thoratec Balance Sheet. Schedule 4.23 of the Thoratec Disclosure Statement identifies each parcel of real property owned or leased by Thoratec or any Thoratec Subsidiary. Thoratec's and the Thoratec Subsidiaries' real and tangible personal property has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used.

     4.24 Officer's Certificate as to Tax Matters. Thoratec does not know of any reason why it will be unable to deliver to Heller Ehrman White & McAuliffe LLP and Hale and Dorr LLP, at the Closing, an officer's certificate in the form and substance of Exhibit C to this Agreement. Thoratec shall use its best efforts to obtain and deliver that certificate to both of those firms.

     4.25  Food and Drug Administration Matters.

     (a) For purposes of this Agreement, "FDA Thoratec Contractor" means any Person with which Thoratec or any Thoratec Subsidiary formerly or presently had or has any agreement or arrangement (whether oral or written) under which that Person has or had physical possession of, or was or is obligated to develop, test, process, manufacture or produce, any FDA Regulated Product on behalf of Thoratec or any Thoratec Subsidiary.

     (b) Thoratec and each Thoratec Subsidiary possesses all FDA clearances and approvals required under all applicable FDA Laws to conduct its current businesses, to manufacture, hold and sell FDA Regulated Products, and to use and occupy the Thoratec Real Property (defined in Section 4.21(b)(iv)). All FDA clearances and approvals are in full force and effect.

     (c) There are no facts or circumstances known to Thoratec that could lead to any FDA clearances or approvals possessed by Thoratec or any Thoratec Subsidiary being revoked, suspended, canceled or not renewed. Thoratec and each Thoratec Subsidiary have submitted all necessary reports and filings to the FDA.

     (d) The execution and delivery of the TCA Agreements, the consummation of the Merger and the other transactions contemplated by the TCA Agreements, and the exercise by Thoratec and the Thoratec Subsidiaries of the rights to own and operate the businesses of Thoratec and the Thoratec Subsidiaries and to use and occupy the Thoratec Real Property with respect to the Thoratec Real Property, as presently conducted and operated, will not affect the validity or require the transfer of any FDA clearances or approvals held by Thoratec or any Thoratec Subsidiary.

     (e) Thoratec and the Thoratec Subsidiaries and, to the knowledge of Thoratec, all previous owners, lessees, operators and occupants of all Thoratec Real Property with respect to the Thoratec Real Property, are in material compliance with, and have materially complied with, all applicable FDA Laws and have not received (or, in the case of such previous owners, lessees, operators and occupants, to the knowledge of Thoratec have not received) any notice of any non-compliance with any FDA Laws within the past three years.

     (f) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice, demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to comply with any FDA Laws that requires any change in any manufacturing

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

procedures by Thoratec or any Thoratec Subsidiary or the repair, reinstatement or clean-up of any Thoratec Real Property. There is no act, omission, event or circumstance of which Thoratec or any Thoratec Subsidiary has knowledge that may give rise to any such action, suit, demand, claim, complaint, hearing, notice of violation, investigations, notice, demand letter, proceeding or request, or any such liability: (i) against, involving or of Thoratec or any Thoratec Subsidiary or (ii) against, involving or of any other Person (including, without limitation, any FDA Thoratec Contractor) that could be imputed or attributed to Thoratec or any Thoratec Subsidiary.

     (g) There has not been any material violation of any FDA Laws by Thoratec or any Thoratec Subsidiary in their prior product developmental efforts, clinical studies, submissions or reports to the FDA or any other Government Entity (or any failure to make any such submission or report) that could reasonably be expected to require investigation, corrective action or enforcement action.

     (h) Thoratec, Thoratec Subsidiaries and their respective agents (in their capacities as such agents) have registered with the FDA all facilities required to be registered and have listed all FDA Regulated Products required to be listed with the FDA.

     4.26 Inventories. The inventories of Thoratec and the Thoratec Subsidiaries consist of raw materials and supplies, manufactured and purchased parts, work in progress and finished products, all of which are merchantable and fit for the purposes for which they were manufactured. Subject only to the reserves reflected on the Thoratec Balance Sheet determined in a manner consistent with Thoratec's past practices, none of those inventories is slow moving, obsolete, damaged or defective.

                                   ARTICLE V

                                   COVENANTS

     5.1 Conduct of Business During Interim Period. Except as contemplated or required by this Agreement, as set forth on Schedule 5.1 to the TCA Disclosure Statement or Schedule 5.1 to the Thoratec Disclosure Statement, or as expressly consented to in writing by Thoratec or TCA, as the case may be, during the period from the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, each of TCA and its Subsidiaries, on the one hand, and Thoratec and the Thoratec Subsidiaries, on the other hand, shall (i) conduct its operations according to its ordinary and usual course of business consistent with past practice, (ii) use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it, and (iii) not take any action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the earlier of the termination of this Agreement and the Effective Time, neither TCA nor any of its Subsidiaries will, without the prior written consent of Thoratec, and neither Thoratec nor any Thoratec Subsidiary will, without the prior written consent of TCA, directly or indirectly, do any of the following:

          (a) enter into, violate, extend, amend or otherwise modify or waive any of the terms of (i) any joint venture, license, or agreement relating to the joint development or transfer of technology or TCA IP Rights or Thoratec IP Rights, as the case may be, or (ii) except in the ordinary course of business and consistent with past practice, any other agreements, commitments or contracts;

          (b) split, combine or reclassify any shares of its capital stock;

          (c) except as permitted in Section 5.4(e) or (f), as appropriate, of this Agreement, authorize, solicit, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other Person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, any material change in capitalization, or any partnership, association, joint venture, joint development, technology transfer, or other material business alliance;

          (d) fail to renew any insurance policy naming it as a beneficiary or a loss payee, or take any steps or fail to take any steps that would permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Thoratec or TCA, as the case may be;

          (e) maintain its books and records in a manner other than in the ordinary course of business and consistent with past practice;

          (f) enter into any hedging, option, derivative or other similar transaction or any foreign exchange position or contract for the exchange of currency other than in the ordinary course of business and consistent with past practice;

          (g) institute any change in its accounting methods, principles or practices other than as required by GAAP, or the rules and regulations promulgated by the SEC, or revalue any assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

          (h) in respect of any Taxes, make or change any material election, change any accounting method, enter into any closing agreement, settle any material claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment except as required by applicable law;

          (i) suspend, terminate or otherwise discontinue any planned or ongoing material research and development activities, programs or other such activities;

          (j) issue any capital stock or debt instruments (other than upon conversion or exercise of existing options, warrants or debt instruments that have been disclosed in Section 3.6 or 4.5 of this Agreement or the related schedules to the related disclosure statements), or any options, warrants or other rights to purchase or acquire any capital stock or debt instruments;

          (k) purchase any capital stock or debt instruments, or any options, warrants or other rights to purchase or acquire any capital stock or debt instruments or

          (l) take or agree to take, any of the actions described in Section 3.10, in the case of TCA, or Section 4.11, in the case of Thoratec, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     5.2  No Solicitation.

     (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, TEC, TCA and their Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any TCA Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any TCA Acquisition Proposal, (iii) engage in discussions with any Person with respect to any TCA Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any TCA Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any TCA Acquisition Transaction. Notwithstanding anything to the contrary contained in this Section 5.2 or in any other provision of this Agreement, TEC, TCA and their boards of directors: (i) may participate in discussions or negotiations with or furnish information to any third party that, after the date of this Agreement, makes an unsolicited TCA Acquisition Proposal (a "TCA Potential Acquiror") or approve an unsolicited TCA Acquisition Proposal if the respective board is advised by its financial advisor that the TCA Potential Acquiror submitting such TCA Acquisition Proposal has the financial wherewithal to consummate that TCA Acquisition Proposal, and that board determines in good faith (A) after receiving written advice from its financial advisor, that such TCA Acquisition Proposal is a TCA Superior Offer (as defined in Section 5.4(e)),
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and (B) following consultation with outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve the TCA Acquisition Proposal would violate the board's fiduciary duties under applicable law and even in the absence of this Section 5.2. TCA and TEC agree that any non-public information furnished to a TCA Potential Acquiror will be pursuant to a confidentiality and nonsolicitation agreement containing provisions at least as favorable to TCA as the confidentiality and nonsolicitation provisions of the Confidentiality Agreements (as defined in Section 5.3). If TCA or TEC shall determine to provide any information as described above, or shall receive a TCA Acquisition Proposal, it shall promptly, and in any event within 24 hours, inform Thoratec in writing as to that fact and shall furnish to Thoratec the identity of the recipient of such information to be provided and/or the TCA Potential Acquiror and the terms of such TCA Acquisition Proposal.

     (b) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, Thoratec and the Thoratec Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Thoratec Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Thoratec Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Thoratec Acquisition Proposal, except as to the existence of these provisions,
(iv) approve, endorse or recommend any Thoratec Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Thoratec Acquisition Transaction. Notwithstanding anything to the contrary contained in this Section
5.2 or in any other provision of this Agreement, Thoratec and its board of directors may participate in discussions or negotiations with or furnish information to any third party that, after the date of this Agreement, makes an unsolicited Thoratec Acquisition Proposal (a "Thoratec Potential Acquiror") or approve an unsolicited Thoratec Acquisition Proposal if the board is advised by its financial advisor that the Thoratec Potential Acquiror submitting such Thoratec Acquisition Proposal has the financial wherewithal to consummate that Thoratec Acquisition Proposal, and the board determines in good faith, following consultation with outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve the Thoratec Acquisition Proposal would violate the board's fiduciary duties under applicable law and even in the absence of this Section 5.2. Thoratec agrees that any non-public information furnished to a Thoratec Potential Acquiror will be pursuant to a confidentiality and nonsolicitation agreement containing provisions at least as favorable to Thoratec as the confidentiality and nonsolicitation provisions of the Confidentiality Agreements (as defined in Section 5.3). If Thoratec shall determine to provide any information as described above, or shall receive any Thoratec Acquisition Proposal, it shall promptly, and in any event within 24 hours, inform TCA and TEC in writing as to that fact and shall furnish to TCA and TEC the identity of the recipient of such information to be provided and/or the Thoratec Potential Acquiror and the terms of such Thoratec Acquisition Proposal.

     (c) For purposes of this Agreement, "TCA Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Thoratec) relating to any TCA Acquisition Transaction. For purposes of this Agreement, "TCA Acquisition Transaction" means any transaction or series of related transactions involving:
(A) any purchase from TCA or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of TCA or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of TCA or any merger, consolidation, business combination or similar transaction involving TCA; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of TCA or (C) any liquidation or dissolution of TCA.

     (d) For purposes of this Agreement, "Thoratec Acquisition Proposal" means any offer or proposal relating to any Thoratec Acquisition Transaction. For purposes of this Agreement, "Thoratec Acquisition

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

Transaction" means any transaction or series of related transactions involving:
(A) any purchase from Thoratec or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Thoratec or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Thoratec or any merger, consolidation, business combination or similar transaction involving Thoratec;
(B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Thoratec or (C) any liquidation or dissolution of Thoratec.

     (e) In addition to the obligations of TCA and TEC set forth in Section 5.2(a), TCA and TEC as promptly as practicable shall advise Thoratec orally and in writing of any TCA Acquisition Proposal or any request for non-public information or inquiry which TCA or TEC reasonably believes would lead to a TCA Acquisition Proposal or to any TCA Acquisition Transaction, the material terms and conditions of such TCA Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such TCA Acquisition Proposal or any amendment or modification thereto, request or inquiry. TCA and TEC shall keep Thoratec informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed material amendments) of any such TCA Acquisition Proposal, request or inquiry.

     (f) In addition to the obligations of Thoratec set forth in Section 5.2(b), Thoratec as promptly as practicable shall advise TCA and TEC orally and in writing of any Thoratec Acquisition Proposal or any request for non-public information or inquiry which Thoratec reasonably believes would lead to a Thoratec Acquisition Proposal or to any Thoratec Acquisition Transaction, the material terms and conditions of such Thoratec Acquisition Proposal or any amendments or modifications thereto, request or inquiry, and the identity of the Person or group making any such Thoratec Acquisition Proposal, request or inquiry.

     5.3 Access to Information. From the date of this Agreement until the Effective Time, TCA and Thoratec shall each afford to the other and their authorized representatives (including counsel, consultants, accountants, auditors and agents) reasonable access during normal business hours and upon reasonable notice to all of its facilities, personnel and operations and to all of its and its Subsidiaries books and records, shall permit the other and its authorized representatives to conduct inspections as they may reasonably request and shall instruct its officers and those of its Subsidiaries to furnish such persons with such financial and operating data and other information with respect to its business and properties as they may from time to time reasonably request, subject to the restrictions set forth in the Confidentiality Agreements dated as of March 15, 2000 and July 26, 2000 between Thoratec and TCA (the "Confidentiality Agreements").

     5.4  Special Meetings; Registration Statement; Board Recommendations.

     (a) TCA Special Meeting. Promptly after the date hereof, TCA will take all action necessary in accordance with Massachusetts Law and its Articles of Organization and bylaws to convene a meeting of TCA's stockholders to consider adoption and approval of this Agreement and approval of the Merger (the "TCA Special Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.4(e), TCA will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the American Stock Exchange or Massachusetts Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, TCA may adjourn or postpone the TCA Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/ Prospectus is provided to TCA's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the TCA Special Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of TCA Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the TCA Special Meeting. TCA shall ensure that the TCA Special Meeting is called, noticed, convened, held and conducted, and that all proxies

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

solicited by TCA in connection with the TCA Special Meeting are solicited, in compliance with the Massachusetts Law, TCA's Articles of Organization and bylaws, the rules of the American Stock Exchange and all other applicable legal requirements. TCA's obligation to call, give notice of, convene and hold the TCA Special Meeting in accordance with this Section 5.4(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to TCA of any TCA Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of TCA with respect to the Merger or this Agreement.

     (b) Thoratec Special Meeting. Promptly after the date hereof, Thoratec will take all action necessary in accordance with California Law and its articles of incorporation and bylaws to convene a meeting of Thoratec's shareholders to consider the issuance of Thoratec Common Stock in the Merger (the "Thoratec Special Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.4(f), Thoratec will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the issuance of Thoratec Common Stock in the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of Nasdaq or California Law to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, Thoratec may adjourn or postpone the Thoratec Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Thoratec's shareholders in advance of a vote on the issuance of Thoratec Common Stock in the Merger and this Agreement or, if as of the time for which the Thoratec Special Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Thoratec Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Thoratec Special Meeting. Thoratec shall ensure that the Thoratec Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Thoratec in connection with the Thoratec Special Meeting are solicited, in compliance with the California Law, Thoratec's articles of incorporation and bylaws, the rules of Nasdaq and all other applicable legal requirements. Thoratec's obligation to call, give notice of, convene and hold the Thoratec Special Meeting in accordance with this Section 5.4(b) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Thoratec of any Thoratec Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of Thoratec with respect to the issuance of Thoratec Common Stock in the Merger.

     (c) Subject to Section 5.4(e): (i) the board of directors of TCA shall recommend that TCA's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the TCA Special Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of TCA has recommended that TCA's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the TCA Special Meeting; and (iii) neither the board of directors of TCA nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Thoratec, the recommendation of the board of directors of TCA that TCA's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

     (d) Subject to Section 5.4(f): (i) the board of directors of Thoratec shall recommend that Thoratec's shareholders vote in favor of the issuance of Thoratec Common Stock in the Merger at the Thoratec Special Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Thoratec has recommended that Thoratec's shareholders vote in favor of the issuance of Thoratec Common Stock in the Merger at the Thoratec Special Meeting; and (iii) neither the board of directors of Thoratec nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to TCA, the recommendation of Thoratec's board of directors of Thoratec that Thoratec's shareholders vote in favor of the issuance of Thoratec Common Stock in the Merger.

     (e) Nothing in this Agreement shall prevent the board of directors of TCA from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a TCA Superior Offer (as defined below) is made to TCA and is not withdrawn, (ii) TCA shall have provided written notice to Thoratec (a "Notice of TCA Superior Offer") advising Thoratec that TCA has received a TCA Superior Offer, specifying the material terms and conditions of such TCA Superior Offer and identifying the Person or
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

entity making such TCA Superior Offer, (iii) Thoratec shall not have, within five business days of Thoratec's receipt of the Notice of TCA Superior Proposal, made an offer that the TCA board of directors by a majority vote determines in its good faith judgment (based on the written advice of its financial advisor) to be at least as favorable to TCA's stockholders as such TCA Superior Offer (it being agreed that the TCA board of directors shall convene a meeting to consider any such offer by Thoratec promptly following the receipt thereof), (iv) the board of directors of TCA concludes in good faith, after consultation with its outside counsel, that, in light of such TCA Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the board of directors of TCA to comply with its fiduciary obligations to TCA's stockholders under applicable law and (v) TCA shall not have violated any of the restrictions set forth in Section 5.2 or this Section 5.4(e). TCA shall provide Thoratec with at least three business days prior notice (or such lesser prior notice as provided to the members of TCA's board of directors but in no event less than 24 hours) of any meeting of TCA's board of directors at which TCA's board of directors is reasonably expected to consider any TCA Acquisition Transaction. Subject to applicable laws, nothing contained in this
Section 5.4(e) shall limit TCA's obligation to hold and convene the TCA Special Meeting (regardless of whether the recommendation of the board of directors of TCA shall have been withdrawn, amended or modified). For purposes of this Agreement, "TCA Superior Offer" means an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving TCA pursuant to which the stockholders of TCA immediately preceding such transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction or (ii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger, directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of TCA on terms that the board of directors of TCA determines, in its reasonable good faith judgment (based on the written advice of its financial advisor) to be more favorable to the TCA stockholders than the terms of the Merger, provided that any such offer shall not be deemed to be a "TCA Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not fully committed.

     (f) Nothing in this Agreement shall prevent the board of directors of Thoratec from withholding, withdrawing, amending or modifying its recommendation in favor of the issuance of Thoratec Common Stock in the Merger if (i) a Thoratec Superior Offer (as defined below) is made to Thoratec and is not withdrawn, (ii) Thoratec shall have provided written notice to TCA and TEC (a "Notice of Thoratec Superior Offer") advising TCA and TEC that Thoratec has received a Thoratec Superior Offer, specifying the material terms and conditions of such Thoratec Superior Offer and identifying the Person or entity making such Thoratec Superior Offer, (iii) the board of directors of Thoratec concludes in good faith, after consultation with its outside counsel, that, in light of such Thoratec Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the board of directors of Thoratec to comply with its fiduciary obligations to Thoratec's shareholders under applicable law and (iv) Thoratec shall not have violated any of the restrictions set forth in Section 5.2 or this Section 5.4(f). Thoratec shall provide TCA and TEC with at least three business days prior notice (or such lesser prior notice as provided to the members of Thoratec's board of directors but in no event less than 24 hours) of any meeting of Thoratec's board of directors at which Thoratec's board of directors is reasonably expected to consider any Thoratec Acquisition Transaction. Subject to applicable laws, nothing contained in this Section 5.4(f) shall limit Thoratec's obligation to hold and convene the Thoratec Special Meeting (regardless of whether the recommendation of the board of directors of Thoratec shall have been withdrawn, amended or modified). For purposes of this Agreement, "Thoratec Superior Offer" means an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Thoratec pursuant to which the shareholders of Thoratec immediately preceding such transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction or (ii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger, directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of Thoratec on terms that the board of directors of Thoratec determines, in its reasonable good faith judgment (based on the written advice of its financial advisor) to be more favorable to the Thoratec shareholders than the terms of the Merger, provided that any such offer shall

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

not be deemed to be a "Thoratec Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not fully committed.

     (g) Nothing in this Agreement shall prohibit TCA or its board of directors or Thoratec or its board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

     (h) As promptly as practicable after the execution of this Agreement, TCA and Thoratec shall mutually prepare, and TCA shall file with the SEC, a preliminary form of the Joint Proxy Statement/Prospectus. As promptly as practicable following receipt of SEC comments on such preliminary Joint Proxy Statement/Prospectus, Thoratec and TCA shall mutually prepare a response to such comments. Upon resolution of all comments, Thoratec shall file the Registration Statement with the SEC. Thoratec and TCA shall use all commercially reasonable efforts to have the preliminary Joint Proxy Statement/Prospectus cleared by the SEC and the Registration Statement declared effective by the SEC as promptly as practicable. Thoratec shall also take any action required to be taken under applicable state blue sky or securities laws in connection with Thoratec Common Stock to be issued in exchange for the shares of TCA Common Stock. Thoratec and TCA shall promptly furnish to each other all information, and take such other actions (including, without limitation, using all commercially reasonable efforts to provide any required consents of their respective independent auditors), as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this Section 5.4(h). Whenever any party learns of the occurrence of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any other filing made pursuant to this Section 5.4(h), Thoratec or TCA, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff and/or mailing of such amendment or supplement to the stockholders of TCA, Thoratec or both, as appropriate.

     (i) Subject to Section 5.4(e), the Joint Proxy Statement/Prospectus shall contain the recommendation of the board of directors of TCA in favor of the approval and adoption of the Merger and this Agreement.

     (j) Subject to Section 5.4(f), the Joint Proxy Statement/Prospectus shall contain the recommendation of the board of directors of Thoratec in favor of the issuance of Thoratec Common Stock in the Merger.

     (k) Subject to the next sentence, TEC shall vote (or cause to be voted) all the shares of TCA Common Stock held directly or indirectly by it in favor of this Agreement and the Merger at the TCA Special Meeting and any adjournments or postponements thereof. However, TEC shall be excused from that obligation if, but only if, the TCA board of directors withholds or withdraws its recommendation in accordance with Section 5.4(e).

     5.5  Commercially Reasonable Efforts.

     (a) Subject to the terms and conditions herein provided, Thoratec, Merger Sub, TEC and TCA shall use their commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation: (i) entering into or causing their appropriate Subsidiaries to enter into the agreements required to be entered into by them or those Subsidiaries as referenced in Sections 7.1 and 7.2 of this Agreement, (ii) satisfying the other conditions to closing set forth in those sections over which they have control or influence, (iii) promptly filing Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and responding as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation, (iv) using commercially reasonable efforts to obtain all necessary governmental and private party consents, approvals or waivers, and (v) using commercially reasonable efforts to lift any legal bar to the Merger.

     (b) Notwithstanding anything to the contrary in this Agreement, none of Thoratec, TCA or any of their respective Subsidiaries shall be required to (i) divest, hold separate or license any business, product line or assets, (ii) take any action or accept any limitation that could reasonably be expected to have a Thoratec
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

Material Adverse Effect or a TCA Material Adverse Effect or (iii) agree to any of the foregoing in order to effect or facilitate the Merger.

     5.6 Public Announcements. Before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated hereby, Thoratec, Merger Sub, TEC and TCA shall consult with each other as to its form and substance, and agree not to issue any such press release or general communication to employees or make any public statement prior to obtaining the consent of the others (which shall not be unreasonably withheld or delayed), except as may be required by applicable law or by the rules and regulations of or listing agreement with Nasdaq, The American Stock Exchange, the New York Stock Exchange or as may otherwise be required by Nasdaq, The American Stock Exchange, the New York Stock Exchange or the SEC.

     5.7 Notification of Certain Matters. TCA and TEC shall promptly notify Thoratec, and Thoratec shall promptly notify TCA and TEC, of the occurrence or non-occurrence of any event the respective occurrence or non-occurrence of which would be likely to cause any condition to the obligations of the notifying party to effect the Merger not to be fulfilled. TCA and TEC shall give prompt notice to Thoratec, and Thoratec shall give prompt notice to TCA and TEC, of any communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or other transactions contemplated hereby.

     5.8  Indemnification.

     (a) The articles of organization and bylaws of the Surviving Corporation shall contain, and Thoratec shall cause the Surviving Corporation to fulfill and honor, the provisions with respect to indemnification and exculpation that are substantially identical to those set forth in the articles of organization and bylaws of TCA as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the Indemnified Parties. In addition, Thoratec shall guarantee the obligations of TCA pursuant to any indemnification agreements between TCA and any of the Indemnified Parties. "Indemnified Parties" shall include each person who is or was a director or officer of TCA or any Subsidiary of TCA at any time before the Effective Time, and each person who serves or has in the past served at the request of TCA or any subsidiary of TCA as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at any time before the Effective Time. Notwithstanding the foregoing, Thoratec's and the Surviving Corporation's obligations set forth in this Section 5.8(a) are in all respects conditioned upon TEC's performance of its obligations set forth in
Section 5.8(b).

     (b) For a period of six years after the Effective Time, TEC shall maintain in effect directors' and officers' liability insurance covering those persons who are (as of the Closing) or at any time before the Closing were directors or officers of TCA or any of TCA's Subsidiaries on terms comparable to those of the directors' and officers' liability insurance policy currently maintained by TEC. Thoratec shall reimburse TEC for the costs of that policy not to exceed $75,000 per year.

     (c) Each Indemnified Party shall comply with the reasonable requests of the Surviving Corporation or Thoratec in defending or settling any action hereunder, provided that no proposed settlement of any such action need be considered by any Indemnified Party unless (A) such settlement involves no finding or admission of any liability by any Indemnified Party, and (B) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Surviving Corporation or Thoratec.

     5.9 Affiliate Agreements. Concurrently with the execution and delivery hereof, TCA shall deliver to Thoratec a list (reasonably satisfactory to counsel for Thoratec), setting forth the names of all persons who are expected to be, at the Effective Time, in TCA's reasonable judgment, Affiliates of TCA. TCA shall furnish such information and documents as Thoratec may reasonably request for the purpose of reviewing such list. TCA shall deliver a written agreement in substantially the form of Exhibit D hereto (a "TCA Affiliate Agreement") executed by each person (other than TEC) identified as an Affiliate in the list furnished pursuant to this Section 5.9 within 10 days after the execution of this Agreement.

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     5.10  Nasdaq Listing. Prior to the Effective Time, Thoratec shall file with
Nasdaq a notification form for listing additional shares with respect to the shares of Thoratec Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger.

     5.11 Resignation of Directors and Officers. Without prejudice to TEC's rights under the Shareholder Agreement, prior to the Effective Time TCA shall deliver to Thoratec at no cost the resignations of such directors and officers of TCA and its Subsidiaries as Thoratec shall specify at least 10 business days prior to the Closing, effective at the Effective Time.

     5.12 Consents of Thoratec's and TCA's Accountants. Each of Thoratec and TCA shall use commercially reasonable efforts to cause its independent accountants to deliver to Thoratec a consent, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to Thoratec and customary in scope and substance for consents delivered by independent public accountants in connection with the Registration Statement and the Joint Proxy Statement/Prospectus.

     5.13 Ancillary Agreements. Concurrently with the execution hereof, TEC and Thoratec are executing and delivering the Shareholder Agreement and the Registration Rights Agreement.

     5.14 Form S-8. No later than 10 days after the Effective Time, Thoratec shall file with the SEC a Registration Statement, on Form S-8 or other appropriate form under the Securities Act, to register Thoratec Common Stock issuable upon exercise of the Thoratec Exchange Options.

     5.15  SEC Filings.

     (a) TCA will deliver promptly to Thoratec true and complete copies of each report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by Thoratec or Merger Sub, as to which TCA makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports, (x) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) shall fairly present the consolidated financial position of TCA and its Subsidiaries in all material respects as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

     (b) Thoratec will deliver promptly to TCA true and complete copies of each report, registration statement and other statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by TCA, as to which Thoratec makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports (x) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) shall fairly present the consolidated financial position of Thoratec and the Thoratec

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Subsidiaries in all material respects as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

     5.16  Employee Benefit Matters.

     (a) With respect to the "401(k) plan" maintained by TEC in which employees of TCA and its Subsidiaries participate, effective as of the Closing TEC shall cause the accrued benefits of such employees under that plan to be fully vested and immediately distributable to or on behalf of those employees to the full extent permitted by law. As soon as practicable after the Closing, Thoratec shall cause the employees of TCA and its Subsidiaries to be eligible to participate in the 401(k) plan maintained by Thoratec and to allow such employees to elect to roll over their distributable accrued benefits under the 401(k) plan maintained by TEC, including any outstanding loans of such employees, to Thoratec's 401(k) plan.

     (b) The current severance policy of TCA and its Subsidiaries with respect to their employees is set forth in the TCA Employee Policy and Procedure Manual (the January 2000 version, as modified September 27, 2000), a copy of which has been provided to Thoratec. After the Closing, Thoratec shall cause TCA and the Subsidiaries of TCA to honor that policy for qualifying terminations of employment, occurring within 12 months after the Closing, of persons who are employed by TCA or any such Subsidiary just before the Closing. Nothing in this
Section 5.16(b) shall in any manner diminish TCA's Parent's obligations referenced in Section 3.14(f).

     (c) With respect to the participation of employees of TCA and its Subsidiaries in the Thoratec Welfare Plans, Thoratec shall (i) cause to be waived any pre-existing condition limitations, (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by TCA immediately before the Closing and (iii) recognize all credited service for purposes of eligibility and level of benefits to the same extent such service was recognized under similar plans maintained by TCA immediately before the Closing. Thoratec shall make appropriate arrangements to allow the use by TCA employees of any accrued benefits under any cafeteria plan (as defined in Section 125 of the Code) which was maintained by TCA or any of its Subsidiaries for such employees.

     (d) Thoratec shall provide any required notice under the Worker Adjustment and Retraining Notification Act and any other applicable law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in that act) or similar event affecting employees of TCA or any TCA Subsidiary and occurring after the Closing.

     (e) Thoratec shall provide any required notice under COBRA for any persons employed by TCA or any Subsidiary of TCA.

     5.17 Notification of Certain Matters. TCA and TEC shall give prompt notice to Thoratec, and Thoratec shall give prompt notice to TCA and TEC, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the TCA or TEC, Thoratec or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any transaction contemplated by this Agreement, or (iv) any facts or circumstances arise that could reasonably be expected to result in an TCA Material Adverse Effect or a Thoratec Material Adverse Effect, as the case may be.

     5.18 Relinquishment of Name. Within 60 days after the Closing, TCA shall cease, and shall cause its Subsidiaries to cease, using the name "Thermo" or any confusingly similar name in its business and operations. However, TCA and its Subsidiaries shall not be required to remove the "Thermo" name from any products or product components that are in inventory as of the Closing or that are completed within one year after the Closing. Nothing in this Section 5.18 shall require that TCA or any Subsidiary of TCA cancel any
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order for any product, product component, literature or other item that includes the "Thermo" name, placed before the Closing, if its doing so would constitute a breach of any obligation or result in any requirement to pay any material termination or cancellation fee. Without time limit, Thoratec, TCA and the Subsidiaries of TCA shall be permitted to explain that TCA is the same company that was formerly named "Thermo Cardiosystems Inc." and that TCA's Subsidiaries are subsidiaries of that company.

     5.19 Special Retention Agreements. Upon request by Thoratec including, if Thoratec so requests, promptly after this Agreement is signed, TCA shall cooperate with Thoratec: (a) to adopt a written retention plan, containing such terms and conditions as Thoratec shall prescribe (subject to the consent of TCA, which Thoratec shall not unreasonably withhold), for the benefit of those of TCA's and TCA's Subsidiaries' key employees whom Thoratec identifies with TCA's assistance, under which (subject to whatever further conditions Thoratec may prescribe) rights will vest if and when the Merger closes and (b) shall deliver a copy of that plan to those employees.

     5.20 Cooperation in Tax Matters. Until the applicable statutes of limitations (including any extensions) have expired, TEC and TCA shall each: (i) provide the other with such assistance as the other may reasonably request in connection with the preparation or amendment of any Tax Return or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for any Taxes respecting any period ending on or before the Closing Date or that otherwise includes the Closing Date, (ii) retain and provide the other with any records or other information that may be relevant to any such Tax Return, audit, examination, proceeding or determination and (iii) provide the other with any final determination of any such audit, examination, proceedings or determination that affects any amount required to be shown on any such Tax Return. Without limiting the generality of the foregoing, TEC and TCA shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and other records and information that may be relevant to such Tax Returns as may be necessary to allow it to satisfy its obligations under this Section 5.20 and shall not destroy or otherwise dispose of any such records without first providing the other with a reasonable opportunity to review and copy them. To the extent TEC reasonably requests, TCA and Thoratec shall agree to maintain the confidentiality of any information furnished by TEC under this Section 5.20, provided that TCA and Thoratec may use such information in connection with any Tax Return of Thoratec, TCA or any Subsidiary of TCA, any communication to or from any taxing authority, and in connection with any controversy regarding any Taxes payable or paid by Thoratec, TCA or any Subsidiary of TCA. Without limiting the generality of any of the foregoing, during the period ending 60 days after the Effective Time TEC shall use its commercially reasonable efforts to secure for TCA and TCA's Subsidiaries any tax benefit to which they are entitled as a result of any settlement or other agreement between TEC and any tax authority.

     5.21 Environmental Insurance. Thoratec may choose to assess, before the Closing, whether to purchase so-called "environmental insurance" with respect to one or more of the properties that are occupied by TCA or Subsidiaries of TCA. If Thoratec does choose to make that assessment, TEC and TCA shall cooperate with Thoratec to assist that assessment including, for example, by permitting one or more representatives of Thoratec or prospective insurers to inspect those properties and records relating to those properties, provided that that inspection shall not extend beyond those non-invasive procedures and steps that comprise a so-called "ASTM Phase I Environmental Site Assessment" and provided further that, before the Closing, any information generated by such inspection shall not be disclosed to any Governmental Entity or third party, other than a prospective insurer, except and only to the extent required by law. Nothing in this Section 5.21 shall be construed to diminish any of the representations and warranties set forth in Article III including, for example, those set forth in
Section 3.20.

     5.22 ITC Patent. ITC holds U.S. Patent No. 5731212 (the "Patent"). TEC has requested that ITC grant a license under the Patent to TEC or an affiliate of TEC that is not TCA or a Subsidiary of TCA. However, Thoratec has not as yet had an opportunity to assess whether that is an appropriate or desirable course of action for ITC. Accordingly, promptly after this Agreement is signed, TEC will give Thoratec access to ITC personnel and information relevant to the Patent and its applications in order to enable Thoratec to make that assessment. Thoratec will make that assessment in good faith and a commercially reasonable manner. Thoratec will then advise TEC whether Thoratec is prepared to license the Patent to TEC or such an
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affiliate and, if so, in what field or fields of use, in which case Thoratec and
TEC shall then, in good faith, exercise commercially reasonable efforts to negotiate such a license.

                                   ARTICLE VI

                  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the fulfillment on or before the Effective Time of each of the following conditions, any one or more of which may be waived in writing by all the parties hereto:

     6.1 Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

     6.2 TCA Stockholder Approval. The approval of a majority of the outstanding shares of TCA Common Stock for adoption of the Merger Agreement and approval of the Merger shall have been obtained at the TCA Special Meeting or any adjournment or postponement thereof.

     6.3 Thoratec Shareholder Approval. The approval of a majority of the outstanding shares of Thoratec Common Stock in favor of the issuance of Thoratec Common Stock in the Merger shall have been obtained at the Thoratec Special Meeting or any adjournment or postponement thereof.

     6.4 Listing of Additional Shares. The shares of Thoratec Common Stock issuable in connection with the Merger shall have been approved for listing on Nasdaq.

     6.5 Governmental Clearances. The waiting periods applicable to consummation of the Merger under the HSR Act shall have expired or been terminated. Other than the filing of the Articles of Merger which shall be accomplished as provided in Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Government Entity the failure of which to obtain or comply with would be reasonably likely to have a TCA Material Adverse Effect or a Thoratec Material Adverse Effect shall have been obtained or filed.

     6.6 Tax Matters. Each of Thoratec and Merger Sub shall have received an opinion of Heller Ehrman White & McAuliffe LLP, counsel to Thoratec and Merger Sub, and TCA shall have received an opinion of Hale and Dorr LLP, counsel to TCA, each such opinion dated as of the Effective Time, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions, (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Thoratec, Merger Sub and TCA will be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) except with respect to cash received in lieu of fractional share interests in Thoratec Common Stock or upon the exercise of dissenters' appraisal rights, no gain or loss will be recognized, for United States federal income tax purposes, by a stockholder of TCA as a result of the Merger with respect to the shares of TCA Common Stock converted into Thoratec Common Stock. If counsel to either Thoratec or TCA does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion in the required form to such party.

     6.7 Statute or Decree. No writ, order, temporary restraining order, preliminary injunction or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority, which remains in effect, and prohibits the consummation of the Merger or otherwise makes it illegal, nor shall any Government Entity have instituted any action, suit or proceeding which remains pending and which seeks to enjoin, restrain or prohibit the consummation of the Merger in accordance with the terms of this Agreement.

     6.8 TCA Dissenting Shares. Holders of shares of TCA Common Stock shall not have satisfied the requirements of clauses (i) and (ii) of Section 2.3(f) with respect to 5% or more of the shares of TCA Common Stock outstanding at the record date for the TCA Special Meeting.

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     6.9  Thoratec Dissenting Shares. Holders of shares of Thoratec Common Stock shall not have satisfied the requirements of Sections 1300(b)(2) and (3) of the California Law with respect to 5% or more of the shares of Thoratec Common Stock outstanding at the record date for the Thoratec Special Meeting.

                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                                TCA AND THORATEC

     7.1 Additional Conditions to the Obligations Of TCA. The obligations of TCA to effect the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by TCA:

          (a) The representations and warranties of Thoratec and Merger Sub contained in this Agreement shall be true and correct, in all material respects as of the Effective Time, with the same force and effect as if made at the Effective Time, provided that the word "material" in this sentence shall be ignored when considered with reference to a representation or warranty that already includes a quantitative qualification (for example, a dollar threshold, a reference to "material" or "materiality", or a reference to a "Thoratec Material Adverse Effect".

          (b) Thoratec and Merger Sub shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

          (c) Thoratec and Merger Sub shall have furnished a certificate or certificates of Thoratec and Merger Sub executed on behalf of one or more of their respective officers to evidence compliance with the conditions set forth in Sections 7.1(a) and (b) of this Agreement.

          (d) There shall not have occurred, since the date hereof, any Thoratec Material Adverse Effect.

          (e) At the option of TEC: (i) Thoratec, TCA and TEC shall have entered into a collateral and security agreement pursuant to which TCA will grant to TEC a first priority security interest in and to $45,000,000 to secure payment on the TCA Debentures on the other terms and conditions set forth in Exhibit E-1 to this Agreement, (ii) Thoratec, TCA, TEC and a trustee shall have entered into a collateral and security agreement pursuant to which TCA will grant to a trustee a first priority security interest in and to $45,000,000 to secure payment on the TCA Debentures and on the other terms and conditions set forth in Exhibit E-2 to this Agreement or (iii) Thoratec shall have secured a standby letter of credit in favor of TEC or a trustee in the amount of $45,000,000 to secure payment on the TCA Debentures on the other terms and conditions set forth in Exhibit E-3 to this Agreement, provided that TEC notify Thoratec of its election in writing at least 30 days before the date scheduled for the Special Thoratec Meeting and provided further that, in each case, TEC shall be responsible for all third party fees and costs associated with any agreement or letter of credit entered into pursuant to this Section 7.1(e). Notwithstanding the foregoing, if TEC elects the agreement in clause (i) above, TEC may, at any time after the Effective Time, substitute the agreement in clause (ii) or the letter of credit in clause (iii) at its sole cost and expense and Thoratec shall (and shall cause TCA to) execute any documents or agreements reasonably necessary to effectuate that election.

     7.2  Additional Conditions to the Obligations Of Thoratec And Merger
Sub. The obligations of Thoratec and Merger Sub to effect the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by Thoratec:

          (a) The representations and warranties of TCA contained in this Agreement shall be true and correct, in all material respects as of the Effective Time, provided that the word "material" in this sentence shall be ignored when considered with reference to a representation or warranty that already includes a quantitative qualification (for example, a dollar threshold, a reference to "material" or "materiality", or a reference to a "TCA Material Adverse Effect".

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

          (b) TCA shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (c) TCA shall have furnished a certificate of TCA executed by one or more of its officers to evidence compliance with the conditions set forth in Sections 7.2(a) and (b) of this Agreement.

          (d) Any consents, approvals, notifications, disclosures, and filings and registrations listed or required to be listed in Schedule 3.3 of the TCA Disclosure Statement shall have been obtained or made.

          (e) There shall not have occurred, since the date hereof, any TCA Material Adverse Effect.

          (f) TEC shall have entered into the Termination of Corporate Services Agreement in substantially the form of Exhibit F to this Agreement.

          (g) TEC and all the Subsidiaries of TEC (other than TCA and the Subsidiaries of TCA) shall have paid in full all advances and other payables that are due and owing to TCA or any Subsidiary of TCA and regardless of their due date, net of all advances and other payables that are due and owing to TEC and Subsidiaries of TEC (other than TCA and Subsidiaries of TCA) by TCA and Subsidiaries of TCA regardless of their due date. At the Closing, the Chief Financial Officer of TCA and TEC shall furnish Thoratec with a certificate itemizing all such advances and payables in whatever reasonable detail Thoratec may request.

          (h) After giving effect to the net payment referenced in Section 7.2(g), but before giving effect to the arrangements adopted under Section 7.1(e) and before payment of the fees owed to J.P. Morgan Securities Inc. and The Beacon Group Capital Services, LLC, TCA's consolidated "cash and cash equivalents" and "short-term investments available for sale" as of the Closing Date, determined in the same way that those items were determined in preparing the TCA Financial Statements, shall total at least $125,700,000.

          (i) TEC and TCA shall have entered into an Amendment No. 2 to the August 19, 1988 Sublease Agreement respecting the property located in Woburn, Massachusetts in the form of Exhibit G to this Agreement. TEC shall also have provided Thoratec with written evidence, reasonably satisfactory to Thoratec, that the term of such Sublease Agreement and the term of the lease dated November 1983 between WGO Limited Partnership and TEC, as successor to Thermedics Inc., has been extended to February 28, 2004.

          (j) TCA shall have timely exercised its right to extend, through June 30, 2001, its sublease with Sycamore Networks, Inc. respecting the premises located in Chelmsford, Massachusetts that are currently leased there by TCA.

                                  ARTICLE VIII

                                  TERMINATION

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of TCA or Thoratec:

          (a) by mutual written consent duly authorized by the boards of directors of Thoratec and TCA;

          (b) by either TCA or Thoratec if the Merger shall not have been consummated by March 1, 2001 (the "End Date") for any reason, provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c) by either TCA or Thoratec if a court of competent jurisdiction or other Government Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of

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

     permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by TCA or Thoratec if the required approval of the stockholders of TCA contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of TCA stockholders duly convened therefore or at any adjournment thereof if the final vote is taken in fact or the meeting is completed without such a vote having been taken and the meeting is not postponed or adjourned, provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to TCA where the failure to obtain TCA stockholder approval shall have been caused by (i) the action or failure to act of TCA and such action or failure to act constitutes a breach by TCA of this Agreement or (ii) a breach of any of the TEC Agreements by TEC;

          (e) by TCA or Thoratec if the required approval of the shareholders of Thoratec contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Thoratec shareholders duly convened therefore or at any adjournment thereof if the final vote is taken in fact or the meeting is completed without such a vote having been taken and the meeting is not postponed or adjourned, provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to Thoratec where the failure to obtain Thoratec shareholder approval shall have been caused by the action or failure to act of Thoratec and such action or failure to act constitutes a breach by Thoratec of this Agreement;

          (f) by Thoratec (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of
     TCA) if a TCA Triggering Event (as defined below) shall have occurred;

          (g) by TCA (at any time prior to the approval of the issuance of Thoratec Common Stock in the Merger by the required vote of the stockholders of Thoratec) if a Thoratec Triggering Event (as defined below) shall have occurred;

          (h) by TCA, upon a breach of any representation, warranty, covenant or agreement on the part of Thoratec set forth in this Agreement, or if any representation or warranty of TCA shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) or Section 7.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in Thoratec's representations and warranties or breach by Thoratec remains uncured on the date which is 10 business days following written notice of such breach or inaccuracy from TCA to Thoratec (it being understood that TCA may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement and remains in breach of this agreement as of the date of such termination);

          (i) by Thoratec, upon a breach of any representation, warranty, covenant or agreement on the part of TCA set forth in this Agreement, or if any representation or warranty of TCA shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in TCA's representations and warranties or breach by TCA remains uncured on the date which is 10 business days following written notice of such breach or inaccuracy from Thoratec to TCA (it being understood that Thoratec may not terminate this Agreement pursuant to this paragraph (i) if it shall have materially breached this Agreement and remains in breach of this agreement as of the date of such termination);

          (j) by TCA if the average closing price per share of the Thoratec Common Stock, as reported on Nasdaq for the 20 trading-day period ending with the fifth full trading day immediately preceding the common date that the Thoratec Special Meeting and the TCA Special Meeting are initially scheduled to occur, as set forth in the Joint Proxy Statement/Prospectus originally mailed to the shareholders of TCA and Thoratec, is less than $14.00, provided that, in order to avail itself of this right, TCA must give written notice of termination to Thoratec within 48 hours after that 20-trading day period ends or

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          (k) by Thoratec if the average closing price per share of the Thoratec
     Common Stock, as reported on Nasdaq for the 20 trading-day period ending with the fifth full trading day immediately preceding the common date that the Thoratec Special Meeting and the TCA Special Meeting are initially scheduled to occur, as set forth in the Joint Proxy Statement/Prospectus originally mailed to the shareholders of TCA and Thoratec, is less than $11.00, provided that, in order to avail itself of this right, Thoratec must give written notice of termination to TCA and TEC within 48 hours after that 20-trading day period ends.

          (l) For the purposes of this Agreement, a "TCA Triggering Event" shall be deemed to have occurred if: (i) the board of directors of TCA or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Thoratec its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger;
     (ii) TCA shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the board of directors of TCA in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of TCA fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within 10 days after Thoratec requests in writing that such recommendation be reaffirmed; (iv) the board of directors of TCA or any committee thereof shall have approved or recommended any TCA Acquisition Proposal or (v) a tender or exchange offer relating to securities of TCA shall have been commenced by a Person unaffiliated with Thoratec, and TCA shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement disclosing that TCA recommends rejection of such tender or exchange offer.

          (m) For the purposes of this Agreement, a "Thoratec Triggering Event" shall be deemed to have occurred if: (i) the board of directors of Thoratec or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to TCA its recommendation in favor of the issuance of Thoratec Common Stock in the Merger; (ii) Thoratec shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the board of directors of Thoratec in favor of the issuance of Thoratec Common Stock in the Merger; (iii) the board of directors of Thoratec fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within 10 days after TCA requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Thoratec or any committee thereof shall have approved or recommended any Thoratec Acquisition Proposal or (v) a tender or exchange offer relating to securities of Thoratec shall have been commenced by a Person unaffiliated with TCA, and Thoratec shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Thoratec recommends rejection of such tender or exchange offer.

     8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in
Section 5.3, this Section 8.2, Section 8.3 and Article IX, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     8.3  Fees and Expenses.

     (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with the TCA Agreements and the transactions contemplated hereby (including the fees for filings under the HSR Act) shall be paid by the party incurring such expenses whether or not the Merger is consummated, provided that: (i) Thoratec and TCA shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Joint Proxy Statement/ Prospectus (including any preliminary materials related thereto), and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) TEC shall pay all of

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Thoratec's and TCA's fees and expenses incurred in putting in place and implementing the arrangements contemplated by Section 7.1(e).

     (b) TCA Payments. If this Agreement is terminated by Thoratec or TCA, as applicable, pursuant to Sections 8.1(d) or (f) or TCA breaches Section 5.4(e) or TEC breaches Section 5.4(k), then TCA and TEC (jointly and severally) shall promptly, but in no event later than two days after the date of such termination, pay Thoratec a fee equal to $12 million in immediately available funds (the "TCA Termination Fee"). TCA and TEC acknowledge that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Thoratec would not have entered into this Agreement. Accordingly, if TCA and TEC fail to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, Thoratec makes a claim that results in a judgment against TCA or TEC for the amounts set forth in this Section 8.3(b), TCA and TEC shall pay to Thoratec its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

     (c) Thoratec Payments. If this Agreement is terminated by TCA or Thoratec, as applicable, pursuant to Sections 8.1(e) or (g) or Thoratec breaches Section 5.4(f), then Thoratec shall promptly, but in no event later than two days after the date of such termination, pay TCA a fee equal to $12 million (in the case of a termination under Section 8.1(g) or a breach under Section 5.4(f)) and $3 million (in the case of a termination under Section 8.1(e)) in immediately available funds (in either such case, the "Thoratec Termination Fee"). Thoratec acknowledges that the agreements contained in this Section 8.3(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, TCA and TEC would not have entered into is Agreement. Accordingly, if Thoratec fails to pay in a timely manner the amounts due pursuant to this Section 8.3(c) and, in order to obtain such payment, TCA or TEC makes a claim that results in a judgment against Thoratec for the amounts set forth in this Section 8.3(c), Thoratec shall pay to TCA and TEC their respective reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Thoratec, Merger Sub, TCA and TEC at any time prior to the Effective Time, provided that after approval of this Agreement by the stockholders of TCA or Thoratec, no such amendment or modification shall change the amount or form of the consideration to be received by TCA's stockholders in the Merger.

     9.2 Waiver of Compliance; Consents. Any failure of Thoratec or Merger Sub, on the one hand, or TCA or TEC, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by TCA or TEC (with respect to any failure by Thoratec or Merger Sub) or Thoratec or Merger Sub (with respect to any failure by TCA or TEC), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

     9.3 Investigations. The respective representations and warranties of Thoratec, Merger Sub, TCA and TEC contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

     9.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice. Any such notice shall be effective upon receipt, if personally delivered or on the next business day following transmittal if sent by confirmed facsimile. Notices shall be delivered as follows:

        (a)  if to TCA or       Thermo Electron Corporation
             TEC, to:           81 Wyman Street
                                Waltham, Massachusetts 02454
                                Telephone: (781) 622-1198
                                Facsimile: (781) 622-1283
                                Attention: Seth H. Hoogasian, Esq.
             with a copy to:    Hale and Dorr LLP
                                60 State Street
                                Boston, Massachusetts 02109
                                Telephone: (617) 526-6000
                                Facsimile (617) 526-5000
                                Attention: Jay E. Bothwick, Esq.
        (b)  if to Thoratec or  Thoratec Laboratories Corporation
             Merger Sub, to:    6035 Stoneridge Drive
                                Pleasanton, California 94588
                                Telephone: (925) 847-8600
                                Facsimile: (925) 847-8625
                                Attention: D. Keith Grossman
             with a copy to:    Heller Ehrman White & McAuliffe LLP
                                2500 Sand Hill Road, Suite 100
                                Menlo Park, California 94025
                                Telephone: (650) 234-4200
                                Facsimile: (650) 234-4299
                                Attention: August J. Moretti, Esq.

     9.5 Assignment; Third Party Beneficiaries. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies upon any Person other than: (i) the parties to this Agreement and (ii) with respect only to Section 5.8, the Indemnified Parties.

     9.6 Termination of Cross License Agreement. Effective if and when the Merger closes and without the necessity for any additional documentation or action by any party: (a) the Intellectual Property Cross License Agreement dated as of August 19, 1988, between TCA and, by succession, TEC is terminated; (b) TCA and its Subsidiaries release TEC and its Subsidiaries (other than TCA and its Subsidiaries) from all obligations and liabilities under that agreement and
(c) TEC and its Subsidiaries (other than TCA and its Subsidiaries) release TCA and its Subsidiaries from all obligations and liabilities under that agreement.

     9.7 Governing Law. This Agreement shall be governed by the laws of the State of California without reference to principles of conflicts of laws.

     9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.9 Severability. In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

     9.10 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall be deemed to mean "including, without limitation".

     9.11 Entire Agreement. This Agreement and the other documents signed and dated as of the date of this Agreement, including the exhibits hereto and thereto, and the documents and instruments referred to herein and therein (including the TCA Disclosure Statement and the Thoratec Disclosure Statement), embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

     9.12 Definition of "Law". When used in this Agreement "law" refers to any applicable law (whether civil, criminal or administrative) including, without limitation, common law, statute, statutory instrument, treaty, regulation, directive, decision, code, order, decree, injunction, resolution or judgment of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, or agency.

     9.13 Rules of Construction. Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting the agreement.

     IN WITNESS WHEREOF, Thoratec, Merger Sub, TCA and TEC have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                          THORATEC LABORATORIES CORPORATION

                                          By:     /s/ D. KEITH GROSSMAN
                                            ------------------------------------
                                          Name: D. Keith Grossman
                                          Title:  President and Chief Executive
                                          Officer

                                          LIGHTNING ACQUISITION CORP.

                                          By:     /s/ D. KEITH GROSSMAN
                                            ------------------------------------
                                          Name: D. Keith Grossman
                                          Title:  President and Chief Executive
                                          Officer

                                          THERMO ELECTRON CORPORATION

                                          By:    /s/ THEO MELAS-KYRIAZI
                                            ------------------------------------
                                          Name: Theo Melas-Kyriazi
                                          Title:  Chief Financial Officer

                                          THERMO CARDIOSYSTEMS INC.

                                          By:    /s/ THEO MELAS-KYRIAZI
                                            ------------------------------------
                                          Name: Theo Melas-Kyriazi
                                          Title:  Chief Financial Officer

                                                                         ANNEX B

[LEHMAN BROTHERS LOGO]

October 3, 2000

Board of Directors
Thoratec Laboratories Corporation
6035 Stoneridge Drive
Pleasanton, CA 94588

Members of the Board:

     We understand that Thoratec Laboratories Corporation (the "Company") intends to enter into an Agreement and Plan of Merger dated October 3, 2000 (the "Agreement") by and among the Company, Lightning Acquisition Corp., a newly-formed wholly owned subsidiary of the Company ("Merger Sub"), Thermo Cardiosystems Inc. ("TCA") and Thermo Electron Corporation, a direct majority stockholder of TCA, pursuant to which Merger Sub will merge with and into TCA (the "Merger") and, upon the effectiveness of the Merger, each issued and outstanding share of TCA's common stock shall be converted into 0.8350 shares (the "Exchange Ratio") of common stock of the Company (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid to TCA's shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company and TCA that we believe to be relevant to our analysis, including Annual Reports on Form 10-K for the fiscal year ended January 1, 2000 and Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000 and July 1, 2000, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including without limitation the results expected by the management of the Company for the quarter ending September 30, 2000, (4) financial and operating information with respect to the business, operations and prospects of TCA furnished to us by TCA, including without limitation the results expected by the management of TCA for the quarter ending September 30, 2000, (5) the trading histories of the common stock of the Company and TCA from September 29, 1999 to the present and a comparison of these trading histories with each other and with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of TCA with those of other companies that we deemed relevant, (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (9) the potential pro forma effect of the Proposed Transaction on the future financial performance of the Company, including the cost savings, operating synergies and other strategic benefits which management of the Company has estimated will result from a combination of the businesses of the Company and TCA (the "Expected Synergies"), (10) the relative contributions of the Company and TCA to the future financial performance of the combined company on a pro forma basis, and (11) publicly available reports prepared by independent research analysts regarding the future financial performance of the Company and TCA. In addition, we have had discussions with the managements of the Company and TCA concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such respective other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and TCA that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of TCA prepared by management of the Company, upon the advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of TCA and that, on a stand alone basis, TCA would perform substantially in accordance with such projections. With respect to the future financial performance of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that, on a stand alone basis, the Company would perform substantially in accordance with such projections. In addition, we have assumed that the Expected Synergies will be realized substantially in accordance with such estimates. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and TCA and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company and TCA. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the shareholders of the Company and TCA. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be paid by the Company in the Proposed Transaction is fair to the Company.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including acting as underwriter for an equity offering of common stock of the Company in April 2000) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company and the equity and debt securities of TCA and Thermo Electron Corporation for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          /s/  LEHMAN BROTHERS

                                                                         ANNEX C

                                                                            LOGO

LOGO
October 3, 2000

The Board of Directors
Thermo Cardiosystems Inc.
470 Wildwood Street
Woburn, MA 01888

Attention:  Mr. R. Michael Kleine
          Chief Executive Officer

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, $0.10 par value (the "Thermo Cardiosystems Common Stock"), of Thermo Cardiosystems Inc. (the "Company") of the consideration proposed to be paid to them in connection with the proposed merger (the "Merger") of Lightning Acquisition Corp. ("Merger Sub"), a Massachusetts corporation and wholly-owned subsidiary of Thoratec Laboratories Corporation ("Thoratec"), into the Company. Pursuant to the Agreement and Plan of Merger, dated as of October 3, 2000 (the "Agreement"), among the Company, Thoratec, Merger Sub, and Thermo Electron Corporation ("Thermo Electron"), the Company will become a wholly-owned subsidiary of Thoratec and each outstanding share of Thermo Cardiosystems Common Stock will be converted into the right to receive 0.835 shares (the "Exchange Ratio") of Thoratec Common Stock, no par value (the "Thoratec Common Shares").

     In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to that of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving businesses comparable to that of the Company and the consideration received for such businesses; (iv) current and historical market prices of the Thermo Cardiosystems Common Stock and the Thoratec Common Shares; (v) the audited financial statements of the Company and Thoratec, respectively, for the fiscal year ended January 1, 2000, and the unaudited financial statements of the Company and Thoratec, respectively, for the period ended July 1, 2000; (vi) certain agreements with respect to outstanding indebtedness or obligations of Thermo Cardio-systems, Thermo Electron and Thoratec; (vii) certain internal financial analyses and forecasts prepared by the Company and Thoratec and their respective management; and (viii) the terms of other business combinations that we deemed relevant.

     In addition, we have held discussions with certain members of the management of the Company and Thoratec with respect to certain aspects of the Merger, and the past and current business operations of the Company and Thoratec, the financial condition and future prospects and operations of the Company and Thoratec, the effects of the Merger on the financial condition and future prospects of the Company and Thoratec, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

                                                                            LOGO

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and Thoratec or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and Thoratec to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax and accounting consequences described in discussions with, and materials furnished to us by, representatives of the Company, that the other transactions contemplated by the Agreement will be consummated as described in the Agreement and that the Exchange Ratio will not be adjusted except pursuant to Section 2.1(e) of the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Thoratec Common Shares will trade at any future time.

     We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services if the proposed Merger is consummated. Over the past several months, we have also been acting as financial advisor to Thermo Electron, the Company's majority shareholder, for the purpose of advising Thermo Electron in connection with its strategic alternatives, including the proposed reorganization of Thermo Electron and its subsidiaries, for which we have received and will continue to receive separate, customary fees from Thermo Electron. These other fees include a minimum retainer fee and additional compensation if some or all of the elements of Thermo Electron's reorganization are completed. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company, Thermo Electron or Thoratec for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the holders of the Thermo Cardiosystems Common Stock.

     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance; provided that this opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company and Thoratec but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                                          Very truly yours,

                                          /s/ J.P. MORGAN SECURITIES INC.

                                                                         ANNEX D

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of October 3, 2000 by and between Thoratec Laboratories Corporation, a California corporation ("Thoratec"), and Thermo Electron Corporation, a Delaware corporation ("TEC").

     A. Thoratec, Lightning Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Thoratec ("Merger Sub"), TEC and Thermo Cardiosystems Inc., a Massachusetts corporation ("TCA"), entered into an Agreement and Plan of Merger (the "Merger Agreement") under which those parties agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to merge Merger Sub into TCA (the "Merger").

     B. By virtue of the Merger, TEC will become the beneficial owner of Registrable Securities (defined below). Thoratec and TEC desire that Thoratec grant TEC certain registration rights regarding the Registrable Securities in order to facilitate TEC's ability to liquidate those securities. The purpose of this Agreement is to grant those rights.

     C. As an inducement and condition to entering into the Merger Agreement, Thoratec has agreed that TEC will be entitled to the registration rights as set forth in this Agreement.

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

          1. Definitions. For purposes of this Agreement, these terms have these meanings:

          "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

          "Common Stock" means the common stock, no par value, of Thoratec.

          "Compulsory Participation Notice" has the meaning set forth in Section 4(b).

          "Compulsory Registration" has the meaning set forth in Section 4(a).

          "Compulsory Registration Statement" has the meaning set forth in
     Section 4(a).

          "Delay Notice" has the meaning set forth in Section 7(b).

          "Effective Date" means the date of the closing of the Merger.

          "Holder" means TEC and any permitted assignee of all or any of TEC's registration rights under this Agreement.

          "Material Development Condition" has the meaning set forth in Section 7(b).

          "Merger Agreement" has the meaning set forth in the recitals.

          "Other Holders" has the meaning set forth in Section 5.

          "Persons" means an individual or entity.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented.

          "Registrable Securities" means the Common Stock issued to TEC in the Merger and any other securities later issued, as a result of or in connection with any stock, dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger, consolidation, exchange or distribution in respect of the Common Stock issued to TEC in the Merger, but only so long as such Common Stock or other securities are held by TEC or another Holder.

          "Registration Expenses" has the meaning set forth in Section 8.

          "Registration Period" has the meaning set forth in Section 4(c).

          "Registration Statement" means any registration statement within the scope of Sections 3,4 or 5 of this Agreement that covers any of the Registrable Securities, including the Prospectus included therein, all amendments and supplements to that Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in that Registration Statement.

          "Requesting Securityholder" has the meaning set forth in Section 5.

          "Restricted Securities" has the meaning set forth in Section 2.

          "Rule 144" means Rule 144 adopted under the Securities Act, as amended from time to time, or any successor rule that may be adopted by the SEC.

          "Rule 145" means Rule 145 adopted under the Securities Act, as amended from time to time, or any successor rule that may be adopted by the SEC.

          "Rule 415" means Rule 415 adopted under the Securities Act, as amended from time to time, or any successor rule that may be adopted by the SEC.

          "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended or any successor federal statute, and the rules and regulations thereunder, as the same are in effect from time to time.

          "Shareholder Agreement" means the Shareholder Agreement between Thoratec and TEC dated the same date as the Merger Agreement.

          "Shelf Registration Period" has the meaning set forth in Section 3(b).

          "Shelf Registration Statements" has the meaning set forth in Section 3(a).

          "Underwritten Offering" means a registered offering in which securities of Thoratec are sold to an underwriter for reoffering to the public.

Except where expressly indicated otherwise, all references to sections in this Agreement are to sections of this Agreement.

     2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such securities continue to be Restricted Securities and only so long as such securities are held by a Holder. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. A "Restricted Security" is a Registrable Security (i) which has not been sold pursuant to an effective Registration Statement in accordance with the intended plan and method of distribution therefor set forth in the final Prospectus forming part of such Registration Statement, and (ii) which cannot, at that time, be freely sold by its Holder publicly without any registration under the Securities Act and without any restrictions (including, without limitation, restrictions as to volume or manner of sale) under Rule 144 or Rule 145.

     3. Shelf Registrations.

     (a) General. Thoratec shall use its reasonable best efforts to cause to become effective under the Securities Act Registration Statements relating to the resale, from time to time, of the Registrable Securities in accordance with the plan and method of distribution set forth in the respective Prospectuses included in such Registration Statements (the "Shelf Registration Statements") as follows: (i) on or before four months after the Effective Date a Shelf Registration Statement relating to the resale of 25% of the Registrable Securities; (ii) on or before 12 months after the Effective Date a Shelf Registration Statement relating to an additional 25% of the Registrable Securities and (iii) on or before 18 months after the Effective Date a Shelf Registration Statement relating to all previously unregistered Registrable Securities. The plan and method of distribution may include an Underwritten Offering of such Registrable Securities. Thoratec shall make the initial filing of each Shelf Registration at least 60 days prior to the date Thoratec is obligated to have such Shelf Registration effective. Thoratec shall promptly respond to any SEC comments to such Shelf Registration Statement. Thoratec shall file amendments to the Shelf Registration Statements to reflect transfers of Registrable Securities to any Holder.

     (b) Effective Period. Thoratec will use its reasonable best efforts to cause the Shelf Registration Statements to become effective on or before the dates set forth above and keep the Shelf Registration Statements continuously effective until the earlier of (i) the fifth anniversary of the Effective Date (subject to extension as provided in Section 7(b)) and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statements have been sold thereunder in accordance with the plan and method of distribution intended by Holders and disclosed in the respective Prospectuses included in the Shelf Registration Statements (the "Shelf Registration Period").

     (c) Restriction on Transfer. Notwithstanding the effectiveness of the Shelf Registration Statements, TEC will only distribute Registrable Securities in compliance with Section 6(c) of the Shareholder Agreement.

     4. Compulsory Registration.

     (a) Compulsory. Subject to Section 7(b), Thoratec shall file a Registration Statement on Form S-3 (or any successor form) or any other appropriate form under the Securities Act for an Underwritten Offering (the "Compulsory Registration Statement") covering the Registrable Securities that Thoratec has been requested to register in accordance with Section 4(b) (a "Compulsory Registration"), provided that no one Compulsory Registration shall include Registrable Securities constituting more than 10 percent of the total number of outstanding securities of the class that includes the Registrable Securities and provided further that (i) no more than one Compulsory Registration Statement shall be filed during the period commencing four months after the Effective Date and ending on the first anniversary of the Effective Date; (ii) no more than one Compulsory Registration shall be filed during the period commencing on the first anniversary of the Effective Date and ending 18 months after the Effective Date;
(iii) no more than one Compulsory Registration shall be filed during the period commencing 18 months after the Effective Date and ending on the second anniversary of the Effective Date; and (iv) commencing 18 months after the Effective Date no more than one Compulsory Registration Statement filed on or after 18 months after the Effective Date shall be filed in any twelve month period. If, at the time of any such registration, there are two or more Holders and at least two of them wish to register a total of more than that number of Registrable Securities, they shall allocate the number of Registrable Securities registered for each of them based on the relative number of Registrable Securities that each desires to have registered.

     (b) Participation Notice. The Holders shall have the right, by giving written notice (the "Compulsory Participation Notice") to Thoratec not later than the fifth anniversary of the Effective Date, to elect to have included in the Compulsory Registration Statement such portion of their Registrable Securities as is indicated in their Compulsory Participation Notice. A Holder may, at any time up to five Business Days before the anticipated effective date of the Compulsory Registration Statement, request that its Registrable Securities not be included therein by providing a written notice to that effect to Thoratec. Any such request shall be binding and irrevocable.

     (c) Effectiveness of Compulsory Registration Statement. Subject to Section 6(b), Thoratec shall file a Registration Statement relating to any Compulsory Registration as soon as practicable but no later than 45 calendar days after receiving the Compulsory Notice and shall use its commercially reasonable efforts to: (i) cause the Compulsory Registration Statement to become effective as promptly as practicable and (ii) thereafter keep the Compulsory Registration Statement effective continuously for the period ending, subject to the second sentence of Section 6(b) and the second sentence of Section 7(b), on the earlier of (A) the expiration of six months after the date the Compulsory Registration Statement is declared effective by the SEC and (B) the date on which all Registrable Securities covered by such Compulsory Registration Statement have been sold and the distribution contemplated hereby has been completed (the "Registration Period").
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     (d) Inclusion of Other Securities. Thoratec and any other holder of
Thoratec's securities who has contractual registration rights may include its securities in the Compulsory Registration effected pursuant to this Section 4, subject to Section 4(g).

     (e) Withdrawal. Subject to Section 7(b), Thoratec will withdraw the Compulsory Registration Statement upon: (i) the receipt from the SEC of a written request for withdrawal or (ii) having obtained the written request of the Holders of a majority of the Registrable Securities covered by that Registration Statement.

     (f) Maximum Number of Compulsory Registrations. Thoratec shall not be obligated to file and seek effectiveness of more than six Compulsory Registration Statements. A Compulsory Registration Statement withdrawn at the request of Thoratec pursuant to Section 4(e) or Section 7(b)(ii), or withdrawn at the request of Holders if such Holders agree to pay the Registration Expenses in connection therewith, shall not be counted towards that maximum number of Compulsory Registration Statements.

     (g) Priority on Compulsory Registration. With respect to any Compulsory Registration, if the managing underwriter or underwriters to which such Compulsory Registration relates, advise the selling Holders in writing that the total amount of Registrable Securities and equity securities requested to be included pursuant to Section 4(d) will in the aggregate materially and adversely affect the success of such Underwritten Offering, then: (i) first, the amount of equity securities requested to be included pursuant to Section 4(d) will be reduced to zero if necessary (pro rata among Thoratec and such other holders on the basis of the amount of such equity securities to be included therein by Thoratec and each such holder) and (ii) second, the amount of Registrable Securities of all Holders who have requested to have Registrable Securities included in the Compulsory Registration will be reduced, pro rata among such Holders on the basis of the amount of such Registrable Securities requested to be included therein by each such Holder, so that, after such reduction, there will be included in such Underwritten Offering the amount of Registrable Securities that, in the written opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of the Underwritten Offering.

     5. Piggyback Registration. If, on or before the fifth anniversary of the Effective Date, Thoratec at any time proposes to file a registration statement with respect to any class of its equity securities, whether for its own account (other than in connection with the Compulsory Registration Statement contemplated by Section 4 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or for the account of a holder of securities of Thoratec pursuant to demand registration rights granted by Thoratec to such holder (a "Requesting Securityholder"), or for the registration of securities for sale by Thoratec on a continuous or delayed basis pursuant to Rule 415, then Thoratec shall give written notice of such proposed filing to all Holders at least 20 days before the anticipated filing date of such registration statement. That notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by the Holders included in that registration statement. Each Holder desiring to have its Registrable Securities registered under this Section 4 shall so advise Thoratec in writing within 15 days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested). Thoratec shall use its commercially reasonable efforts to include in that registration statement all the Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises Thoratec in writing that the total amount or kind of securities which the Holders, Thoratec and any other Persons (the "Other Holders") intend to be included in such proposed public offering is sufficiently large to materially and adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of Holders and Other Holders shall be reduced as follows: (i) if such Registration Statement is a primary registration on behalf of Thoratec, Thoratec will include in such registration (A) first, all securities to be offered by Thoratec and (B) second, up to the full amount of securities requested to be included in such registration by the Holders and the Requesting Securityholders having contractual rights to include securities in such underwritten offering (allocated pro rata among the Holders and Requesting Securityholders having contractual rights to include securities in such underwritten offering on the basis of the amount of securities requested to be included therein by each such Holder or Requesting Securityholder), so that the total amount of securities to be included in such offering is the full amount that, in the written opinion
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of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such offering; and (ii) if such Registration Statement is an underwritten secondary registration on behalf of such Requesting Securityholders, Thoratec will include in such registration: (A) first, all securities of such Requesting Securityholders requested to be included therein and (B) second, up to the full amount of securities requested to be included in such registration by the Holders and other persons (allocated pro rata among such Holders and such other persons on the basis of the amount of securities requested to be included therein by each such Holder or other person), so that the total amount of securities to be included in such offering is the full amount, that in the written opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of the offering. Anything to the contrary in this Agreement notwithstanding, Thoratec may withdraw or postpone a registration statement referred to in this
Section 5 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to any Holder. In addition, this Section 5 is subject to Section 6(c). If an offering in connection with which a Requesting Securityholder is entitled to registration under this Section 5 is an underwritten offering, any Requesting Securityholder whose Registrable Securities are included in the Registration Statement shall, unless otherwise agreed by Thoratec, offer and sell the Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to this Agreement, on the same terms and conditions as other shares of Common Stock included in the underwritten offering.

     6. Registration Procedures.

     (a) General. Subject to Sections 7(b) and (c), in connection with Thoratec's registration obligations pursuant to Sections 3 and 4 and, to the extent applicable, Section 5, Thoratec shall:

          (i) prepare and file with the SEC: (A) a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep the Registration Statement effective for the time period set forth herein, and (B) any amendments and post-effective amendments to any Shelf Registration Statement, any Prospectus and any supplements to any Prospectus included in any Shelf Registration Statement, as may be requested by any Holder of Registrable Securities to reflect (1) any changes to the plan of distribution contained in the Prospectus included in such Shelf Registration Statement or (2) the identity of any transferee of Registrable Securities, provided that, as soon as practicable, but in no event later than three Business Days before filing any Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, Thoratec shall furnish to the Holders of the Registrable Securities covered by the Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed;

          (ii) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly: (A) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (B) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (C) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (D) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs that requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; providedthat upon any occurrence specified in clauses (B), (C) or (D) Thoratec shall use its reasonable best efforts to, at the earliest practicable date, obtain a withdrawal of any stop order, the lifting of any suspension of the qualification or exemption from qualification or amend the Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

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

          (iii) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities including, without limitation, information with respect to the total number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

          (iv) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (v) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each Prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

          (vi) use commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing, provided that Thoratec will not be required to: (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

          (vii) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying Section 11(a) of the Securities Act;

          (viii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

          (ix) subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders or the underwriters, if any, to complete the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities);

          (x) cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and cause such certificates to be in such denominations and registered in such names as the selling Holders or managing underwriters, if any, shall request; and

          (xi) to the extent requested by the Holders of Registrable Securities in connection with a proposed Underwritten Offering, but in no event more than once in any twelve month period commencing on the date of the immediately preceding request. (A) execute and deliver an underwriting agreement containing customary terms, including without limitation, appropriate restrictions on Thoratec's ability to issue or sell any shares of its Common Stock or securities convertible or exercisable or exchangeable therefor and any requirement, to the extent permitted by the applicable Thoratec stock option plans or other agreements, to enforce available restrictions on the ability of any option holder to exercise options or on any stockholder to sell any shares of Thoratec Common Stock, (B) to the extent reasonably necessary to facilitate the success of any such Underwritten Offering, make available the appropriate executive officers of Thoratec for due diligence and drafting sessions and road show presentations in connection with such Underwritten Offering and (C) prepare and file with the SEC a Current Report on Form 8-K with such underwriting agreement attached as an exhibit thereto. Within 120 days of the execution of this Agreement, Thoratec will obtain agreements from each of its executive officers and directors to execute and deliver an agreement imposing customary restrictions (not exceeding 90 days from the commencement of the Underwritten Offering) on such executive officer's or director's ability to sell any shares of Thoratec Common Stock beneficially owned, if requested by the managing underwriter of any such Underwritten Offering. Thoratec will require any newly hired or appointed executive officer or director to enter into a similar agreement upon the commencement of employment or term as a director. If, in connection with such Underwritten Offering, Thoratec is not selling any securities, TCA will pay all out-of-pocket expenses of Thoratec related to any road show presentation.

     As a condition precedent to the participation in any registration hereunder, Thoratec may require each selling Holder of Registrable Securities as to which such registration is being effected to furnish to Thoratec such reasonable information regarding such Person and the distribution of such securities as Thoratec may from time to time request.

     (b) Discontinuance. Each Holder of Registrable Securities shall, upon receipt of any notice from Thoratec of the happening of any event of the kind described in Section 6(a)(ii), forthwith discontinue disposition of Registrable Securities pursuant to the then current Registration Statement until: (A) such Holder is advised in writing by Thoratec that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (B) such Holder receives copies of any required supplemented or amended Prospectus, or until such Holder is advised in writing by Thoratec that the use of the Registration Statement may be resumed. If Thoratec shall have given any such notice during a period when a Compulsory Registration is in effect, Thoratec shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 6(b). If so directed by Thoratec, on the happening of such event, each Holder will deliver to Thoratec (at Thoratec's expense) all copies, other than permanent file copies then in such Holder's possession, of the Registration Statement covering such Registrable Securities at the time of receipt of such notice.

     (c) Selection of Underwriter. The investment banker or investment bankers and manager or managers that will manage any Compulsory Registration will be selected by Thoratec, subject to approval of the selling Holders holding a majority of the Registrable Securities covered by the Compulsory Registration Statement that gave the original Compulsory Notice in connection with such Compulsory Registration, which approval shall not be unreasonably withheld.

     7. Certain Limitations on Registration Rights.

     (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by Thoratec (other than any registration by Thoratec on Form S-4 or Form S-8 (or any successor or substantially similar form, and other than in connection with (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or an acquisition of any securities or assets of another entity, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a Requesting Securityholder, each Holder that includes Registrable Securities therein agrees not to effect any public sale or distribution of securities of Thoratec, except as part of such underwritten registration, during the period beginning 15 days prior to the expected date of execution of an underwriting agreement relating to such underwritten offering and ending 90 days after such closing date (or such shorter period as may be agreed to between the underwriters thereof and Thoratec or any other security holder of Thoratec selling securities in such offering). The parties acknowledge that the expected date of execution of an underwriting agreement shall be made in the good faith determination of the managing underwriter of such offering and communicated in writing to such Holders.

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     (b) Material Development Condition. With respect to any Registration
Statement filed or to be filed pursuant to Section 3, if Thoratec determines that, in its good faith judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving Thoratec or any subsidiary, or the unavailability for reasons substantially beyond Thoratec's control of any required financial statements) require public disclosure by Thoratec of material non-public information that is not included in such Registration Statement and that immediate disclosure of such information would be seriously detrimental to Thoratec (a "Material Development Condition"), Thoratec shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from Thoratec to any Holder of Registrable Securities included or to be included in such Registration
Statement: (i) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, or (ii) if no such Registration Statement has yet been filed or declared effective, to delay the filing or effectiveness of any such Registration Statement until, in the good faith judgment of Thoratec, such Material Development Condition no longer exists (notice of which Thoratec shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed). Notwithstanding the foregoing: (A) in no event may such cessation or delay (I) be for a period of more than 60 consecutive days from the giving of the Delay Notice to a Holder with respect to the Material Development Condition, as above provided, and (II) exceed 90 days in the aggregate in any 12 month period and the Shelf Registration Period with respect to such Holder and Registrable Securities shall be extended by the number of days during the Shelf Registration Period that such Holder is required to refrain from selling Registrable Securities.

     (c) Limitation on Piggyback Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when, in the opinion of reputable outside securities counsel for Thoratec, the registration of the Registrable Securities is not required by the Securities Act in connection with a proposed sale of such Registrable Securities, the Holders shall have no rights pursuant to Section 5 to request a piggyback registration in connection with such proposed sale and Thoratec shall promptly provide to the transfer agent and the Holder's or Holders' broker or brokers in connection with any sale transaction an opinion to that effect.

     8. Registration Expenses. All expenses incident to Thoratec's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations, or the obtaining of exemptions therefrom, of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if Thoratec elects to obtain such insurance), fees and expenses of any special experts retained by Thoratec in connection with any registration fees and expenses of other Persons retained by Thoratec and reasonable fees and expenses of one counsel for all selling Holders (all such expenses being referred to as "Registration Expenses") shall be borne by Thoratec, provided that Registration Expenses shall not include any fees and expenses of more than one counsel for the Holders, the expenses of any special audit or accounting review (other than a review or audit of Thoratec's year-end financial statements), out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

     9. Indemnification.

     (a) Indemnification by Thoratec. Thoratec shall indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Thoratec or to any underwriters by any
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Holder expressly for use therein. Thoratec shall also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

     (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to Thoratec in writing such information and affidavits as Thoratec reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify and hold harmless, to the full extent permitted by law, but without duplication, Thoratec, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls Thoratec (within the meaning of the Securities
Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to Thoratec specifically for inclusion therein. In no event will the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice, provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless: (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified Person in a timely manner or (B) in the reasonable judgment of any such indemnified Person, based upon the advice of outside securities counsel, a potential conflict of interest exists between such indemnified Person and the indemnifying party with respect to such claim (in which case, if the indemnified Person notifies the indemnifying party in writing that such indemnified Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified Person). The indemnifying party will not be subject to any liability for any settlement made without its written consent. No indemnified Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term given by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of such claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all Persons indemnified by such indemnifying party with respect to such claim.

     (d) Contribution. If for any reason the indemnification provided for in
Section 8(a) or Section 8(b) is unavailable to an indemnified Person or insufficient to hold it harmless as contemplated by Section 8(a) and 8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified Person, but also the relative fault of the indemnifying party and the indemnified Person, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified Person or Persons on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

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     10. Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person: (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and signs all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and in form and substance approved by Thoratec. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

     11. Options. The parties acknowledge that TEC has issued options to purchase 66,700 shares of issued and outstanding Common Stock of TCA owned by TEC. Upon consummation of the Merger, these options will become exercisable for shares of Thoratec Common Stock. TEC agrees not to issue any additional securities exercisable for or convertible into shares of TCA Common Stock. Thoratec acknowledges that if the options are exercised, the shares of Thoratec Common Stock issuable upon exercise of the options will not be subject to this Agreement.

     12. Amendments. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions may not be given, unless Thoratec has obtained the written consent of the Holders of a majority of the Registrable Securities then outstanding.

     13. Waivers. Any failure of TEC or another Holder, on one hand, or Thoratec, on the other hand, to comply with any provision of this Agreement may be waived by Thoratec or TEC or that Holder, respectively, only by a written instrument signed by the party granting the waiver, but that waiver or the failure to insist upon strict compliance with that provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     14. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt. Any such notice shall be effective upon receipt, if personally delivered, or on the next business day following transmittal, if sent by confirmed facsimile. Notices shall be delivered as follows:

          (a) If to a Holder other than TEC, at the most current address given by that Holder to Thoratec, in accordance with this Section 14.

          (b) if to Thoratec, to:

           Thoratec Laboratories Corporation
           6035 Stoneridge Drive
           Pleasanton, California 94588
           Telephone: (925) 847-8600
           Facsimile: (925) 847-8625
           Attention: D. Keith Grossman

           with a copy to:

           Heller Ehrman White & McAuliffe LLP
           2500 Sand Hill Road, Suite 100
           Menlo Park, California 94025
           Telephone: (650) 234-4200
           Facsimile: (650) 234-4299
           Attention: August J. Moretti, Esq.

          (c) If to TEC, to:

              Thermo Electron Corporation
              81 Wyman Street
              Waltham, Massachusetts 02454
              Telephone: (781) 622-1198
              Facsimile: (781) 622-1283
              Attention: Seth Hoogasian

              with copies to:

              Hale and Dorr LLP
              60 State Street
              Boston, Massachusetts 02109
              Telephone: (617) 526-6000
              Facsimile: (617) 526-5000
              Attention: Jay E. Bothwick, Esq.

     15. Successors and Assigns. This Agreement may not be assigned by TEC to any Person, provided that TEC may assign rights under this Agreement to any Person to whom it simultaneously sells or otherwise transfers Registrable Securities then representing more than 5% of the Voting Power of Thoratec. "Voting Power" for this purpose has the same meaning that it has in the Shareholder Agreement that was signed with the Merger Agreement. Any such assignment shall not be effected unless and until the assignee assumes in writing all the obligations under this Agreement that correspond to the rights being assigned to that assignee, as determined in good faith by Thoratec. This Agreement shall be binding upon any successor to Thoratec (including any entity issuing securities in exchange for the Registrable Securities).

     16. Governing Law. This Agreement shall be governed by the laws of the State of California without reference to its principles of conflicts of law.

     17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. Severability. If any provision of this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intention of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

     19. Headings. The section headings in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall mean "including without limitation."

     20. Entire Agreement. This Agreement, the Merger Agreement and the Shareholder Agreement referenced previously embody the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement.

     21. Additional Actions. From time to time, at either party's request and without further consideration, the other party hereto (and any Holder in addition to TEC) shall execute and deliver such additional documents and take such other actions as may be necessary or desirable to effectuate this Agreement.

     22. Representation of Counsel. Each party to this Agreement has been represented by counsel during the preparation and negotiation of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          THORATEC LABORATORIES CORPORATION

                                          By:     /s/ D. KEITH GROSSMAN
                                            ------------------------------------
                                          Name: D. Keith Grossman
                                          Title:  President and Chief Executive
                                          Officer

                                          THERMO ELECTRON CORPORATION

                                          By:   /s/ THEO MELAS-KYRIAZI
                                          --------------------------------------
                                          Name: Theo Melas-Kyriazi
                                          Title:  Chief Financial Officer

                                                                         ANNEX E

                             SHAREHOLDER AGREEMENT

     THIS SHAREHOLDER AGREEMENT (the "Agreement") is made and entered into as of October 3, 2000 by and between Thoratec Laboratories Corporation, a California corporation ("Thoratec"), and Thermo Electron Corporation, a Delaware corporation ("TEC"). TEC is a stockholder of Thermo Cardiosystems Inc., a Massachusetts corporation ("TCA").

     A. Concurrently with the execution of this Agreement, Thoratec, Lightning Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Thoratec ("Merger Sub"), TEC and TCA are entering into an Agreement and Plan of Merger (the "Merger Agreement") under which those parties are agreeing, upon the terms and subject to the conditions set forth in the Merger Agreement, to merge Merger Sub into TCA (the "Merger").

     B. As of the date of this Agreement, TEC is the beneficial owner of 23,129,293 shares of the common stock, par value $0.10 per share, of TCA.

     C. As an inducement and condition to entering into the Merger Agreement, Thoratec and TEC have agreed that TEC will have the right to be represented on the board of directors of Thoratec and that TEC will agree to certain restrictions respecting the stock of Thoratec, all as set forth in this Agreement.

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

     1. Certain Definitions. For purposes of this Agreement, these terms have these meanings:

          (a) "Affiliate" has the meaning specified in Rule 1-02(b) of Regulation S-X under the Securities Act but excluding any person or entity that would in the absence of this exclusion, be deemed an Affiliate of TEC solely as a result of a non-employee director serving as a member of the TEC Board of Directors.

          (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined under Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include all securities Beneficially Owned by all Affiliates of that Person and all other Persons with whom that Person would constitute a Group.

          (c) "Group" has the meaning set forth in Section 13(d) of the Exchange Act with respect to the securities of Thoratec.

          (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (e) "Existing Shares" means all issued and outstanding shares of TCA common stock owned of record or Beneficially Owned by TEC as of the record date for determining the Persons entitled to receive notice of, and to vote at, a meeting of the shareholders of TCA called for purpose of voting on the Merger Agreement and the Merger.

          (f) "Person" means any individual or entity.

          (g) "Securities Act" means the Securities Act of 1933, as amended.

          (h) "Voting Power" means the number of votes that the Voting Securities are entitled to cast in an election of directors of Thoratec.

          (i) "Voting Securities" means the capital stock and any other securities issued by Thoratec having the power to vote in the election of directors of Thoratec, other than securities having such power only upon the happening of a contingency.

     2. Representations and Warranties of TEC. TEC represents and warrants to Thoratec that, as of the date of this Agreement:

          (a) TEC Beneficially Owns 23,129,293 Existing Shares. The Existing Shares constitute all the shares of TCA common stock Beneficially Owned by TEC. TEC does not Beneficially Own any options or other rights to purchase any other shares of TCA common stock, nor does TEC have any put or similar right or any obligation to sell or transfer any securities of TCA to any other Person.

          (b) TEC has the corporate power and authority to enter into and perform all of TEC's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by TEC and constitutes a valid and binding agreement of TEC, enforceable against TEC in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (c) Except for any applicable filings under federal and state securities laws, no filing with, and no permit, authorization, consent or approval of, any governmental entity is required to be made or obtained by TEC for the execution of this Agreement by TEC or the compliance by TEC with its provisions. Neither the execution and delivery of this Agreement by TEC nor the compliance by TEC with its provisions will: (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, acceleration, redemption or purchase) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or material license, lease, agreement or other instrument or obligation to which TEC is a party or by which TEC or any of TEC's properties or assets is bound or (ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to TEC or any of TEC's properties or assets.

          (d) All the Existing Shares are held by TEC or an Affiliate of TEC, or by a nominee or custodian for the benefit of TEC, free and clear of all mortgages, claims, charges, liens, security interests, pledges, options, proxies, voting trusts or agreements, except for those imposed by this Agreement and the Merger Agreement.

          (e) TEC understands and acknowledges that Thoratec is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon TEC's concurrent execution and delivery of this Agreement.

          (f) The representations and warranties set forth in this Section 2 shall survive the completion of the Merger.

     3. Representations and Warranties of Thoratec. Thoratec hereby represents and warrants to TEC that, as of the date of this Agreement:

          (a) Thoratec has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Thoratec and constitutes a valid and binding agreement of Thoratec, enforceable against Thoratec in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (b) Except for any applicable filings under federal and state securities laws, no filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary for the execution of this Agreement by Thoratec or the compliance by Thoratec with its provisions. Neither the execution and delivery of this Agreement by Thoratec nor the compliance by Thoratec with any of its provisions will: (i) conflict with or result in any breach of any organizational documents of Thoratec, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, acceleration, redemption or purchase) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or material license, lease, agreement or other instrument or obligation of any kind to which Thoratec is a party or by which Thoratec or any of its properties or assets is bound or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Thoratec or any of its properties or assets.

          (c) The representations and warranties set forth in this Section 3 shall survive the completion of the Merger.

     4. Thoratec Board Matters.

     (a) Effective if and when the Merger closes, Thoratec shall cause Thoratec's board of directors to take all necessary action to elect a nominee of TEC to fill one of the vacancies on Thoratec's board of directors.

     (b) For meetings of Thoratec's shareholders occurring if and after the Merger closes at which Thoratec's shareholders are asked to elect the members of Thoratec's board of directors, if requested by TEC, Thoratec shall nominate, as a member of the slate of directors to be elected at that meeting, one person designated by TEC (the "TEC Nominee"). Thoratec shall take any and all actions reasonably necessary to attempt to cause Thoratec's shareholders to vote for the TEC Nominee.

     (c) Subject to Section 4(e) and for so long as the TEC Nominee is a member of Thoratec's board of directors, TEC may appoint one observer (who can change from meeting to meeting) to participate in any and all meetings of Thoratec's board of directors in which the TEC Nominee does not participate. TEC shall notify Thoratec of the identity of any observer at least 24 hours in advance of any meeting that will be attended by that observer. At Thoratec's request, TEC and any observer shall enter into a confidentiality agreement in form and substance reasonably acceptable to Thoratec protecting the information provided to the observer.

     (d) The person whom TEC nominates to serve on Thoratec's board of directors under Section 4(b) (at the record date for the shareholder meeting or vote at which that nominee will be considered for election) and the person or persons who serve as observers under Section 4(c) (when they participate in meetings of Thoratec's board of directors) shall be management employees of TEC. If requested, those persons shall excuse themselves from those portions of Thoratec board meetings at which agreements, arrangements or other issues on which Thoratec or Affiliates of Thoratec, on one hand, and TEC or Affiliates of TEC, on the other hand, are materially adverse or in conflict.

     (e) This Section 4 shall terminate in all respects if and when TEC ceases to Beneficially Own at least 10% of the Voting Power.

     5. Acquisitions of Voting Securities. TEC shall not, directly or indirectly, without the prior consent of the board of directors of Thoratec specifically expressed in a resolution, Beneficially Own any Voting Securities except for: (i) the shares of Thoratec common stock issued to TEC in the Merger,
(ii) any shares of Thoratec common stock issued as a dividend on the shares of such stock and (iii) any shares of Thoratec common stock issued pursuant to a stock split or recapitalization (together with the shares referred to in clauses
(i) and (ii), the "Thoratec Shares"). Except as authorized by this Section 5, TEC shall assure that neither TEC nor any Affiliate of TEC or member of any Group of which TEC is a member shall acquire Beneficial Ownership of any Voting Securities.

     6. Restrictions on Transfer.

     (a) TEC shall not, directly or indirectly, without the prior consent of the board of directors of Thoratec specifically expressed in a resolution, sell, transfer, pledge, encumber or otherwise dispose of (collectively "Transfer" and, as appropriate, "Transferred") any Thoratec Shares except in compliance with this Section 6.

     (b) TEC acknowledges that the Thoratec Shares may be Transferred in the absence of registration under the Securities Act only pursuant to an exemption from such registration and in accordance with this Agreement. The Thoratec Shares will be subject to stop transfer orders. The certificates representing the Thoratec Shares will bear the following legends:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES.

        IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND THE OTHER PROVISIONS OF A SHAREHOLDER AGREEMENT DATED AS OF OCTOBER 2, 2000, AS IT MAY BE AMENDED FROM TIME TO TIME, BETWEEN THORATEC AND TEC, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THORATEC."

     (c) Except as set forth in Section 6(d), TEC agrees that it will not Transfer any Thoratec Shares prior to four months after the date the Merger becomes effective; that it will not Transfer more than 25% of the Thoratec Shares prior to the first anniversary of the date the Merger becomes effective; and that it will not Transfer more than 50% of the Thoratec Shares prior to 18 months after the date the Merger becomes effective. Thoratec agrees to remove the legend in Section 6(b) above relating to the restrictions on transfer and other provisions of this Agreement with respect to certificates representing that number of Thoratec Shares no longer subject to the restrictions on transfer pursuant to this Section 6(c).

     (d) Notwithstanding the restrictions on Transfers imposed by Sections 6(b) and 6(c), TEC may Transfer Thoratec Shares in whole or in part if such Transfer is:

          (i) in connection with, or at any time following the consummation of, a transaction approved by the board of directors of Thoratec resulting in the sale of substantially all of the consolidated assets of Thoratec or the merger (other than the Merger) of Thoratec with another entity pursuant to which the shareholders of Thoratec immediately before that merger will not possess more than 50% of the Voting Power of Thoratec or the surviving entity immediately after that merger;

          (ii) to a Person in connection with a tender or exchange offer by such Person which is approved by a majority of Thoratec's board of directors and reflected in a Schedule 14D-9 filed with the Securities and Exchange Commission;

          (iii) to Thoratec or any Person designated by Thoratec's board of directors as specifically expressed in a resolution, in exchange for cash, securities or other consideration specified by Thoratec's board of directors and subject to whatever other conditions may be specified in that resolution or

          (iv) to any Affiliate of TEC, but only if the transferee, its Affiliates and the members of any Group of which the transferee is a member agree in writing to be bound by this Agreement as if they were TEC, with such modifications thereto as Thoratec deems reasonably necessary to carry out the purposes of this Agreement (by way of example, if TEC's obligations under this Agreement shall have terminated because TEC no longer holds the requisite number of shares under Section 11 of this Agreement, the agreement with the transferee and its Affiliates and members of that Group shall make clear that their obligations shall nevertheless continue if, together, they hold that requisite amount).

     (e) No Thoratec Shares shall be Transferred pursuant to any privately negotiated transaction (except as permitted by Section 6(d) above) if, after giving effect to that Transfer, the transferee, its Affiliates and members of any Group of which the transferee is a member would together Beneficially Own Voting Securities representing more than 10% of the Voting Power.

     7. Disclosure. TEC hereby agrees to permit Thoratec to publish and disclose in the registration statement and joint proxy statement/prospectus (including all documents and schedules filed with the Securities and Exchange Commission) contemplated by the Merger Agreement, and in any press release or other disclosure document that Thoratec reasonably determines to be necessary or desirable in connection with the Merger and any transactions related thereto, TEC's identity and ownership of TCA common stock and the nature of TEC's commitments, arrangements and understandings under this Agreement, provided, that any such disclosure document filed with the Securities and Exchange Commission, and to the extent practicable any press releases and similar disclosures, will be submitted to TEC for comment prior to filing or dissemination.

     8. Voting of Thoratec Common Stock. TEC hereby irrevocably and unconditionally agrees that, during the period commencing with the closing of the Merger and continuing until the termination of this Agreement:

          (a) TEC shall, and shall cause its Affiliates and members of any Group of which TEC is a member to, appear (in person or by proxy) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Thoratec common stock, however called, or otherwise cause the Voting Securities Beneficially Owned by them to be counted as present thereat for purposes of establishing and maintaining a quorum.

          (b) TEC shall, and shall cause its Affiliates and members of any Group of which TEC is a member to, vote or provide a written consent with respect to the Voting Securities Beneficially Owned by them, but not more than a number of shares representing 5% of Voting Power of Voting Securities outstanding upon the Closing of the Merger in the manner directed by Thoratec management at any such meeting or pursuant to such written consent, provided, that if and to the extent necessary to assure the election of the TEC Nominee, TEC may deviate from this principle.

          (c) TEC shall not, and shall cause its Affiliates and members of any Group of which TEC is a member, not to deposit any Voting Securities Beneficially Owned by them in a voting trust or subject any Voting Securities Beneficially Owned by them to any arrangements or agreements with respect to the voting of such Voting Securities; provided that this restriction shall not apply to any Voting Securities Beneficially Owned by TEC in excess of a number of shares representing 5% of the Voting Power of Voting Securities outstanding upon the Closing of the Merger.

          (d) Thoratec shall indemnify and hold harmless TEC and each officer, director, employee, agent, representative or person who controls TEC (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from (x) the agreement by TEC, pursuant to Section 8(b) above, to vote shares of Thoratec as directed by Thoratec management or (y) the voting of any such shares as so directed by Thoratec management, TEC shall (i) give prompt notice to Thoratec of any claim with respect to which it seeks indemnification hereunder and (ii) permit Thoratec to assume the defense of such claims with counsel of Thoratec's choice, provided that TEC shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of TEC unless: (A) Thoratec shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to TEC in a timely manner or (B) in the reasonable judgment of TEC, based upon the advice of outside counsel, a material potential conflict of interest exists between TEC and Thoratec with respect to such claim (in which case, if TEC notifies Thoratec in writing that TEC elects to employ separate counsel at the expense of Thoratec, Thoratec shall not have the right to assume the defense of such claim on behalf of TEC). TEC will not be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term given by the claimant or plaintiff to TEC of a release from all liability in respect of such claim. Thoratec will not be obligated to pay the fees and expenses of more than one counsel for TEC with respect to any such claim. If for any reason the foregoing indemnification is unavailable to TEC or insufficient to hold it harmless, then Thoratec shall contribute to the amount paid or payable by TEC as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by Thoratec and TEC, but also the relative fault of Thoratec and TEC, as well as any other relevant equitable considerations. Thoratec shall have no obligation of indemnity with respect to voting on any specific matter pursuant to (y) above, if Thoratec notifies TEC that it releases TEC's obligations with respect to voting the shares on such particular matter at least three business days prior to any vote and Thoratec does not vote the shares on such particular matter.

          (e) At the closing of the Merger the parties shall execute a certificate setting forth the calculation of the number of shares referenced in (b) and (c) above.

     9. Limitations on Ownership. Except as otherwise set forth in this Agreement, Thoratec shall not impair or otherwise adversely restrict or limit the exercise of any voting or other rights of the Voting Securities held by TEC, whether through an amendment to its Articles of Incorporation or its Bylaws, through any agreement or otherwise. Without limiting the foregoing, Thoratec shall exempt TEC from the provisions of any shareholder rights plan and shall not adopt any other "anti-takeover" measure (including but not limited to any supermajority voting requirement, control share provision or acceleration provision) that treats TEC in any manner different from that treatment accorded each other holder of Voting Securities.

     10. Equitable Remedies. Thoratec and TEC acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached. Accordingly, they agree that the non-breaching or potentially breaching party shall be entitled to an injunction, specific performance or other equitable relief, without the need to post bond, to prevent or cure any breaches of this Agreement (including, without limitation, its Section 5) and to enforce specifically the provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which that party may be entitled at law or in equity.

     11. Options. The parties acknowledge that TEC has issued options to purchase 66,700 shares of issued and outstanding TCA Common Stock owned by TEC. Upon consummation of the Merger, these options will become exercisable for shares of Thoratec Common Stock. TEC agrees not to issue any additional securities exercisable for or convertible into shares of TCA Common Stock. Thoratec acknowledges that if the options are exercised, the shares of Thoratec Common Stock issuable upon exercise of the options will not be subject to this Agreement.

     12. Termination. This Agreement shall terminate on the earlier to occur of:
(a) the termination of the Merger Agreement in accordance with its Article VIII and (b) such time as TEC Beneficially Owns less than 5% of the Voting Power.

     13. Miscellaneous.

     (a) This Agreement may be amended, modified or supplemented only by written agreement of Thoratec and TEC.

     (b) Any failure of TEC, on one hand, or Thoratec, on the other hand, to comply with any provision of this Agreement may be waived by Thoratec or TEC, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with that provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (c) All notices and other communications hereunder shall be in writing and shall be delivered personally, by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof. Any such notice shall be effective upon receipt, if personally delivered, or on the next business day following transmittal, if sent by confirmed facsimile. Notices shall be delivered as follows:

          (1) if to Thoratec, to:

           Thoratec Laboratories Corporation
           6035 Stoneridge Drive
           Pleasanton, California 94588
           Telephone: (925) 847-8600
           Facsimile: (925) 847-8625
           Attention: D. Keith Grossman

              with a copy to:

           Heller Ehrman White & McAuliffe LLP
           2500 Sand Hill Road
           Suite 100
           Menlo Park, California 94025
           Telephone: (650) 234-4200
           Facsimile: (650) 234-4299
           Attention: August J. Moretti, Esq.

                        (2) If to TEC, to:

                            Thermo Electron Corporation
                            81 Wyman Street
                            Waltham, Massachusetts 02454
                            Telephone: (781) 622-1198
                            Facsimile: (781) 622-1283
                            Attention: Seth Hoogasian

                            with a copy to:

                            Hale and Dorr LLP
                            60 State Street
                            Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Facsimile: (617) 526-5000
                            Attention: Jay E. Bothwick, Esq

     (d) Except as provided in the next sentence, neither this Agreement nor any right, interest or obligation hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Thoratec's rights set forth in this Agreement shall redound to the benefit of any successor to Thoratec or any successor to Thoratec's business, including with respect to any equity securities that replace or are issued in exchange for Thoratec common stock. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies hereunder upon any other Person except the parties hereto.

     (e) This Agreement shall be governed by the laws of the State of California without reference to its principles of conflicts of law.

     (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) In case any provision of this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

     (h) The section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall mean "including without limitation."

     (i) This Agreement, the Merger Agreement and the other "TCA Agreements" and "TEC Agreements" referenced in the Merger Agreement embody the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement.

     (j) If either party hereto seeks to enforce any of its rights under this Agreement or obtain any remedy in connection with this Agreement, whether by formal legal proceedings or otherwise, the party that substantially prevails shall be entitled to recover all of its costs and expenses incurred in connection with that effort, including its attorneys' fees and costs.

     (k) From time to time, at either party's request and without further consideration, the other party hereto shall execute and deliver such additional documents and take such other actions as may be necessary or desirable to effectuate the provisions of this Agreement.

     (l) Each party to this Agreement has been represented by counsel during the preparation and negotiation of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                          THORATEC LABORATORIES CORPORATION

                                          By: /s/ D. KEITH GROSSMAN
                                            ------------------------------------
                                            Name: D. Keith Grossman
                                            Title: President and Chief Executive
                                              Officer

                                          THERMO ELECTRON CORPORATION

                                          By: /s/ THEO MELAS-KYRIAZI
                                            ------------------------------------
                                            Name: Theo Melas-Kyriazi
                                            Title: Chief Financial Officer

                                                                         ANNEX F

                      DISSENTERS RIGHTS PROVISIONS OF THE
                          CALIFORNIA CORPORATIONS CODE

     1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph
(1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable and reasonable to the shareholders of any party so controlled.

                                                                         ANNEX G

                         DISSENTERS' RIGHTS PROVISIONS
                                     OF THE
                     MASSACHUSETTS BUSINESS CORPORATION LAW

85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION.

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

86. SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES.

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM.

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

          "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO.

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

89. DEMAND FOR PAYMENT; TIME FOR PAYMENT.

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE.

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE.

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE.

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

93. REFERENCE TO SPECIAL MASTER.

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL.

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

95. COSTS; INTEREST.

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT.

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

97. STATUS OF SHARES PAID FOR.

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

98. EXCLUSIVE REMEDY; EXCEPTION.

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                 FORM OF PROXY

                           THERMO CARDIOSYSTEMS INC.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 13, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned hereby appoints Theo Melas-Kyriazi, Kenneth J. Apicerno and Seth H. Hoogasian, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the Stockholders of Thermo Cardiosystems Inc., a Massachusetts corporation (the "Company"), to be held on February 13, 2001, at 1:00 p.m. Eastern Standard Time at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on December 29, 2000, with all of the powers the undersigned would possess if personally present at such meeting.


           (IMPORTANT -- TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example.

1. To consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of October 3, 2000 (the "Merger Agreement") pursuant to which Lightning Acquisition Corporation, a wholly-owned subsidiary of Thoratec Laboratories Corporation ("Thoratec"), will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than stockholders who properly exercise statutory appraisal rights) will be entitled to receive 0.835 of a share of Thoratec common stock in exchange for each outstanding share of common stock, $.10 par value, of the Company owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Annex A to and is described in the accompanying Proxy Statement/Prospectus.

    FOR   [ ]          AGAINST   [ ]          ABSTAIN   [ ]


2. To consider and act in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

    FOR   [ ]          AGAINST   [ ]          ABSTAIN   [ ]


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.


Copies of the Notice of Special Meeting and of the Proxy Statement/Prospectus have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) ______________________________________________ DATE _________, 2001

NOTE: This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.